   As filed with the Securities and Exchange Commission on January 12, 1999

                           Registration No. 33-66657

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                  -------------------------------------------
                              AMENDMENT NO. 1 TO
                                   FORM S-11
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                  -------------------------------------------

                       WELLS REAL ESTATE FUND XII, L.P.
                                      and
                       WELLS REAL ESTATE FUND XIII, L.P.
       (Exact name of registrant as specified in governing instruments)

                           3885 Holcomb Bridge Road
                           Norcross, Georgia  30092
                                (770) 449-7800
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)

                            Donald Kennicott, Esq.
                            Michael K. Rafter, Esq.
                             Holland & Knight LLP
                        One Atlantic Center, Suite 2000
                       1201 West Peachtree Street, N.W.
                         Atlanta, Georgia  30309-3400
                                (404) 817-8500
           (Name, Address, Including Zip Code, and Telephone Number,
            Including Area Code, of Registrant's Agent for Service)

                  -------------------------------------------

                Georgia                              ______________________
              (State or other                            (I.R.S. Employer
         Jurisdiction of Incorporation)              Identification Numbers)

                  -------------------------------------------

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]_____________________

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]_________________________

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]_________________________

          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

                  -------------------------------------------

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                           Proposed Maximum    Proposed Maximum
              Title of                   Amount Being       Offering Price         Aggregate            Amount of
  Securities Being Registered/(1)/        Registered           Per Unit         Offering Price     Registration Fee (2)
-------------------------------------------------------------------------------------------------------------------------
Class A Status Units of Limited
Partnership Interest
                                           7,000,000            $10.00           $70,000,000            $19,460
Class B Status Units of Limited
Partnership Interest
=========================================================================================================================

(1) Class A Status Units and Class B Status Units will be offered in combination, such that the aggregate dollar amount of units sold will not exceed $70,000,000.

(2) The Registration Fee of $19,460 was previously paid upon the initial filing of the Registration Statement.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                       WELLS REAL ESTATE FUND XII/XIII, L.P.
               $1,250,000 MINIMUM OFFERING FOR EACH PARTNERSHIP

              -------------------------------------------------
                  Units at a Purchase Price of $10.00 per Unit
              -------------------------------------------------

     We are offering and selling to the public 3,500,000 units of limited partnership interest for each of Wells Real Estate Fund XII, L.P. and Wells Real Estate Fund XIII, L.P., the proceeds of which will be invested in real estate properties such as office buildings. Upon your purchase of units, you will elect to have your units treated as either Cash Preferred Units or Tax Preferred Units.

 .    Cash Preferred Units entitle you to distributions of cash flow from operations.
 .    Tax Preferred Units entitle you to a higher percentage of growth in the value of the partnership's real estate properties and allocations of tax deductions.

     You must purchase at least 100 units for $1,000 except in certain states as described on page ___ of this prospectus. Your money will be placed in an interest-bearing escrow account with NationsBank, N.A. until we receive a minimum of $1,250,000 (125,000 units).

     We will offer units in Wells Real Estate Fund XII, L.P. until the earlier of (1) ____________, 2000, or (2) the date we sell all $35,000,000 worth of units. We will offer units in Wells Real Estate Fund XIII, L.P. beginning immediately upon the termination of the offering of units of Wells Real Estate Fund XII, L.P. and will continue until the earlier of (1) ___________, 2001, or
(2) the date we sell all $35,000,000 worth of units.

You should see the complete discussion of the risk factors beginning on page 9. Some of the more significant risks of investing in the partnership include the following:

 .    No public market for units currently exists or is likely to develop so it will be difficult for you to sell your units.
 .    We do not anticipate liquidating the partnership until at least 10 years after the date we invest in the final property.
 .    You must rely totally upon the general partners' ability to select real estate since we do not yet own any properties.
 .    The general partners will face various conflicts of interest in operating the partnership.

The Offering:

 .    Our units will be offered to the public at $10 per unit for a total offering of $35,000,000.
 .    We will pay selling commissions to broker-dealers of 7% and a dealer manager fee for reimbursement of marketing expenses of 2.5% out of the offering proceeds raised.
 .    We will invest approximately 84% of the offering proceeds raised in real estate properties, and the balance will be used to pay fees and expenses.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NOR ANY OTHER STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS A CRIMINAL OFFENSE IF SOMEONE TELLS YOU OTHERWISE.

     THE USE OF PROJECTIONS OR FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM ARE NOT PERMITTED.

                       WELLS INVESTMENT SECURITIES, INC.
                              ___________, 1999

                               TABLE OF CONTENTS

SUMMARY OF THE OFFERING................................................................    1

RISK FACTORS...........................................................................    9
     Investment Risks..................................................................    9
     Special Risks Regarding Status of Units...........................................   17
     Real Estate Risks.................................................................   18
     Federal Income Tax Risks..........................................................   21
     Retirement Plan and Qualified Plan Risks..........................................   24

SUITABILITY STANDARDS..................................................................   26

INVESTMENT OBJECTIVES AND CRITERIA.....................................................   30
     General...........................................................................   30
     Acquisition and Investment Policies...............................................   30
     Development and Construction of Properties........................................   33
     Acquisition of Properties from Wells Development Corporation......................   33
     Terms of Leases and Tenant Creditworthiness.......................................   35
     Borrowing Policies................................................................   36
     Joint Venture Investments.........................................................   37
     Disposition Policies..............................................................   39
     Other Policies....................................................................   40

MANAGEMENT.............................................................................   41
     The General Partners..............................................................   41
     Management........................................................................   43

ESTIMATED USE OF PROCEEDS..............................................................   45

COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES....................................   47

CONFLICTS OF INTEREST..................................................................   50

FIDUCIARY DUTY OF THE GENERAL PARTNERS.................................................   55

PRIOR PERFORMANCE SUMMARY..............................................................   57
     Publicly Offered Unspecified Real Estate Programs.................................   58

DESCRIPTION OF THE UNITS...............................................................   66
     Election of Cash Preferred Units or Tax Preferred Units...........................   66
     Cash Preferred Units..............................................................   67
     Tax Preferred Units...............................................................   68
     Effect of Change of Status of Units...............................................   68


                                      (i)

DISTRIBUTIONS AND ALLOCATIONS..........................................................   69
     Distributions of Net Cash From Operations.........................................   69
     Distribution of Net Sale Proceeds.................................................   70
     Liquidating Distributions.........................................................   71
     Return of Unused Capital Contributions............................................   71
     Partnership Allocations...........................................................   71
     Monthly Distributions.............................................................   74

REAL PROPERTY INVESTMENTS..............................................................   75

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS..   76
     General...........................................................................   76
     Year 2000 Issues..................................................................   77

SUMMARY OF PARTNERSHIP AGREEMENT.......................................................   78
     Powers of the General Partners....................................................   78
     Liabilities of the Limited Partners...............................................   78
     Other Activities of the General Partners..........................................   78
     Rights and Obligations of Limited Partners; Nonassessability of Units.............   78
     Voting Rights of the Limited Partners.............................................   79
     Mergers and Consolidations........................................................   80
     Special Partnership Provisions....................................................   80
     Removal of General Partners.......................................................   80
     Assignability of General Partners' Interests......................................   81
     Books and Records; Rights to Information; Annual Audits...........................   81
     Meetings of Limited Partners......................................................   81
     Transferability of Units..........................................................   81
     Partnership Borrowing.............................................................   83
     Repurchase of Units...............................................................   83
     Distribution Reinvestment Plan....................................................   85
     Proxy to Liquidate................................................................   87
     Dissolution and Termination.......................................................   87

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS.............................   88
     General...........................................................................   88
     Minimum Distribution Requirements.................................................   89
     Plan Assets - Generally...........................................................   90
     Plan Assets - Definition..........................................................   90
     Plan Asset Regulations - Available Exemptions.....................................   91
     Plan Asset Consequences - Prohibited Transaction Excise Tax.......................   92
     Annual Valuation..................................................................   94

FEDERAL INCOME TAX CONSEQUENCES........................................................   94
     Tax Opinion.......................................................................   95
     Partnership Status Generally......................................................   97
     Publicly Traded Partnerships......................................................   98
     General Principles of Partnership Taxation........................................  100

                                     (ii)

     Anti-Abuse Rules..................................................................  100
     Deductibility of Losses - Limitations.............................................  100
     Allocations of Profit and Loss....................................................  102
     Taxable Income Without Cash Distributions.........................................  105
     Investment by Qualified Plans and Other Tax-Exempt Entities.......................  106
     Investment by Charitable Remainder Trusts.........................................  107
     Syndication and Organizational Expenses...........................................  108
     Activities Not Engaged in For Profit..............................................  108
     Taxation of Real Estate Operations................................................  109
     Sales of Limited Partnership Units................................................  110
     Dissolution and Liquidation of the Partnership....................................  111
     Capital Gains and Losses..........................................................  111
     Election for Basis Adjustments....................................................  111
     Alternative Minimum Tax...........................................................  112
     Penalties.........................................................................  112
     Tax Shelter Registration..........................................................  113
     Tax Return, Tax Information and Audits............................................  113
     Foreign Investors as Limited Partners.............................................  114
     Tax Legislation and Regulatory Proposals..........................................  114
     State and Local Taxes.............................................................  115

REPORTS TO INVESTORS...................................................................  116

PLAN OF DISTRIBUTION...................................................................  117

SUPPLEMENTAL SALES MATERIAL............................................................  124

LEGAL OPINIONS.........................................................................  124

EXPERTS................................................................................  124
     Audited Financial Statements......................................................  124
     Unaudited Financial Statements....................................................  124

ADDITIONAL INFORMATION.................................................................  125

GLOSSARY...............................................................................  125

FINANCIAL STATEMENTS...................................................................  127

PRIOR PERFORMANCE TABLES...............................................................  169

FORM OF AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF WELLS REAL ESTATE
FUND XII/XIII, L.P..............................................................   EXHIBIT A

SUBSCRIPTION AGREEMENT..........................................................   EXHIBIT B

                                     (iii)

                            SUMMARY OF THE OFFERING

     This summary highlights selected information contained elsewhere in this prospectus. It is not complete and does not contain all of the information that is important to your decision whether to invest in the partnership. To understand this offering fully, you should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements.

WELLS REAL ESTATE FUND XII, L.P. AND WELLS REAL ESTATE FUND XIII, L.P.:

     Wells Real Estate Fund XII, L.P. and Wells Real Estate Fund XIII, L.P. are each newly formed Georgia limited partnerships. The business address and registered office of each of these limited partnerships is located at the office of the general partners, 3885 Holcomb Bridge Road, Norcross, Georgia 30092. (Telephone: 770-449-7800 or 800-448-1010 - outside of Georgia.) If you purchase units in one of these limited partnerships, you will not be acquiring any ownership interest in the other limited partnership or its properties unless you also purchase limited partnership units in that partnership. However, the partnerships may acquire interests in the same property through joint ventures, and either or both of the partnerships may form joint ventures with prior or future public real estate programs sponsored by the general partners or their affiliates ("Wells Programs"). An affiliate of the partnership includes generally any person owning, directly or indirectly, 10% or more of the general partner and any officer, director or partner of a general partner.

GENERAL PARTNERS:

     Leo F. Wells, III and Wells Partners, L.P., a Georgia limited partnership, are the general partners of the partnership and will make all investment decisions for the partnership. For information regarding the previous experience of the general partners and their affiliates in the management of real estate programs, see "Prior Performance Summary."

SECURITIES OFFERED:

     We are offering a minimum of 125,000 units and a maximum of 3,500,000 units in the partnership at a purchase price of $10 per unit. Upon your purchase of our units, you will elect to have your units treated as either Cash Preferred Units or Tax Preferred Units, which are described in more detail below.

SUMMARY RISK FACTORS:

     Your investment in units involves various risks including the following:

 .    The Partnership Agreement imposes substantial restrictions on transfers of your units. No public market for our units currently exists or is ever likely to develop so it will be difficult to sell your units. If you are able to sell your units at all, you will likely have to sell them at 85% or less of the price you paid for them for at least the first three years.

 .    You will have limited voting rights and, therefore, will have minimal control over the partnership's operations.

 .    You must rely on the general partners and entities affiliated with them for the day-to-day management of our business.

 .    The general partners have a net worth that is limited in amount, substantially illiquid and not readily marketable. Accordingly, we cannot guarantee that the general partners will have sufficient cash to make any required payments to the partnership.

 .    The number of properties that we will acquire and the diversification of our investments will be reduced to the extent that we sell less than all of the 3,500,000 units. If we only sell the minimum 125,000 units, we may only buy one property. There is a greater risk that you will lose money in your investment if we cannot diversify our portfolio of properties by geographic location and property type.

 .    The partnership will pay substantial fees to the general partners and their affiliates regardless of whether we are successful.

 .    If you elect to have your units treated as Cash Preferred Units, you will be allocated all of our net income, and substantially lower or no deductions for depreciation and other tax losses. As a result, we anticipate you will be allocated taxable income in excess of cash distributions received from us if you elect Cash Preferred Units.

 .    If you elect to have your units treated as Tax Preferred Units, you will not receive any cash distributions from operations. You will be allocated a disproportionately larger share of the partnership's deductions for depreciation and other tax losses.

 .    Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in a particular building or that any tenant will remain solvent. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

 .    This is a "blind pool" offering in that we do not own any real property and we have not identified any properties in which there is a reasonable probability that we will invest. A reasonable probability exists when we have entered into a contract for the purchase of a property that does not contain material contingencies that make the ultimate closing unlikely. Accordingly, you will not have the opportunity to evaluate the properties that we acquire before you make your investment in us. You must rely totally upon the general partners' ability to select properties.

 .    We may invest some or all of the offering proceeds to acquire vacant land on which a building will be constructed in the future. This type of investment involves risks relating to the builder's ability to control construction costs, failure to perform, or failure to build in conformity with plan specifications and timetables. We will be subject to cost overruns and time delays for properties under construction. Increased costs of newly constructed properties may reduce our returns to you, while construction delays may delay our ability to distribute cash to you.

 .    We do not anticipate liquidating the partnership until at least 10 to 12 years after the date we acquire our last property or complete construction of our last building.

     Before you invest in the partnership, you should see the complete discussion of the "Risk Factors" beginning on page 9 of this prospectus.

TERMS OF THE OFFERING:

     We will offer units in Wells Real Estate Fund XII, L.P. until the earlier of:

     (1)  ____________, 2000; or

     (2) the date we sell all $35,000,000 worth of units in Wells Real Estate Fund XII, L.P.

We will offer units in Wells Real Estate Fund XIII, L.P. immediately upon the termination of the offering of units of Wells Real Estate Fund XII, L.P. and will continue until the earlier of:

     (1)   ___________, 2001; or

     (2) the date we sell all $35,000,000 worth of units in Wells Real Estate Fund XIII, L.P.

However, if the offering of units of Wells Real Estate Fund XIII, L.P. begins before _____________, 2000, we may terminate the offering after one year. For each of the offerings, we will hold your money in an interest-bearing escrow account until we receive subscriptions for at least $1,250,000 (125,000 units).

PROPERTIES TO BE ACQUIRED:

     As of the date of this prospectus, we have neither purchased nor contracted to purchase any properties, nor have the general partners identified any properties in which there is a reasonable probability that we will invest. Upon receipt of proceeds of greater than $1,250,000, we will seek to acquire and operate commercial properties, including without limitation, office buildings, shopping centers, business and industrial parks, manufacturing facilities, warehouses and distribution facilities, and other similar real estate properties. We will purchase properties which are newly constructed, under construction, or have been constructed and have operating histories. All such properties may be acquired, developed and operated by us either alone or jointly with another party. We are likely to enter into one or more joint ventures for the acquisition of properties with Wells Real Estate Fund XI, L.P. ("Wells Fund XI") and Wells Real Estate Investment Trust, Inc. (the "Wells REIT") or other future public real estate programs sponsored by the general partners or their affiliates. We anticipate that most of our properties will be leased on a "triple net" basis. In other words, the tenant will pay as additional rent substantially all costs associated with the repair and maintenance of the building, real estate taxes, insurance and other similar costs associated with a building.

POSSIBLE LEVERAGE OF PROPERTIES:

     We will acquire our real estate properties on an all cash basis. While the general partners have never borrowed funds for real estate programs they have sponsored in the past, they are authorized under the Partnership Agreement to borrow against properties acquired by the partnership in amounts of up to 25% of the total purchase price for purposes of the maintenance, repair or improvement of our properties.

ESTIMATED USE OF PROCEEDS OF OFFERING:

     We anticipate that we will invest approximately 84% of the proceeds of this offering in partnership properties. We will use the remainder of offering proceeds to pay selling commissions and fees and expenses relating to the selection and acquisition of properties and the costs of the offering and organizing the partnerships.

INVESTMENT OBJECTIVES:

     Our investment objectives are:

     .    to maximize distributable cash to you;

     .    to preserve, protect and return your capital contribution; and

     . to realize growth in the value of our properties upon our ultimate sale of such properties.

We may only change these investment objectives upon approval of a majority of the investors.

DISTRIBUTIONS AND ALLOCATIONS

     We expect to distribute cash flow from operations to investors electing Cash Preferred Units no later than the end of the sixth full quarter of partnership operations.

DIFFERENCES BETWEEN CASH PREFERRED UNITS AND TAX PREFERRED UNITS:

     Upon subscribing for units in the partnership, you must elect to have your units treated as either Cash Preferred Units or Tax Preferred Units. You may also change your election one time during each quarterly accounting period, unless prohibited by applicable state law. Your choice of Cash Preferred Units or Tax Preferred Units is merely an election of status for your units that entitles you to different rights and priorities as to distributions of cash from operations and liquidating distributions and as to the allocation of taxable income and deductions for depreciation and other tax losses, as summarized in
the table below.   In all other respects, the units have the same rights and
privileges.

================================================================================================
                         Description                                Cash              Tax
                                                                  Preferred        Preferred
------------------------------------------------------------------------------------------------
Distribution of all cash flow from operations                         X
------------------------------------------------------------------------------------------------
Allocation of substantially all deductions and tax losses                              X
------------------------------------------------------------------------------------------------
Allocation of substantially all income                                X
------------------------------------------------------------------------------------------------
Potential for higher return on real estate appreciation                                X
------------------------------------------------------------------------------------------------
Initial priority of distribution of net sale proceeds                                  X
================================================================================================

     If you elect to have your units treated as Cash Preferred Units, you will be allocated more taxable income than the amount of cash flow you will receive because you will be allocated little, if any, of the partnership's deductions for depreciation and other tax losses. However, we anticipate that you will receive sufficient cash distributions to pay your income tax liability resulting from such allocation of income.

     If you elect to have your units treated as Tax Preferred Units, you will not receive any cash distributions from operations, but you will be allocated substantially all of the partnership's deductions for depreciation and other tax losses over the initial years of your investment until you are allocated aggregate tax losses equal to the amount of the purchase price paid for your units.

     If you want to read more about each class of unit, please see the "Description of the Units" section of the prospectus. If you want to read more about the allocation and distribution of cash flow from operations, the net proceeds from the sale or exchange of properties and the allocation of taxable income and loss, please see the "Distributions and Allocations" section of the prospectus.

CONFLICTS OF INTEREST:

     The general partners and their affiliates will experience conflicts of interest in connection with the management of the partnership, including the following:

     . The general partners and their affiliates will have to allocate their time between the partnership and other real estate programs and activities they are involved in.

     . The general partners may compete with other Wells Programs for the same tenants in negotiating leases or in selling similar properties at the same time.

     . The general partners must determine which Wells Program or other entity should enter into a joint venture for the acquisition and operation of specific properties with affiliates of the general partners.

     . We will pay fees to the general partners and their affiliates in connection with partnership transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or the services provided to us.

See the "Conflicts of Interest" section of this prospectus on page 50 for a detailed discussion of the various conflicts of interest relating to your investment in units.

     The following chart indicates the relationship between the general partners and their affiliates which will be providing services to the partnership.


================================================================================================
                                       LEO F. WELLS, III
                                       (GENERAL PARTNER)
================================================================================================
                                                    100%
     =======================================================================================

                                    WELLS REAL ESTATE FUNDS, INC.
     =======================================================================================


                    100%                           100%                             100%

     ==========================      ===========================      ======================
        WELLS CAPITAL, INC.            WELLS INVESTMENT                WELLS MANAGEMENT
                                       SECURITIES, INC.                  COMPANY, INC.
                                       (DEALER MANAGER)               (PROPERTY MANAGER)
     ==========================      ===========================      ======================

                    General Partner                                                 100%

     ==========================                                       ======================
       WELLS PARTNERS, L.P.                                                WELLS DEVELOPMENT
         (GENERAL PARTNER)                                                    CORPORATION
     ==========================                                       ======================

PRIOR OFFERING SUMMARY:

     The general partners and their affiliates have previously sponsored twelve publicly offered real estate limited partnerships and one real estate investment trust on an unspecified property or "blind pool" basis. As of December 31, 1998, the general partners have raised approximately $______________ from approximately _____ investors in these thirteen real estate programs. The "Prior Performance Summary" on page 57 of this prospectus contains a discussion of the Wells Programs sponsored to date. Certain statistical data relating to prior public limited partnerships with investment objectives similar to ours is also provided in the "Prior Performance Tables" included at the end of this prospectus.

COMPENSATION TO GENERAL PARTNERS AND AFFILIATES:

     The general partners and their affiliates will receive compensation and fees for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the following table:

===============================================================================================================================
Type of Compensation                    Form of Compensation               $$ Amount for Minimum    $$ Amount for Maximum
                                                                           Offering (125,000 units) Offering (3,500,000 units)
-------------------------------------------------------------------------------------------------------------------------------
Organizational and Offering
 Stage
-------------------------------------------------------------------------------------------------------------------------------
     Sales Commission                   7% of gross offering proceeds      $87,500                  $2,450,000
-------------------------------------------------------------------------------------------------------------------------------
     Dealer Manager Fee                 2.5% of gross offering proceeds    $31,250                  $  875,000
-------------------------------------------------------------------------------------------------------------------------------
     Organization and                   3% of gross offering proceeds      $37,500                  $1,050,000
     Offering Expenses
-------------------------------------------------------------------------------------------------------------------------------
Acquisition and Development
 Stage
-------------------------------------------------------------------------------------------------------------------------------
     Acquisition and                    3% of gross offering proceeds      $37,500                  $1,050,000
     Advisory Fees
-------------------------------------------------------------------------------------------------------------------------------
     Acquisition Expenses               .5% of gross offering proceeds     $ 6,250                  $  175,000
-------------------------------------------------------------------------------------------------------------------------------
Operational Stage
-------------------------------------------------------------------------------------------------------------------------------
     Property Management                4.5% of gross revenues             N/A                      N/A
     and Leasing Fee
-------------------------------------------------------------------------------------------------------------------------------
     Initial Lease-Up Fee               Customary fee for geographic       N/A                      N/A
                                        location
-------------------------------------------------------------------------------------------------------------------------------
     Cash Distributions                 10% of current cash flow after     N/A                      N/A
                                        Cash Preferred priority return
-------------------------------------------------------------------------------------------------------------------------------
Liquidation Stage
-------------------------------------------------------------------------------------------------------------------------------
     Real Estate                        3% of sale price after investors   N/A                      N/A
     Commission                         receive repayment of capital plus
                                        6% return on capital
-------------------------------------------------------------------------------------------------------------------------------
     Liquidating                        20% of net sale proceeds after     N/A                      N/A
     Distribution                       Cash Preferred and Tax Preferred
                                        priority returns
===============================================================================================================================

     Provided, that the general partners may not receive compensation in excess of the maximum amount permitted under the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association (the "NASAA Guidelines").

     The general partners and their affiliates may receive a number of other smaller items of incidental expense reimbursement during the operation and liquidation stages of the partnership. Please see the "Compensation of the General Partners and Affiliates" section of this prospectus on page 47 for specific details relating to such compensation.

DEPRECIATION AND COST RECOVERY METHOD:

     For income tax purposes, we intend to use the straight-line method of depreciation for the real properties to be acquired. (See "Federal Income Tax Consequences.")

PARTNERSHIP AGREEMENT:

     Your rights and obligations in the partnership and your relationship with the general partners will be governed by the Partnership Agreement. Some of the significant features of the Partnership Agreement include the following:

 .    Voting Rights.  A majority of you may vote to:

     (1)  amend the Partnership Agreement, subject to certain limitations;

     (2)  change our business purpose or our investment objectives; and

     (3)  remove a general partner.

     In the event of any such vote, you will be bound by the majority vote even if you did not vote with the majority.

 .    Mergers and Consolidations.  The Partnership Agreement prohibits the general partners from initiating any merger or consolidation by the partnership with any other partnership or corporation. We may not merge or consolidate with any other partnership or corporation without approval by a majority of you.

For a detailed discussion concerning the terms of the Partnership Agreement, please refer to the "Summary of Partnership Agreement" section of this prospectus on page 78. A complete copy of the Partnership Agreement is attached as Exhibit "A" to this prospectus.

GLOSSARY:

     We have defined certain terms which have initial capital letters in the "Glossary" on page 125 of this prospectus.

                                 RISK FACTORS

     Your purchase of our units involves a number of risks. In addition to any other risks discussed in this prospectus, you should specifically consider the following:

INVESTMENT RISKS

     THERE IS NO PUBLIC TRADING MARKET FOR YOUR UNITS.

     We do not anticipate that a public trading market will ever develop for our units. In fact, the Partnership Agreement restricts our ability to participate in a public trading market or anything substantially equivalent to one by providing that any transfer which may cause us to be classified as a "publicly traded partnership" as defined in Section 7704 of the Code shall be deemed void and shall not be recognized by us. Because classification of the partnership as a "publicly traded partnership" may significantly decrease the value of your units, the general partners intend to use their authority to the maximum extent possible to prohibit transfers of units which could cause us to be classified as a "publicly traded partnership."

     YOUR UNITS HAVE LIMITED TRANSFERABILITY AND LACK LIQUIDITY.

     Except for certain intra-family transfers, you are limited in your ability to transfer your units. The Partnership Agreement and certain state regulatory agencies have imposed restrictions relating to the number of units you may transfer. In addition, the suitability standards applied to you upon the purchase of your units may also be applied to persons to whom you wish to transfer your units. You may not be able to sell your units in the event of an emergency, and your units are not likely to be accepted as collateral for a loan. (See "Summary of Partnership Agreement - Transferability of Units.")

     CERTAIN ATTRIBUTES OF THIS OFFERING MAKE IT SUITABLE FOR LONG-TERM INVESTORS ONLY.

     As discussed above, your units lack a public trading market and have transfer restrictions. In addition, we are limited in our ability to buy back your units pursuant to the repurchase reserve. Finally, we do not anticipate selling any properties that we acquire until at least 10 to 12 years after the date of acquisition or completion of construction. (See "Investment Objectives and Criteria - Disposition Policies.") You should view your investment in units strictly as a long-term investment.

     YOU ARE PARTICIPATING IN A BLIND POOL OFFERING AND MUST RELY ON THE GENERAL PARTNERS FOR SELECTION OF PROPERTIES.

     This offering is commonly referred to as a "blind pool" offering in that the general partners have not identified any properties in which there is a reasonable probability that we will invest. You must rely upon the ability of the general partners with respect to the investment in and management of unspecified properties, and you will not have an opportunity to evaluate for yourself the relevant economic, financial and other information regarding the specific properties in which the proceeds of this offering will be invested. Although we are required to obtain an independent appraisal for each property we purchase reflecting an appraised value at least equal to the purchase price paid for such property, you should be aware that appraisals are merely estimates of value and should not be relied upon as accurate measures of true worth or realizable value. We cannot assure you that we will be successful in obtaining suitable investments or that, if investments are made, our objectives will be achieved.

     YOU MUST RELY ON THE GENERAL PARTNERS FOR MANAGEMENT OF THE PARTNERSHIP.

     The general partners will make all decisions with respect to the management of the partnership. As a limited partner, you will have no right or power to take part in the management of the partnership except through the exercise of your voting rights, which are limited. Therefore, you will be relying almost entirely on the general partners with respect to the management of the partnership and the operation of its business. (See "Management.") The general partners may only be removed under certain conditions, as set forth in the Partnership Agreement. If the general partners are removed, they will receive payment equal to the fair market value of their interests in the partnership. (See "Summary of Partnership Agreement - Voting Rights of the Limited Partners.")

     LEO F. WELLS, III HAS A DOMINANT ROLE IN DETERMINING WHAT IS IN THE BEST INTEREST OF THE PARTNERSHIP.

     Leo F. Wells, III is one of the two general partners of the partnership and is in control of the other general partner. Therefore, one person has a dominant role in determining what is in the best interests of the partnership and with regard to the general partner's duty of loyalty and care owed to the other partners. Since no person other than Mr. Wells has any direct control over management of the partnership, we do not have the benefit of independent consideration of issues affecting partnership operations. (See "Fiduciary Duty of the General Partners.")

     THE PARTNERSHIP DEPENDS ON KEY PERSONNEL WITHOUT EMPLOYMENT CONTRACTS.

     Our success depends to a significant degree upon the continued contributions of certain key personnel, including Leo F. Wells, III, Brian M. Conlon and Michael C. Berndt, each of whom would be difficult to replace. None of our key personnel are currently subject to an employment or noncompetition agreement. If any of these key employees were to cease employment, our operating results could suffer. We also believe that our future success depends, in large part, upon our ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such skilled personnel.

     THE GENERAL PARTNERS WILL FACE CONFLICTS OF INTEREST RELATING TO TIME MANAGEMENT.

     The general partners and their affiliates are also general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to the partnership. Because the general partners and their affiliates have interests in other real estate programs and also engage in other business activities, they will have conflicts of interest in allocating their time between the partnership and these other activities. During times of intense activity in other programs and ventures, the general partners may devote less time and resources to the partnership than is necessary or appropriate. (See "Conflicts of Interest.")

     THE GENERAL PARTNERS WILL FACE CONFLICTS OF INTEREST RELATING TO THE PURCHASE AND LEASING OF PROPERTIES.

     We may be buying properties at the same time as one or more of the other Wells Programs are buying properties. The general partners will use their best judgment in deciding which entity will purchase a particular property. There is a risk that the general partners will chose a property that provides lower returns to the partnership than a property purchased by another Wells Program. We may acquire properties in geographic areas where other Wells Programs own properties. If one of the Wells Programs attracts a tenant that we are competing for, we could suffer loss of revenue from delays in locating another suitable tenant. (See "Conflicts of Interest.")

     THE GENERAL PARTNERS WILL FACE CONFLICTS OF INTEREST RELATING TO JOINT VENTURES WITH AFFILIATES.

     We are likely to enter into one or more joint ventures with other real estate programs sponsored by the general partners ("Wells Programs") for the acquisition, development or improvement of properties including Wells Fund XI or the Wells REIT or other Wells Programs. We may purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with affiliates of the general partners, the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present, including, for example:

     . the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

     . that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

     . that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

     The general partners and their affiliates are currently sponsoring a public offering on behalf of the Wells REIT, an unspecified real estate program which is a real estate investment trust. (See "Prior Performance Summary.") In the event that we enter into a joint venture with the Wells REIT, we may face certain additional risks and potential conflicts of interest. For example, upon becoming listed on a securities exchange, the Wells REIT will automatically become a perpetual life entity, which may no longer have similar goals and objectives with respect to the resale of properties in the future. In addition, in the event that the Wells REIT is not listed on a securities exchange within 10 years, the organizational documents of the Wells REIT provide for an immediate orderly liquidation of its assets. In event of such liquidation, any joint venture between the partnership and the Wells REIT may also be required to sell its properties at such time even though we may not otherwise desire to do so. Although the terms of any joint venture agreement between the partnership and the Wells REIT would grant us a right of first refusal to buy such properties, it is unlikely that we would have sufficient funds to exercise our right of first refusal under these circumstances.

     Under certain joint venture arrangements, neither co-venturer may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in property. In addition, to the extent that our co-venturer, partner or co-tenant is an affiliate of the general partners, certain conflicts of interest will exist. (See "Conflicts of Interest - Joint Ventures with Affiliates of the General Partners.")

     THE GENERAL PARTNERS HAVE A LIMITED NET WORTH CONSISTING OF ASSETS THAT ARE NOT LIQUID.

     The general partners have represented that, as of September 30, 1998, they have a combined net worth on an estimated fair market value basis of approximately $2,667,000, exclusive of home, automobiles and home furnishings. The fair market value method of accounting for net worth values assets at their current values instead of reporting them at historical cost. The net worth of the general partners consists primarily of interests in real estate, retirement plans, partnerships, and closely-held businesses, and thus such net worth is not liquid and not readily marketable. The limited net worth of the general partners may be relevant to you in evaluating the ability of the general partners to fulfill their financial obligations to the partnership. In addition, the general partners have commitments to the other Wells Programs. Specifically, you should consider these factors when evaluating the general partners' obligation to advance on an interest-free basis an amount of up to 1% of gross offering proceeds for maintenance and repairs of partnership properties to the extent that we have insufficient funds for such purposes. (See "Management.")

     GRULPA DOES NOT GRANT YOU ANY VOTING RIGHTS AND YOUR RIGHTS ARE LIMITED UNDER THE PARTNERSHIP AGREEMENT.

     A vote of a majority in interest of the limited partners is sufficient to take the following significant partnership actions:

     .    to amend the Partnership Agreement;

     .    to change our business purpose or our investment objectives;

     .    to remove the general partners; or

     .    to authorize a merger or a consolidation of the partnership.

These are your only significant voting rights granted under the Partnership Agreement. In addition, the Georgia Revised Uniform Limited Partnership Act ("GRULPA") does not grant you any specific voting rights. Therefore, your voting rights in the partnership are severely limited. (See "Summary of Partnership Agreement - Voting Rights of the Limited Partners.")

     THE LIMITED PARTNERS ARE BOUND BY THE MAJORITY VOTE ON MATTERS ON WHICH THEY ARE ENTITLED TO VOTE.

     The limited partners may approve any of the above actions by majority vote. Therefore, you will be bound by such majority vote even if you do not vote with the majority on any of these actions.

     THE SALE OF FEWER THAN 3,500,000 UNITS WILL RESULT IN A LESS DIVERSIFIED PORTFOLIO OF PROPERTIES.

     If we sell less than 3,500,000 units, we will purchase fewer properties resulting in less diversification in terms of number of properties owned, geographic region and type of property. In addition, the likelihood of our profitability being affected by any one of our investments will increase. For example, in the event we only raise the minimum amount of $1,250,000, we may only be able to buy one property and, therefore, would not achieve any diversification of our assets. Your investment in units will be subject to greater risk to the extent that we lack a diversified portfolio of properties.

     THE GENERAL PARTNERS MAY FACE CONFLICTS OF INTEREST IF THEY PURCHASE UNITS.

     Pursuant to the terms of the offering, the general partners or their affiliates may purchase units for their own account. In addition, the general partners have broad discretion in choosing between investments in various types of income-producing and non-income-producing properties, which will affect the relative performance of Cash Preferred Units and Tax Preferred Units. Under the terms of the Partnership Agreement, the general partners and their affiliates may only elect the status of Cash Preferred Units. If the general partners or their affiliates do purchase units, they would then have an incentive to acquire properties which would produce more favorable results for investors electing Cash Preferred Units, which could adversely affect investors electing Tax Preferred Units.

     WE ARE LIMITED IN OUR ABILITY TO BUY BACK YOUR UNITS PURSUANT TO THE REPURCHASE RESERVE.

     We may establish a repurchase reserve of up to 5% of cash flow annually for the purpose of repurchasing your units at a discount. The general partners, however, will have the sole discretion as to whether to establish a repurchase reserve and as to whether to exercise any such repurchase of your units. The repurchase reserve may be established only after the expiration of one year following the end of this offering. If established, the general partners may cancel the repurchase reserve at any time. Since the establishment of a repurchase reserve is in the sole discretion of the general partners, we are under no obligation to establish such a reserve or to repurchase any units from you. Even if a repurchase reserve is established, the Partnership Agreement limits repurchases out of the repurchase reserve to an aggregate of 2% of gross offering proceeds throughout the life of the partnership, excluding repurchases relating to death or legal incapacity of the owner and repurchases relating to a substantial reduction in the owner's net worth or income. Accordingly, in considering an investment in the partnership, you should not assume that you will be able to sell any of your units back to us. In the event that we do establish a repurchase reserve, the purchase price per unit will be equal to 85% of the fair market value of your units until three years from the effective date of the registration statement. After three years from the effective date of the Registration Statement, the price per unit will be 90% of the fair market value of your units. The fair market value utilized for purposes of establishing the purchase price per unit will be the estimated value of units to be obtained annually for ERISA purposes. (See "Investment by Tax-Exempt Entities and ERISA Considerations - Annual Valuations"). This means that you would receive less by selling your units back to us than you would receive if our real estate investments were sold for their estimated values and such proceeds were distributed in a liquidation of the partnership. (See "Summary of Partnership Agreement - Repurchase of Units.")

     WE ESTABLISHED THE OFFERING PRICE ON AN ARBITRARY BASIS.

     The general partners have arbitrarily determined the selling price of our units and such price bears no relationship to any established criteria for valuing issued or outstanding units of limited partnership interest or other ownership interests at the present time.

     PAYMENT OF FEES TO THE GENERAL PARTNERS AND THEIR AFFILIATES WILL REDUCE CASH AVAILABLE FOR INVESTMENT AND DISTRIBUTION.

     The general partners and their affiliates will perform services for us in connection with the offer and sale of our units, the selection and acquisition of our properties, and the management and leasing of our properties. We will pay substantial fees to the general partners for these services including the following:

     . selling commissions of 7% of gross offering proceeds and dealer manager fees of 2.5% of gross offering proceeds in the maximum amount of $3,325,000, a majority of which will be reallowed to unrelated broker-dealers participating in the offering;

     . reimbursement of organizational and offering expenses of up to 3% of gross offering proceeds representing legal, accounting, printing, marketing and other offering expenses in a maximum amount of $1,050,000;

     . acquisition and advisory fees of 3% of gross offering proceeds in connection with the selection and acquisition of properties in a maximum amount of $1,050,000 plus reimbursement of costs and expenses of up to .5% of gross offering proceeds for the acquisition of properties; and

     . property management and leasing fees of 4.5% of gross rental income for supervising the management and leasing of our properties as well as certain other leasing fees.

The above fees do not include all of the compensation to be paid to the general partners and their affiliates. For a complete description of such compensation, see the "Compensation of the General Partners and Affiliates" section on page 47 of this prospectus. The payment of such fees will reduce the amount of cash available for investment in properties or distribution to limited partners.

     THE AVAILABILITY AND TIMING OF CASH DISTRIBUTIONS IS UNCERTAIN.

     We cannot assure you that sufficient cash will be available to make distributions to you from either net cash from operations or proceeds from the sale of properties. We bear all expenses incurred in our operations, which are deducted from cash funds generated by operations prior to computing the amount of net cash from operations to be distributed to the general and limited partners. In addition, the general partners, in their discretion, may retain any portion of such funds for working capital. Although gains from the sales of properties typically represent a substantial portion of any profits attributable to a real estate investment, we cannot assure you that we will realize gains on the resales of our properties. In any event, you should not expect distribution of such proceeds to occur during the early years of our operations. We will generally not sell properties developed by us until at least ten years after completion of the development and construction of the properties, and receipt of the full proceeds of such sales may be extended over a substantial period of time following the sales. (See "Investment Objectives and Criteria - Disposition Policies.") In addition, the amount of taxable gain allocated to you with respect to the sale of a partnership property could exceed the cash proceeds received from such sale.

     Proceeds from the sale of property will generally be distributed to investors. The general partners, in their sole discretion, will not make such distribution if such proceeds are used to:

     .    purchase land underlying any of the partnership's properties;

     . buy out the interest of any co-venturer or joint venture partner in a property which is jointly owned;

     .    create working capital reserves; or

     .    make capital improvements in existing partnership properties.

The reinvestment of proceeds from the sale of properties will not occur, however, unless sufficient cash will be distributed to pay any federal or state income tax liability created by the sale of the property assuming you will be subject to a 30% combined federal and state tax bracket. (See "Federal Income Tax Consequences - Sales of Partnership Properties.")

     WE ARE UNCERTAIN OF OUR SOURCES FOR FUNDING OF FUTURE CAPITAL NEEDS.

     As we raise capital from you, substantially all of the gross proceeds of the offering will be used for investment in partnership properties and for payment of various fees and expenses. (See "Estimated Use of Proceeds.") In addition, we do not anticipate that the partnership will maintain any permanent working capital reserves. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we have not identified any sources for such funding, and we cannot assure you that such sources of funding will be available to us for potential capital needs in the future.

     EARNEST MONEY DEPOSITS MADE TO WELLS DEVELOPMENT FOR DEVELOPMENT OF PROPERTIES MAY NOT BE REFUNDED.

     We may enter into one or more contracts, either directly or indirectly through joint ventures with affiliates, to acquire real property from Wells Development Corporation, an affiliate of the general partners ("Wells Development"). We will acquire properties from Wells Development that are either existing income-producing properties or properties to be developed or under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire properties. In the case of properties to be developed by Wells Development, we anticipate we will be required to close the purchase of the property upon completion of the development of the property by Wells Development and the tenant taking possession of the property. At the time of contracting and the payment of the earnest money deposit by us, Wells Development typically will not have acquired title to any real property. Wells Development will only have a contract to acquire land, a development agreement to develop a building on the land, and an agreement with a tenant to lease the property upon its completion. We may enter into such a contract with Wells Development even if at the time of contracting we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. We will not be required to close a purchase from Wells Development and will be entitled to a refund of our earnest money in the following circumstances:

     .    Wells Development fails to develop the property;

     .    the tenant fails to take possession under its lease for any reason; or

     . we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

The obligation of Wells Development to refund our earnest money is unsecured, however, and it is unlikely that we would be able to collect such earnest money deposit from them under these circumstances since Wells Development is an entity without substantial assets or operations. Although Wells Development's obligation to refund the earnest money deposit to us under these circumstances will be guaranteed by Wells Management Company, Inc., an affiliated entity ("Wells Management"), Wells Management has no substantial assets other than contracts for property management and leasing services pursuant to which it receives substantial monthly fees. Therefore, we cannot assure you that Wells Management would be able to refund all of our earnest money deposit in a lump sum. If we were forced to collect our earnest money deposit by enforcing the guaranty of Wells Management, we will likely be required to accept installment payments over time payable out of the revenues of Wells Management's property management and leasing operations. We cannot assure you that we would be able to collect the entire amount of our earnest money deposit under such circumstances. (See "Investment Objectives and Criteria - Acquisition of Properties from Wells Development Corporation.")

     YOUR INVESTMENT MAY SUFFER ADVERSE CONSEQUENCES IF WE ARE NOT PREPARED FOR THE YEAR 2000 ISSUE.

     Many existing computer programs were designed to use only two numeric digits to identify a year without considering the impact of the year 2000. If not corrected, many computer applications could fail or create erroneous data. We are currently addressing the Year 2000 issue with respect to our operations. The failure of the partnership or its tenants to properly or timely resolve the Year 2000 issue could have a material adverse effect on our business and the return on your investment. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Year 2000 Issues.")

SPECIAL RISKS REGARDING STATUS OF UNITS

     LIMITED PARTNERS ELECTING CASH PREFERRED UNITS WILL BE ALLOCATED MORE INCOME THAN CASH FLOW.

     Since investors electing Cash Preferred Units will be allocated substantially all of the partnership's net income, while substantially all deductions for depreciation and other tax losses will be allocated to investors electing Tax Preferred Units, we expect that those of you electing Cash Preferred Units will be allocated taxable income in excess of your cash distributions. We cannot assure you that cash flow will be available for distribution in any year.

     LIMITED PARTNERS ELECTING TAX PREFERRED UNITS MAY NOT BE ABLE TO USE THEIR PASSIVE LOSSES.

     Those of you electing Tax Preferred Units will be allocated a disproportionately larger share of our deductions for depreciation and other tax losses. All such losses will be treated as "passive" losses, which may only be used to offset "passive" income and may not be used to offset active or portfolio income. Accordingly, you may receive no current benefit from your share of tax losses unless you are currently being allocated passive income from other sources.

     YOUR DECISION TO ELECT CASH PREFERRED UNITS OR TAX PREFERRED UNITS WILL BE IMPAIRED BY THE UNSPECIFIED NATURE OF OUR OFFERING.

     As set forth above, the general partners have not identified any properties in which there is a reasonable probability that we will invest. In addition, the general partners have broad discretion in choosing between investments in various types of income-producing and non-income-producing properties, which will have an effect on the relative performance between Cash Preferred Units and Tax Preferred Units. We anticipate that investors electing Cash Preferred Units will benefit to a greater extent than investors electing Tax Preferred Units if the majority of our investments are in properties which generate relatively high cash flows but have lower potential for appreciation. Conversely, investors electing Tax Preferred Units will benefit to a greater extent than investors electing Cash Preferred Units if a greater percentage of our investments are in properties generating less current cash flow but having greater potential for appreciation in value. The unspecified nature of the offering may impair your ability to make an informed decision as to whether to elect Cash Preferred Units or Tax Preferred Units in light of the different features of each class of unit. (See "Investment Objectives and Criteria.")

     THE DESIRED EFFECT OF ELECTING CASH PREFERRED UNITS OR TAX PREFERRED UNITS MAY BE REDUCED DEPENDING ON HOW MANY INVESTORS ELECT EACH TYPE OF UNIT.

     You will be entitled to different rights and priorities as to distributions of cash flow from operations and net sale proceeds and as to the allocation of depreciation and other tax losses depending upon whether you elect Cash Preferred Units or Tax Preferred Units. However, the effect of any advantage associated with the election of Cash Preferred Units or Tax Preferred Units may be significantly reduced or eliminated, depending upon the ratio of Cash Preferred Units to Tax Preferred Units during any given period. We will not restrict the ratio of Cash Preferred Units to Tax Preferred Units, and we will not attempt to establish or maintain any particular ratio. In the experience of the general partners in prior Wells Programs, the ratio of investors has typically been approximately 70% to 80% electing Cash Preferred Units and approximately 20% to 30% electing

Tax Preferred Units. Below is a set of hypothetical scenarios showing the net effect of certain ratios of investors electing Cash Preferred Units and Tax Preferred Units.

     Facts: For purposes of the following hypotheticals, assume that the partnership sells $20,000,000 in units (2,000,000 units) and has $1,000,000 of cash available for distribution and $800,000 in tax losses in the relevant year.

     Hypotheticals: The following table shows the allocation of cash flow per Cash Preferred Unit (CPU) and tax losses per Tax Preferred Unit (TPU) in three scenarios reflecting different ratios of investors electing Cash Preferred Units and Tax Preferred Units.

================================================================================
       Allocations    90% CPU/10% TPU     75% CPU/25% TPU      50% CPU/50% TPU
--------------------------------------------------------------------------------
Cash Flow per CPU           $0.55               $0.67                $1.00
--------------------------------------------------------------------------------
Tax Losses per TPU          $4.00               $1.60                $0.80
================================================================================

     As shown in these hypotheticals, your receipt of desired benefits upon making your election of Cash Preferred Units or Tax Preferred Units may vary significantly depending upon the ratio of investors electing Cash Preferred Units and Tax Preferred Units.

REAL ESTATE RISKS

     YOUR INVESTMENT WILL BE AFFECTED BY ADVERSE ECONOMIC AND REGULATORY
CHANGES.

     We will be subject to risks generally incident to the ownership of real estate, including:

     .    changes in general economic or local conditions;

     . changes in supply of or demand for similar or competing properties in an area;

     . changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

     .    changes in tax, real estate, environmental and zoning laws; and

     .    periods of high interest rates and tight money supply.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize gains from the sale of partnership properties.

     A PROPERTY THAT INCURS A VACANCY COULD BE DIFFICULT TO SELL OR RE-LEASE.

     A property may incur a vacancy either by the continued default of a tenant under the lease or the expiration of such lease. We may have difficulty releasing any vacant space we have in our properties. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to investors electing Cash Preferred Units. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

     WE MAY NOT HAVE FUNDING FOR FUTURE TENANT IMPROVEMENTS.

     When a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since substantially all of our offering proceeds will be used for investment in partnership properties and we do not anticipate that we will maintain permanent working capital reserves, we have no identified funding source to provide funds which may be required in the future for tenant improvements and tenant refurbishments in order to attract new tenants. We cannot assure you that any such sources of funding will be available to us for such purposes in the future.

     UNINSURED LOSSES RELATING TO REAL PROPERTY MAY ADVERSELY AFFECT YOUR
RETURNS.

     The general partners will attempt to assure that all of our properties are insured to cover casualty losses. However, in the event that any of our properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we have no source of funding to repair or reconstruct the damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future.

     DEVELOPMENT AND CONSTRUCTION OF PROPERTIES MAY RESULT IN DELAYS AND INCREASED COSTS AND RISKS.

     We may invest some or all of the net proceeds available for investment in the acquisition and development of properties upon which we will develop and construct improvements at a fixed contract price. We will be subject to risks relating to the builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder's failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder's control. Delays in completion of construction could also give lessees the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. Factors such as those discussed above can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property.

     COMPETITION FOR INVESTMENTS MAY INCREASE PURCHASE PRICE.

     We will experience competition for real property investments from individuals, corporations and bank and insurance company investment accounts, as well as other real estate limited partnerships, real estate investment trusts, and other entities engaged in real estate investment activities. Competition for investments may have the effect of increasing costs and reducing your returns.

     DELAYS IN ACQUISITIONS OF PROPERTIES MAY HAVE ADVERSE EFFECTS ON YOUR INVESTMENT.

     Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, investors electing Cash Preferred Units could suffer delays in the distribution of cash and investors electing Tax Preferred Units could suffer delays in the availability of income tax deductions for depreciation and other tax losses to be allocated to them.

     THE GENERAL PARTNERS HAVE BROAD DISCRETION RELATING TO THE FUTURE DISPOSITION OF PROPERTIES.

     We generally will hold the various real properties in which we invest until such time as the general partners determine that the sale or other disposition thereof appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. The general partners intend to sell properties acquired for development after holding such properties for a minimum period of 10 years from the date the development is completed, and intend to sell existing income-producing properties within 10 to 12 years after their acquisition, or as soon thereafter as market conditions permit. This is the period of time it typically takes to realize significant appreciation of a property we typically invest in. However, the general partners may exercise their discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except when a majority of you vote to liquidate the partnership in response to a formal proxy to liquidate. (See "Summary of Partnership Agreement - Proxy to Liquidate.") We cannot predict with any certainty the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Accordingly, the timing of liquidation of the partnership and the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will be dependent upon fluctuating market conditions.

     IF THE GENERAL PARTNERS PURCHASE ENVIRONMENTALLY HAZARDOUS PROPERTY, OUR OPERATING RESULTS COULD BE ADVERSELY AFFECTED.

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Although the general partners have yet to purchase environmentally hazardous property and do not intend to do so in the future, such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of our properties, we may be potentially liable for such costs. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect the business, assets or results of operations of the partnership and, consequently, amounts available for distribution to you.

FEDERAL INCOME TAX RISKS

     THE IRS MAY CHALLENGE OUR CHARACTERIZATION OF MATERIAL TAX ASPECTS OF AN INVESTMENT IN THE PARTNERSHIP.

     An investment in our units involves certain material income tax risks, the character and extent of which are, to some extent, a function of whether you elect to have your units treated as Cash Preferred Units or Tax Preferred Units. You are urged to consult with your own tax advisor with respect to the federal, as well as state and foreign, tax consequences of an investment in our units.
We will not seek any rulings from the Internal Revenue Service (the "IRS") regarding any of the tax issues discussed herein. Further, although we have obtained an opinion from Holland & Knight LLP ("Counsel") regarding the material federal income tax issues relating to an investment in our units (the "Tax Opinion"), you should be aware that the Tax Opinion represents only Counsel's best legal judgment, based upon representations and assumptions referred to therein and conditioned upon the existence of certain facts. The Tax Opinion has no binding effect on the IRS or any court. Accordingly, we cannot assure you that the conclusions reached in the Tax Opinion, if contested, would be sustained by any court. In addition, Counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this prospectus. Counsel also gives no opinion as to the tax consequences to you of tax issues which impact at the individual or partner level. Accordingly, you are urged to consult with and rely upon your own tax advisors with respect to tax issues which impact at the partner or individual level. (For a more complete discussion of the tax risks and tax consequences associated with an investment in the partnership, see "Federal Income Tax Consequences.")

     INVESTORS MAY REALIZE TAXABLE INCOME WITHOUT CASH DISTRIBUTIONS.

     A partner in a partnership is required to report his allocable share of the partnership's taxable income on his personal income tax return regardless of whether or not he has received any cash distributions from the partnership. For example, an investor electing Cash Preferred Units will be allocated substantially all of our net income, defined in the partnership to mean generally net income for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation and amortization and gain or loss from the sale of partnership properties, even if such income is in excess of any distributions of cash from operations. Further, an investor who participates in the distribution reinvestment plan will be allocated his share of our net income and gain on sale, including net income and gain on sale allocable to units acquired pursuant to the distribution reinvestment plan, even though such investor would receive no cash distributions from us. In addition, an investor electing Cash Preferred Units who purchases units pursuant to the deferred commission option will be allocated his share of our net income with respect to such units even though net cash from our operations otherwise distributable to him will instead be paid to third parties to satisfy the deferred commission obligations with respect to such units for a period of six years after the termination of the offering. (See "Plan of Distribution.") Investors electing Cash Preferred Units will likely be allocated taxable income in excess of any distributions to them, and the amount of cash received by an investor could be less than the income tax attributable to the net income allocated to such investor.

     THE PARTNERSHIP COULD POTENTIALLY BE CHARACTERIZED AS A PUBLICLY TRADED PARTNERSHIP.

     Counsel has given its opinion that it is more likely than not we will not be classified as a "publicly traded partnership," which is defined generally as a partnership whose interests are publicly traded or frequently transferred. However, this opinion is based only upon certain representations of the general partners and the provisions in the Partnership Agreement which attempt to comply with certain safe harbor standards adopted by the IRS. We cannot assure you that the IRS will not challenge this conclusion or that we will not, at some time in the future, be treated as a publicly traded partnership due to the following factors:

     .    the complex nature of the IRS safe harbors;

     .    the lack of interpretive guidance with respect to such provisions; and

     . the fact that any determination in this regard will necessarily be based upon facts which have not yet occurred.

If we become classified as a "publicly traded partnership," we could be taxable as a corporation and our net income could be treated as portfolio income rather than passive income.

     THE DEDUCTIBILITY OF LOSSES WILL BE SUBJECT TO PASSIVE LOSS LIMITATIONS.

     Section 469 of the Code limits the allowance of deductions for losses attributable to "passive activities," which are defined generally as activities in which the taxpayer does not materially participate. Any tax losses allocated to investors electing Tax Preferred Units will be characterized as passive losses, and accordingly, the deductibility of such losses will be subject to these limitations.

     THE IRS MAY CHALLENGE PARTNERSHIP ALLOCATIONS OF PROFIT AND LOSS.

     Counsel has given its opinion that it is more likely than not partnership items of income, gain, loss, deduction and credit will be allocated among the general partners and the limited partners substantially in accordance with the allocation provisions of the Partnership Agreement. We cannot assure you, however, that the IRS will not successfully challenge the allocations in the Partnership Agreement and reallocate items of income, gain, loss, deduction and credit in a manner which reduces the anticipated tax benefits to investors electing Tax Preferred Units or increases the income allocated to investors electing Cash Preferred Units.

     THE PARTNERSHIP MAY BE CHARACTERIZED AS A DEALER.

     If we were deemed for tax purposes to be a "dealer," defined as one who holds property primarily for sale to customers in the ordinary course of business, with respect to one or more partnership properties, any gain recognized upon a sale of such real property would be taxable to you as ordinary income and would also constitute "unrelated business taxable income" ("UBTI") to investors who are tax-exempt entities. The resolution of our status is dependent upon facts which will not be known until the time a property is sold or held for sale. Accordingly, Counsel is unable to render an opinion as to whether we will be considered to hold any or all of our properties primarily for sale to customers in the ordinary course of business.

     THE PARTNERSHIP MAY BE AUDITED AND ADDITIONAL TAX, INTEREST AND PENALTIES MAY BE IMPOSED.

     Our federal income tax returns may be audited by the IRS. Any audit of the partnership could result in an audit of your tax return causing adjustments of items unrelated to your investment in us, in addition to adjustments to various partnership items. In the event of any such adjustments, you might incur attorneys' fees, court costs and other expenses contesting deficiencies asserted by the IRS. You may also be liable for interest on any underpayment and certain penalties from the date your tax was originally due. The tax treatment of all partnership items will generally be determined at the partnership level in a single proceeding rather than in separate proceedings with each partner, and the general partners are primarily responsible for contesting federal income tax adjustments proposed by the IRS. In this connection, the general partners may extend the statute of limitations as to all partners and, in certain circumstances, may bind the partners to a settlement with the IRS. Further, the general partners may cause us to elect to be treated as an "electing large partnership." If they do, we could take advantage of simplified flow-through reporting of partnership items. Adjustments to partnership items would continue to be determined at the partnership level, however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate. Accordingly, if you make an election to change the status of your units between the years in which a tax benefit is claimed and an adjustment is made, you may suffer a disproportionate adverse impact with respect to any such adjustment. Further, the general partners will have the discretion in such circumstances either to pass along any such adjustments to the partners or to bear such adjustments at the partnership level, thereby potentially adversely impacting the holders of a particular class of units disproportionately to holders of the other class of units.

     STATE AND LOCAL TAXES AND A REQUIREMENT TO WITHHOLD STATE TAXES MAY APPLY.

     The state in which you are a resident may impose an income tax upon your share of our taxable income. Further, states in which we will own partnership properties may impose income taxes upon your share of our taxable income allocable to any partnership property located in that state. Many states have also implemented or are implementing programs to require partnerships to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in their states, and we may be required to withhold state taxes from cash distributions otherwise payable to you. In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise payable to you may be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses which would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in units.

     LEGISLATIVE OR REGULATORY ACTION COULD ADVERSELY AFFECT INVESTORS.

     In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in units. The Taxpayer Relief Act of 1997 and the Internal Revenue Service Restructuring and Reform Act enacted in 1998 contain numerous provisions affecting the real estate industry and the operations of partnerships such as the partnership. Changes are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of a limited partner. Any such changes could have an adverse effect on an investment in units or on the market value or the resale potential of partnership properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in units and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in units. You should also note that the Tax Opinion assumes that no legislation will be enacted after the date of this prospectus which will be applicable to an investment in units.

RETIREMENT PLAN AND QUALIFIED PLAN RISKS

     A retirement plan fiduciary considering an investment in units must consider provisions of the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), applicable to such investments. In particular, a fiduciary should consider the following factors:

     . whether the investment is made in accordance with the plan documents and instruments governing such plan, including the plan's investment policy;

     . whether the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

     . whether the investment will result in sufficient liquidity for the plan;

     .    the need to value the assets of the plan annually; and

     .    whether the investment would constitute a prohibited transaction under
          Section 406 of ERISA or Section 4975 of the Code.

For a more complete discussion of the foregoing issues and other risks associated with an investment in units by retirement plans, see "Investment By Tax-Exempt Entities and ERISA Considerations."

     WE MAY TERMINATE THE OFFERING OR DISSOLVE THE PARTNERSHIP IF OUR ASSETS ARE DEEMED PLAN ASSETS OR IF WE ENGAGE IN PROHIBITED TRANSACTIONS.

     If our assets were deemed to be assets of the qualified plans investing as limited partners ("Plan Assets"), the general partners would be considered to be plan fiduciaries and certain contemplated transactions described herein may be deemed to be "prohibited transactions" subject to excise taxation under Section 4975 of the Code. Additionally, if our assets were deemed to be Plan Assets, the standards of prudence and other provisions of ERISA would extend as to all plan fiduciaries to the general partners with respect to our investments. The general partners have used their best efforts to structure the partnership so that our assets will not be deemed to be Plan Assets, and intend to use their best efforts to take such actions as may be required to insure that our assets will not be deemed to be Plan Assets. However, we have not requested an opinion of counsel regarding whether or not our assets would constitute Plan Assets under ERISA nor have we sought any rulings from the U.S. Department of Labor regarding classification of our assets.

     In this regard, U.S. Department of Labor Regulations defining Plan Assets for purposes of ERISA contain exemptions which, if satisfied, would preclude assets of a limited partnership such as ours from being treated as Plan Assets. We cannot assure you that the Partnership Agreement and the offering have been structured so that the exemptions in such Regulations would apply to us, and although the general partners intend that an investment by a qualified plan in units not be deemed an investment in the assets of the partnership, we can make no representations or warranties of any kind regarding the consequences of an investment in units by qualified plans in this regard. Plan fiduciaries are urged to consult with and rely upon their own advisors with respect to this and other ERISA issues which, if decided adversely to the partnership, could result in "prohibited transactions," which would cause the imposition of excise taxation and the imposition of co-fiduciary liability under Section 405 of ERISA in the event actions undertaken by us are deemed to be non-prudent investments or "prohibited transactions."

     In the event our assets are deemed to constitute Plan Assets or certain transactions undertaken by us are deemed to constitute "prohibited transactions" under ERISA or the Code, and no exemption for such transactions is obtainable by us, the general partners have the right, but not the obligation, upon notice to all limited partners, but without the consent of any limited partner to:

     .    terminate the offering of units;

     .    compel a termination and dissolution of the partnership; or

     . restructure our activities to the extent necessary to comply with any exemption in the Department of Labor Regulations or any prohibited transaction exemption granted by the Department of Labor or any condition which the Department of Labor might impose as a condition to granting a prohibited transaction exemption. (See "Investment by Tax-Exempt Entities and ERISA Considerations.")

     ADVERSE TAX CONSEQUENCES MAY RESULT BECAUSE OF MINIMUM DISTRIBUTION REQUIREMENTS.

     If you intend to purchase units through your Individual Retirement Account ("IRA"), or if you are a trustee of an IRA or other fiduciary of a retirement plan considering an investment in units, you must consider the limited liquidity of an investment in units as it relates to applicable minimum distribution requirements under the Code. If units are held and our properties have not yet been sold at such time as mandatory distributions are required to begin to an IRA beneficiary or qualified plan participant, Sections 408(a)(6) and 401(a)(9) of the Code will likely require that a distribution in kind of the units be made to the IRA beneficiary or qualified plan participant. Any such distribution in kind of units must be included in the taxable income of the IRA beneficiary or qualified plan participant for the year in which the units are received at the fair market value of the units without any corresponding cash distributions with which to pay the income tax liability attributable to any such distribution.

     UNRELATED BUSINESS TAXABLE INCOME ("UBTI") MAY BE GENERATED WITH RESPECT TO TAX-EXEMPT INVESTORS.

     We do not intend or anticipate that the tax-exempt investors in the partnership will be allocated income deemed to be derived from an unrelated trade or business, which is generally referred to as "UBTI." Further, the partnership will never incur indebtedness to acquire its properties, which would cause recharacterization of a portion of our income allocable to tax-exempt investors as UBTI. Notwithstanding this prohibition, the general partners do have limited authority to borrow funds deemed necessary:

     . to finance improvements necessary to protect capital previously invested in a property;

     .    to protect the value of the partnership's investment in a property; or

     .    to make a property more attractive for sale or lease.

The general partners have represented that they will not cause the partnership to incur indebtedness unless they obtain an opinion of counsel or an opinion from our tax accountants that the proposed indebtedness more likely than not will not cause the income allocable to tax-exempt investors to be characterized as UBTI. Any such opinion will have no binding effect on the IRS or any court. Although the general partners will use their best efforts to structure our operations to avoid characterization of our income as UBTI, some risk remains that we may generate UBTI for our tax-exempt investors in the event that it becomes necessary for us to borrow funds.

     Further, in the event we are deemed to be a "dealer" in real property, defined as one who holds real estate primarily for sale to customers in the ordinary course of business, the gain realized on the sale of partnership properties which is allocable to tax-exempt investors would be characterized as UBTI. (See "Federal Income Tax Consequences - Investment by Qualified Plans and Other Tax-Exempt Entities.")


                             SUITABILITY STANDARDS

     Investment in the partnership involves significant risks. It may be difficult to resell partnership units due to the restrictions on transferability contained in the Partnership Agreement and because no public market for the units currently exists or is likely to develop. Investors who are able to sell their units at all will likely be able to sell such units only at a discount. (See "Summary of Partnership Agreement - Limited Transferability of Units.") In addition, it is contemplated that properties to be purchased by the partnership will be held for at least 10 years. Accordingly, the units are suitable only for persons who have adequate financial means and desire a relatively long-term investment with respect to which they do not anticipate any need for immediate liquidity. Further, because investors electing to have their units treated as Cash Preferred Units and Tax Preferred Units have different rights and priorities with respect to tax allocations and cash distributions from operations and on sale of the partnership properties, prospective investors should consider carefully the information set forth under "Description of the Units" in determining whether to elect Cash Preferred Units or Tax Preferred Units, or some combination of each.

     If the investor is an individual, including an individual beneficiary of a purchasing IRA, or if the investor is a fiduciary, such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act, such individual or fiduciary, as the case may be, must represent that he meets certain requirements. The requirements are set out in the Subscription Agreement attached as Exhibit "B" to this prospectus, and include the following:

     . that such individual, or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the units, has a minimum annual gross income of $45,000 and a net worth excluding home, furnishings and automobiles of not less than $45,000; or

     . that such individual, or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the units, has a net worth excluding home, furnishings and automobiles of not less than $150,000.

     Transferees will also be required to comply with applicable standards, except for transfers to family members and transfers made by gift, inheritance or divorce. In the case of purchases of units by fiduciary accounts in California, the suitability standards must be met by the beneficiary of the account or, in those instances where the fiduciary directly or indirectly supplies the funds for the purchase of units, by such fiduciary.

     The minimum purchase is 100 units ($1,000) except in certain states as described below. No transfers will be permitted of less than the minimum required purchase, nor except in very limited circumstances may an investor transfer, fractionalize or subdivide such units so as to retain less than such minimum number thereof. For purposes of satisfying the minimum investment requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate individual retirement accounts ("IRAs"), provided that they contribute in increments of at least $25. It should be noted, however, that an investment in the partnership will not, in itself, create a retirement plan as defined in Section 401(a) of the Code or an IRA as defined in Section 408(a) of the Code for any investor and that, in order to create a retirement plan or an IRA, an investor must comply with all applicable provisions of the Code. Except in Maine, Minnesota, Nebraska and Washington, investors who have satisfied the minimum purchase requirements and have purchased units in Wells Programs or units or shares in other public real estate programs may purchase less than the minimum number of units set forth above, but in no event less than 2.5 units ($25). After an investor has purchased the minimum investment, any additional investments must be made in increments of at least 2.5 units ($25), except for (1) those made by investors in Maine, who must still meet the minimum investment requirement for Maine residents of $1,000 for IRAs and $2,500 for non-IRAs, and (2) purchases of units pursuant to the distribution reinvestment plan sponsored by the partnership or reinvestment plans of other public real estate programs, which may be in lesser amounts.

     We have listed the suitability standards in the following table for those states that have any requirements different from those set by the partnership.

==================================================================================================================================
STATE                     INCOME/NET WORTH                          MINIMUM                         OTHER LIMITATIONS
                            REQUIREMENTS                           PURCHASE
----------------------------------------------------------------------------------------------------------------------------------
Arizona        1) Current annual gross income of           100 units ($1,000)    N/A
               $60,000 and net worth of $60,000, or 2)
               Net worth of $225,000
----------------------------------------------------------------------------------------------------------------------------------
California     1) Current annual gross income of           100 units ($1,000)    The following legend must be placed on each
               $45,000 and net worth of $45,000, or 2)                           certificate:  "It is unlawful to consummate a
               Net worth of $150,000                                             sale or transfer of this security, or any
                                                                                 interest therein, or to receive any
                                                                                 consideration therefor, without the prior
                                                                                 written consent of the Commissioner of
                                                                                 Corporations of the State of California, except
                                                                                 as permitted in the Commissioner's rules."
----------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
STATE                     INCOME/NET WORTH                          MINIMUM                         OTHER LIMITATIONS
                            REQUIREMENTS                           PURCHASE

------------------------------------------------------------------------------------------------------------------------------------

Florida         1) Current annual gross income of            100 units ($1,000)         Units of subsequent partnership
                $45,000 and net worth of $45,000, or 2)                                 reinvestment plan must be registered or
                Net worth of $150,000                                                   exempt from registration in Florida, and
                                                                                        such units must be purchased from a Florida
                                                                                        broker.
------------------------------------------------------------------------------------------------------------------------------------

Iowa            1) Current annual gross income of            200 units ($2,000)         Husband and wife may not jointly
                $45,000 and net worth of $45,000, or 2)                                 contribute from separate IRAs to satisfy
                Net worth of $150,000                                                   minimum purchase.
------------------------------------------------------------------------------------------------------------------------------------

Maine           1) Current annual gross income of            250 units ($2,500);        Husband and wife may not jointly
                $50,000 and net worth of $50,000, or 2)      200 units ($2,000)         contribute from separate IRAs to satisfy
                Net worth of $200,000                        for IRAs                   minimum purchase.
------------------------------------------------------------------------------------------------------------------------------------

Massachusetts   1) Current annual gross income of            100 units ($1,000)         N/A
                $60,000 and net worth of $60,000, or 2)
                Net worth of $225,000
------------------------------------------------------------------------------------------------------------------------------------

Michigan        Current annual gross income of $45,000       100 units ($1,000)         Investor may not invest more than 10% of net
                and net worthof $45,000, or 2) Net                                      worth.
                worth of $150,000
------------------------------------------------------------------------------------------------------------------------------------

Minnesota       Current annual gross income of $45,000       250 units ($2,500);        N/A
                and net worth of $45,000, or 2) Net          200 units ($2,000)
                worth of $150,000                            for IRAs and qualified
                                                             retirement plans
------------------------------------------------------------------------------------------------------------------------------------

Mississippi     1) Current annual gross income of            100 units ($1,000)         N/A
                $60,000 and net worth of $60,000, or 2)
                Net worth of $225,000
------------------------------------------------------------------------------------------------------------------------------------

Missouri        1) Current annual gross income of            100 units ($1,000)         Husband and wife may not jointly
                $60,000 and net worth of $60,000, or 2)                                 contribute from separate IRAs to satisfy
                Net worth of $225,000                                                   minimum purchase.
------------------------------------------------------------------------------------------------------------------------------------

Nebraska        1) Current annual gross income of            500 units ($5,000)         Investments in additional units pursuant to
                $45,000 and net worth of $45,000, or 2)      except for IRAs            reinvestment plan must be at least $50 per
                Net worth of $150,000                        and qualified              year and made through a Nebraska broker.
                                                             retirement plans
------------------------------------------------------------------------------------------------------------------------------------

New Hampshire   1) Current annual gross income of            100 units ($1,000)         N/A
                $50,000 and net worth of $125,000, or 2)
                Net worth of $250,000
------------------------------------------------------------------------------------------------------------------------------------

New York        1) Current annual gross income of            250 units ($2,500)         No proceeds from New York investors
                $50,000 and net worth of $50,000, or 2)      except for IRAs            released from escrow until $2,500,000
                Net worth of $150,000                                                   raised in offering.
------------------------------------------------------------------------------------------------------------------------------------

North Carolina  1) Current annual gross income of            250 units ($2,500) except  N/A
                $45,000 and net worth of $45,000, or 2)      for IRAs and qualified
                Net worth of $150,000                        retirement plans
------------------------------------------------------------------------------------------------------------------------------------

Ohio            1) Current annual gross income of            250 units ($2,500) except  Investor may not invest more than 10% of net
                $45,000 and net worth of $45,000, or 2)      for IRAs                   worth.
                Net worth of $150,000
------------------------------------------------------------------------------------------------------------------------------------


===================================================================================================================================
STATE                      INCOME/NET WORTH                          MINIMUM                         OTHER LIMITATIONS
                             REQUIREMENTS                           PURCHASE

------------------------------------------------------------------------------------------------------------------------------------
 Oklahoma       1) Current annual gross income of          100 units ($1,000)         Husband and wife may not jointly contribute
                $45,000 and net worth of $45,000, or 2)                               from separate IRAs to satisfy minimum
                Net worth of $150,000                                                 purchase.
------------------------------------------------------------------------------------------------------------------------------------

 Oregon         1) Current annual gross income of          100 units ($1,000)         N/A
                $60,000 and net worth of $60,000, or 2)
                Net worth of $225,000
------------------------------------------------------------------------------------------------------------------------------------

 Pennsylvania   Net worth of at least ten times amount     100 units ($1,000)         Subscription proceeds from PA investors held
                of investment in partnership                                          in escrow until $2,500,000 raised from all
                                                                                      investors.  If proceeds held in escrow more
                                                                                      than 120 days, funds returned to investors
                                                                                      unless they choose to reinvest.
------------------------------------------------------------------------------------------------------------------------------------

South Carolina  1) Net worth of $150,000, or 2) State      250 units ($2,500) except  N/A
                and federal income subject to maximum      IRAs and qualified
                rate of income tax                         retirement plans
------------------------------------------------------------------------------------------------------------------------------------

 South Dakota   1) Current annual gross income of          100 units ($1,000)         N/A
                $60,000 and net worth of $60,000, or 2)
                Net worth of $225,000
------------------------------------------------------------------------------------------------------------------------------------

Tennessee       1) Current annual gross income of          100 units ($1,000)         N/A
                $60,000 and net worth of $60,000, or 2)
                Net worth of $225,000
------------------------------------------------------------------------------------------------------------------------------------

Texas           1) Current annual gross income of          100 units ($1,000)         Investments through reinvestment plan must be
                $45,000 and net worth of $45,000, or 2)                               made through Texas registered broker.
                Net worth of $150,000
------------------------------------------------------------------------------------------------------------------------------------

Wisconsin       1) Current annual gross income of          100 units ($1,000)         Husband and wife may not jointly contribute
                $45,000 and net worth of $45,000, or 2)                               from separate IRAs to satisfy minimum
                Net worth of $150,000                                                 purchase.
===================================================================================================================================

     Net worth in all cases excludes home, furnishings and automobiles.

     By executing the Subscription Agreement and Subscription Agreement Signature Page (collectively, the "Subscription Agreement"), which is attached as Exhibit "B" to this prospectus, an investor represents to the general partners that he meets the foregoing applicable suitability standards for the state in which he resides. The general partners will not accept subscriptions from any person or entity which does not represent that it meets such standards. The general partners have the unconditional right to accept or reject any subscription in whole or in part.

     The general partners and each person selling units on behalf of the partnership are required to:

     . make reasonable efforts to assure that each person purchasing units in the partnership is suitable in light of such person's age, educational level, knowledge of investments, financial means and other pertinent factors; and

     . maintain records for at least six years of the information used to determine that an investment in units is suitable and appropriate for each investor.

     The agreements with the selling broker-dealers require such broker-dealers to (1) make inquiries diligently as required by law of all prospective investors in order to ascertain whether a purchase of the units is suitable for the investor, and (2) transmit promptly to the partnership all fully completed and duly executed Subscription Agreements.


                      INVESTMENT OBJECTIVES AND CRITERIA

GENERAL

     The partnership is a limited partnership which was organized to invest in commercial real properties, including properties which are under development or construction, are newly constructed or have been constructed and have operating histories. The partnership's investment objectives are:

     .    to maximize net cash from operations;

     . to preserve, protect and return the capital contributions of the partners; and

     .    to realize capital appreciation upon the ultimate sale of properties.

No assurance can be given that these objectives will be attained or that the partnership's capital will not decrease. The investment objectives of the partnership may not be changed by the general partners except upon approval of limited partners holding a majority of the units.

     Decisions relating to the purchase or sale of partnership properties will be made by the general partners. See "Management" for a description of the background and experience of the general partners.

ACQUISITION AND INVESTMENT POLICIES

     The partnership will seek to invest substantially all of the net offering proceeds available for investment on an all cash basis in the acquisition of commercial real properties, which are newly constructed, under construction, or which have been previously constructed and have operating histories. While not limited to such investments, the general partners will generally seek to invest in commercial properties such as office buildings, shopping centers and industrial properties which are less than five years old, the space in which has been leased or preleased to one or more large corporate tenants who satisfy the general partners' standards of creditworthiness. (See "Terms of Leases and Tenant Creditworthiness.") The partnership may, however, invest in office buildings, shopping centers or industrial properties which are not preleased to such tenants or in other types of commercial properties such as hotels, motels or business or industrial parks. Notwithstanding the foregoing, the partnership will not be actively engaged in the business of operating hotels, motels or similar properties. The trend of the general partners in the two most recently sponsored public limited partnerships and the Wells REIT has been to invest primarily in office buildings located in densely populated suburban markets. (See "Prior Performance Summary.")

     The partnership will seek to invest in properties that will satisfy the primary objective of providing distributions of current cash flow to investors. However, because a significant factor in the valuation of income-producing real properties is their potential for future income, the general partners anticipate that the majority of properties acquired by the partnership will have both the potential for capital appreciation and distributions of current cash flow to investors. To the extent feasible, the general partners will strive to invest in a diversified portfolio of properties, both in terms of geography and type of property, that will satisfy the partnership's investment objectives of maximizing net cash from operations, preserving investors' capital and realizing capital appreciation upon the ultimate sale of properties.

     The general partners anticipate that approximately 84% of the proceeds from the sale of units will be used to acquire real estate properties and the balance will be used to pay various fees and expenses. (See "Estimated Use of Proceeds.")

     Investment in unimproved or non-income producing property may not exceed 15% of the net offering proceeds available for investment in properties. A property which is expected to produce income within two years of its acquisition will not be considered a non-income producing property. The partnership will not acquire property in exchange for units.

     Investment in real estate generally will take the form of fee title or of a leasehold estate having a term, including renewal periods, of at least 40 years. The partnership shall acquire such interest either directly or indirectly through investments in joint ventures, general partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of the general partners or other persons. (See "Joint Venture Investments" below.) In addition, the partnership may purchase properties and lease them back to the sellers of such properties. While the general partners will use their best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" so that the partnership will be treated as the owner of the property for federal income tax purposes, no assurance can be given that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. (See "Federal Income Tax Consequences - Characterization of Leases.")

     The partnership is not limited as to the geographic area where it may conduct its operations, but the general partners intend to invest in properties located in the United States.

     There are no specific limitations on the number or size of properties to be acquired by the partnership or on the percentage of net proceeds of this offering which may be invested in a single property. The number and mix of properties acquired will depend upon real estate and market conditions and other circumstances existing at the time the partnership is acquiring its properties and the amount of the net proceeds of this offering.

     In making investment decisions for the partnership, the general partners will consider relevant real estate property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, its liquidity and income tax considerations. In this regard, the general partners will have substantial discretion with respect to the selection of specific partnership investments.

     The partnership will obtain independent appraisals for each property in which it invests, and the purchase price of each such property will not exceed its appraised value. However, the general partners will rely on their own independent analysis and not on such appraisals in determining whether to invest in a particular property. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. Copies of these appraisals will be available for review and duplication by investors at the office of the partnership and will be retained for at least five years.

     The partnership's obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

     .    plans and specifications;

     .    environmental reports;

     .    surveys;

     . evidence of marketable title subject to such liens and encumbrances acceptable to the general partners;

     . audited financial statements covering recent operations of any properties having operating histories unless such statements are not required to be filed with the Securities and Exchange Commission and delivered to investors; and

     .    title and liability insurance policies.

The partnership will not close the purchase of any property unless and until it obtains an environmental assessment, a minimum of a Phase I review, for each property purchased and the general partners are generally satisfied with the environmental status of the property.

     The partnership may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to the partnership a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

     In determining whether to purchase a particular property, the partnership may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

     In purchasing, leasing and developing real estate properties, the partnership will be subject to risks generally incident to the ownership of real estate, including changes in general economic or local conditions, changes in supply of or demand for similar or competing properties in an area, changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive, and changes in tax, real estate, environmental and zoning laws. Periods of high interest rates and tight money supply may make the sale of properties more difficult. The partnership may experience difficulty in keeping the properties fully leased due to tenant turnover, general overbuilding or excess supply in the market area. Development of real estate properties is subject to risks relating to the builders' ability to control construction costs or to build in conformity with plans, specifications and timetables. (See "Risk Factors - Real Estate Risks.")

DEVELOPMENT AND CONSTRUCTION OF PROPERTIES

     The partnership may invest substantially all of the net proceeds available for investment in properties on which improvements are to be constructed or completed although the partnership may not invest in excess of 15% of the net offering proceeds available for investment in properties which are not expected to produce income within two years of their acquisition. To help ensure performance by the builders of properties which are under construction, completion of properties under construction shall be guaranteed at the price contracted either by an adequate completion bond or performance bond, or, in appropriate circumstances, the general partners may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond.

     The partnership may make periodic progress payments or other cash advances to developers and builders of its properties prior to completion of construction only upon receipt of an architect's certification as to the percentage of the project then completed and as to the dollar amount of the construction then completed. The partnership intends to use such additional controls on its disbursements to builders and developers as it deems necessary or prudent.

     The partnership may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties which it may acquire. Such persons would be compensated directly by the partnership and, other than through such employment, will not be affiliated with the general partners.

ACQUISITION OF PROPERTIES FROM WELLS DEVELOPMENT CORPORATION

     The partnership may acquire properties, directly or through joint ventures with affiliated entities, from Wells Development Corporation ("Wells Development"), a Georgia corporation formed by Wells Management Company, Inc. ("Wells Management') as a wholly owned subsidiary for the purposes of (1) acquiring existing income-producing commercial real estate properties, and (2) acquiring land, developing commercial real properties, securing tenants for such properties, and selling such properties upon completion to the partnership or other Wells Programs. In the case of properties to be developed by Wells Development and sold to the partnership, it is anticipated that Wells Development will:

     .    acquire a parcel of land;

     . enter into contracts for the construction and development of a commercial building thereon;

     . enter into an agreement with one or more tenants to lease all or a majority of the property upon its completion; and

     . secure a financing commitment from a commercial bank or other institutional lender to finance the acquisition and development of the property.

Contracts between Wells Development and the partnership will provide for the partnership to acquire the developed property only upon its completion and upon the tenant taking possession under its lease. All construction required to develop a parcel of land acquired by Wells Development will be performed by one or more companies which are independent of Wells Development, the general partners and their affiliates.

     The partnership will be required to pay a substantial sum to Wells Development at the time of entering into the contract as a refundable earnest money deposit to be credited against the purchase price at closing, which Wells Development will apply to the cost of acquiring the land and initial development costs. It is anticipated that the earnest money deposit will represent approximately twenty to thirty percent (20-30%) of the purchase price of the developed property set forth in the purchase contract. The purchase price for the developed property to be paid by the partnership to Wells Development will not exceed the cost to Wells Development of the acquisition, construction and development of the project, including interest and other carrying costs to Wells Development. All profits and losses during the period any such property is held by Wells Development will accrue to the partnership, and no other benefit will accrue to Wells Development or its affiliates from the sale of such property except for acquisition and advisory fees payable to the general partners or their affiliates which are described in detail elsewhere in this prospectus. (See "Compensation of the General Partners and Affiliates.")

     In the case of properties acquired by the partnership from Wells Development that have already been developed, Wells Development will be required to obtain an appraisal for the property prior to contracting with the partnership, and the purchase price payable by the partnership under the purchase contract will not exceed the fair market value of the property as determined by the appraisal. In the case of properties to be acquired by the partnership from Wells Development which have not yet been constructed at the time of contracting, Wells Development will be required to obtain an independent "as built" appraisal for the property prior to contracting with the partnership, and the purchase price payable by the partnership under the purchase contract will not exceed the anticipated fair market value of the developed property as determined by the appraisal.

     It is anticipated that Wells Development will use the earnest money deposit received from the partnership upon execution of a purchase contract as partial payment for the cost of the acquisition of the land and construction expenditures. Wells Development will borrow the remaining funds necessary to complete the development of the property from an independent commercial bank or other institutional lender by pledging the real property, development contracts, leases and all other contract rights relating to the project as security for such borrowing. The contract between the partnership and Wells Development will require Wells Development to deliver to the partnership at closing title to the property, as well as an assignment of leases, free and clear of all encumbrances relating to any such borrowing. In no event will the partnership take title to the property subject to a mortgage or otherwise incur indebtedness in connection with the acquisition of such property. Wells Development will hold the title to the property on a temporary basis only for the purpose of facilitating the acquisition and development of the property prior to its resale to the partnership and other affiliates of the general partners. Wells Development will not hold title to any such property for more than twelve months prior to reselling to the partnership.

     The partnership may enter into a contract to acquire property from Wells Development notwithstanding the fact that at the time of contracting, the partnership has not yet raised sufficient proceeds to enable it to pay the full amount of the purchase price at closing. The partnership anticipates that it will be able to raise sufficient additional proceeds from its offering during the period between any such execution of the contract and the date provided in the contract for closing. In the case of properties to be developed by Wells Development, the contract will likely provide that the closing will occur immediately following the completion of the development by Wells Development. However, it is likely that the contract will also provide that the partnership may elect to close the purchase of the property before the development has been completed, in which case the partnership would obtain an assignment of the construction and development contracts from Wells Development and would complete the construction either directly or through a joint venture with an affiliate. Any contract between the partnership, directly or indirectly through a joint venture with an affiliate, and Wells Development for the purchase of property to be developed by Wells Development will provide that the partnership will be obligated to purchase the property only if:

     . Wells Development completes the development of the improvements in accordance with the specifications of the contract, and an approved tenant takes possession of the building under a lease satisfactory to the partnership; and

     . the partnership has sufficient net proceeds available for investment in properties at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit.

The general partners will not cause the partnership to enter into a contract to acquire property from Wells Development if they do not reasonably anticipate that funds will be available to purchase the property at the time of closing.
If the partnership enters into a contract to acquire property from Wells Development and, at the time for closing, is unable to purchase the property because it does not have sufficient net proceeds available for investment, the partnership will not be required to close the purchase of the property and will be entitled to a refund of its earnest money deposit from Wells Development. Because Wells Development is an entity without substantial assets or operations, however, Wells Development's obligation to refund the partnership's earnest money deposit will be guaranteed by Wells Management. See the "Management" section of this prospectus for a description of Wells Management.

     If Wells Management is required to make good on its guaranty, the partnership may not be able to obtain the earnest money deposit from Wells Management in a lump sum since Wells Management's only significant assets are its contracts for property management and leasing services, but would more likely be required to accept installment payments over some period of time out of Wells Management's operating revenues. (See "Risk Factors - Investment Risks.")

TERMS OF LEASES AND TENANT CREDITWORTHINESS

     The terms and conditions of any lease entered into by the partnership with regard to a tenant may vary substantially from those described herein; however, a majority of leases are expected to be what is generally referred to as "triple net" leases. A "triple net" lease provides that the tenant will be required to pay or reimburse the partnership for all real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, in addition to making its lease payments.

     The general partners have developed specific standards for determining the creditworthiness of potential tenants of partnership properties. While authorized to enter into leases with any type of tenant, the general partners anticipate that a majority of the tenants of the partnership properties will be U.S. corporations or other entities each of which has a net worth in excess of $100,000,000 or whose lease obligations are guaranteed by another corporation or entity with a net worth in excess of $100,000,000.

     It is anticipated that tenant improvements required to be funded by the landlord in connection with newly acquired properties will be funded from the partnership's net proceeds available for investment. However, at such time as a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, the partnership will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since the partnership does not anticipate maintaining permanent working capital reserves, the partnership may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space.

BORROWING POLICIES

     The partnership will acquire properties on an all cash basis, and the general partners do not intend to cause the partnership to borrow any funds. However, in order to give the general partners flexibility in the management of the partnership, the Partnership Agreement authorizes the partnership to borrow funds:

     . for partnership operating purposes in the event of unexpected circumstances in which the partnership's working capital reserves and other cash resources available to the partnership become insufficient for the maintenance and repair of partnership properties or for the protection or replacement of the partnership's assets; and

     . in order to finance improvement of properties, when the general partners deem such improvements to be necessary or appropriate to protect the capital previously invested in the properties, to protect the value of the partnership's investment in a particular property, or to make a particular property more attractive for sale or lease.

     The partnership cannot borrow funds for any other purposes. Further, the aggregate amount of partnership borrowings at any given time may not exceed 25% of the total purchase price of all partnership properties. The general partners have also represented that they will not cause the partnership to incur indebtedness unless the partnership first obtains an opinion of counsel or an opinion from its tax accountants that the indebtedness to be obtained more likely than not will not cause the income of the partnership to be characterized by the IRS as "unrelated business taxable income" as defined in Section 512 of the Code. Investors should be aware, however, that any such opinion would be based upon various representations and assumptions, and would have no binding effect on the IRS or any court. Accordingly, no assurance can be given that the conclusions reached in any such opinion, if contested, would be sustained by a court, or that any such indebtedness to be obtained by the partnership in the future would not cause the income allocated to limited partners that are tax-exempt entities to be taxed as "unrelated business taxable income." (See "Federal Income Tax Consequences - Investment by Qualified Plans and Other Tax-Exempt Entitles.") The partnership will not incur debt to fund distributions to investors.

     The partnership may borrow funds from the general partners or their affiliates in such situations only if the following qualifications are met:

     . any such borrowing cannot constitute a "financing" as that term is defined under the NASAA Guidelines, i.e., all indebtedness encumbering partnership properties or incurred by the partnership, the principal amount of which is scheduled to be paid over a period of not less than 48 months, and not more than 50% of the principal amount of which is scheduled to be paid during the first 24 months;

     . interest and other financing charges or fees must not exceed the amounts which would be charged by unrelated lending institutions on comparable financing for the same purpose in the same locality as the partnership's principal place of business; and

     .    no prepayment charge or penalty shall be required.

     Except in connection with a potential borrowing as described above, the partnership will not issue senior securities.

JOINT VENTURE INVESTMENTS

     The partnership is likely to enter into one or more joint ventures with affiliated entities for the acquisition, development or improvement of properties for the purpose of diversifying its portfolio of assets. The partnership may invest some or all of the proceeds of the offering in such joint ventures under the conditions described below. In this connection, the partnership will likely enter into joint ventures with Wells Fund XI or the Wells REIT or other Wells Programs. The general partners also have the authority to enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of developing, owning and operating properties in accordance with the partnership's investment policies. (See "Risk Factors" and "Conflicts of Interest.") In determining whether to invest in a particular joint venture, the general partners will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of real estate property investments of the partnership. (See generally "Investment Objectives and Criteria.")

     At such time as the general partners believe that a reasonable probability exists that the partnership will enter into a joint venture with a Wells Program for the acquisition or development of a specific property, this prospectus will be supplemented to disclose the terms of such proposed investment transaction. Based upon the general partners' experience, in connection with the development of a property which is currently owned by a Wells Program, this would normally occur upon the signing of legally binding leases with one or more major tenants for commercial space to be developed on such property, but may occur before or after any such signing, depending upon the particular circumstances surrounding each potential investment. It should be understood that the initial disclosure of any such proposed transaction cannot be relied upon as an assurance that the partnership will ultimately consummate such proposed transaction nor that the information provided in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.

     The partnership may enter into a partnership, joint venture or co-tenancy with unrelated parties if:

     . the management of such partnership, joint venture or co-tenancy is under the control of the partnership in that the partnership or an affiliate of the partnership possesses the power to direct or to cause the direction of the management and policies of any such partnership, joint venture or co-tenancy;

     . the partnership, as a result of such joint ownership of a property, is not charged, directly or indirectly, more than once for the same services;

     . the joint ownership, partnership or co-tenancy agreement does not authorize or require the partnership to do anything as a partner, joint venturer or co-tenant with respect to the property which the partnership or the general partners could not do directly under the Partnership Agreement; and

     . the general partners and their affiliates are prohibited from receiving any compensation, fees or expenses which are not permitted to be paid under the Partnership Agreement.

In the event that any such co-ownership arrangement contains a provision giving each party a right of first refusal to purchase the other party's interest, the partnership may not have sufficient capital to finance the buy-out. (See "Risk Factors - Investment Risks.")

     The partnership intends to enter into joint ventures with other Wells Programs for the acquisition of properties, but may only do so provided that:

     . each such co-venturer has substantially identical investment objectives as those of the partnership;

     . the partnership, as a result of such joint ownership of a property, is not charged, directly or indirectly, more than once for the same services;

     . the compensation payable to the general partners and their affiliates is substantially identical in each program;

     . the partnership will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture; and

     . the investment by the partnership and such affiliate are on substantially the same terms and conditions.

In the event that the co-venturer were to elect to sell property held in any such joint venture, however, the partnership may not have sufficient funds to exercise its right of first refusal to buy the other co-venturer's interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into joint ventures with other Wells Programs will result in certain conflicts of interest. (See "Risk Factors - Investment Risks" and "Conflicts of Interest - Joint Ventures with Affiliates of the General Partners.")

DISPOSITION POLICIES

     The partnership anticipates that prior to its termination and dissolution, all of the partnership's properties will be sold. The partnership intends to hold the various real properties in which it invests until such time as sale or other disposition appears to be advantageous to achieve the partnership's investment objectives or until it appears that such objectives will not be met. In deciding whether to sell properties, the partnership will consider factors such as potential capital appreciation, cash flow and federal income tax considerations, including possible adverse federal income tax consequences to the investors. The general partners anticipate that the partnership will sell existing income-producing properties within 10 to 12 years after acquisition and will sell property acquired for development within 10 to 12 years from the date of completion of such development. However, the general partners may exercise their discretion as to whether and when to sell a property, and the partnership will have no obligation to sell properties at any particular time, except in the event that investors holding a majority of the units vote to liquidate the partnership in response to a formal proxy to liquidate. (See "Summary of Partnership Agreement - Proxy to Liquidate.")

     Cash flow from operations will not be invested in the acquisition of real estate properties. However, in the discretion of the general partners, cash flow may be held as working capital reserves, or used to make capital improvements to existing properties. In addition, net sale proceeds generally will not be reinvested but will be distributed to the partners. Thus, the partnership is intended to be self-liquidating in nature. However, net sale proceeds need not be so distributed if such proceeds are, in the discretion of the general partners:

     .    used to purchase land underlying any of the partnership's properties;

     . used to buy out the interest of any co-tenant or joint venture partner in a property which is jointly owned;

     .    held as working capital reserves; or

     .    used to make capital improvements to existing properties.

Notwithstanding the above, reinvestment of proceeds from the sale of properties will not occur unless sufficient cash will be distributed to pay any federal or state income tax liability created by the sale of the property assuming limited partners will be subject to a 30% combined federal and state tax bracket.

     Although not required to do so, the partnership will generally seek to sell its real estate properties for all cash. The partnership may, however, accept terms of payment from a buyer which include purchase money obligations secured by mortgages as partial payment, depending upon then prevailing economic conditions customary in the area in which the property being sold is located, credit of the buyer and available financing alternatives. Some properties sold by the partnership may be sold on the installment basis under which only a portion of the sale price will be received in the year of sale, with subsequent payments spread over a number of years. In such event, the full distribution by the partnership of the net proceeds of any sale may be delayed until the notes are paid, sold or financed.

OTHER POLICIES

     The partnership will not invest as a limited partner in other limited partnerships.

     Except in connection with sales of properties by the partnership where purchase money obligations may be taken by the partnership as partial payment, the partnership will not make loans to any person, nor will the partnership underwrite securities of other issuers, offer securities except potentially for purchase money obligations to sellers in exchange for property, or invest in securities of other issuers for the purpose of exercising control. Notwithstanding the foregoing, the partnership may invest in joint ventures or partnerships as described above and in a corporation where real estate is the principal asset and its acquisition can best be effected by the acquisition of the stock of such corporation, subject to the limitations set forth below.

     The partnership will not engage in any of the following activities:

     . issue any units after the termination of the offering or issue units in exchange for property;

     . make investments in real estate mortgages except in connection with the sale or other disposition of a property;

     .    make loans to the general partners or their affiliates; or

     . invest in or underwrite the securities of other issuers, including any publicly offered or traded limited partnership interests, except for permitted temporary investments pending utilization of partnership funds, provided that following one year after the commencement of operations of the partnership no more than 45% of the value of the partnership's total assets exclusive of government securities and cash items will consist of, and no more than 45% of the partnership's net income after taxes for the last four fiscal quarters combined will be derived from, securities other than:

          (1)  government securities; or

          (2) securities in a corporation where real estate is the principal asset and the acquisition of such real estate can best be effected by the acquisition of the stock of such corporation, provided that any such corporation is either (a) a corporation which is a majority owned subsidiary of the partnership and which is not an investment company, or (b) a corporation which is controlled primarily by the partnership, through which corporation the partnership engages in the business of acquisition and operation of real estate and which is not an investment company.

                                  MANAGEMENT

THE GENERAL PARTNERS

     The general partners of the partnership are: Wells Partners, L.P. and Mr. Leo F. Wells, III, individually.

     WELLS PARTNERS, L.P. ("Wells Partners") is a Georgia limited partnership having Wells Capital, Inc. ("Wells Capital"), a Georgia corporation formed in April 1984, as its sole general partner. The executive offices of both Wells Partners and Wells Capital are located at 3885 Holcomb Bridge Road, Norcross, Georgia 30092. Financial statements of Wells Partners and Wells Capital are included at the end of this prospectus. Leo F. Wells, III is the President and sole Director of Wells Capital as well as the sole shareholder, the President and sole Director of Wells Real Estate Funds, Inc., which is the sole shareholder of each of Wells Capital, Wells Management Company, Inc. ("Wells Management") and Wells Investment Securities, Inc. ("Wells Investment"). (See "Conflicts of Interest.")

     As of September 30, 1998, the net worth of Wells Partners was approximately $667,000 on an estimated fair market value basis and on a generally accepted accounting principles (GAAP) basis; however, the net worth of Wells Partners consists almost entirely of partnership interests in real estate limited partnerships and, therefore, does not represent liquid assets.

     The principal officers and directors of Wells Capital are as follows:

     Name                           Positions
     ----                           ---------

     Leo F. Wells, III              President and Sole Director

     Brian M. Conlon                Executive Vice President

     Louis A. Trahant               Vice President of Sales and Operations

     Kim R. Comer                   National Vice President of Marketing

     Edna B. King                   Vice President of Investor Services

     Linda L. Carson                Vice President of Accounting

     LEO F. WELLS, III (age 53) is the President and sole Director of both Wells Capital and Wells Real Estate Funds, Inc. In addition, he is President of Wells & Associates, Inc., a real estate brokerage and investment company formed in 1976 and incorporated in 1978, for which he serves as principal broker. He is also the President and sole Director of Wells Management, a property management company he founded in 1983; Wells Investment, a registered securities broker-dealer he formed in 1984; Wells Advisors, Inc. ("Wells Advisors"), a company he organized in 1991 to act as a non-bank custodian for IRAs; Wells Development Corporation ("Wells Development"), a company he organized in 1997 to temporarily own, operate, manage, and/or develop real properties; and the President and a Director of the Wells REIT. Mr. Wells was a real estate salesman and property manager from 1970 to 1973 for Roy D. Warren & Company, an Atlanta real estate company, and he was associated from 1973 to 1976 with Sax Gaskin Real Estate Company, during which time he became a Life Member of the Atlanta Board of Realtors Million Dollar Club. From 1980 to February 1985, he served as Vice President of Hill-Johnson, Inc., a Georgia corporation engaged in the construction business. Mr. Wells holds a Bachelor of Business Administration degree in Economics from the University of Georgia. Mr. Wells is a member of the International Association for Financial Planning and a registered NASD principal.

     Mr. Wells has over 27 years of experience in real estate sales, management and brokerage services. He is currently a co-general partner in a total of 25 real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties. As of September 30, 1998, these 25 real estate limited partnerships represented investments totaling $280,854,001 from approximately 26,000 investors. (See "Prior Performance Summary.")

     As of September 30, 1998, Mr. Wells' net worth exclusive of home, automobiles and home furnishings was in excess of $2,000,000 on an estimated fair market value basis. Mr. Wells' net worth consists principally of investments in partnerships, real estate, interests in retirement plans, notes receivable and his stock in Wells Real Estate Funds, Inc. and other closely held corporations and, therefore, does not represent liquid assets or assets which are readily marketable. (See "Risk Factors.")

     The combined net worth of the general partners as of September 30, 1998, on an estimated fair market value basis, was approximately $2,667,000. However, the general partners' net worth consists primarily of interests in other partnerships, real estate and closely-held businesses, and thus such net worth is not liquid and not readily marketable. (See "Risk Factors.")

     BRIAN M. CONLON (age 40) is the Executive Vice President of Wells Capital, Wells Real Estate Funds, Inc. and Wells Development; is a Vice President of Wells Investment; and is Executive Vice President and a Director of the Wells REIT. Mr. Conlon joined Wells Capital in 1985 as a Regional Vice President, and served as Vice President and National Marketing Director from 1991 until April 1996 when he assumed his current position. Previously, Mr. Conlon was Director of Business Development for Tishman Midwest Management & Leasing Services Corp. where he was responsible for marketing the firm's property management and leasing services to institutions. Mr. Conlon also spent two years as an Investment Property Specialist with Carter & Associates where he specialized in acquisitions and dispositions of office and retail properties for institutional clients. Mr. Conlon received a Bachelor of Business Administration degree from Georgia State University and a Master of Business Administration degree from the University of Dallas. Mr. Conlon is a member of the International Association for Financial Planning (IAFP), a general securities principal and a Georgia real estate broker. Mr. Conlon also holds the certified commercial investment member
(CCIM) designation of the Commercial Investment Real Estate Institute and the certified financial planner (CFP) designation of the Certified Financial Planner Board of Standards, Inc.

     KIM R. COMER (age 45) rejoined Wells Capital as National Vice President of Marketing in April 1997, after previously working for Wells Capital in similar capacities from January 1992 through September 1995. Mr. Comer is responsible for all investor, financial advisor and broker-dealer communications and relations. In prior positions with Wells Capital, Mr. Comer served as Vice President of Marketing for the southeast and northeast regions. He has ten years of experience in the securities industry and is a licensed registered representative and financial principal with the

NASD. Additionally, he has previous experience as controller and Chief Financial Officer of two regional broker-dealers. In 1976, Mr. Comer graduated with honors from Georgia State University with a BBA degree in accounting.

     EDNA B. KING (age 62) is the Vice President of Investor Services for Wells Capital. She is responsible for processing new investments, sales reporting and investor communications. Prior to joining Wells Capital in 1985, Ms. King served as the Southeast Service Coordinator for Beckman Instruments and an office manager for a regional office of Commerce Clearing House. Ms. King holds an Associate Degree in Business Administration from DeKalb Community College in Atlanta, Georgia and has completed various courses at the University of North Carolina at Wilmington.

     LINDA L. CARSON (age 55) is Vice President of Accounting for Wells Capital. As such, she is responsible for partnership, property and corporate accounting, SEC reporting and coordination of audits with the independent auditors. Ms. Carson joined Wells Capital in 1989 as Staff Accountant, became Controller in 1991, and assumed her current position in 1996. Prior to jointing Wells Capital, Ms. Carson was an accountant with an electrical distributor. She is a graduate of City College of New York and has completed additional accounting courses at Kennesaw State. She is a member of the National Society of Accountants.

MANAGEMENT

     The general partners of the partnership, Mr. Wells and Wells Partners, will be responsible for the direction and management of the partnership, including acquisition, construction and property management. Any action required to be taken by the general partners shall be taken only if it is approved, in writing or otherwise, by both general partners, unless the general partners agree between themselves to a different arrangement for the approval of action of the general partners. The powers and duties of the general partners are described in Article XI of the Partnership Agreement. The compensation payable to the general partners for performance of their duties is set forth in "Compensation of the General Partners and Affiliates."

     A change in management of the partnership may be accomplished by removal of the general partners or the designation of a successor or additional general partner, in each case in accordance with the provisions of the Partnership Agreement. The Partnership Agreement provides that a general partner may be removed and a new general partner elected upon the written consent or affirmative vote of limited partners owning more than 50% of the units. The Partnership Agreement further provides that a general partner may designate a successor or additional general partner with the consent of all other general partners and limited partners holding more than 50% of the units, after providing 90 days written notice to the general partners and limited partners and provided that the interests of the limited partners are not adversely affected. Generally, except in connection with such a designation, no general partner shall have the right to retire or withdraw voluntarily from the partnership or to sell, transfer or assign his or its interest without the consent of the limited partners holding more than 50% of the units. (See "Summary of Partnership Agreement.")

     PROPERTY MANAGER

     Partnership properties will be managed and leased initially by Wells Management Company, Inc., which is a wholly owned subsidiary of Wells Real Estate Funds, Inc. Wells Management is engaged in the business of real estate management. It was organized and commenced active operations in 1983 to lease and manage real estate projects which the general partners or their affiliates operate or in which the general partners or their affiliates own an interest. As of December 31, 1998, Wells Management was managing in excess of __________________ square feet of office buildings and shopping centers. Its compensation for management of commercial properties will be 4.5% of gross revenues. A special one-time initial rent-up or leasing fee may be paid on the first leases for newly constructed properties. This fee must be competitive for the geographic area of the property, and the amount of this fee received by Wells Management will be reduced by any amount paid to an outside broker. The general partners believe these terms will be no less favorable to the partnership than those customary for similar services in the relevant geographic area. Depending upon the location of certain partnership properties and other circumstances, unaffiliated property management companies may be retained to render property management services for some partnership properties. (See "Compensation of the General Partners and Affiliates.")

     In the event that Wells Management assists a tenant with tenant improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5% of the cost of the tenant improvements.

     Wells Management derives all of its income from its property management and leasing operations. For the fiscal year ended December 31, 1997, Wells Management reported $1,182,558 in gross operating revenues and $270,180 in net income, and for the nine month period ended September 30, 1998, Wells Management reported $1,208,126 in gross operating revenues and $441,745 in net income.

     Wells Real Estate Funds, Inc. is the sole shareholder of Wells Management, and Mr. Wells is the President and sole Director of Wells Management. (See "Conflicts of Interest.") The other principal officers of Wells Management are as follows:

     Name                     Positions
     ----                     ---------

     Michael C. Berndt        Vice President and Chief Financial Officer

     M. Scott Meadows         Vice President of Property Management

     Robert H. Stroud         Vice President of Leasing

     Michael L. Watson        Vice President of Development

     The property manager will hire, direct and establish policies for the partnership's employees who will have direct responsibility for each property's operations, including resident managers and assistant managers, as well as building and maintenance personnel. Some or all of the other partnership employees may be employed on a part-time basis and may also be employed by one or more of the following:

     .    the general partners;

     .    the property manager;

     . other partnerships organized by the general partners and their affiliates; and

     . other persons or entities owning properties managed by the property manager.

The property manager will also direct the purchase of equipment and supplies and will supervise all maintenance activity.

     The management fees to be paid to Wells Management will cover, without additional expense to the partnership, the property manager's general overhead costs such as its expenses for rent and utilities. However, certain salaries and other employee-related expenses, travel and other out-of-pocket expenses of personnel of Wells Management, other than controlling persons of the general partners or their affiliates, may be reimbursed by the partnership to the extent such expenses are directly related to the management of a specific partnership property.

     The principal office of Wells Management is located at 3885 Holcomb Bridge Road, Norcross, Georgia 30092.

     DEALER MANAGER

     Wells Investment Securities, Inc. (the Dealer Manager), a member firm of the National Association of Securities Dealers, Inc. ("NASD"), was organized in May 1984 for the purpose of participating in and facilitating the distribution of securities of Wells Programs.

     The Dealer Manager will provide certain wholesaling, sales promotional and marketing assistance services to the partnership in connection with the distribution of the units offered pursuant to this prospectus. It may also sell a limited number of units at the retail level. (See "Plan of Distribution.")

     Wells Real Estate Funds, Inc. is the sole shareholder of the Dealer Manager, and Mr. Wells is the President and sole Director. (See "Conflicts of Interest.") Brian M. Conlon serves as Vice President of the Dealer Manager.

     IRA CUSTODIAN

     Wells Advisors, Inc. was organized in 1991 for the purpose of acting as a non-bank custodian for IRAs investing in the securities of Wells Programs.
Wells Advisors charges no fees for such services. Wells Advisors was approved by the Internal Revenue Service to act as a qualified non-bank custodian for IRAs on March 20, 1992. In circumstances where Wells Advisors acts as an IRA custodian, the authority of Wells Advisors is limited to holding the units on behalf of the beneficiary of the IRA and making distributions or reinvestments in units solely at the discretion of the beneficiary of the IRA. Wells Advisors is not authorized to vote any of the units held in any IRA except in accordance with the written instructions of the beneficiary of the IRA. Mr. Wells is the President and sole Director and owns 50% of the common stock and all of the preferred stock of Wells Advisors.


                           ESTIMATED USE OF PROCEEDS

     The following table sets forth information concerning the estimated use of the gross proceeds of the offering of units made hereby for each of the partnerships. Many of the figures set forth below represent the best estimate of the general partners since they cannot be precisely calculated at this time. The percentage of the gross proceeds of the offering of units to be invested in partnership properties for each of the partnerships is estimated to be approximately 84%.


                                                            MINIMUM OFFERING                 MAXIMUM OFFERING
                                                            ----------------                 ----------------
                                                         Amount             Percent          Amount       Percent
                                                         ------             -------          ------       -------
Gross Offering Proceeds (1)                               $1,250,000          100%        $35,000,000         100%
Less Public Offering Expenses:
  Selling Commissions and Dealer Manager Fee (2)             118,750          9.5%          3,325,000         9.5%
  Organization and Offering Expenses (3)                      37,500            3%          1,050,000           3%
                                                          ----------         ----         -----------        ----
Amount Available for Investment (4)                       $1,093,750         87.5%        $30,625,000        87.5%
Acquisition and Development:
  Acquisition and Advisory Fees (5)                       $   37,500            3%        $ 1,050,000           3%
  Acquisition Expenses (6)                                     6,250           .5%            175,000          .5%
  Initial Working Capital Reserve (7)                             (7)           -                  (7)          -
                                                          ----------         ----         -----------        ----
Amount Invested in Properties (4)(8)                      $1,050,000           84%        $29,400,000          84%
                                                          ==========         ====         ===========        ====

_________________________
(Footnotes to "Estimated Use of Proceeds")

1. The amounts shown for gross offering proceeds do not reflect the possible discounts in commissions and other fees as described in "Plan of Distribution."

2. Includes selling commissions equal to 7% of aggregate gross offering proceeds which commissions may be reduced under certain circumstances and a dealer manager fee equal to 2.5% of aggregate gross offering proceeds, both of which are payable to the Dealer Manager, an affiliate of the general partners. The Dealer Manager, in its sole discretion, may reallow selling commissions of up to 7% of gross offering proceeds to other broker-dealers participating in this offering attributable to the units sold by them and may reallow out of its dealer manager fee up to 1.5% of gross offering proceeds in marketing fees to broker-dealers participating in this offering based on such factors as the volume of units sold by such participating broker-dealers, marketing support provided by such participating broker-dealers and bona fide conference fees incurred. In no event shall the total underwriting compensation, including selling commissions, the dealer manager fee and underwriting expense reimbursements, exceed 10% of gross offering proceeds, except for an additional .5% of gross offering proceeds which may be paid as a reimbursement of expenses incurred for due diligence purposes and which is included in the organization and offering expenses described in Footnote 3 below. (See "Plan of Distribution.")

3. Organization and offering expenses consist of estimated legal, accounting, printing and other accountable offering expenses other than selling commissions and the dealer manager fee and reimbursements to the general partners and their affiliates for payments to nonaffiliated broker-dealers of certain bona fide due diligence expenses in an amount not to exceed .5% of gross offering proceeds. The general partners and their affiliates will be responsible for the payment of organization and offering expenses other than selling commissions and the dealer manager fee to the extent they exceed 3% of gross offering proceeds without recourse against or reimbursement by the partnership.

4. Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, the working capital reserves of the partnership, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

5. The partnership will pay acquisition and advisory fees, defined generally as the total of all fees and commissions paid by any party to any person in connection with the purchase, development or construction of property by the partnership, to the general partners or their affiliates in connection with the acquisition of the partnership's properties up to a maximum amount of 3% of gross offering proceeds. Acquisition and advisory fees do not include acquisition expenses.

6. Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of partnership properties. It is anticipated that substantially all of such items will be directly related to the acquisition of specific partnership properties and will be capitalized rather than currently deducted by the partnership.

7. Because the partnership will purchase properties on an all cash basis and the vast majority of leases for the properties acquired by the partnership will provide for tenant reimbursement of operating expenses, it is not anticipated that a permanent reserve for maintenance and repairs of partnership properties will be established. However, to the extent that the partnership has insufficient funds for such purposes, the general partners will advance to the partnership on an interest-free basis an aggregate amount of up to 1% of gross offering proceeds for maintenance and repairs of partnership properties. The general partners also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of nonliquidating net sale proceeds, defined generally to mean the net cash proceeds received by the partnership from any sale or exchange of partnership properties.

8. Includes amounts anticipated to be invested in partnership properties net of fees and expenses. It is estimated that approximately 84% of the proceeds from the sale of units will be used to acquire properties, and under no circumstances shall the partnership commit less than 80% of capital contributions to investment in properties, as required under the NASAA Guidelines.

              COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES

    The following table summarizes and discloses all of the compensation and fees including reimbursement of expenses to be paid by the partnership to the general partners and their affiliates during the various phases of the organization and operation of the partnership.

Form of Compensation               Determination                                                          Estimated Maximum
and Entity Receiving                 of Amount                                                            Dollar Amount (1)
--------------------                 ---------                                                            -----------------
                          Organizational and Offering Stage

Selling Commissions - The Up to 7% of gross offering proceeds before reallowance of commissions earned    $2,450,000 ($87,500 in
Dealer Manager            by participating broker-dealers.  The Dealer                                    the

                          Manager intends to reallow 100% of commissions earned to participating          event the partnership
                          broker-dealers.                                                                 sells only the minimum of
                                                                                                          125,000 units)

Dealer Manager Fee - The  Up to 2.5% of gross offering proceeds before reallowance to participating       $875,000 ($31,250 in
Dealer Manager            broker-dealers.  The Dealer Manager, in its sole discretion, may reallow a      the event the
                          portion of its dealer manager fee of up to 1.5% of the gross offering           partnership sells only
                          proceeds to be paid to such participating broker-dealers as a marketing fee,    the minimum of 125,000
                          based on such factors as the volume of units sold by such participating         units)
                          broker-dealers, marketing support and bona fide conference fees incurred.

Reimbursement of          Up to 3% of gross offering proceeds.  All organization and offering expenses    $1,050,000 ($37,500 in
Organization and          (excluding selling commissions and the dealer manager fee) will be advanced     the event the
Offering Expenses - The   by the General Partner and their affiliates and reimbursed by the               partnership sells only
General Partners or       partnership.(2)                                                                 the minimum of 125,000
Their Affiliates                                                                                          units)
                                         Acquisition and Development Stage

Acquisition and           For the review and evaluation of potential real property                        $1,050,000
Advisory                  acquisitions, a fee of up to 3% of gross offering                               ($37,500 in the
Fees - The General        proceeds.                                                                       event the
Partners                                                                                                  partnership
or Their Affiliates                                                                                       sells only the
                                                                                                          minimum of
                                                                                                          125,000 units)

Reimbursement of          Up to .5% of gross offering proceeds for reimbursement of                       $175,000 ($6,250
Acquisition               expenses related to real property acquisitions, such as                         in the event the
Expenses - The            legal fees, travel expenses, property appraisals, title                         partnership
General Partners          insurance premium expenses and other closing costs.                             sells only the
or Their                                                                                                  minimum of
Affiliates                                                                                                125,000 units)

                                               Operational Stage

Property                  For supervising the management of the partnership                               Actual amounts
Management and            properties, a fee equal to the lesser of:  (A)(1) for                           are dependent
Leasing Fees -            commercial properties which are not leased on a long-term                       upon results of
Wells Management          net lease basis, 4.5% of gross revenues, and (2) in the                         operations and
Company, Inc.             case of commercial properties which are leased on a                             therefore cannot
                          long-term (ten or more years) net lease basis, 1% of                            be determined at
                          gross revenues plus, in the case of leases to new                               the present time.
                          tenants, initial leasing fees equal to 3% of gross
                          revenues over the first five years of the lease term, or
                          (B) the amounts charged by unaffiliated persons rendering
                          comparable services in the same geographic area; plus, a
                          separate fee for the one-time initial rent-up or
                          leasing-up of newly constructed properties in an amount
                          not to exceed the fee customarily charged in arm's-length
                          transactions by others rendering similar services in the
                          same geographic area for similar properties.

Share of Net Cash         A noncumulative amount equal to one-tenth of net cash                           Actual amounts
From Operations -         from operations subordinated in each fiscal year to                             are dependent
The General Partners      distributions of net cash from operations to investors                          upon results of
                          electing Cash Preferred Units equal to 10% of their net                         operations and
                          capital contributions.                                                          therefore cannot
                                                                                                          be determined at
                                                                                                          the present time.

                                         Liquidation Stage

Subordinated              After investors have received a return of their net capital contributions       Actual amounts are
Participation in          and their Preferential Limited Partner Return, then the general partners        dependent upon results
Nonliquidating Net        are entitled to receive the following amounts:                                  of operations and
Sale Proceeds and                                                                                         therefore cannot be
Liquidating               (a)  an amount equal to their capital contributions,                            determined at the
Distributions - The                                                                                       present time.
General Partners          (b)  then, if and only in the event that investors have received any Excess
                               Limited Partner Distributions, 20% of the sum of any such Excess
                               Limited Partner Distributions plus the amount distributed to the general partners pursuant to this provision, plus

                          (c)  20% of remaining residual proceeds available for distribution;

                          provided, however, that in no event will the general partners receive in the aggregate more than 15% of sale proceeds remaining after investors have received a return of their net capital contributions plus a 6% annual cumulative (noncompounded) return on their net capital contributions.
                          (See Sections 9.2, 9.3 and 9.4 of the Partnership Agreement.)

Real Estate               In connection with the sale of partnership properties, an amount not            Actual amounts are
Commissions -             or exceeding the lesser of:  (A) 50% of the reasonable, customary and           dependent upon results
The general partners      competitive real estate brokerage commissions customarily paid for the sale     of operations and
Their Affiliates          of a comparable property in light of the size, type and location of the         therefore cannot be
                          property, or (B) 3% of the gross sales price of each property, subordinated     determined at the
                          to distributions to investors from sale proceeds of an amount which, together   present time.
                          with prior distributions to the investors, will equal (1) 100% of their capital contributions plus (2) a 6% annual cumulative (noncompounded) return on their net capital contributions.  (See Section 12.6 of the Partnership
                          Agreement.)

_________________________
(Footnotes to "Compensation of the General Partners and Affiliates")

1. The estimated maximum dollar amounts are based on the sale of a maximum of 3,500,000 units.

2. In the event that reimbursements of organizational and offering expenses paid by Wells Real Estate Fund XII, L.P. are made for organization, registration and offering expenses relating to both of the partnerships, it is anticipated that Wells Real Estate Fund XIII, L.P. will reimburse Wells Real Estate Fund XII, L.P. for its pro rata share of such expenses, subject to the 3% of gross offering proceeds limitation.

     In addition, the general partners and their affiliates will be reimbursed only for the actual cost of goods, services and materials used for or by the partnership as set forth in Section 11.4 of the Partnership Agreement. The general partners may be reimbursed for the administrative services necessary to the prudent operation of the partnership provided that the reimbursement shall be at the lower of the general partners' actual cost or the amount the partnership would be required to pay to independent parties for comparable administrative services in the same geographic location. No payment or reimbursement will be made for services for which the general partners are entitled to compensation by way of a separate fee. Excluded from allowable reimbursement shall be: (1) rent or depreciation, utilities, capital equipment, other administrative items; and (2) salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any controlling persons of the general partners or their affiliates.

     Since the general partners and their affiliates are entitled to differing levels of compensation for undertaking different transactions on behalf of the partnership, such as the property management fees for operating the partnership properties and the subordinated participation in proceeds from the sale of partnership properties, the general partners have the ability to affect the nature of the compensation they receive by undertaking different transactions. However, the general partners are obligated to exercise good faith and integrity in all their dealings with respect to partnership affairs pursuant to their fiduciary duties to the limited partners. (See "Fiduciary Duty of the General Partners.") As noted above, there are ceilings on certain categories of fees or expenses payable to the general partners and their affiliates. Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by the general partners or their affiliates by reclassifying them under a different category.


                             CONFLICTS OF INTEREST

     The partnership is subject to various conflicts of interest arising out of its relationship with the general partners and their affiliates, including conflicts related to the arrangements pursuant to which the general partners and their affiliates will be compensated by the partnership. (See "Compensation of the General Partners and Affiliates.")

     The general partners of the partnership are Leo F. Wells, III and Wells Partners, L.P., a Georgia limited partnership having Wells Capital, Inc., a Georgia corporation, as its sole general partner. Leo F. Wells, III owns all of the outstanding capital stock of Wells Real Estate Funds, Inc., a Georgia corporation which owns all of the outstanding capital stock of Wells Capital, Inc., Wells Investment Securities, Inc. (the Dealer Manager), and Wells Management Company, Inc. (the Property Manager). See the flow chart showing the relationship between the general partners and its affiliates in the "Summary of the Offering" section of this prospectus.

     Because the partnership was organized and will be operated by the general partners, these conflicts will not be resolved through arm's-length negotiations but through the exercise of the general partners' judgment consistent with their fiduciary responsibility to the limited partners and the partnership's investment objectives and policies. (See "Fiduciary Duty of the General Partners" and "Investment Objectives and Criteria.") These conflicts include, but are not limited to, the following:

     INTERESTS IN OTHER REAL ESTATE PROGRAMS

     The general partners and their affiliates are also general partners of other Wells Programs, including partnerships which have investment objectives similar to those of the partnership, and it is expected that they will organize other such partnerships in the future. The general partners and such affiliates have legal and financial obligations with respect to these other partnerships which are similar to their obligations to the partnership. As general partners, they may have contingent liability for the obligations of such partnerships as well as those of the partnership which, if such obligations were enforced against the general partners, could result in substantial reduction of the net worth of the general partners.

     In addition, the general partners and their affiliates are currently sponsoring a real estate investment trust known as Wells Real Investment Trust, Inc. The registration statement of Wells Real Estate Investment Trust, Inc. was declared effective by the Securities and Exchange Commission on January 30, 1998 for the offer and sale to the public of up to 16,500,000 shares of common stock at a price of $10.00 per share.

     As described in the "Prior Performance Summary," the general partners have sponsored the following thirteen other Wells Programs with substantially identical investment objectives as those of the partnership:

     1.   Wells Real Estate Fund I ("Wells Fund I"),
     2.   Wells Real Estate Fund II ("Wells Fund II"),
     3.   Wells Real Estate Fund II-OW ("Wells Fund II-OW"),
     4.   Wells Real Estate Fund III, L.P. ("Wells Fund III"),
     5.   Wells Real Estate Fund IV, L.P. ("Wells Fund IV"),
     6.   Wells Real Estate Fund V, L.P. ("Wells Fund V"),
     7.   Wells Real Estate Fund VI, L.P. ("Wells Fund VI"),
     8.   Wells Real Estate Fund VII, L.P. ("Wells Fund VII"),
     9.   Wells Real Estate Fund VIII, L.P. ("Wells Fund VIII"),
     10.  Wells Real Estate Fund IX, L.P. ("Wells Fund IX"),
     11.  Wells Real Estate Fund X, L.P. ("Wells Fund X"),
     12.  Wells Real Estate Fund XI, L.P. ("Wells Fund XI"), and
     13.  Wells Real Estate Investment Trust, Inc. (the "Wells REIT")

     All of the proceeds of the offerings of Wells Fund I, Wells Fund II, Wells Fund II-OW, Wells Fund III, Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII and Wells Fund IX available for investment in real properties have been invested. As of October 31, 1998, approximately 94% of the proceeds of the offering of Wells Fund X, 44% of the proceeds of the offering of Wells Fund XI, and 58% of the proceeds of the offering of the Wells REIT available for investment in real properties had either been invested in properties or were committed for investment in properties.

     In the event that the partnership, or any other Wells Program or other entity formed or managed by the general partners or their affiliates is in the market for similar properties, the general partners will review the investment portfolio of the partnership and each such affiliated entity. The general partners will decide which entity will acquire a particular property on the basis of such factors as, among others:

     . the anticipated cash flow of the property to be acquired and the cash requirements of each program;

     . the effect of the purchase on diversification of the portfolio of each such entity in terms of number of investments, types of commercial properties, geographic area and industry group of the tenant;

     .    the estimated income tax effects of the purchase on each such entity;

     .    the size of the investment;

     . the amount of funds available to each entity and the length of time such funds have been available for investment; and

     . in the case of the Wells REIT, the potential effect of leverage on such investment.

The general partners may acquire, for their own account or for private placement, properties which they deem not suitable for purchase by the partnership, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties with potential for attractive investment returns.

     OTHER ACTIVITIES OF THE GENERAL PARTNERS AND THEIR AFFILIATES

     The partnership will rely on the general partners and their affiliates for the day-to-day operation of the partnership and the management of its assets.
As a result of their interests in other partnerships and the fact that they have also engaged and will continue to engage in other business activities, the general partners and their affiliates will have conflicts of interest in allocating their time between the partnership and other partnerships and activities in which they are involved. (See "Risk Factors - Investment Risks.") However, the general partners believe that they and their affiliates have sufficient personnel to discharge fully their responsibilities to all partnerships and ventures in which they are involved.

     The partnership will not purchase or lease any property in which the general partners or any of their affiliates have an interest; provided, however, that the general partners or any of their affiliates may temporarily enter into contracts relating to investment in properties to be assigned to the partnership prior to closing or may purchase property in their own name and temporarily hold title for the partnership, provided that such property is purchased by the partnership at a price no greater than the cost of such property, including acquisition and carrying costs, to the general partners or the affiliate, and further provided that the general partners or such affiliate may not have held title to any such property on behalf of the partnership for more than 12 months prior to the commencement of this offering, that the general partners or their affiliates shall not sell property to the partnership if the cost of the property exceeds the funds reasonably anticipated to be available for the partnership to purchase any such property, and that all profits and losses during the period any such property is held by the general partners or the affiliate will accrue to the partnership. In no event may the partnership:

     . sell or lease real property to the general partners or any of their affiliates;

     . loan partnership funds to the general partners or any of their affiliates; or

     . enter into agreements with the general partners or their affiliates for the provision of insurance covering the partnership or any partnership property.

     COMPETITION

     Conflicts of interest will exist to the extent that the partnership may acquire properties in the same geographic areas where other properties owned by the general partners and their affiliates are located. In such a case, a conflict could arise in the leasing of partnership properties in the event that the partnership and another program managed by the general partners or their affiliates were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of partnership properties in the event that the partnership and another program managed by the general partners or their affiliates were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as the partnership or affiliates of the general partners managing property on behalf of the partnership seek to employ developers, contractors or building managers as well as under other circumstances. The general partners will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, the general partners will seek to reduce conflicts which may arise with respect to properties available for sale or rent by making prospective purchasers or lessees aware of all such properties. However, these conflicts cannot be fully avoided in that the general partners may establish differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

     AFFILIATED DEALER MANAGER

     Since Wells Investment Securities, Inc. (the Dealer Manager) is an affiliate of the general partners, the partnership will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. (See "Plan of Distribution.")

     AFFILIATED PROPERTY MANAGER

     Since it is anticipated that partnership properties will be managed and leased by Wells Management Company, Inc. (the Property Manager), the partnership will not have the benefit of independent property management. (See "Management.")

     LACK OF SEPARATE REPRESENTATION

     Holland & Knight LLP ("Holland & Knight") is counsel to the partnership, the general partners, the Dealer Manager and their affiliates in connection with this offering and may in the future act as counsel to the partnership, the general partners, the Dealer Manager and their affiliates. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between the partnership, the general partners, the Dealer Manager or their affiliates, the general partners will cause the partnership to retain separate counsel for such matters as and when appropriate.

     JOINT VENTURES WITH AFFILIATES OF THE GENERAL PARTNERS

     The partnership is likely to enter into one or more joint venture agreements with Wells Programs for the acquisition, development or improvement of properties. (See "Investment Objectives and Criteria - Joint Venture Investments.") The general partners and their affiliates may have conflicts of interest in determining which Wells Program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with the business interests or goals of the partnership. In addition, should any such joint venture be consummated, the general partners may face a conflict in structuring the terms of the relationship between the interest of the partnership and the interest of the affiliated co-venturer and in managing the joint venture. Since the general partners and their affiliates will control both the partnership and the affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers. (See "Risk Factors - Investment Risks.")

     RECEIPT OF FEES AND OTHER COMPENSATION BY GENERAL PARTNERS AND AFFILIATES

     Partnership transactions involving the purchase and sale of partnership properties may result in the receipt of commissions, fees and other compensation by the general partners and their affiliates, including acquisition and advisory fees, the dealer manager fee, property management and leasing fees, real estate brokerage commissions, and participation in distributions of net cash from operations, nonliquidating net sale proceeds and liquidating distributions. However, the fees and compensation payable to the general partners and their affiliates relating to sale of partnership properties are subordinated to the return to the limited partners of their capital contributions plus cumulative returns thereon. Subject to their fiduciary duties and specific restrictions set forth in the Partnership Agreement, the general partners have considerable discretion with respect to all decisions relating to the terms and timing of all partnership transactions. Therefore, the general partners may have conflicts of interest concerning certain actions taken on behalf of the partnership, particularly due to the fact that such fees will generally be payable to the general partners and their affiliates regardless of the quality of the partnership properties acquired or the services provided to the partnership. (See "Compensation of the General Partners and Affiliates.")

     TAX AUDIT PROCEEDING

     In the event of an audit of the federal income tax returns of the partnership by the IRS, it is possible that the interests of the general partners in such tax audit could become inconsistent with or adverse to the interests of the investors. Further, it is possible that federal income tax adjustments proposed by the IRS could be adverse to investors electing Tax Preferred Units while being neutral or potentially advantageous to investors electing Cash Preferred Units. Expenses of contesting any such audit incurred by the partnership may reduce the amount of net cash from operations available for distribution to investors electing Cash Preferred Units, which could also result in a conflict of interest. In this regard, the general partners who are primarily responsible for contesting federal income tax adjustments proposed by the IRS may be subject to various conflicts of interest in connection with the negotiation and settlement of issues raised by the IRS in a federal income tax audit. (See "Federal Income Tax Consequences.")

     The agreements and arrangements among the partnership, the general partners and their affiliates have been established by the general partners, and the general partners believe the amounts to be paid thereunder to be reasonable and customary under the circumstances. In an effort to establish standards for minimizing and resolving these potential conflicts, the general partners have agreed to the guidelines and limitations set forth in Section 11.3 of the Partnership Agreement entitled "Limitations on Powers of the General Partners" and in Article XIII of the Partnership Agreement entitled "Transactions Between General Partners and the Partnership." Among other things, these provisions:

     . set forth the specific conditions under which the partnership may own or lease property jointly or in a partnership with an affiliate of the general partners;

     . prohibit the partnership from purchasing or leasing an investment property from the general partners or their affiliates;

     . prohibit loans by the partnership to the general partners or their affiliates;

     .    prohibit the commingling of partnership funds; and

     . prohibit the general partners from merging or consolidating the partnership with another partnership or a corporation or converting the partnership to a real estate investment trust unless the transaction complies with certain terms and conditions including first obtaining a majority vote of the investors.

     In addition, as described below, the general partners have a fiduciary obligation to act in the best interests of both the investors in the partnership and the investors in other programs in which they act as general partners and will use their best efforts to assure that the partnership will be treated at least as favorably as any other such program.


                     FIDUCIARY DUTY OF THE GENERAL PARTNERS

     The general partners will be accountable to the partnership as fiduciaries and, consequently, will be required to exercise good faith and integrity in all their dealings with respect to partnership affairs. Where the question has arisen, courts have held that a limited partner may institute legal action on behalf of himself or all other similarly situated limited partners, a class action, to recover damages for a breach by a general partner of his fiduciary duty or on behalf of the partnership, a partnership derivative action, to recover damages from third parties. The Georgia Revised Uniform Limited Partnership Act (GRULPA) specifically permits a limited partner of a Georgia limited partnership to bring a derivative action on behalf of the partnership if:

     . the general partner or partners of the partnership have refused to bring the action on behalf of the partnership or it is apparent that an effort to cause such general partner or partners to bring the action would not be likely to succeed; and

     . the limited partner was a partner at the time the transaction complained of occurred or such partner became a partner by operation of law or pursuant to the terms of the partnership agreement by assignment from a person who was a partner at the time of such transaction.

     Under GRULPA, a general partner of a Georgia limited partnership has the same liabilities to the partnership and the other partners as a partner in a partnership without limited partners. Accordingly, in any action alleging a breach of fiduciary duty by the general partners to either the limited partners or the partnership, it is not anticipated that the general partners would be able to successfully assert as a defense the general presumption which is often referred to as the "business judgment rule: that actions taken by the directors of a corporation on behalf of the corporation are reasonable. However, since any such action would involved a rapidly developing and changing area of the law, investors who believe that a breach of fiduciary duty by the general partners may have occurred should consult with their own counsel.

     Under GRULPA, a general partner of a Georgia limited partnership generally owes a duty of loyalty and a duty of care to his partners except to the extent of acceptable limitations in the partnership agreement. It is acceptable under GRULPA to limit the duties and liabilities of a general partner with the exception that liabilities may not be limited for intentional misconduct or a knowing violation of law, or for any transaction for which the general partner received a personal benefit in violation or breach of any provision of the partnership agreement.

     The Partnership Agreement provides that the general partners shall not be liable to the partnership or any partner for any liability arising out of any act or failure to act which the general partners in good faith determined was in the best interest of the partnership, provided that the general partners shall be liable for any liabilities resulting from a general partner's:

     .    own fraud, negligence, misconduct or knowing violation of law;

     .    breach of fiduciary duty to the partnership or any partner; or

     . breach of the Partnership Agreement, regardless of whether or not any such act was first determined by such general partner, in good faith, to be in the best interest of the partnership.

     In the absence of such limitations in a partnership agreement, a general partner of a limited partnership would generally be liable under state law for damages caused by a breach of fiduciary duty or a breach of the partnership agreement, regardless of whether or not such person received any personal benefit. However, because the limitations on the general partners' duties and liabilities in the Partnership Agreement are not as broad as under state law regarding the duties of fiduciaries generally, limited partners may have a more limited right of action than they would otherwise have absent the foregoing provisions in the Partnership Agreement.

     In addition, the Partnership Agreement provides that the partnership shall indemnify the general partners and their affiliates from and against liabilities and related expenses, including attorneys' fees, incurred in dealing with third parties while acting on behalf of or performing services for the partnership arising out of any act or failure to act which the general partners in good faith determined was in the best interest of the partnership, provided that the general partners shall not be indemnified by the partnership for any liabilities resulting from a general partner's:

     .    own fraud, negligence, misconduct or knowing violation of law;

     .    breach of fiduciary duty to the partnership or any partner; or

     . breach of the Partnership Agreement, regardless of whether or not any such act was first determined by such general partner, in good faith, to be in the best interest of the partnership.

     Any indemnification of the general partners is recoverable only out of the assets of the partnership and not from the investors. The indemnification provisions contained in the Partnership Agreement are generally consistent with the provisions of GRULPA, and the general partners will not be indemnified for a violation of the duty of care to their partners to the extent any such violation constitutes negligence or misconduct.

     Notwithstanding the foregoing, the partnership will not indemnify the general partners or any person acting as a broker-dealer with respect to the units from any liabilities incurred by them arising under federal and state securities laws unless:

     . there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person seeking indemnification;

     . such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person seeking indemnification; or

     . a court of competent jurisdiction approves a settlement of the claims against the particular person seeking indemnification and finds that indemnification of the settlement and related costs should be made.

     In addition, prior to seeking a court approval for indemnification, the general partners are required to apprise the court of the position of the Securities and Exchange Commission and various securities regulatory authorities with respect to indemnification for securities violations.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                           PRIOR PERFORMANCE SUMMARY

     The information presented in this section represents the historical experience of real estate programs managed by the general partners and their affiliates. Investors in the partnership should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

     The individual general partner, Leo F. Wells, III, has served as a general partner of a total of twelve publicly offered real estate limited partnerships. These twelve limited partnerships and the year in which their offerings were completed are:

     1.   Wells Real Estate Fund I (1986)
     2.   Wells Real Estate Fund II (1988)
     3.   Wells Real Estate Fund II-OW (1988)
     4.   Wells Real Estate Fund III, L.P. (1990)
     5.   Wells Real Estate Fund IV, L.P. (1992)
     6.   Wells Real Estate Fund V, L.P. (1993)
     7.   Wells Real Estate Fund VI, L.P. (1994)
     8.   Wells Real Estate Fund VII, L.P. (1995)
     9.   Wells Real Estate Fund VIII, L.P. (1996)
     10.  Wells Real Estate Fund IX, L.P. (1996)
     11.  Wells Real Estate Fund X, L.P. (1997)
     12.  Wells Real Estate Fund XI, L.P. (1998).

     The Prior Performance Tables included in the back of this prospectus set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); and (3) annual operating results of prior programs (Table III). No information is given as to results of completed programs or sales or disposals of property because, to date, none of the prior programs have sold any of their properties.

     In addition to the foregoing real estate limited partnerships, the general partners and their affiliates are currently also sponsoring a public offering on behalf of the Wells REIT.

     In addition to the real estate programs sponsored by the general partners discussed above, the general partners are also sponsoring an index mutual fund which invests in various REIT stocks known as the Wells S&P REIT Index Fund (the "Fund"). The Fund seeks to provide investment results corresponding to the performance of the S&P REIT Index by investing in the REIT stocks included in the S&P REIT Index. The Fund began its offering on January 12, 1998, and as of December 31, 1998, the Fund had raised $_____________ from ___________
investors.

PUBLICLY OFFERED UNSPECIFIED REAL ESTATE PROGRAMS

     The general partners and their affiliates have previously sponsored the above listed twelve publicly offered real estate limited partnerships and one real estate investment trust offered on an unspecified property or "blind pool" basis. The total amount of funds raised from investors in the offerings of these twelve publicly offered limited partnerships and the Wells REIT, as of December 31, 1998, was approximately $___________, and the total number of investors in such programs was approximately ______.

     The investment objectives of each of the other Wells Programs are substantially identical to the investment objectives of the partnership. All of the proceeds of the offerings of Wells Fund I, Wells Fund II, Wells Fund II-OW, Wells Fund III, Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII and Wells Fund IX available for investment in real properties have been invested in properties. As of October 31, 1998, approximately 94% of the proceeds of the offering of Wells Fund X, 44% of the proceeds of the offering of Wells Fund XI, and 58% of the proceeds of the offering of the Wells REIT available for investment in real properties had either been invested in properties or were committed for investment in properties. For the fiscal year ended December 31, 1998, approximately ____________ of the aggregate gross rental income of these thirteen publicly offered programs was derived from tenants which are U.S. corporations, each of which has net worth of at least $100,000,000 or whose lease obligations are guaranteed by another corporation with a net worth of at least $100,000,000.

     Because of the cyclical nature of the real estate market, decreases in net income of the public partnerships could occur at any time in the future when economic conditions decline. None of the prior programs has liquidated or sold any of its real properties to date and, accordingly, no assurance can be made that prior programs will ultimately be successful in meeting their investment objectives. (See "Risk Factors.")

     The aggregate dollar amount of the acquisition and development costs of the properties purchased by the previously sponsored Wells Programs, as of December 31, 1998, was approximately $___________ of which $___________ (or approximately ____%) had not yet been expended on the development of certain of the projects which are still under construction. Of the aggregate amount, approximately ___% was or will be spent on acquiring or developing office buildings, and approximately ___% was or will be spent on acquiring or developing shopping centers. Of the aggregate amount, approximately ___% was or will be spent on new properties, ___% on existing or used properties and ___% on construction properties. Following is a table showing a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by these thirteen publicly offered programs as of December 31, 1998:

     Type of Property    New   Used   Construction
     ----------------    ---   ----   ------------
     Office Buildings    ___%  ___%        ___%

     Shopping Centers    ___%  ___%        ___%

     WELLS FUND I terminated its offering on September 5, 1986, and received gross proceeds of $35,321,000 representing subscriptions from 4,895 limited partners. $24,679,000 of the gross proceeds were attributable to sales of Class A Units, and $10,642,000 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund I have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund I owns interests in the following properties:

     .    a medical office building in Atlanta, Georgia;

     .    two commercial office buildings in Atlanta, Georgia;

     .    a shopping center in DeKalb County, Georgia;

     .    a shopping center in Knoxville, Tennessee;

     .    a shopping center in Cherokee County, Georgia; and

     . a project consisting of seven office buildings and a shopping center in Tucker, Georgia.

     The prospectus of Wells Fund I provided that the properties purchased by Wells Fund I would typically be held for a period of eight to twelve years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund I and the partnership is under no obligation to sell the properties at any particular time. Wells Fund I acquired its properties between 1985 and 1987, and has not yet liquidated or sold any of its properties. Further, the properties of Wells Fund I may not be sold for some time in the future.

     WELLS FUND II AND WELLS FUND II-OW terminated their offerings on September 7, 1988, and received aggregate gross proceeds of $36,870,250 representing subscriptions from 4,659 limited partners. $28,829,000 of the gross proceeds were attributable to sales of Class A Units, and $8,041,250 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund II and Wells Fund II-OW have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund II and Wells Fund II-OW own all of their properties through a joint venture, which owns interests in the following properties:

     .    a shopping center in Cherokee County, Georgia;

     . a project consisting of seven office buildings and a shopping center in Tucker, Georgia;

     .    a two story office building in Charlotte, North Carolina;

     .    a four story office building in Houston, Texas;

     .    a restaurant property in Roswell, Georgia; and

     .    a combined retail and office development in Roswell, Georgia.

     WELLS FUND III terminated its offering on October 23, 1990, and received gross proceeds of $22,206,310 representing subscriptions from 2,700 limited partners. $19,661,770 of the gross proceeds were attributable to sales of Class A Units, and $2,544,540 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund III have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund III owns interests in the following properties:

     .    a four story office building in Houston, Texas;

     .    a restaurant property in Roswell, Georgia;

     .    a combined retail and office development in Roswell, Georgia;

     .    a two story office building in Greenville, North Carolina;

     .    a shopping center in Stockbridge, Georgia; and

     .    a two story office building in Richmond, Virginia.

     WELLS FUND IV terminated its offering on February 29, 1992, and received gross proceeds of $13,614,655 representing subscriptions from 1,286 limited partners. $13,229,150 of the gross proceeds were attributable to sales of Class A Units, and $385,505 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund IV have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund IV owns interests in the following properties:

     .    a shopping center in Stockbridge, Georgia;

     .    a four story office building in Jacksonville, Florida;

     .    a two story office building in Richmond, Virginia; and

     .    two story office buildings in Stockbridge, Georgia.

     WELLS FUND V terminated its offering on March 3, 1993, and received gross proceeds of $17,006,020 representing subscriptions from 1,667 limited partners. $15,209,666 of the gross proceeds were attributable to sales of Class A Units, and $1,796,354 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund V who purchased Class B Units are entitled to change the status of their units to Class A, but limited partners who purchased Class A Units are not entitled to change the status of their units to Class B. After taking into effect conversion elections made by limited partners subsequent to their subscription for units, as of December 31, 1998, $___________ of units of Wells Fund V were treated as Class A Units, and $___________ of units were treated as Class B Units. Wells Fund V owns interests in the following properties:

     .    a four story office building in Jacksonville, Florida;

     .    two story office buildings in Stockbridge, Georgia;

     .    a four story office building in Hartford, Connecticut;

     .    two restaurant properties in Stockbridge, Georgia; and

     .    a three story office building in Appleton, Wisconsin.

     Wells Fund V experienced an operating loss of $18,089 in 1992 (at which time it only owned interests in the Jacksonville, Florida property which was under construction and the first office building in Stockbridge, Georgia which was under construction), recognized net income of $354,999 in 1993 (at which time it had also acquired an interest in the Hartford, Connecticut property and the second office building in Stockbridge, Georgia was under construction), recognized net income of $561,721 in 1994 (at which time it owned interests in all of the properties listed above for which it currently holds an ownership interest, with the exception that only one of the two restaurants had been developed on the tract of land in Stockbridge, Georgia), recognized net income of $689,639 in 1995, recognized net income of $505,650 in 1996 and recognized net income of $559,801 in 1997.

     WELLS FUND VI terminated its offering on April 4, 1994, and received gross proceeds of $25,000,000 representing subscriptions from 1,793 limited partners. $19,332,176 of the gross proceeds were attributable to sales of Class A Units, and $5,667,824 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund VI are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscription for units, as of December 31, 1998, $____________ of units of Wells Fund VI were treated as Class A Units, and $___________ of units were treated as Class B Units. Wells Fund VI owns interests in the following properties:

     .    a four story office building in Hartford, Connecticut;

     .    two restaurant properties in Stockbridge, Georgia;

     .    a restaurant and retail building in Stockbridge, Georgia;

     .    a shopping center in Stockbridge, Georgia;

     .    a three story office building in Appleton, Wisconsin;

     .    a shopping center in Cherokee County, Georgia;

     .    a combined retail and office development in Roswell, Georgia;

     .    a four story office building in Jacksonville, Florida; and

     .    a shopping center in Clemmons, North Carolina.

     Wells Fund VI recognized net income of $31,428 in 1993 (at which time it only owned an interest in the Hartford, Connecticut property), recognized net income of $700,896 in 1994 (at which time it owned only interests in (1) the four story office building in Hartford, Connecticut; (2) the retail building and an undeveloped tract of land in Stockbridge, Georgia; and (3) the three story office building in Appleton, Wisconsin), recognized net income of $901,828 in 1995 (at which time each of the following properties was under construction: (1) one of the retail buildings in Stockbridge, Georgia, (2) the combined retail and office development in Roswell, Georgia, (3) the office building in Jacksonville, Florida, and (4) the shopping center in Clemmons, North Carolina), recognized net income of $589,053 in 1996 and recognized net income of $795,654 in 1997.

     WELLS FUND VII terminated its offering on January 5, 1995, and received gross proceeds of $24,180,174 representing subscriptions from 1,910 limited partners. $16,788,095 of the gross proceeds were attributable to sales of Class A Units, and $7,392,079 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund VII are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 1998, $____________ of units in Wells Fund VII were treated as Class A Units, and $____________ of units were treated as Class B Units. Wells Fund VII owns interests in the following properties:

     .    a three story office building in Appleton, Wisconsin;

     .    a restaurant and retail building in Stockbridge, Georgia;

     .    a shopping center in Stockbridge, Georgia;

     .    a shopping center in Cherokee County, Georgia;

     .    a combined retail and office development in Roswell, Georgia;

     .    a two story office building in Alachua County, Florida near
          Gainesville;

     .    a four story office building in Jacksonville, Florida;

     .    a shopping center in Clemmons, North Carolina; and

     .    a retail development in Clayton County, Georgia.

     Wells Fund VII recognized net income of $203,263 in 1994 (at which time it only owned an interest in the three story office building in Appleton, Wisconsin and an undeveloped tract of land in Stockbridge, Georgia), recognized net income of $804,043 in 1995 (at which time it only owned interests in the office building in Appleton, Wisconsin, the developments in Stockbridge, Georgia, the office building in Alachua County, Florida, the office building in Jacksonville, Florida, the tract of land in Clemmons, North Carolina, which was under construction, and the retail building in Stockbridge, Georgia, which was under construction), recognized net income of $452,776 in 1996 and recognized net income of $733,149 in 1997.

     WELLS FUND VIII terminated its offering on January 4, 1996, and received gross proceeds of $32,042,689 representing subscriptions from 2,241 limited partners. $26,135,339 of the gross proceeds were attributable to sales of Class A Status Units, and $5,907,350 were attributable to sales of Class B Status Units. Limited partners in Wells Fund VIII are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units and certain repurchases made by Wells Fund VIII, as of December 31, 1998, $________________ of units in Wells Fund VIII were treated as Class A Status Units, and $_______________ of units were treated as Class B Status Units. Wells Fund VIII owns interests in the following properties:

     .    a two story office building in Alachua County, Florida near
          Gainesville;

     .    a four story office building in Jacksonville, Florida;

     .    a shopping center in Clemmons, North Carolina;

     .    a retail development in Clayton County, Georgia;

     .    a four story office building in Madison, Wisconsin;

     .    a one story office building in Farmers Branch, Texas;

     .    a two story office building in Orange County, California; and

     .    a two story office building in Boulder County, Colorado.

     Wells Fund VIII recognized net income of $273,914 in 1995 (at which time it only owned interests in the office building in Alachua County, Florida, the office building in Jacksonville, Florida, which was under construction, and the tract of land in Clemmons, North Carolina, which was under construction) and recognized net income of $936,590 in 1996 and recognized net income of $1,102,567 in 1997.

     WELLS FUND IX terminated its offering on December 30, 1996, and received gross proceeds of $35,000,000 representing subscriptions from 2,098 limited partners. $29,359,310 of the gross proceeds were attributable to sales of Class A Status Units, and $5,640,690 were attributable to sales of Class B Status Units. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 1998, $______________ of units in Wells Fund IX were treated as Class A Status Units, and $_______________ of units were treated as Class B Status Units. Wells Fund IX owns interests in the following properties:

     .    a one story office building in Farmers Branch, Texas;

     .    a four story office building in Madison, Wisconsin;

     .    a two story office building in Orange County, California;

     .    two two story office buildings in Boulder County, Colorado;

     . a three story office building in Knox County, Tennessee in the Knoxville metropolitan area;

     .    a one story office and warehouse building in Weber County, Utah;

     .    a three story office building in Boulder County, Colorado; and

     .    a one story office building in Oklahoma City, Oklahoma.

     Wells Fund IX recognized net income of $298,756 in 1996 and recognized net income of $1,091,766 in 1997.

     WELLS FUND X terminated its offering on December 30, 1997, and received gross proceeds of $27,128,912 representing subscriptions from 1,806 limited partners. $21,160,992 of the gross proceeds were contributable to sales of Class A Status Units, and $5,967,920 were attributable to sales of Class B Status Units. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units as of December 31, 1998, $__________________ of units in Wells Fund X were treated as Class A Status Units and $____________ of units were treated as Class B Status Units. Wells Fund X owns interests in the following properties:

     . a three story office building in Knox County, Tennessee in the Knoxville metropolitan area;

     .    a two story office building in Boulder County, Colorado;

     .    a one story office and warehouse building in Weber County, Utah;

     .    a three story office building in Boulder County, Colorado;

     .    a one story office building in Oklahoma City, Oklahoma;

     . a one story office and warehouse building in Orange County, California; and

     . a two story office and manufacturing building in Alameda County, California.

     Wells Fund X recognized net income of $278,025 in 1997.

     WELLS FUND XI began its offering on December 31, 1997, and terminated its offering on December 30, 1998. Wells Fund XI received gross proceeds of $__________________ representing subscriptions from ___________ limited partners. $______________ of the gross proceeds were attributable to sales of Class A Status Units and $________ were attributable to sales of Class B Status Units. Wells Fund XI owns interests in the following properties:

     . a three story office building in Knox County, Tennessee in the Knoxville metropolitan area;

     .    a one story office building located in Oklahoma City, Oklahoma;

     .    a two story office building in Boulder County, Colorado;

     .    a three story office building in Boulder County, Colorado;

     .    a one story office and warehouse building in Weber County, Utah;

     . a one story office and warehouse building in Orange County, California; and

     . a two story office and manufacturing building in Alameda County, California.

     THE WELLS REIT began its offering on January 30, 1998. As of December 31, 1998, the Wells REIT had received gross proceeds of $___________ representing subscriptions from _________ stockholders. The Wells REIT owns interests in the following properties:

     . a three story office building in Knox County, Tennessee in the Knoxville metropolitan area;

     .    a one story office building located in Oklahoma City, Oklahoma;

     .    a two story office building in Boulder County, Colorado;

     .    a three story office building in Boulder County, Colorado;

     .    a one story office and warehouse building in Weber County, Utah;

     . a one story office and warehouse building in Orange County, California; and

     . a two story office and manufacturing building in Alameda County, California.

     The information set forth above should not be considered indicative of results to be expected from the partnership.

     The foregoing properties in which the above twelve limited partnerships have invested have all been acquired and developed on an all cash basis.

     The general partners of the partnership, Leo F. Wells, III and Wells Partners, L.P., are also the general partners of Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII, Wells Fund IX, Wells Fund X and Wells Fund XI. Wells Capital, Inc., the general partner of Wells Partners, L.P., and Leo F. Wells, III are the general partners of Wells Fund I, Wells Fund II, Wells Fund II-OW and Wells Fund III. Wells Capital, Inc. is also the advisor to the Wells REIT.

     Potential investors are encouraged to examine the Prior Performance Tables included in the back of the prospectus for more detailed information regarding the prior experience of the general partners. In addition, upon request, prospective investors may obtain from the general partners without charge copies of offering materials and any reports prepared in connection with any of the Wells Programs, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. For a reasonable fee, the partnership will also furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to the general partners. Additionally, Table VI contained in Part II of the Registration Statement, which is not part of this prospectus, gives certain additional information relating to properties acquired by the Wells Programs. The partnership will furnish, without charge, copies of such table upon request.


                            DESCRIPTION OF THE UNITS

ELECTION OF CASH PREFERRED UNITS OR TAX PREFERRED UNITS

     INITIAL ELECTION

     Upon subscription for units being offered hereby, investors must elect whether such units will be initially treated as Cash Preferred Units or Tax Preferred Units. Regardless of which status is selected for the unit, each unit shall have a purchase price of $10.00 per unit, less any discounts which are specifically authorized by the "Plan of Distribution" section of this prospectus. The choice of Cash Preferred Units or Tax Preferred Units is merely an election of the status of units that entitles the investors to different rights and priorities as to distributions of cash from operations and liquidating distributions and as to the allocation of deductions for depreciation and other tax losses. In all other respects, the units have the same rights and privileges. Each unit, when issued, will be fully paid and nonassessable, which means it cannot be assessed to pay any debts of the partnership.

     RIGHT TO CHANGE ELECTION

     Investors' elections of Cash Preferred Units or Tax Preferred Units made in the initial Subscription Agreements shall be effective immediately upon acceptance. Thereafter, unless prohibited by applicable state law or otherwise limited as set forth below, investors have the right to change their prior election one time during each quarterly accounting period by mailing or delivering written notice to the partnership which will be executed by the trustee or authorized agent in the case of retirement plans. Any such changed election shall be effective the first day of the next quarterly accounting period following the receipt by the partnership of written notice of such election. In order to assist investors in determining whether to change their election of Cash Preferred Units or Tax Preferred Units, investors may obtain information as to the current levels of units outstanding designated as Cash Preferred Units and Tax Preferred Units at any time from the general partners at the address or toll free telephone number set forth on the first page of this prospectus. Pursuant to the Partnership Agreement, units acquired and held by the general partners or their affiliates shall at all times be treated as Cash Preferred Units, and the general partners and their affiliates shall not have the right to elect to have units beneficially owned by them treated as Tax Preferred Units.

     LIMITATIONS IMPOSED IN CONNECTION WITH DEFERRED COMMISSION OPTION

     Subscribers for units may agree with their participating broker-dealers and Wells Investment Securities, Inc. to have sales commissions due with respect to the purchase of their units paid over a seven year period pursuant to a "deferred commission option" rather than payment in full at the time of sale. Any investor purchasing units pursuant to the deferred commission option must elect upon subscription to have a sufficient number of units treated as Cash Preferred Units, in the discretion of the general partners, to generate at least the amount of net cash from operations distributable with respect to such units needed to satisfy the deferred commission obligations each year with respect to the total number of units purchased by such investor. In addition, investors purchasing units pursuant to the deferred commission option will have limited rights to elect to have the status of their units changed from Cash Preferred Units to Tax Preferred Units for a period of six years after the termination of the offering since investors owning units purchased pursuant to the deferred commission option must at all times own a sufficient number of units designated as Cash Preferred Units, in the discretion of the general partners, to generate enough net cash from operations to allow the partnership to satisfy the deferred commission obligations with respect to the total number of units purchased pursuant to the deferred commission option. (See "Plan of Distribution.")

CASH PREFERRED UNITS

     Limited partners electing Cash Preferred Units are entitled to an annual 10% noncumulative distribution preference as to distributions of net cash from operations. However, investors electing Cash Preferred Units will, except in limited circumstances, be allocated none of the partnership's net loss, depreciation or amortization deductions for tax purposes. Thus, tax benefits resulting from deductions for net loss, depreciation and amortization will not be available to investors electing Cash Preferred Units during the initial period of partnership operations.

     Upon a distribution of proceeds from the sale of properties, each limited partner electing Tax Preferred Units is first entitled to a distribution of an amount which, when added to any net cash from operations previously distributed to such limited partner, will equal the amount of net cash from operations previously paid to the investors electing Cash Preferred Units. Thereafter, investors electing both Cash Preferred Units and Tax Preferred Units are entitled to an amount equal to their net capital contributions. Thereafter, investors electing Cash Preferred Units are entitled to a 10% cumulative noncompounded return on their net capital contributions. (See "Distributions and Allocations.")

     Because deductions for depreciation and other tax losses will initially be allocated to investors electing Tax Preferred Units, Cash Preferred Units will be generally more suitable for investors which are qualified retirement plans, including IRAs, or are otherwise not income tax sensitive and which are primarily interested in current distributions of net cash from operations and the potential appreciation in value of the partnership's real estate investments.

TAX PREFERRED UNITS

     Limited partners electing Tax Preferred Units will receive a disproportionately larger share of partnership income tax deductions because all of the limited partners' share of partnership net loss, depreciation and amortization deductions will be allocated to investors electing Tax Preferred Units until their capital account balances have been reduced to zero. Since the allocations of net loss, depreciation and amortization deductions to investors electing Tax Preferred Units will reduce their capital account balances, and since liquidation proceeds of the partnership will be distributed among the partners in accordance with their capital account balances, investors electing Tax Preferred Units bear substantially greater risk of loss of their capital contributions than do investors electing Cash Preferred Units.

     Limited partners electing Tax Preferred Units will not receive any net cash from operations. Since the preferential allocation of net cash from operations to investors electing Cash Preferred Units is intended to be a timing preference only, each investor electing Tax Preferred Units is entitled to a distribution of proceeds from the sale of properties in an amount which, when added to any net cash from operations previously distributed to such limited partner, will equal the amount of net cash from operations previously paid to the investors electing Cash Preferred Units. Following such distributions to investors electing Tax Preferred Units, all limited partners are entitled to a return of their net capital contributions. Then, limited partners electing Tax Preferred Units are entitled to a 15% cumulative noncompounded return on their net capital contributions. Since limited partners electing Cash Preferred Units only receive a 10% cumulative noncompounded return, investors electing Tax Preferred Units receive a higher return upon distribution of proceeds from the sale of properties. (See "Distributions and Allocations.")

     Accordingly, Tax Preferred Units will be generally more suitable for investors who are not seeking current cash flow distributions but have a desire to participate to a greater extent in "passive" losses expected to be generated by the partnership's operations or have a desire to participate to a greater extent in the potential appreciation of the partnership's real estate investments. (See "Federal Income Tax Consequences - Passive Loss Limitations.") Each prospective investor should carefully consider the distribution and allocation information contained in the "Distributions and Allocations" section of the prospectus before determining whether to elect Cash Preferred Units or Tax Preferred Units, or some combination of each.

EFFECT OF CHANGE OF STATUS OF UNITS

     A limited partner who changes the status of his units from Cash Preferred Units to Tax Preferred Units will, upon the effective date of such change and until the limited partner changes back to Cash Preferred Units, be entitled to the benefits associated with electing Tax Preferred Units. A limited partner who changes the status of his units from Tax Preferred Units to Cash Preferred Units will, from the effective date of such change until the limited partner changes back to Tax Preferred Units, be entitled to the benefits associated with electing Cash Preferred Units. Distributions of proceeds from the sale of properties will be prorated to each limited partner for each calendar quarter in which his units were treated as Cash Preferred Units, during which time he will be entitled to an annual return of 10% on his net capital contribution. For each calendar quarter in which such units were treated as Tax Preferred Units, each investor will be entitled to an annual return of 15% on his net capital contribution.


                         DISTRIBUTIONS AND ALLOCATIONS

DISTRIBUTIONS OF NET CASH FROM OPERATIONS

     Net cash from operations, defined in the Partnership Agreement to mean generally the partnership's cash flow from operations, after payment of all operating expenses and adjustments for reserves, if any, will be distributed in each year as follows and in the following priority:

     . First, to limited partners electing Cash Preferred Units on a per unit basis until they have received a 10% annual return on their net capital contributions, defined in the Partnership Agreement to mean generally the amount of cash contributed to the partnership reduced by prior distributions of net proceeds from any sale of partnership properties;

     . Then, to the general partners until they have received an amount equal to 10% of the total amount thus far distributed; and

     . Then, 90% to limited partners electing Cash Preferred Units and 10% to the general partners.

Notwithstanding the foregoing, limited partners electing Cash Preferred Units who have purchased units pursuant to the deferred commission option shall for a period of six years after termination of the offering have deducted and withheld from distributions of net cash from operations otherwise payable to such limited partners an annual amount equal to $0.10 per unit purchased pursuant to the deferred commission option, which amounts shall instead be used by the partnership to pay commissions due with respect to such units. (See "Plan of Distribution.")

     It is anticipated that distributions of net cash from operations will be made on a quarterly basis, unless limited partners elect to receive distributions on a monthly basis. (See "Monthly Distributions" below.) Distributions of net cash from operations will be allocated among the limited partners based on the ratio which the number of units owned by each limited partner electing Cash Preferred Units as of the last day of the preceding quarter bears to the total number of units designated as Cash Preferred Units outstanding. A transferee of units will be deemed the owner of such units as of the first day of the quarter following the quarter during which the transfer occurred and, therefore, will not participate in distributions made with respect to the quarter in which such transfer occurs.

DISTRIBUTION OF NET SALE PROCEEDS

     Nonliquidating net sale proceeds, defined in the Partnership Agreement to mean generally the net proceeds from any sale or exchange of partnership properties, will be distributed generally as follows and in the following priority:

     . First, to limited partners electing units which have at any time been treated as Tax Preferred Units on a per unit basis until each such limited partner has received an amount which, when added to any net cash from operations previously distributed to such limited partner, will equal the amount of net cash from operations previously paid or deemed paid to limited partners electing units which at all times have been treated as Cash Preferred Units;

     . Then, to the limited partners on a per unit basis until each limited partner has received or has been deemed to have received an amount equal to his net capital contribution;

     . Then, to the limited partners on a per unit basis until each limited partner has received or has been deemed to have received aggregate distributions equal to a 10% annual cumulative, noncompounded return on his net capital contribution;

     . Then, to limited partners on a per unit basis until each limited partner has received or has been deemed to have received aggregate distributions equal to his Preferential Limited Partner Return, defined as the sum of (1) a 10% annual cumulative return on his net capital contribution with respect to such unit for all periods during which such unit was treated as Cash Preferred Units, and (2) a 15% annual cumulative return on his net capital contribution with respect to such unit for all periods during which such unit was treated as Tax Preferred Units;

     . Then, to the general partners until they have received an amount equal to their capital contributions;

     . Then, if and only in the event that limited partners have received any Excess Limited Partner Distributions, to the general partners until they have received an amount equal to 20% of the sum of any such Excess Limited Partner Distributions plus the amount distributed to the general partners pursuant to this provision; and

     . Then, 80% to the limited partners on a per unit basis and 20% to the general partners;

provided, however, that in no event will the general partners receive in the aggregate more than 15% of the amount remaining after limited partners have received a return of their net capital contributions plus a 6% annual return. It is the intent of the foregoing limitation that the general partners receive no more of the net proceeds from the sale of partnership properties than is allowed pursuant to applicable provisions of the NASAA Guidelines. Any such excess amounts otherwise distributable to the general partners will instead be reallocated and distributed to the limited partners on a per unit basis.

     Notwithstanding the foregoing, in the event the partnership sells any partnership property at a net sale price which is less than the purchase price originally paid for such property, prior to the foregoing distribution of nonliquidating net sale proceeds, limited partners electing Cash Preferred Units shall first receive distributions of nonliquidating net sale proceeds in an amount equal to the following: the excess of the original purchase price of the partnership property sold over the sale price of such partnership property, but not greater than the amount of special allocations of deductions for depreciation, amortization and cost recovery with respect to such partnership property previously made to limited partners electing Tax Preferred Units. The general partners have included the foregoing provision in the Partnership Agreement for distributions of nonliquidating net sale proceeds in favor of limited partners electing Cash Preferred Units in order to ensure that limited partners electing Tax Preferred Units will bear the actual economic risk of loss in the event a partnership property is sold at a loss, in order to support the special allocation of depreciation, amortization and cost recovery deductions to limited partners electing Tax Preferred Units.

     Potential limited partners should be aware that their share of distributions of proceeds from the sale of properties may be less than their net capital contributions unless the partnership's aggregate proceeds from the sale of properties are sufficient to fund the sum of (1) the required payments to each limited partner holding units which have been treated as Tax Preferred Units in an amount which, when added to any net cash from operations previously distributed to such limited partner, will equal the amount of net cash from operations previously paid to limited partners holding units which at all times were treated as Cash Preferred Units on a per unit basis, plus (2) the amount required to repay aggregate net capital contributions to all limited partners.

LIQUIDATING DISTRIBUTIONS

     Liquidating distributions, defined in the Partnership Agreement to mean generally the distribution of the net proceeds from a dissolution and termination of the partnership or from the sale of substantially all of the last remaining assets of the partnership, will be distributed among the general partners and the limited partners in accordance with each such partner's positive capital account balance, after the allocation of gain on sale and other appropriate capital account adjustments.

RETURN OF UNUSED CAPITAL CONTRIBUTIONS

     Funds not expended, committed or reserved for working capital purposes by the later of the second anniversary of the effective date of the Registration Statement or one year after the termination of the offering will be returned to limited partners, without reduction for front-end fees or selling commissions relating to such uncommitted funds and without interest thereon. For purposes of the foregoing, funds will be deemed to have been committed and will not be returned to the extent that such funds would be required to complete the acquisition of partnership properties with respect to which contracts, agreements in principle or letters of understanding have been executed, regardless of whether such property is actually acquired. Any funds reserved in order to make contingent payments in connection with the acquisition of any partnership property will be classified as committed whether or not any such payments are actually made.

PARTNERSHIP ALLOCATIONS

     Since the partnership does not intend to borrow funds, no partner's capital account will be allocated items that will cause the capital account to have a deficit balance. This means that investors electing Tax Preferred Units cannot be allocated aggregate tax deductions in excess of their aggregate capital contributions to the partnership. (See "Federal Income Tax
Consequences -Deductibility of Losses - Limitations - Basis Limitation.")

     NET LOSS

     Net loss, defined in the Partnership Agreement to mean generally the net losses of the partnership for federal income tax purposes, but excluding deductions for depreciation, amortization and cost recovery, which will be allocated separately as set forth below, for each fiscal year shall be allocated as follows:

     . First, 99% to limited partners electing Tax Preferred Units and 1% to the general partners until the capital accounts of all such partners have been reduced to zero;

     . Then, to any partner having a positive balance in his capital account in an amount not to exceed such positive balance as of the last day of the fiscal year; and

     .    Then, 100% to the general partners.

Notwithstanding the foregoing, in any fiscal year with respect to which the partnership incurs an aggregate net loss, interest income of the partnership shall be specially allocated to limited partners electing Cash Preferred Units and the net loss of the partnership for such fiscal year shall be determined without regard to such interest income.

     All deductions for depreciation, amortization and cost recovery for each fiscal year shall be allocated as follows:

     . First, 99% to limited partners electing Tax Preferred Units and 1% to the general partners until the capital accounts of all such partners have been reduced to zero;

     . Then, to any partner having a positive balance in his capital account in an amount not to exceed such positive balance as of the last day of the fiscal year; and

     .    Then, 100% to the general partners.

     NET INCOME

     Net income, defined in the Partnership Agreement to mean generally the net income of the partnership for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation, amortization and cost recovery and gain on sale, for each fiscal year shall be allocated as follows:

     . To limited partners electing Cash Preferred Units and to the general partners in the same proportion as and to the extent that net cash from operations is distributed or deemed distributed; and

     . To the extent net income exceeds distributions of net cash from operations with respect to such fiscal year, such excess net income shall be allocated 99% to limited partners electing Cash Preferred Units and 1% to the general partners.

     GAIN ON SALE

     Gain on sale, defined in the Partnership Agreement to mean generally the taxable income or gain from the sale or exchange of partnership properties, for each fiscal year shall be allocated as follows:

     . First, pursuant to the qualified income offset provision described below;

     . Then, to partners having negative capital accounts until all negative capital accounts have been restored to zero;

     . Then, to limited partners holding units which at any time have been treated as Tax Preferred Units, in amounts equal to the deductions for depreciation, amortization and cost recovery previously allocated to them with respect to the specific partnership property, the sale or other disposition of which resulted in gain on sale being allocated, but not in excess of the amount of gain on sale recognized by the partnership pursuant to the sale or other disposition of said partnership property;

     . Then, to the limited partners in amounts equal to the deductions for depreciation, amortization and cost recovery previously allocated to said limited partners with respect to the specific partnership property, the sale or other disposition of which resulted in gain on sale being allocated;

     . Then, to limited partners holding units which at any time have been treated as Tax Preferred Units on a per unit basis until each such limited partner has received an amount which, when added to any net cash from operations previously distributed to such limited partner, will equal the amount of net cash from operations previously paid to limited partners holding units which at all times have been treated as Cash Preferred Units;

     . Then, to limited partners on a per unit basis in amounts equal to the excess of each limited partner's net capital contribution over all prior distributions to such limited partner of net proceeds from the sale of partnership properties;

     . Then, to the limited partners on a per unit basis until each limited partner has been allocated an amount equal to the excess of a 10% cumulative, noncompounded return on his net capital contribution over prior distributions to such limited partner of net cash from operations;

     . Then, to the limited partners on a per unit basis until each limited partner has been allocated an aggregate amount equal to the excess of his Preferential Limited Partner Return over prior distributions to such limited partner of net cash from operations;

     . Then, to the general partners in an amount equal to their capital contributions;

     . Then if and only to the extent that limited partners have received any Excess Limited Partner Distributions, to the general partners until the general partners have been allocated gain on sale equal to 20% of the sum of any such Excess Limited Partner

          Distributions plus any gain on sale allocated to the general partners pursuant to this provision; and

     .    Then, 80% to the limited partners and 20% to the general partners;

provided, however, that in no event will the general partners be allocated gain on sale which would result in distributions to the general partners of more than 15% of the amount remaining after limited partners have received a return of their net capital contributions plus a 6% annual return. It is the intent of the foregoing limitation that the general partners receive no more of the net proceeds from the sale of partnership properties than is allowed pursuant to applicable provisions of the NASAA Guidelines. Any such excess allocations of gain on sale will instead be reallocated to the limited partners on a per unit basis.

     The Partnership Agreement contains a "qualified income offset" provision which provides that in the event that any partner receives an adjustment, allocation or distribution of certain items which causes a deficit or negative balance in such partner's capital account, such partner will be allocated items of income or gain consisting of a pro rata portion of each item of partnership income, including gross income, and gain for such year in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. The intent of the foregoing provision is to prohibit allocations of losses or distributions of cash to a limited partner which would cause his capital account to become negative, which would occur in the event that the aggregate amount of losses allocated and cash distributed to such limited partner exceeded the sum of his capital contributions plus any income allocated to him, and, in the event such allocation or distribution did cause his capital account to become negative, such limited partner would be allocated income or gain in an amount necessary to bring his capital account back to zero. (See "Federal Income Tax Consequences - Allocations of Profit and Loss.")

     The qualified income offset provision may result in income being specially allocated to limited partners even in a fiscal year when the partnership has a net loss from operations or from the sale of property.

     Income, losses and distributions of cash relating to units which are acquired directly from the partnership during the offering will be allocated among the limited partners on a pro rata basis based on the number of days such units have been owned by such limited partners.

MONTHLY DISTRIBUTIONS

     Limited partners electing Cash Preferred Units may, at their option, elect to receive distributions of net cash from operations, if any, on a monthly basis. This program is called the monthly distribution option (the "MDO"). It should be understood, however, that limited partners electing the MDO will in all likelihood receive lower distributions per unit, on an annual basis, than limited partners receiving their distributions on a quarterly basis due to the fact that income received by the partnership during the early portion of a quarter will be invested and will earn interest until distribution shortly after the end of the quarter. This compounding effect will be available to limited partners selecting the MDO to a lesser degree due to the greater frequency of their distributions. A limited partner electing Cash Preferred Units may elect the MDO by sending a completed MDO form to the partnership, which form may be obtained by calling or writing the partnership.

     A limited partner electing Cash Preferred Units who elects the MDO will begin receiving his distributions on a monthly basis with respect to the calendar quarter following the calendar quarter in which the general partners receive the limited partner's written election along with a check for the MDO fee, described below. Monthly distributions will be paid to the limited partner during the month following the month to which the distribution is attributable. For example, if a limited partner elects the MDO during the first calendar quarter of a year, his election is effective at the beginning of the second calendar quarter (i.e., April 1). Accordingly, the limited partner would receive a distribution, if at all, for the first calendar quarter of the year, and beginning in April, the limited partner electing the MDO would receive monthly distributions for the remainder of the year, with the first monthly distribution being paid during the month of May.

     There is an annual fee of $20 per limited partner electing the MDO. This annual fee is designed to cover additional administrative expenses, postage and handling costs associated with more frequent distributions and will in no event result in any additional compensation to the general partners or their affiliates. In the event the actual administrative expenses, postage and handling costs are less than $20 per limited partner per year, which is not anticipated, any such savings will be reimbursed to limited partners electing the MDO. The first fee payment is due at the time of the initial election, and each subsequent fee payment is due by each December 31. Each limited partner electing the MDO will receive a bill for the annual fee in conjunction with his November distribution. Limited partners may elect to have the partnership deduct subsequent annual MDO fees from their distributions.

     A limited partner electing Cash Preferred Units may withdraw from the MDO by either notifying the general partners in writing or by simply failing to pay the annual fee on a timely basis, and he will then begin to receive his distributions on a quarterly basis at the beginning of the following calendar year. If payment is not received by the due date, then the MDO with respect to that limited partner is canceled. To reinstate the MDO, the limited partner may make his $20 payment, and the MDO will again be effective at the beginning of the calendar quarter following the calendar quarter in which payment is made.


                           REAL PROPERTY INVESTMENTS

     As of the date of this prospectus, the partnership has not acquired nor contracted to acquire any specific real estate properties. The general partners are continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties for the partnership and the other Wells Programs. At such time during the negotiations for a specific property as the general partners believe that a reasonable probability exists that the partnership will acquire such property, this prospectus will be supplemented to disclose the negotiations and pending acquisition. Based upon the general partners' experience and acquisition methods, this will normally occur on the signing of a legally binding purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information considered appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate.

     It should be understood that the initial disclosure of any proposed acquisition cannot be relied upon as an assurance that the partnership will ultimately consummate such proposed acquisition nor that the information provided concerning the proposed acquisition will not change between the date of such supplement and actual purchase.

     It is intended that the proceeds of this offering will be invested in properties in accordance with the partnership's investment policies. In the event that all of the units offered hereby are sold, it is anticipated that the partnership will invest in six to eight real estate properties including those properties purchased in joint ventures. Funds available for investment in partnership properties which are not expended or committed to the acquisition or development of specific real properties on or before the later of the second anniversary of the effective date of the Registration Statement or one year after the termination of the offering and not reserved for working capital purposes will be returned to the investors. (See "Distributions and Allocations" as to when funds shall be deemed committed for this purpose.)

     Adequate insurance coverage will be obtained for all properties in which the partnership will invest.


                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     As of the date of this prospectus, the partnership had not yet begun active operations. The partnership will not begin active operations until it has received and accepted subscriptions for a minimum of 125,000 units ($1,250,000).

     Following achievement of such funding level, subscription proceeds may be released to the partnership from escrow and applied to the payment or reimbursement of selling commissions and other organization and offering expenses, leaving estimated net proceeds available for investment and operations of approximately $1,050,000 after payment of acquisition and advisory fees and acquisition expenses. (See "Estimated Use of Proceeds.") Thereafter, the partnership will experience a relative increase in liquidity as additional subscriptions for units are received, and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, development and operation of properties.

     As of the initial date of this prospectus, the partnership has not entered into any arrangements creating a reasonable probability that any specific property will be acquired by the partnership. The number of partnership properties to be acquired by the partnership will depend upon the number of units sold and the resulting amount of the net proceeds available for investment in properties available to the partnership. (See "Risk Factors.")

     The general partners are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, which may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the operation of real estate properties.

     Until required for the acquisition, development or operation of properties, net offering proceeds will be kept in short-term, liquid investments. Because the partnership will purchase properties on an all cash basis and the vast majority of leases for the properties acquired by the partnership will provide for tenant reimbursement of operating expenses, it is not anticipated that a permanent reserve for maintenance and repairs of partnership properties will be established. However, to the extent that the partnership has insufficient funds for such purposes, the general partners will advance to the partnership an aggregate amount of up to 1% of gross offering proceeds for maintenance and repairs of partnership properties. The general partners also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of nonliquidating net sale proceeds.

YEAR 2000 ISSUES

     The partnership and the general partners are presently reviewing the potential impact of Year 2000 compliance issues on its information systems and business operations. A full assessment of Year 2000 compliance issues was begun in late 1997 and is expected to be completed by December 31, 1998, but not later than March 31, 1999. Renovations and replacements of equipment have been and are being made as warranted as the assessment progresses. The costs incurred thus far for renovations and replacements have been immaterial. Some testing of systems has begun and all testing is expected to be complete by June 30, 1999.

     As to the status of the partnership's information technology systems, it is presently believed that all major systems and software packages with the exception of the accounting and property management package are Year 2000 compliant. The partnership's affiliated entities are purchasing the upgrade for the accounting and property management package system; however, it is not slated to be available until the end of the first quarter of 1999. At the present time, it is believed that all major non-information technology systems are Year 2000 compliant. The cost to upgrade any non-compliant systems is believed to be immaterial.

     The general partners are in the process of confirming with its vendors, including third-party service providers such as banks, that their systems will be Year 2000 compliant. Based on the information received thus far, the primary third-party service providers with which the partnership has relationships have confirmed their Year 2000 readiness.

     The partnership and the general partners rely on computers and operating systems provided by equipment manufacturers, and also on application software designed for use with its accounting, property management and investment portfolio tracking. The partnership and the general partners have preliminarily determined that any costs, problems or uncertainties associated with the potential consequences of Year 2000 issues are not expected to have a material impact on the future operations or financial condition of the partnership. The general partners will perform due diligence as to the Year 2000 readiness of each property contemplated for purchase by the partnership.

     The partnership's reliance on embedded computer systems (i.e., microcontrollers) is limited to facilities related matters, such as office security systems and environmental control systems.

     The partnership and the general partners are currently formulating contingency plans to cover any areas of concern. Alternate means of operating the business are being developed in the unlikely circumstance that the computer and phone systems are rendered inoperable. An offsite facility from which the partnership could operate is being sought as well as alternate means of communication with key third-party vendors. A written plan is being developed for testing and dispensation to each staff member of the general partners and their affiliates.

                       SUMMARY OF PARTNERSHIP AGREEMENT

     The rights and obligations of the partners in the partnership will be governed by the Amended and Restated Agreement of Limited Partnership of the partnership (the "Partnership Agreement"), the form of which is set out in its entirety as Exhibit "A" to this prospectus. The Partnership Agreement will be executed and become effective as of the effective date of this prospectus. Prospective investors should study the Partnership Agreement carefully before making any investment decision with regard to the units. The following statements are intended to supplement other statements in this prospectus concerning the Partnership Agreement and related matters, are intended to be a summary only and, since they do not purport to be complete, are qualified in their entirety by reference to the Partnership Agreement.

POWERS OF THE GENERAL PARTNERS

     The general partners have full, exclusive and complete authority and discretion in the management and control of the business of the partnership. Limited partners have no right or power to take part in the management of, or to bind, the partnership. (Articles XI and XVI.)

LIABILITIES OF THE LIMITED PARTNERS

     The partnership was organized as a limited partnership under the Georgia Revised Uniform Limited Partnership Act ("GRULPA"). Investors whose subscriptions are accepted by the general partners will be admitted as limited partners. Under GRULPA, limited partners have no personal liability for partnership debts or obligations in excess of their capital contributions.

OTHER ACTIVITIES OF THE GENERAL PARTNERS

     The general partners may engage in or possess interests in other business ventures of every kind and description for their own account, including, without limitation, the syndication, ownership or management of other real estate. They shall incur no liability to the partnership, or to the limited partners, as a result of engaging in any other business or venture.

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS; NONASSESSABILITY OF UNITS

     Limited partners are not permitted to participate in the management and control of the business of the partnership and may not transact any business in the name of the partnership. Pursuant to the Partnership Agreement, each limited partner appoints the general partners, with full power and substitution, as his lawful attorneys-in-fact to act in his name, place and stead: (1) to amend the Certificate of Limited Partnership and the Partnership Agreement, including amendments necessary to properly reflect allocations of profits and losses as may be required for tax purposes; and (2) to take any further action which the general partners deem necessary or advisable in connection with the foregoing.

     Units acquired by investors pursuant to the Partnership Agreement will be fully paid and nonassessable. (Section 8.5(d).) No investor has the right to withdraw all or any portion of his capital contribution until the full and complete winding up and liquidation of the business of the partnership, except as otherwise provided by law. (Section 8.10(b).) No investor will be liable for any debts or obligations of the partnership in excess of his capital contribution. (Section 16.3.)

VOTING RIGHTS OF THE LIMITED PARTNERS

     Limited partners may, with the affirmative vote of those limited partners holding more than 50% of the units in the aggregate, take action on the following matters:

     . the approval or disapproval of any sale, exchange or pledge of all or substantially all of the partnership's real properties;

     .    dissolution of the partnership;

     .    removal of a general partner or any successor general partner;

     . election of a new general partner upon the retirement, withdrawal or removal of a general partner or upon the death or the occurrence of another event of withdrawal of a general partner;

     . change in the business purpose or investment objectives of the partnership; and

     . amendment to the Partnership Agreement, except as to certain matters specified in Section 11.2(b) which the general partners alone may amend without a vote of the limited partners. (Section 16.1.)

In addition, limited partners holding a majority of the units have the right to authorize a proposed merger or consolidation of the partnership under certain circumstances. (Section 11.3(u).) Accordingly, limited partners holding a majority of the units may amend the Partnership Agreement, change the business purpose or investment objectives of the partnership, remove a general partner and authorize a merger or consolidation of the partnership. Except as otherwise provided in the Partnership Agreement in connection with a "partnership roll-up" transaction as described below, limited partners not voting with the majority on such transactions will nonetheless be bound by the majority vote and will have no right to dissent from the majority vote and obtain fair value for their units. (See "Risk Factors.")

     Notwithstanding the foregoing, the Partnership Agreement may not be amended to change the limited liability of the limited partners without the vote or consent of all limited partners or to diminish the rights or benefits to which the general partners or limited partners are entitled without the consent of the limited partners holding a majority of the units who would be adversely effected, in the case of diminishing the rights or benefits of the limited partners, or the majority vote of the general partners, in the case of diminishing the rights or benefits of the general partners. (Section 16.2.)

     Amendments to the Partnership Agreement receiving the requisite vote will be executed by a general partner on behalf of all limited partners acting pursuant to the power of attorney contained in the Partnership Agreement. (Section 19.1.)

MERGERS AND CONSOLIDATIONS

     The Partnership Agreement prohibits the general partners from initiating any transaction in which the partnership is merged or consolidated with any other partnership or corporation, which type of transaction is commonly referred to as a "partnership roll-up." The Partnership Agreement further provides that the general partners shall not be authorized to merge or consolidate the partnership with any other partnership or corporation or to convert the partnership into a real estate investment trust, which is often referred to as a "REIT," unless limited partners owning more than 50% of the units consent in writing to such transaction. (Section 11.3(u).)

     In addition, the Partnership Agreement contains a further provision prohibiting the general partners from entering into any acquisition, merger, conversion or consolidation unless the partnership obtains a current appraisal of the partnership's assets by an independent appraiser. Limited partners who vote against or dissent from the proposal have the choice of: (1) accepting the securities offered in the proposed roll-up; or (2) one of the following: (a) remaining as limited partners in the partnership and preserving their interests in the partnership on the same terms and conditions as existed previously; or
(b) receiving cash in an amount equal to their pro rata share of the appraised value of the net assets of the partnership. (Section 11.3(u).)

SPECIAL PARTNERSHIP PROVISIONS

     Leo F. Wells, III, who owns 100% of the issued and outstanding stock of Wells Real Estate Funds, Inc., which owns all of the issued and outstanding stock of Wells Capital, Inc., the sole general partner of Wells Partners, L.P., has agreed that he will not sell or otherwise voluntarily transfer or convey a majority or controlling interest in the outstanding stock of Wells Real Estate Funds, Inc. to any non-affiliated person or entity unless limited partners owning more than 50% of the units consent in writing to any such sale, transfer or conveyance. (Section 17.1(a).)

     The Partnership Agreement also prohibits the general partners and their affiliates from receiving any rebates or give-ups or participating in any reciprocal business arrangements which would circumvent the provisions of the Partnership Agreement. (Section 12.7(a).)

REMOVAL OF GENERAL PARTNERS

     The Partnership Agreement provides that a general partner may be removed and a new general partner elected upon the written consent or affirmative vote of limited partners owning more than 50% of the units. (Section 17.1(d).) If a general partner is removed, the fair market value of the interest of the removed general partner in the partnership will be determined by independent appraisers and will be paid to him or it as provided in Section 20.4 of the Partnership Agreement. Payment of this amount may be made by the delivery of a promissory note of the partnership for such fair market value payable in equal consecutive annual installments over a period of not less than five years commencing on the first anniversary of the date of such note. Such promissory note shall bear an annual interest rate of 9%. Within 120 days after the determination of the fair market value of the former general partner's interest, the partnership may, with the consent of a majority in interest of the limited partners, sell such interest to one or more persons who may be affiliates of the remaining general partner or general partners, and admit such person or persons to the partnership as substitute general partners; provided, however, that the purchase price to be paid to the partnership for the partnership interest of the former general partner shall not be less than its fair market value as determined by the appraisal described above. Such substitute general partner or partners may pay said purchase price in installments in the manner set forth above.

ASSIGNABILITY OF GENERAL PARTNERS' INTERESTS

     With the consent of all other general partners and limited partners holding more than 50% of the units, after providing 90 days written notice to the other general partners and limited partners, a general partner may designate a successor or additional general partner, in each case with such participation in such general partner's interest as such general partner and such successor or additional general partner may agree upon, provided that the interests of the limited partners are not adversely affected thereby. Generally, except in connection with such a designation, no general partner shall have the right to retire or withdraw voluntarily from the partnership or to sell, transfer or assign his or its interest without the consent of the limited partners holding more than 50% of the units. (Section 17.1.)

BOOKS AND RECORDS; RIGHTS TO INFORMATION; ANNUAL AUDITS

     The general partners are required to maintain at the partnership's principal office full and accurate books and records for the partnership. All limited partners have the right to inspect, examine and obtain copies at their reasonable cost of such books and records at all reasonable times. In addition, an alphabetical list of the names, addresses and business telephone numbers of all limited partners, along with the number of units owned by each of them, shall be available for inspection and copying by the limited partners or their designated representatives. (Section 15.1.) Annual audits of the partnership's affairs will be conducted by such firm of independent certified public accountants as may from time to time be engaged by the partnership. (Section 15.2(b).)

MEETINGS OF LIMITED PARTNERS

     There will generally be no annual or periodic meetings of limited partners. However, the general partners are required to call a meeting of the limited partners upon the written request of limited partners holding 10% or more of the outstanding units. In such event, a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the limited partners and any proposed amendment to the Partnership Agreement, shall be included with the notice of the meeting. (Section 16.4.)

TRANSFERABILITY OF UNITS

     There are a number of restrictions on the transferability of units. Except for transfers to family members and transfers by gift, inheritance or divorce, no units may be transferred unless the proposed transferee meets the minimum suitability standards set forth in this prospectus. Investors transferring less than all of their units must transfer a number of units such that, after the transfer, both the transferor and transferee shall own no less than the minimum number of units required to be purchased by an investor, unless such transfer is made on behalf of a retirement plan, or by gift, inheritance, divorce, or to an affiliate. Payment of a transfer fee in an amount sufficient to cover transfer costs, as established by the general partners, is a condition to the effectiveness of any such transfer. Further, all transfers of units must be made pursuant to documentation satisfactory in form and substance to the general partners, including, without limitation, confirmation by the transferee that the transferee has been informed of all pertinent facts relating to the liquidity and marketability of the units.

     Additional restrictions on transfers of units are imposed on the residents of various states under the securities laws of such states. Further, no unit may be sold, assigned or exchanged if the sale of such unit, when added to the total of all other sales or exchanges of units within the period of 12 consecutive months prior to the proposed date of sale or exchange, would, in the opinion of counsel for the partnership, result in the termination of the partnership under Section 708 of the Code dealing with transfers of 50% or more of the outstanding interests of a partnership unless the partnership and the transferring holder shall have received a ruling from the IRS that the proposed sale or exchange will not cause such a termination. In addition, investors purchasing units pursuant to the deferred commission option will have limited rights to transfer their units for a period of six years after the termination of the offering since investors owning units purchased pursuant to the deferred commission option must at all times own a sufficient number of units designated as Cash Preferred Units, in the discretion of the general partners, to generate enough net cash from operations to allow the partnership to satisfy the deferred commission obligations with respect to the total number of units purchased pursuant to the deferred commission option. (Section 17.3.)

     In addition to the foregoing restrictions, the partnership contains substantial restrictions on the transfer or assignment of units in order to prevent the partnership from being deemed a "publicly traded partnership."
These provisions are based on restrictions described in the Section 7704 Regulations described in the "Federal Income Tax Consequences" section of the prospectus, the most significant of which prohibits the transfer during any taxable year of more than 2% of the total interests in the partnership's capital or profits excluding transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan and block transfers, which are defined as transfers by a partner during any 30 calendar day period of partnership interests representing more than 2% of the total interest in a partnership's capital or profits. Further, the partnership provides that any transfer or assignment of units which the general partners believe will cause the partnership to be treated as a publicly traded partnership will be void ab initio and will not be recognized by the partnership. (See "Federal Income Tax Consequences - Publicly Traded Partnerships" and Section 17.3(g) of the Partnership Agreement.)

     Transferees of units are not eligible to participate in the partnership's distribution reinvestment plan with respect to investment of their distributions from the partnership in additional units of the same partnership. Transferees are not disqualified, however, from participation in the partnership's distribution reinvestment plan with respect to investment of their distributions from the partnership in units issued by subsequent limited partnerships sponsored by the general partners, if (1) such plan is established, and (2) the transferee meets the plan's requirements for participation. (See "Distribution Reinvestment Plan.")

     An assignee of units shall not become a substituted limited partner in place of his assignor unless the assignee shall have expressly agreed to become a party to the Partnership Agreement. (Section 17.4.) An assignee of units who does not become a substituted limited partner shall be entitled to receive distributions attributable to the units properly transferred to him (Section 17.5), but shall not have any of the other rights of a limited partner, including the right to vote as a limited partner and the right to inspect and copy the partnership's books. Assignments of units are restricted similarly to transfers of units.

PARTNERSHIP BORROWING

     The general partners are prohibited from borrowing to finance the acquisition, construction or ownership of the partnership's properties.
However, the partnership may incur debt for the following limited purposes: (1) in the event of unforeseen circumstances in which the partnership's working capital reserves and other cash resources available to the partnership are insufficient for operating purposes; and (2) in order to finance property improvements, when the general partners deem such improvements to be necessary or appropriate to protect the capital previously invested in the properties, to protect the value of the partnership's investment in a particular property or to make a particular property more attractive for sale or lease. The aggregate amount of partnership borrowings at any given time may not exceed 25% of the total purchase price of partnership properties. (See "Investment Objectives and Criteria - Borrowing Policies" and Section 11.3(e) of the Partnership Agreement.)

REPURCHASE OF UNITS

     After a period of one year following the termination of the offering of units, the partnership may establish a repurchase reserve of up to 5% of cash flow in any year, subject to the various restrictions and limitations set forth below. (Sections 8.11 and 11.3(h).) The establishment of the repurchase reserve is in the sole discretion of the general partners, and if established, the repurchase reserve may be terminated at any time in the sole discretion of the general partners. If such a reserve is established, the Partnership Agreement provides that under certain circumstances the partnership may, in the sole discretion of the general partners and upon the request of a limited partner, repurchase the units held by such limited partner; provided, that no such repurchase may be made if either (1) following the repurchase such limited partner's interests would not be fully redeemed but such limited partner would hold less than the minimum investment in the offering (100 units) or (2) such repurchase would impair the capital or operations of the partnership. In no event will a limited partner be permitted to have his units repurchased prior to termination of the offering. Units owned by the general partners or their affiliates may not be repurchased by the partnership. Further, in order to prevent the classification of the partnership as an investment company under the Investment Company Act of 1940 and to prevent the partnership from being deemed a "publicly traded partnership" under the Code, the opportunity of limited partners to have their units repurchased has been substantially restricted under the Partnership Agreement, as described above.

     A limited partner wishing to have units repurchased must mail or deliver a written request to the partnership, executed by his or its trustee or authorized agent in the case of qualified profit sharing, pension and other retirement trusts, indicating his or its desire to have such units repurchased. Such requests will be considered by the general partners in the order in which they are received. Although the repurchase reserve will not be established, if at all, until at least one year after the termination of the offering, limited partners are not required to hold units for any specified period of time prior to making such a redemption request.

     If the general partners decide to honor a request, they will notify the requesting limited partner in writing of such fact, of the purchase price for the repurchased units and of the effective date of the repurchase transaction, which will be not less than 60 nor more than 75 calendar days following the receipt of the written request by the partnership, and will forward to such limited partner the documents necessary to effect such repurchase transaction. The purchase price per unit will be equal to 85% of the fair market value of the units until three years from the effective date of the Registration Statement and 90% of the fair market value of the units thereafter. For the first three full fiscal years following the year in which the offering of units terminates, the fair market value of the units will be deemed to be their initial purchase price of $10.00. Thereafter, the fair market value utilized for purposes of establishing the purchase price per unit will be the estimated value of units to be obtained annually for ERISA purposes. (See "Investment by Tax-Exempt Entities and ERISA Considerations - Annual Valuations"). The fair market value will be based on annual appraisals of partnership properties performed by the general partners and not by an independent appraiser. The general partners will, however, obtain an opinion of an independent third party annually that their estimate of the fair market value of each unit for such year is reasonable and was prepared in accordance with appropriate methods for valuing real estate. Fully executed documents must be returned to the partnership at least 30 days prior to the effective date. The partnership will, as soon as possible following return of such documents from the limited partner, repurchase the units of the limited partner, provided, that if insufficient amounts are then available in the repurchase reserve to repurchase all of such units, only a portion of such units will be repurchased; and provided further, that the partnership may not repurchase less than all of the units of such limited partner if as a result thereof the limited partner would own less than the minimum investment in the offering (100 units). In the event that insufficient funds are available in the repurchase reserve to repurchase all of such units, the limited partner requesting such repurchase will be deemed to have priority for subsequent partnership repurchases over other limited partners who request repurchases thereafter. Units repurchased by the partnership will be canceled.

     In addition to the other restrictions described herein, the Partnership Agreement provides that:

     . repurchases out of the repurchase reserve may not exceed in the aggregate more than 2% of total gross offering proceeds throughout the life of the partnership excluding repurchases of units relating to the death or legal incapacity of the owner or a substantial reduction in the owner's net worth or income, defined to mean an involuntary loss of not less than 50% in income or net worth during the year in which such repurchase occurs; and

     . not more than 2% of the outstanding units may be purchased in any year, provided in each case that the partnership has sufficient cash to make the purchase and that the purchase will not be in violation of any other applicable legal requirements. (Section 8.11(k).)

Due to the various restrictions and limitations relating to the potential establishment of a repurchase reserve by the partnership, in considering an investment in the partnership, prospective investors should not assume that they will be able to resell their units to the partnership. (See "Risk Factors.")
In addition, prospective investors should consider that a resale of their units to the partnership may result in adverse tax consequences to the limited partner. (See "Federal Income Tax Consequences - Sales of Limited Partnership Units.")

DISTRIBUTION REINVESTMENT PLAN

     It is anticipated that a distribution reinvestment plan (the "distribution reinvestment plan") will be available which will be designed to enable investors electing Cash Preferred Units to have their distributions of net cash from operations from the partnership invested in additional units of the partnership during the offering or in units issued by subsequent limited partnerships sponsored by the general partners or their affiliates which have substantially identical investment objectives as the partnership. (Section 8.15.) In addition, in the event the distribution reinvestment plan is effected, it is anticipated that investors in Wells Fund III and investors holding Class A Units (or Class A Status Units) in Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII, Wells Fund IX, Wells Fund X, Wells Fund XI, and shares of the Wells REIT will have the opportunity to have their distributions of net cash from operations invested in units in the partnership during the offering period.

     Units to be issued by the partnership pursuant to the distribution reinvestment plan will be available only until the termination of its offering. The general partners in their discretion may elect not to provide a distribution reinvestment plan or to terminate any existing distribution reinvestment plan. Investors will not be eligible to participate in the distribution reinvestment plan with respect to units designated as Tax Preferred Units since no distributions of net cash from operations are payable with respect to such units. Investors who acquire their units outside the offering (i.e., transferees of units) may not participate in the distribution reinvestment plan with respect to units in the partnership in which they are limited partners, but may have their distributions from the partnership invested in units of a subsequent limited partnership sponsored by the general partners or their affiliates if such a distribution reinvestment plan is made available by the general partners in their discretion.

     Investors participating in the distribution reinvestment plan may purchase fractional units and shall not be subject to minimum investment requirements, although the general partners may, at their option, impose certain minimum investment requirements and other restrictions with respect to purchases of units pursuant to the distribution reinvestment plan. Investors electing to participate in the distribution reinvestment plan will receive with each confirmation a notice advising such investor that he is entitled to change his election with respect to subsequent distributions by returning a notice to the partnership. If sufficient units are not available for purchase pursuant to the distribution reinvestment plan, the partnership will remit all excess distributions of net cash from operations to the participants.

     Net cash from operations may only be reinvested in units issued by subsequent limited partnerships sponsored by the general partners or their affiliates if:

     . prior to the time of such reinvestment, the limited partner has received the final prospectus and any supplements thereto offering interests in the subsequent limited partnership and such prospectus allows investment pursuant to a distribution reinvestment plan;

     . a registration statement covering the interests in the subsequent limited partnership has been declared effective under the Securities Act of 1933;

     . the offer and sale of such interests is qualified for sale under the applicable state securities laws;

     . the participant executes the subscription agreement included with the prospectus for the subsequent limited partnership;

     . the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent limited partnership; and

     . the subsequent limited partnership has substantially identical investment objectives as the partnership.

Investors who invest in subsequent limited partnerships pursuant to a distribution reinvestment plan will become, and will be treated as, limited partners in such subsequent limited partnership in all respects and, as such, will receive the same applicable reports as other limited partners in the subsequent limited partnership as required by the then applicable NASAA Guidelines.

     Each limited partner electing to participate in the distribution reinvestment plan agrees that if at any time he fails to meet the applicable real estate limited partnership investor suitability standards or cannot make the other investor representations or warranties set forth in the then current real estate limited partnership prospectus, the subscription agreement or partnership agreement relating thereto, he will promptly notify the general partners in writing.

     Subscribers should note that affirmative action must be taken to change or withdraw from participation in the distribution reinvestment plan. Change in or withdrawal from participation in the distribution reinvestment plan shall be effective only with respect to distributions made more than 30 days following receipt by the general partners of written notice of such change or withdrawal. In the event a limited partner transfers his units, such transfer shall terminate the limited partner's participation in the distribution reinvestment plan as of the first day of the quarter in which such transfer is effective.

     Selling commissions not to exceed 7% and dealer management fees not to exceed 2.5% may be paid by the partnership with respect to units purchased pursuant to the distribution reinvestment plan. Payment of selling commissions may be subject to certain minimum levels of additional investment. Each holder of units is permitted to identify, change or eliminate the name of his account executive at a participating dealer. Identification of such account executive may be retained, changed or eliminated for subsequent distributions. In the event that no account executive is identified at any time during the offering, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the Dealer Manager, no selling commission will be paid with respect to distributions which are then being reinvested, and the partnership will retain for additional investments in real estate any amounts otherwise payable as selling commissions. All holders of units, based on the number of units owned by each of them, will receive the benefit of savings realized by the partnership from investors who do not identify account executives. Accordingly, the economic benefit to investors who do not identify account executives will be diluted and shared with all holders, including those for whose contributions the partnership has paid selling commissions.

     Unless the general partners are otherwise notified in writing, units issued pursuant to the distribution reinvestment plan will initially be treated as Cash Preferred Units. Limited partners purchasing units pursuant to the distribution reinvestment plan will have the same rights and be treated in the same manner as if such units were issued pursuant to the offering.

     Following the reinvestment, each participant will be sent a statement and accounting showing the distributions received, the number and price of units purchased, and the total amount of units acquired under the distribution reinvestment plan. Taxable participants will incur tax liability for partnership income allocated to them even though they shall have elected not to receive their distributions in cash but rather to have their distributions held in their account under the distribution reinvestment plan. (See "Risk Factors - Federal Income Tax Risks.")

     The partnership reserves the right to amend any aspect of the distribution reinvestment plan effective with respect to any distribution paid subsequent to the notice, provided that the notice is sent to participants in the distribution reinvestment plan at least ten days before the record date for a distribution. The partnership also reserves the right to terminate the distribution reinvestment plan for any reason at any time, by sending written notice of termination to all participants.

     Nothing contained herein shall be construed as obligating the general partners or their affiliates to continue to offer units in subsequent real estate limited partnerships or to include a distribution reinvestment plan as part of the offering of such partnerships or to permit reinvestment of distributions therein.

PROXY TO LIQUIDATE

     At any time commencing eight years after the termination of the offering, if the general partners receive written requests from limited partners holding 10% or more of the outstanding units directing that the general partners formally proxy the limited partners to determine whether the assets of the partnership should be liquidated (the "proxy to liquidate"), the general partners will send a proxy to liquidate to each limited partner. The general partners shall not be required to send proxies to liquidate to the limited partners more frequently than once during every two year period. If the proxy to liquidate results in limited partners owning more than 50% of the units without regard to units owned or otherwise controlled by the general partners voting in favor of a liquidation of the partnership, the assets of the partnership will be fully liquidated within 30 months from the close of the 45 day deadline applicable to the proxy to liquidate. (Section 20.2.)

DISSOLUTION AND TERMINATION

     The partnership is to continue until December 31, 2030, but may be dissolved earlier as provided in the partnership agreement or by law. (Article VI.) The partnership will also be dissolved upon:

     . the decision by holders of more than 50% of the units to dissolve and terminate the partnership;

     . the retirement, withdrawal or removal of a general partner unless within 90 days from the date of such event:

          (1) the remaining general partner, if any, elects to continue the business of the partnership; or

          (2) if there is no remaining general partner, a majority in interest of the limited partners elect to continue the business of the partnership;

     . the sale or disposition of all interests in real property and other assets of the partnership;

     . the effective date of the occurrence of an event of withdrawal of the last remaining general partner unless, within 120 days from such event, a majority in interest of the limited partners elect to continue the business of the partnership; or

     . the happening of any other event causing the dissolution of the partnership under the laws of Georgia. (Section 20.1.)

     In addition to the foregoing events, the general partners may also terminate the offering, compel a termination and dissolution of the partnership, or restructure the partnership's affairs, upon notice to all limited partners and without the consent of any limited partner, if upon the advice of counsel to the partnership, either (1) the partnership's assets constitute "Plan Assets," as such term is defined for purposes of ERISA, or (2) any of the transactions contemplated in the Partnership Agreement constitute "prohibited transactions" under ERISA. (Section 20.1(h).)

     In the event the partnership is dissolved, the assets of the partnership shall be converted to cash. In such event, the general partners shall be given a reasonable amount of time to collect any notes receivable with respect to the sale of partnership assets and to collect any other outstanding debts. All cash on hand shall be distributed first to creditors to satisfy debts and liabilities of the partnership, other than loans or advances made by partners to the partnership, including the establishment of reserves deemed reasonably necessary to satisfy contingent or unforeseen liabilities or obligations of the partnership. Any remaining cash will then be used to repay loans or advances made by any of the partners to the partnership and to pay any fees due the general partners. The balance, if any, shall be distributed among the partners in accordance with the positive balance in their capital accounts as of the date of distribution. Upon completion of the foregoing distributions, the partnership shall be terminated. (Section 9.3.)


                     INVESTMENT BY TAX-EXEMPT ENTITIES AND
                             ERISA CONSIDERATIONS

GENERAL

     The General Partners have attempted to structure the partnership in such a manner that it will be an attractive investment vehicle for qualified plans, IRAs and other entities which are tax-exempt under the Code. In considering an investment in the partnership of a portion of the assets of a retirement plan, however, the plan's fiduciary should consider all applicable provisions of the Code and ERISA. In this regard, IRAs which are not sponsored or endorsed by an employer or by an employee organization and Keogh Plans under which only partners or a sole proprietor are participants generally are not subject to the provisions of ERISA; however, fiduciaries of such accounts should review carefully the exceptions set forth below.

     In general, qualified plan fiduciaries should consider:

     . whether the investment is in accordance with the documents and instruments governing such qualified plan;

     . whether the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

     . whether the investment will result in "unrelated business taxable income" to the qualified plan or to an investing IRA, Keogh Plan or other tax-exempt entity (See "Federal Income Tax Consequences - Investment by Qualified Plans and Other Tax-Exempt Entities");

     . whether there is sufficient liquidity for the qualified plan after taking this investment into account;

     .    the need to value the assets of the qualified plan annually; and

     . whether the investment would constitute or give rise to a prohibited transaction under either Section 406 of ERISA or Section 4975 of the Code.

     ERISA also requires generally that the assets of employee benefit plans be held in trust and that the trustee, or a duly authorized investment manager within the meaning of Section 3(38) of ERISA, have exclusive authority and discretion to manage and control the assets of the plan. All fiduciaries of employee benefit plans subject to ERISA have certain duties imposed on them by ERISA and, as noted above, certain transactions between an employee benefit plan and the parties in interest with respect to such plan including fiduciaries are prohibited. The Code imposes similar prohibitions on retirement plans, and IRAs and Keogh Plans covering only self-employed individuals which are not subject to ERISA are, nevertheless, subject to the "prohibited transaction" rules under the Code. For purposes of both ERISA and the Code, any person who exercises any authority or control with respect to the management or disposition of the assets of a retirement plan is considered to be a fiduciary of such retirement plan subject to certain exceptions not here relevant.

MINIMUM DISTRIBUTION REQUIREMENTS

     Potential investors who intend to purchase units in their IRAs, and any trustee of an IRA or other fiduciary of a retirement plan considering an investment in units, should take into consideration the limited liquidity of an investment in the units as it relates to applicable minimum distribution requirements under the Code for the IRA or other retirement plan. If the units are still held in the IRA or retirement plan and the partnership properties have not yet been sold at such time as mandatory distributions are required to commence to the IRA beneficiary or qualified plan participant, Section 401(a)(9) of the Code will likely require that a distribution in kind of the units be made to the IRA beneficiary or qualified plan participant. Any such distribution in kind of units must be included in the taxable income of the IRA beneficiary or qualified plan participant for the year in which the units are received at the then current fair market value of the units without any corresponding cash distributions with which to pay the income tax liability arising out of any such distribution. (See "Risk Factors - Federal Income Tax Risks.") The fair market value of any such distribution in kind will be only an estimated value per unit and there can be no assurance that such estimated value could actually be realized by a limited partner because (1) estimates do not necessarily indicate the price at which units could be sold and (2) no public market for units exists or is likely to develop. (See "Annual Valuation" below.)

PLAN ASSETS - GENERALLY

     ERISA provides a comprehensive statutory scheme regarding the investment in and management of a retirement plan's assets. As noted above, any person who exercises any authority or control over the management or disposition of a plan's assets is considered to be a fiduciary of such plan. In order to avoid such characterization, the general partners have used their best efforts to structure the partnership so that the assets of the partnership will not be deemed to be assets of the retirement plans investing as limited partners ("Plan Assets").

     In the event that the assets of the partnership were deemed to be Plan Assets, however, the general partners would be deemed fiduciaries of the retirement plans investing as limited partners and, accordingly, certain contemplated transactions between the partnership and the general partners could be deemed to be "prohibited transactions." Additionally, if the assets of the partnership were deemed to be Plan Assets, the standards of prudence and other provisions of Title I of ERISA applicable to investments by retirement plans would extend as to all plan fiduciaries to the general partners with respect to investments made by the partnership.

PLAN ASSETS - DEFINITION

     The definition of Plan Assets is not set forth in ERISA or the Code, but was addressed initially by the Department of Labor in 1975 by the adoption of Interpretive Bulletin 75-2. This interpretation provided that the assets of a corporation or partnership in which an employee benefit plan invested would not generally be treated as assets of such plan. The Department stated that:

          Generally, investment by a plan in securities (within the meaning of section 3(20) of the Employee Retirement Income Security Act of 1974) of a corporation or partnership will not, solely by reason of such investment, be considered to be an investment in the underlying assets of such corporation or partnership so as to make such assets of the entity "plan assets" and thereby make a subsequent transaction between the party in interest and the corporation or partnership a prohibited transaction under
     Section 406 of the Act.

     In 1986, the Department of Labor issued regulations (the "Plan Asset Regulations") relating to the definition of Plan Assets. The Plan Asset Regulations adopted the general statement set forth in the Interpretive Bulletin, however, it limited the applicability of such statement by further providing that the assets of entities in which retirement plans make equity investments will be treated as Plan Assets unless such investments are (1) in publicly offered securities, (2) in securities offered by an investment company registered under the Investment Company Act of 1940, or (3) within one of the other specific exemptions set forth below. As the partnership is not a registered investment company, the exemptions contained in the Plan Asset Regulations which may apply to an investment in the partnership include that it may be an investment:

     . in "publicly offered securities," defined generally as interests which are freely transferable, widely-held and registered with the Securities and Exchange Commission;

     . in which equity participation by "benefit plan investors" is not significant; or

     .    in a "real estate operating company."

The Plan Asset Regulations provide that equity participation in an entity by benefit plan investors is "significant" if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term "benefit plan investors" is broadly defined for this purpose to include any employee pension or welfare benefit plan, whether or not subject to ERISA, any plan described in Section 4975(e)(1) of the Code and any entity whose underlying assets include Plan Assets by reason of plan investment in the entity. We typically have equity participation by "benefit plan investors" that is significant. Therefore, the general partners do not anticipate that the partnership will qualify for the exemption for investments in which equity participation by benefit plan investors is not significant.

PLAN ASSET REGULATIONS - AVAILABLE EXEMPTIONS

     PUBLICLY OFFERED SECURITIES EXEMPTION

     As noted above, if a retirement plan acquires "publicly offered securities," the assets of the issuer of the securities are not deemed to be Plan Assets under the Plan Asset Regulations. The definition of publicly offered securities requires that such securities must be "widely-held," "freely transferable" and must satisfy certain registration requirements under federal securities laws. Although the partnership should satisfy the registration requirements under this definition, the determinations of whether a security is "widely-held" and "freely transferable" are inherently factual matters.

     Under the Plan Asset Regulations, a class of securities will be "widely-held" if it is held by 100 or more persons. The General Partners anticipate that this requirement will be met; however, even if the units are deemed to be widely-held, the "freely transferable" requirement must also be satisfied in order for the partnership to qualify for this exemption. In this regard, the Plan Asset Regulations provide several examples of restrictions on transferability which, absent unusual circumstances, will not, either alone or in any combination, cause the rights of ownership to be considered not "freely transferable." One such example provided in the Plan Asset Regulations is an offering, such as this offering, in which the minimum investment is $10,000 or less. The allowed restrictions are based upon restrictions commonly found in public real estate limited partnerships which are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. The partnership is intended to satisfy the freely transferable requirement set forth in the Plan Asset Regulations with respect to the units.

     It should be noted in this regard, however, that because certain adverse tax consequences can result if the partnership were to be characterized as a "publicly traded partnership" under Section 7704 of the Code (See "Federal Income Tax Consequences - Publicly Traded Partnerships"), certain additional restrictions on the transferability of units have been incorporated into the partnership which are intended to prevent such reclassification of the partnership (the "Section 7704 Restrictions"). The Plan Asset Regulations provide specifically that any "restriction on, or prohibition against, any transfer or assignment which would either result in a termination or reclassification of the entity for federal or state tax purposes" will ordinarily not alone or in combination with other restrictions affect a finding that securities are "freely transferable." The Plan Asset Regulations were promulgated prior to the enactment of Section 7704 of the Code, however, so the incorporation of the Section 7704 Restrictions into the Partnership Agreement potentially has the effect of making the freely transferable requirement, and thus the "publicly offered securities" exemption, unavailable to the partnership.

     On the other hand, if the Department of Labor interprets the Section 7704 Restrictions in the partnership consistently with the specific exemption language in the Plan Asset Regulations set forth above, the partnership should qualify for the freely transferable requirement and, thus, the publicly offered securities exemption contained in the Plan Asset Regulations because the Section 7704 Restrictions in the Partnership Agreement are intended only to prohibit transfers which would result in a reclassification of the entity for federal tax purposes. Because of the factual nature of such a determination, however, and the lack of further guidance as to the meaning of the term "freely transferable," particularly in light of the Section 7704 Restrictions, there can be no assurance that the partnership will, in fact, qualify for this exemption.

     REAL ESTATE OPERATING COMPANY EXEMPTION

     Even if the partnership were not to qualify for the "publicly offered securities" exemption, the Plan Asset Regulations also provide an exemption with respect to securities issued by a "real estate operating company." An entity is a real estate operating company if, during the relevant valuation periods defined in the Plan Asset Regulations, at least 50% of its assets other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate which is managed or developed and with respect to which the partnership has the right to participate substantially in the management or development activities. The partnership intends to devote more than 50% of its assets to the management and development of real estate.

     An example in the Plan Asset Regulations indicates, however, that, although some management and development activities may be performed by independent contractors, rather than by the entity itself, if over one-half of an entity's properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the real estate operating company exemption. There can be no assurance that the partnership will be able to structure its operations to satisfy the requirements of this exemption, and due to the uncertainty of the application of the standards set forth in the examples in the Plan Asset Regulations and lack of further guidance as to the meaning of the term "real estate operating company," there can be no assurance as to the partnership's ability to qualify for the real estate operating company exemption.

PLAN ASSET CONSEQUENCES - PROHIBITED TRANSACTION EXCISE TAX

     If the partnership were deemed to hold Plan Assets, issues relating to the "prohibited transaction" concepts of ERISA and the Code arise by virtue of (1) the general partners' ownership of interests in the partnership, and (2) the possible recharacterization of the relationship between the general partners or the partnership and any retirement plan which may purchase units. Section 406 of ERISA and Section 4975 of the Code prohibit retirement plans from engaging in certain transactions involving Plan Assets with specified parties. The specified parties are referred to as "parties in interest," as defined in
Section 3(14) of ERISA, and as "disqualified persons," as defined in Section 4975(e)(2) of the Code. These definitions include both parties owning threshold percentage interests in the investment entity and "persons providing services to the plan," and certain of their affiliates. Thus, if the partnership is deemed to hold Plan Assets, each general partner could be characterized as a "fiduciary" with respect to such assets, and would thus be a "party in interest" under ERISA and a "disqualified person" under the Code with respect to investing retirement plans. If the general partners' interest in the partnership were deemed to exceed certain threshold levels set forth in the Code and ERISA, the partnership, itself, could be deemed to be a disqualified person and the investment in units by retirement plans could be a prohibited transaction. The general partners do not believe such thresholds have been exceeded with respect to their interest in the partnership or that the partnership should be deemed to be a party in interest or a disqualified person for this reason or otherwise.

     If a general partner were to be characterized as a fiduciary with respect to investing retirement plans, various transactions between the general partners or their affiliates and the partnership could constitute prohibited transactions because a fiduciary may not deal with Plan Assets in its own interest or represent a person whose interests are adverse to those of the plan in a transaction involving Plan Assets. In addition, it could be argued that, because the general partners share in certain partnership distributions and tax allocations in a manner disproportionate to their capital contributions to the partnership, the general partners are being compensated directly out of Plan Assets rather than the partnership assets in exchange for the provision of services, i.e., establishment of the partnership and making it available as an investment to retirement plans. If this were the case, absent a specific exemption applicable to the transaction, a prohibited transaction could be deemed to have occurred between investing retirement plans and the general partners.

     If it is determined by the Department of Labor or the IRS that a prohibited transaction has occurred, the general partners and any party in interest that has engaged in any such transaction would be required to eliminate the prohibited transaction by reversing the transaction and making good to the retirement plan any loss resulting from the prohibited transaction. In addition, each party in interest would be liable to pay an excise tax equal to 15% of the amount involved in the transaction for each year in which the transaction remains uncorrected. Moreover, if the fiduciary or party in interest does not correct the transaction within a specified period, the party in interest could also be liable for an additional excise tax in an amount equal to 100% of the amount involved. Plan fiduciaries who make the decision to invest in units could, under certain circumstances, be liable as co-fiduciaries for actions taken by the partnership or the general partners.

     Special rules apply to an investing IRA. If the partnership were deemed to be a party in interest or disqualified person, as described above, with respect to an IRA, the tax-exempt status of the IRA could be lost by reason of such investment because a transaction between the partnership and the account would be deemed under Section 4975 of the Code to constitute a prohibited transaction.

     It should be noted that even if the assets of the partnership are not deemed to be Plan Assets under the Plan Asset Regulations, as the general partners anticipate, Interpretive Bulletin 75-2 indicates that in certain circumstances an investment in the partnership by a retirement plan may still be a prohibited transaction. For example, if a retirement plan may, by reason of its investment, compel the partnership to invest in a property or engage in transactions which such retirement plan could not enter into directly under the prohibited transaction rules, then the provisions of Interpretive Bulletin 75-2 and the Plan Asset Regulations would not preclude recharacterization of such investment as a prohibited transaction. The general partners have represented in this regard that no such arrangements will be entered into with investing retirement plans, and therefore it is unlikely that these provisions of Interpretive Bulletin 75-2 would be invoked by the Department of Labor.

ANNUAL VALUATION

     Fiduciaries of retirement plans are required to determine annually the fair market value of the assets of such retirement plans, typically, as of the close of a plan's fiscal year. To enable the fiduciaries of retirement plans subject to the annual reporting requirements of ERISA to prepare reports relating to an investment in the partnership, the general partners are required to furnish an annual statement of estimated unit value to the investors. For the first three full fiscal years following the termination of the offering, the value of a unit will be deemed to be $10.00, and no valuations will be performed. Thereafter, the annual statement will report the estimated value of each unit based upon the estimated amount a unit holder would receive if all partnership assets were sold as of the close of the partnership's fiscal year for their estimated values and if such proceeds without reduction for selling expenses, together with the other funds of the partnership, were distributed in liquidation of the partnership. Such estimated values will be based upon annual valuations of partnership properties performed by the general partners, but no independent appraisals will be obtained. While the general partners are required under the Partnership Agreement to obtain the opinion of an independent third party stating that their estimates of value are reasonable, such general partner valuations may not satisfy the requirements imposed upon fiduciaries under ERISA for all retirement plans.

     The estimated value per unit will be reported to limited partners in the partnership's next annual or quarterly report on Form 10-K or 10-Q sent to the limited partners for the period immediately following completion of the valuation process. There can be no assurance that:

     . the estimated value per unit will actually be realized by the partnership or by the limited partners upon liquidation in part because estimates do not necessarily indicate the price at which properties could be sold; or

     . limited partners could realize estimated net asset value if they were to attempt to sell their units, because no public market for units exists or is likely to develop.


                        FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is intended to summarize all of the federal income tax considerations material to an investment in the partnership. This summary is based upon the Code, Treasury Regulations including Temporary and Proposed Regulations promulgated thereunder ("Regulations"), current positions of the Internal Revenue Service (the "IRS") contained in Revenue Rulings and Revenue Procedures and other administrative actions of the IRS and existing judicial decisions in effect as of the date of this prospectus.

     Investors should note that it is not feasible to comment on all aspects of federal, state and local tax laws that may affect each limited partner in the partnership. The federal income tax considerations discussed below are necessarily general in nature, and their application may vary depending upon a limited partner's particular circumstances. Further, the discussion below is directed primarily to individual taxpayers who are citizens of the United States. Accordingly, persons who are trusts, corporate investors in general, corporate investors that are subject to specialized rules such as Subchapter S corporations and any potential investor who is not a United States citizen are cautioned to consult their own personal tax advisors before investing in the partnership.

     No representations are made in this prospectus as to state and local tax consequences. The partnership does not intend to request a ruling from the IRS with respect to any of the federal income tax matters discussed below, and on certain matters no ruling could be obtained even if requested.

     Investors should also note that a great deal of uncertainty exists with respect to certain recently enacted and amended provisions of the Code. There can be no assurance that the present federal income tax laws applicable to limited partners and the operation of the partnership will not be further changed prospectively or retroactively by additional legislation, by new Regulations, by judicial decisions or by administrative interpretations, any of which could adversely affect a limited partner, nor is there any assurance that there will not be a difference of opinion as to the interpretation or application of current federal income tax laws.

     For the foregoing reasons, each prospective investor is urged to consult with his own tax advisor with respect to the federal, state and local income tax consequences arising from the purchase of units. Nothing in this prospectus or any prior or subsequent communication from the general partners, their affiliates, employees or any professional associated with this offering is or should be construed as legal or tax advice to a potential investor in the partnership. Investors should be aware that the IRS may not agree with all tax positions taken by the partnership and that legislative, administrative or judicial decisions may reduce or eliminate anticipated tax benefits of an investment in the partnership.

     Investors electing Cash Preferred Units are not anticipated to receive much, if any, of the tax benefits associated with an investment in the partnership. Therefore, any discussion in this prospectus of the availability and extent of income tax benefits to limited partners will apply principally to investors electing Tax Preferred Units.

     Prospective Investors who are Fiduciaries of Retirement Plans should Carefully Read "Investment by Tax-Exempt Entities and ERISA Considerations" and "Investment by Qualified Plans and Other Tax-Exempt Entities" in this section.

     The partnership will furnish to each partner and any assignee of units on an annual basis the information necessary for the preparation and timely filing of his federal income tax return. Investors should note that information returns filed by the partnership will be subject to audit by the IRS and that the Commissioner of the IRS has announced that the IRS will devote greater attention to the proper application of the tax laws to partnerships. (See "Audits" below.)

TAX OPINION

     The partnership retained Holland & Knight LLP ("Counsel") to render an opinion concerning the material federal income tax issues relating to an investment in the partnership (the "Tax Opinion"). Potential investors should be aware that the opinions of Counsel are based upon the accuracy of the facts described in this prospectus and facts represented to Counsel by the general partners. The opinions of Counsel assume further that the partnership will be operated strictly in accordance with the Partnership Agreement. The accuracy of such facts and representations is absolutely critical to the accuracy of the Tax Opinion, and any alteration of the facts may adversely affect the opinions rendered. Furthermore, the opinions of Counsel are based upon existing law, applicable Regulations and current published administrative positions of the IRS contained in Revenue Rulings, Revenue Procedures and judicial decisions, all of which are subject to change either prospectively or retroactively. Changes in the Code and the Regulations subsequent to the date of the Tax Opinion are not addressed in the Tax Opinion, and any such changes could have a material adverse effect upon the tax treatment of an investment in the partnership.

     In reliance on certain representations and assumptions described in this prospectus and in the Tax Opinion, and subject to the qualifications set forth in this prospectus and in the Tax Opinion, Counsel in the Tax Opinion concludes that, in the aggregate, substantially more than half of the material federal income tax benefits, in terms of their financial impact on a typical investor, will more likely than not be realized by an investor in the partnership, and that the following material tax issues are more likely than not to have a favorable outcome on the merits for federal income tax purposes if challenged by the IRS, litigated and judicially decided:

     . The partnership will be classified as a partnership for federal income tax purposes and not as an association taxable as a corporation;

     . The partnership will not be classified as a "publicly traded partnership" under Section 7704 of the Code since the partnership limits transfers of units, except for transfers of units which satisfy applicable safe harbors from "publicly traded partnership" status adopted by the IRS;

     . A limited partner's interest in the partnership will be treated as a passive activity;

     . Partnership items of income, gain, loss, deduction and credit will be allocated among the general partners and the limited partners substantially in accordance with the allocation provisions of the Partnership Agreement;

     . The activities contemplated by the partnership will be considered activities entered into for profit by the partnership; and

     . The partnership is not currently required to register as a tax shelter with the IRS under Section 6111 of the Code prior to the offer and sale of the units based upon the general partners' representation that the "tax shelter ratio," which is generally determined by dividing an investor's share of aggregate deductions from the investment, determined without regard to income, by the amount of the investor's capital contributions, with respect to an investment in the partnership will not exceed 2 to 1 for any investor as of the close of any year in the partnership's first five calendar years.

     Investors should note that any statement that it is "more likely than not" that a tax position would be sustained means that in Counsel's judgment at least a 51% chance of prevailing exists if the IRS were to challenge the allowability of such tax position and such challenge were to be litigated and judicially decided.

     It should be further noted that Counsel is unable to form an opinion as to the probable outcome of certain material tax aspects of the transactions described in this prospectus if challenged by the IRS, litigated and judicially decided. These aspects include:

     . the issue of whether the partnership will be considered to hold any or all of its properties primarily for sale to customers in the ordinary course of business; and

     . the issue of whether the partnership will be classified as a "tax shelter" under Section 6662(d) of the Code for purposes of determining certain potential exemptions from the applicability of the accuracy-related penalty provisions of the Code. (See "Risk Factors - Federal Income Tax Risks.")

     In addition, potential investors should note that the IRS may also attempt to disallow or limit some of the tax benefits derived from an investment in the partnership by applying certain provisions of the Code at the individual or partner level rather than at the partnership level. In this connection, Counsel gives no opinion or conclusion as to the tax consequences to limited partners with regard to any material tax issue which impacts at the individual or partner level and is dependent upon an individual limited partner's tax circumstances. These issues include, but are not limited to, the potential imposition of the alternative minimum tax, investment interest deductibility limitations and the application of Section 183 of the Code, limiting deductions attributable to activities not entered into for profit, at the partner level. Accordingly, potential investors are urged to consult with and rely upon their own tax advisors with respect to all tax issues which impact at the partner or individual level.

     As of the date of the Tax Opinion, no properties have been acquired by the partnership, nor has the partnership entered into any contracts to acquire any properties. Therefore, it is impossible at this time for Counsel to opine on the application of the federal income tax law to the specific facts which will exist when properties are acquired by the partnership.

     Neither the Tax Opinion nor this description of the tax consequences of an investment in the partnership will have any binding effect or official status of any kind, and no assurance can be given that the conclusions reached in the Tax Opinion will be sustained by a court if such conclusions are contested by the IRS. Accordingly, the Tax Opinion should not be viewed as a guarantee that the income tax effects described in this prospectus will be achieved, nor should it be viewed as a guarantee that a court would hold that there is "substantial authority" for the positions taken by the partnership with respect to any income tax issue.

PARTNERSHIP STATUS GENERALLY

     The ability to obtain the income tax attributes anticipated from an investment in units depends upon the classification of the partnership as a partnership for federal income tax purposes and not as an association taxable as a corporation. Regulations regarding entity classification have been issued under Section 7701 of the Code which, in effect, operate to allow a business entity that is not otherwise required to be classified as a corporation (an "eligible entity") to elect its classification for federal income tax purposes. Under Section 301.7701-3(b) of the Regulations, an "eligible entity" that has at least two members will be treated as a partnership in the absence of an election. Accordingly, while the general partners do not intend to request a ruling from the IRS as to the classification of the partnership for income tax purposes, unless the partnership is deemed to be taxable as a corporation pursuant to the application of the publicly traded partnership rules discussed below, the partnership will qualify as an "eligible entity" and need not make any election to be treated as a partnership for federal income tax purposes.

     In the event that the partnership, for any reason, were to be treated for federal income tax purposes as an association taxable as a corporation, the partners of the partnership would be treated as stockholders with the following results, among others: (1) the partnership would become a taxable entity subject to the federal income tax imposed on corporations; (2) items of income, gain, loss, deduction and credit would be accounted for by the partnership on its federal income tax return and would not flow through to the partners; and (3) distributions of cash would generally be treated as dividends taxable to the partners at ordinary income rates, to the extent of current or accumulated earnings and profits, and would not be deductible by the partnership in computing its income tax.

     Based upon these entity classification regulations, IRS rulings and judicial decisions under Section 7701(a) of the Code, however, all of which are subject to change, and based upon certain representations of the general partners and other assumptions, Counsel has concluded that the partnership will more likely than not be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation. In rendering such opinion, Counsel has also relied upon the fact that the partnership is duly organized as a limited partnership under the laws of the State of Georgia and upon the representation by the general partners that the partnership will be organized and operated strictly in accordance with the provisions of the Partnership Agreement.

     The remaining summary of federal income tax consequences in this section assumes that the partnership will be classified as a partnership for federal income tax purposes.

PUBLICLY TRADED PARTNERSHIPS

     Classification of the partnership as a "publicly traded partnership" could result in (1) the partnership being taxable as a corporation (See "Partnership Status Generally" above), and (2) the treatment of net income of the partnership as portfolio income rather than passive income (See "Passive Loss Limitations" below).

     A publicly traded partnership is generally defined under Section 7704 of the Code as any partnership whose interests are traded on an established securities market or are readily tradeable on a secondary market or the substantial equivalent thereof. In addition, Regulations have been issued (the "Section 7704 Regulations") which provide guidance with respect to such classification standards, including certain safe harbor standards which, if satisfied, preclude classification as a publicly traded partnership.

     The Section 7704 Regulations contain definitions of what constitutes an established securities market and a secondary market or the substantial equivalent thereof. They also set forth what transfers may be disregarded in determining whether such definitions are satisfied with respect to the activities of a partnership. The general partners do not believe that units in the partnership are traded on an established securities market or a secondary market or a substantial equivalent thereof as defined in the Section 7704 Regulations. The general partners have also represented that they do not intend to cause the units to be traded on an established securities market or a secondary market in the future.

     SECTION 7704 SAFE HARBORS

     As noted above, the Section 7704 Regulations provide certain safe harbors (the "secondary market safe harbors") which, after taking into consideration all transfers other than those deemed disregarded, may be satisfied in order to avoid classification of such transfers as being made on a secondary market or the substantial equivalent thereof. One of the secondary market safe harbors provides that interests in a partnership will not be considered tradeable on a secondary market or the substantial equivalent thereof if the sum of the partnership interests transferred during any taxable year, other than certain disregarded transfers, does not exceed 2% of the total interest in the partnership's capital or profits. Disregarded transfers include, among other things, transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan and block transfers, which are defined as transfers by a partner during any 30 calendar day period of partnership units representing more than 2% of the total interest in a partnership's capital or profits.

     A second safe harbor from classification as a publicly traded partnership, dealing with redemption and repurchase agreements, is also provided in the
Section 7704 Regulations. The Section 7704 Regulations also make it clear that the failure to satisfy a safe harbor provision under the Regulations will not cause a partnership to be treated as a publicly traded partnership if, after taking into account all facts and circumstances, partners are not readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

     The partnership limits unit transfers of all types to transfers of units which satisfy an applicable safe harbor contained in the Section 7704 Regulations or any other applicable safe harbor from "publicly traded partnership" status which may be adopted by the IRS. The general partners have represented that the partnership will be operated strictly in accordance with the Partnership Agreement, and they have also represented that they will void any transfers or assignments of units if they believe that such transfers or assignments will cause the partnership to be treated as a publicly traded partnership under the Section 7704 Regulations or any other guidelines adopted by the IRS in the future.

     Based upon the representations of the general partners, and assuming the partnership will be operated strictly in accordance with the terms of the Partnership Agreement, Counsel has concluded that it is more likely than not the partnership will not be classified as a publicly traded partnership under
Section 7704 of the Code. Due to the complex nature of the safe harbor provisions contained in the Section 7704 Regulations, however, and because any determination in this regard will necessarily be based upon future facts not yet in existence at this time, no assurance can be given that the IRS will not challenge this conclusion or that the partnership will not, at some time in the future, be deemed to be a publicly traded partnership.

     QUALIFYING INCOME EXEMPTION

     Even if the partnership were deemed to be a publicly traded partnership, however, Section 7704(c) of the Code provides an exception to taxation of such an entity as a corporation if 90% or more of the gross income of such entity for each taxable year consists of "qualifying income." Qualifying income includes interest, real property rents and gain from the sale or other disposition of real property, but qualifying income does not include real property rents which are contingent on the profits of the lessees or income from the rental or lease of personal property.

     The general partners intend to operate the partnership in such a manner as to qualify for the 90% qualifying income exception. (See "Investment Objectives and Criteria.") Investors should note, however, that even if the partnership satisfies the qualifying income exception, being deemed to be a publicly traded partnership would result in certain other material adverse tax consequences to limited partners, including the treatment of net income of the partnership as portfolio income rather than passive income. (See "Passive Loss Limitations" below.)

GENERAL PRINCIPLES OF PARTNERSHIP TAXATION

     Under the Code, no federal income tax is paid by a partnership. Accordingly, if as anticipated the partnership is treated as a partnership for federal income tax purposes, the partnership will not be treated as a separate taxable entity subject to federal income tax. Each partner will, instead, be required to report on his federal income tax return for each year his distributive share of the partnership's items of income, gain, loss, deduction or credit for that year, without regard to whether any actual cash distributions have been made to him. Investors should note that a partner's share of the taxable income of the partnership, and the income tax liability resulting therefrom, may exceed such partner's cash distributions from the partnership.

ANTI-ABUSE RULES

     As noted under "General Principles of Partnership Taxation" above, partnerships are not liable for income taxes imposed by the Code. The Regulations set forth broad "anti-abuse" rules applicable to partnerships, however, which rules authorize the Commissioner of the IRS to recast transactions involving the use of partnerships either to reflect the underlying economic arrangement or to prevent the use of a partnership to circumvent the intended purpose of any provision of the Code. The general partners are not aware of any fact or circumstance which could cause the Commissioner to exercise his authority under these rules; however, if any of the transactions entered into by the partnership were to be recharacterized under these rules, or the partnership, itself, were to be recast as a taxable entity under these rules, material adverse tax consequences to all of the partners would occur as otherwise described in this prospectus.

DEDUCTIBILITY OF LOSSES - LIMITATIONS

     The deductibility of a limited partner's distributive share of the partnership's items of loss is subject to a series of limitations.

     BASIS LIMITATION

     A limited partner may not deduct his share of partnership losses and deductions in excess of the adjusted basis of his partnership interest determined as of the end of the taxable year. Allocated losses which exceed a limited partner's basis will not be allowed, however, they may be carried over indefinitely and claimed as a deduction in a subsequent year to the extent that such limited partner's adjusted basis in his units has increased above zero. A limited partner's adjusted basis in his units will include his cash investment in the partnership along with his pro rata share of any partnership liabilities as to which no partner is personally liable. A limited partner's basis will be increased by his distributive share of the partnership's taxable income and decreased (but not below zero) by his distributive share of the partnership's losses. Cash distributions which are made to a limited partner, if any, will also decrease the basis in his units and will generally constitute a return of capital to the extent of such basis. In the event that a limited partner has no remaining basis in his units, however, cash distributions will generally be taxable to him as gain from the sale of his units. (See "Sales of Limited Partnership Units" below.)

     PASSIVE LOSS LIMITATION

     Section 469 of the Code substantially restricts the ability of many taxpayers including individuals, estates, trusts, certain closely-held corporations and certain personal service corporations to deduct losses derived from so-called "passive activities." Passive activities generally include any activity involving the conduct of a trade or business in which the taxpayer does not materially participate, including the activity of a limited partnership in which the taxpayer is a limited partner, and certain rental activities, including the rental of real estate. In the opinion of Counsel, it is more likely than not that a limited partner's interest in the partnership will be treated as a passive activity. Accordingly, income and loss of the partnership, other than interest or other similar income earned on temporary investments and working capital reserves, which income will constitute portfolio income, will constitute passive activity income and passive activity loss, as the case may be, to limited partners.

     Losses from passive activities are generally deductible only to the extent of a taxpayer's income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or "portfolio income," which includes nonbusiness income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Passive activity losses that are not allowed in any taxable year are suspended and carried forward indefinitely and allowed in subsequent years as an offset against passive activity income in future years.

     Upon a taxable disposition of a taxpayer's entire interest in a passive activity to an unrelated party, suspended losses with respect to that activity will then be allowed as a deduction against:

     . first, income or gain from that activity including gain recognized on such disposition;

     . then, income or gain for the taxable year from other passive activities; and

     .    finally, non-passive income or gain.

Regulations provide, however, that similar undertakings which are under common control and owned by pass-through entities such as partnerships are generally aggregated into a single activity. Accordingly, it is unlikely that suspended passive activity losses derived from a specific partnership property would be available to limited partners to offset non-passive income from other sources until the sale or other disposition of all partnership properties has been consummated.

     Section 469(k) of the Code provides that the passive activity loss rules will be applied separately with respect to items attributable to each publicly traded partnership. Accordingly, if the partnership were deemed to be a publicly traded partnership, partnership losses, if any, would be available only to offset future non-portfolio income of the partnership. In addition, if the partnership were deemed to be a publicly traded partnership which is not treated as a corporation because of the qualifying income exception, partnership income would generally be treated as portfolio income rather than passive income. (See "Publicly Traded Partnerships" above.)

     AT RISK LIMITATION

     The deductibility of partnership losses is limited further by the "at risk" limitations set forth in Section 465 of the Code. Limited partners who are individuals, estates, trusts and certain closely-held corporations are not allowed to deduct partnership losses in excess of the amounts which such limited partners are determined to have "at risk" at the close of the partnership's year. Generally, a limited partner's "amount at risk" will include only the amount of his cash capital contribution to the partnership. A limited partner's "amount at risk" will be reduced by his allocable share of partnership losses and by partnership distributions and increased by his allocable share of partnership income. Any deductions which are disallowed under this limitation may be carried forward indefinitely and utilized in subsequent years to the extent that a limited partner's "amount at risk" is increased in those years.

ALLOCATIONS OF PROFIT AND LOSS

     Allocations of net income, net loss, depreciation, amortization and cost recovery deductions and gain on sale are described in this prospectus in the section entitled "Distributions and Allocations." The terms "net income" and "net loss" are defined in the Partnership Agreement to mean the net income or loss realized or recognized by the partnership for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation, amortization and cost recovery and gain on sale.

     The general partners do not intend to request a ruling from the IRS with respect to whether the allocations of profits and losses in the Partnership Agreement will be recognized for federal income tax purposes. The IRS may attempt to challenge the allocations of profits and losses made by the partnership, which challenge, if successful, could adversely affect the limited partners by changing their respective shares of taxable income or loss. No assurance can be given that the IRS will not also challenge one or more of the special allocation provisions contained in the Partnership Agreement.

     Section 704(a) of the Code provides generally that partnership items of income, gain, loss, deduction and credit are to be allocated among partners as set forth in the relevant partnership agreement. Section 704(b) provides, however, that if an allocation to a partner under the partnership agreement of income, gain, loss, deduction or credit or items thereof does not have substantial economic effect, such allocation will instead be made in accordance with the partner's interest in the partnership determined by taking into account all facts and circumstances.

     Regulations issued under Section 704(b) of the Code (the "Section 704(b) Regulations") provide complex rules for determining (1) whether allocations will be deemed to have economic effect, (2) whether the economic effect of allocations will be deemed to be substantial, and (3) whether allocations not having substantial economic effect will nonetheless be deemed to be made in accordance with a partner's interest in the partnership.

     ECONOMIC EFFECT

     The Section 704(b) Regulations provide generally that an allocation will be considered to have economic effect if the following three requirements are met:

     . partners' capital accounts are determined and maintained in accordance with the Section 704(b) Regulations;

     . upon the liquidation of the partnership, liquidating distributions are made in accordance with the positive capital account balances of the partners after taking into account all capital account adjustments for the year during which such liquidation occurs; and

     . the partnership agreement contains a "qualified income offset" provision and the allocation in question does not cause or increase a deficit balance in a partner's capital account at the end of the partnership's taxable year.

     The Partnership Agreement (1) provides for the determination and maintenance of capital accounts pursuant to the Section 704(b) Regulations, and
(2) provides that liquidation proceeds are to be distributed in accordance with capital accounts. (See "Distributions and Allocations.") With regard to the third requirement, Section 1.704-1(b)(2)(ii)(d) provides that a partnership agreement contains a "qualified income offset" if it provides that a partner who unexpectedly receives an adjustment, allocation or distribution of certain items which causes a deficit or negative capital account balance which means generally that the sum of losses allocated and cash distributed to a partner exceeds the sum of his capital contributions to the partnership and any income allocated to such partner, will be allocated items of income and gain in an amount and manner sufficient to eliminate the deficit balance as quickly as possible. The Partnership Agreement contains a qualified income offset provision. It should be noted in this regard that the qualified income offset provision in the Partnership Agreement has the effect of prohibiting a limited partner from being allocated items of loss or deduction which would cause his capital account to be reduced below zero.

     In addition to the allocation provisions described above, the Partnership Agreement also contains a provision specially allocating deductions for depreciation, amortization and cost recovery to limited partners electing Tax Preferred Units up to the amount which would reduce their capital accounts to zero. In an attempt to ensure that limited partners electing Tax Preferred Units will bear the risk of actual economic loss in the event that a partnership property is sold at a loss, as required under the Section 704(b) Regulations, the partnership further provides for a special allocation of nonliquidating net sale proceeds in favor of limited partners electing Cash Preferred Units which applies only if a partnership property is sold for less than its original purchase price. Under this provision, limited partners electing Cash Preferred Units are allocated the first proceeds from the sale of properties in an amount equal to the excess of the original purchase price of such partnership property over the sale price of the partnership property sold but not in excess of the amount of the special allocation to limited partners electing Tax Preferred Units of deductions for depreciation, amortization and cost recovery with respect to the specific partnership property sold.

     The Partnership Agreement also provides for a special allocation of gain on sale to limited partners electing Tax Preferred Units in an amount equal to the deductions for depreciation, amortization and cost recovery which were previously allocated to such units. Accordingly, a limited partner who acquires units from a prior owner should note that this special allocation of gain on sale attributable to deductions for depreciation, amortization and cost recovery previously allocated to the prior limited partner could have the effect of allocating substantial income to him upon a sale or other disposition of a partnership property, even though such new limited partner would not have received any benefit from such prior allocation of deductions.

     SUBSTANTIALITY

     Even if the allocations of profits and losses of a partnership are deemed to have economic effect under the Section 704(b) Regulations, however, an allocation will not be upheld unless the economic effect of such allocation is "substantial." In this regard, the Section 704(b) Regulations generally provide that the economic effect of an allocation is "substantial" if there is a reasonable possibility that the allocation will affect the dollar amounts to be received by partners from a partnership, independent of tax consequences. Conversely, the economic effect of an allocation is presumed not to be substantial if there is a strong likelihood that the net adjustments to the partner's capital account for any taxable year will not differ substantially from the net adjustments which would have been made for such year in the absence of such allocation and the total tax liability of the partners for such year is less than it would have been in the absence of such allocations. The economic effect will also be presumed not to be substantial where:

     . the partnership agreement provides for the possibility that the allocation will be largely offset by one or more other allocations;

     . the net adjustments to the partners' capital accounts for the taxable years to which the allocations relate will not differ substantially from the net adjustments which would have been recorded in such partners' respective capital accounts for such years if the original allocations and the offsetting allocations were not contained in the partnership agreement; and

     . the total tax liability of the partners for such year is less than it would have been in the absence of such allocations.

With respect to the foregoing rule, the Section 704(b) Regulations state that original allocations and offsetting allocations will not be deemed to not be substantial if, at the time the allocations become part of the partnership agreement, there is a strong likelihood that the offsetting allocations will not, in large part, be made within five years after the original allocations are made. The Section 704(b) Regulations further state that for purposes of testing substantiality, the adjusted tax basis of partnership property will be presumed to be the fair market value of such property, and adjustments to the adjusted tax basis of partnership property such as depreciation or cost recovery deductions will be presumed to be matched by corresponding changes in the property's fair market value.

     There are no assurances that the IRS will not challenge the special allocation of partnership deductions for depreciation, amortization and cost recovery to limited partners electing Tax Preferred Units or other allocations set forth in the Partnership Agreement on the basis that such allocations are either "not substantial," within the meaning of the Section 704(b) Regulations, or otherwise fail to comply with the Section 704(b) Regulations.

     PARTNER'S INTEREST IN THE PARTNERSHIP

     If the allocations of profits and losses set forth in a partnership agreement are deemed not to have substantial economic effect, the allocations are then to be made in accordance with the partners' interests in the partnership as determined by taking into account all facts and circumstances. The Section 704(b) Regulations provide in this regard that a partner's interest in a partnership will be determined by taking into account all facts and circumstances relating to the economic arrangement of the partners, including:

     .    the partners' relative contributions to the partnership;

     . the interests of the partners in economic profits and losses (if different from those in taxable income or loss);

     . the interests of the partners in cash flow and other nonliquidating distributions; and

     . the rights of the partners to distributions of capital upon liquidation.

     Since the Partnership Agreement (1) provides for the determination and maintenance of capital accounts in accordance with the Section 704(b) Regulations, (2) provides that liquidation proceeds will be distributed to the partners in accordance with capital accounts, (3) contains a qualified income offset provision, and (4) shifts the economic risk of loss to the limited partners electing Tax Preferred Units, Counsel has concluded that it is more likely than not that partnership items of income, gain, loss, deduction and credit will be allocated among the general partners and the limited partners substantially in accordance with the allocation provisions of the Partnership Agreement. In reaching this conclusion, Counsel has made the following assumptions:

     . that allocations of deductions for depreciation, amortization and cost recovery to such limited partners will be matched by corresponding reductions in the fair market value of the partnership's property; and

     . the accuracy of the representations of the general partners, including that the partnership will be operated strictly in accordance with the terms of the Partnership Agreement.

TAXABLE INCOME WITHOUT CASH DISTRIBUTIONS

     A partner in a partnership is required to report his allocable share of the partnership's taxable income on his personal income tax return regardless of whether or not he has received any cash distributions from the partnership. For example, a limited partner electing Cash Preferred Units who participates in the distribution reinvestment plan will be allocated his share of the partnership's net income and gain on sale, including net income and gain on sale allocable to units acquired pursuant to the distribution reinvestment plan, even though such partner would receive no cash distributions from the partnership. In addition, a limited partner electing Cash Preferred Units who purchases units pursuant to the deferred commission option will be allocated his share of the partnership's net income with respect to such units even though net cash from operations otherwise distributable to such limited partner will instead be paid to third parties to satisfy the deferred commission obligations with respect to such units for a period of six years after the termination of the offering. (See "Plan of Distribution.") The Partnership Agreement also provides for a "qualified income offset," as described above, which could result in the allocation of income or gain to a limited partner in the absence of cash distributions from the partnership. There are no assurances that a limited partner will not be allocated items of partnership income or gain in an amount which gives rise to an income tax liability in excess of cash, if any, received from the partnership for the tax year in question, and investors are urged to consult with their personal tax advisors in this regard.

INVESTMENT BY QUALIFIED PLANS AND OTHER TAX-EXEMPT ENTITIES

     UNRELATED BUSINESS TAXABLE INCOME ("UBTI")

     Any person who is a fiduciary of an IRA, Keogh Plan, qualified plan or other tax-exempt entity (collectively referred to as "Exempt Organizations") considering an investment in the units should be aware that there is a risk that income allocable to units owned by Exempt Organizations may be subject to federal income tax. This would occur in the event any portion of the partnership's income is deemed to be UBTI, generally defined as income derived from any unrelated trade or business carried on by a tax-exempt entity or by a partnership of which it is a member. A trustee of a charitable remainder trust should be aware that if any portion of the income derived from the trust's ownership of units is deemed to be UBTI, the trust will lose its exemption from income taxation with respect to all of its income for the tax year in question. (See "Investment by Charitable Remainder Trusts" below.) A tax-exempt limited partner other than a charitable remainder trust which has UBTI in any tax year from all sources of more than $1,000 will be subject to taxation on such income.

     The general partners have used their best efforts to structure the partnership's activities to avoid having any of the partnership's income characterized as UBTI, and the types of partnership income and gain allocable to investing Exempt Organizations should not generally constitute UBTI. If, however, the partnership were either to be deemed to hold partnership properties primarily for sale to customers in the ordinary course of business (See "Property Held Primarily for Sale" below), or the partnership were to own "debt-financed property," i.e., property which is subject to "acquisition
                    ----
indebtedness," then a portion of such income or gain would constitute UBTI to investing Exempt Organizations.

     The portion of income or gain from "debt-financed property" that will constitute UBTI to investing Exempt Organizations is based on the ratio borne by the "average acquisition indebtedness" incurred with respect to such property to the basis of the property. In computing this ratio, "average acquisition indebtedness" means the highest amount of the acquisition indebtedness with respect to such property during the 12 month period ending on the date of sale and, in determining the portion of income which is UBTI from sources other than a sale, "average acquisition indebtedness" means the average monthly level of acquisition indebtedness during the taxable year for the year in which such income was recognized.

     Acquisition indebtedness includes:

     .    indebtedness incurred in acquiring or improving property;

     . indebtedness incurred before the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement; and

     . indebtedness incurred after the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement and the incurrence of such indebtedness was reasonably foreseeable at the time of such acquisition or improvement.

     The partnership will under no circumstances incur indebtedness to acquire partnership properties. Thereafter, the partnership's authority to incur indebtedness may be exercised only in limited circumstances. Specifically, the general partners have the authority to incur indebtedness on behalf of the partnership only in the event that they deem such borrowing necessary to finance improvements of its properties, to protect the capital previously invested in a property, to protect the value of the partnership's investment in a property or to make a property more attractive for sale or lease. (See "Investment Objectives and Criteria - Borrowing Policies.") The general partners have represented, however, that they will not cause the partnership to incur indebtedness unless the partnership first receives an opinion of counsel or an opinion from its tax accountants that the proposed indebtedness more likely than not will not cause income of the partnership to be characterized as UBTI to investing Exempt Organizations. Investors should be aware, however, that any such opinion would be based upon various representations and assumptions, and would have no binding effect on the IRS or any court. Accordingly, no assurance can be given that the conclusions reached in any such opinion, if contested, would be sustained by a court, or that any such indebtedness to be obtained by the partnership in the future would not cause the income allocated to limited partners that are Exempt Organizations to be taxed as UBTI.

     MINIMUM DISTRIBUTION REQUIREMENTS

     Any person who is a fiduciary of an Exempt Organization considering an investment in units should also consider the impact of minimum distribution requirements under the Code. Section 401(a)(9) of the Code provides generally that certain minimum distributions from retirement plans must be made commencing no later than the April 1st following the calendar year during which the recipient attains age 70?. Accordingly, if units are held by retirement plans, and partnership properties have not yet been sold, at such time as mandatory distributions are required to commence to an IRA beneficiary or a qualified plan participant, it is likely that a distribution in kind of the units will be required to be made. A distribution of units will be includable in the taxable income of said IRA beneficiary or qualified plan participant for the year in which the units are received at the fair market value of the units without any corresponding cash distributions with which to pay the income tax liability arising out of any such distribution.

     In certain circumstances, a distribution in kind of units may be deferred beyond the date set for required distributions, but only upon a showing of compliance with the minimum distribution requirements of the Code by reason of distributions from other retirement plans established for the benefit of the recipient. Compliance with these requirements is complex, however, and potential investors are urged to consult with and rely upon their individual tax advisors with regard to all matters concerning the tax effects of distributions from retirement plans. No assurances can be given that partnership properties will be sold or otherwise disposed of in a fashion which would permit sufficient liquidity in any retirement plan holding units for the retirement plan to be able to avoid making a mandatory distribution in kind of units. ("See "Risk Factors.")

INVESTMENT BY CHARITABLE REMAINDER TRUSTS

     A charitable remainder trust ("CRT") is a trust created to provide income for the benefit of at least one non-charitable beneficiary for life or a term of up to 20 years, with the property comprising the trust corpus then transferred to a charitable beneficiary upon the expiration of the trust. Upon the creation of a CRT, the grantor would normally be entitled to a charitable income tax deduction equal to the current fair market value of the remainder interest which will ultimately pass to charity. A

CRT is also exempt from federal income taxation if the trust is established and maintained in compliance with highly complex rules contained in the Code and underlying Treasury Regulations. Among these rules is a provision that if any portion of the income recognized by a CRT is deemed to be UBTI, all of the CRT's income for the taxable year in which UBTI is incurred, from whatever sources derived, will be subject to income taxation at the trust level. As set forth above in "Investment by Qualified Plans and Other Tax-Exempt Entities," the general partners have used their best efforts to structure the partnership's activities to avoid having any of the partnership's income characterized as UBTI. Accordingly, unless the partnership incurs indebtedness for the purpose of acquiring or improving real properties, and hence is deemed to be holding property subject to "acquisition indebtedness," or is deemed to hold its properties primarily for sale to customers in the ordinary course of business, under current law the partnership's income should not be deemed to constitute UBTI to tax-exempt investors. (See "Investment by Qualified Plans and Other Tax-Exempt Entities" above.)

SYNDICATION AND ORGANIZATIONAL EXPENSES

     A current deduction is not allowed for expenses incurred in connection with organizing the partnership or syndicating the partnership. Amounts which qualify as organizational expenses, as well as other start-up expenditures, may, however, if so elected, be amortized ratably over 60 months. Syndication expenses, which are neither deductible nor amortizable, include costs and expenses incurred in connection with promoting and marketing the units such as sales commissions, professional fees and printing costs. There are no assurances that the IRS will not attempt to recharacterize as nondeductible syndication expenses certain costs and expenses which the general partners intend to cause the partnership to amortize over 60 months.

ACTIVITIES NOT ENGAGED IN FOR PROFIT

     Section 183 of the Code limits deductions attributable to activities "not engaged in for profit." The term "not engaged in for profit" describes any activity other than an activity that constitutes a trade or business or an activity that is engaged in for the production or collection of income. In general, an activity will be considered as entered into for profit where there is a reasonable expectation of profit in the future. The determination of whether an activity is engaged in for profit is based upon the facts and circumstances of each case.

     Based upon the following factors, Counsel has concluded that it is more likely than not that the activities contemplated by the partnership will be considered activities entered into for profit by the partnership:

     .    the investment objectives of the partnership;

     . the representations of the general partners that the partnership will be operated in a business-like manner in all material respects and strictly in accordance with the Partnership Agreement and this prospectus; and

     . assuming the determination as to whether the activities of the partnership are activities entered into for profit under Section 183 is made at the partnership level.

Notwithstanding any determination made with respect to the partnership in this regard, however, the IRS may apply Section 183 to limited partners, individually, and since the determination of whether an activity is deemed to be engaged in for profit is based upon facts and circumstances that exist from time to time, no assurance can be given that Section 183 of the Code may not be applied in the future at the partner level to limit deductions allocable to limited partners from partnership operations. Counsel in the Tax Opinion gives no opinion as to the application of Section 183 of the Code at the partner level. Accordingly, prospective investors should consult with their own tax advisors regarding the impact of Section 183 on their particular situations.

TAXATION OF REAL ESTATE OPERATIONS

     CHARACTERIZATION OF LEASES

     The partnership has the authority to purchase properties and lease them back to the sellers of such properties pursuant to "sale-leaseback" transactions as described in "Investment Objectives and Criteria." The tax benefits described herein associated with ownership of a property, such as depreciation or cost recovery deductions, depend on having the lease in any such leaseback transaction treated as a "true lease," under which the partnership is treated as the owner of the property for federal income tax purposes, rather than having such transaction treated as a conditional sale of the property or a financing transaction entered into with the seller of such property.

     The general partners will use their best efforts to structure any such sale-leaseback transaction to insure that the lease will be characterized as a "true lease" and the partnership will be treated as the owner of the property in question for federal income tax purposes. The partnership will not seek an advance ruling from the IRS or obtain an opinion of counsel that it will be treated as the owner of any leased properties for federal income tax purposes, however, and a determination by the IRS that the partnership is not the owner of leased properties could result in substantial adverse tax consequences. Investors electing Tax Preferred Units would be deprived of deductions for depreciation and cost recovery in such case. In addition, if a sale-leaseback transaction were to be recharacterized as a financing for federal income tax purposes, any partnership income derived from such leaseback would be treated as interest which is portfolio income, rather than passive activity income which may be offset by passive activity losses generated by the partnership or from investments in other passive activities. (See "Passive Loss Limitations" above.)

     DEPRECIATION AND COST RECOVERY

     It is currently anticipated that the real property improvements acquired or constructed by the partnership and any personal property acquired by the partnership will be depreciated for tax purposes using the Alternative Depreciation System set forth in Section 168 of the Code for partnerships such as the partnership having both taxable and tax-exempt partners; i.e., real property improvements will be depreciated on a straight-line basis over a recovery period of 40 years, and personal property acquired by the partnership will be depreciated over a recovery period of 12 years on a straight-line basis.

     PROPERTY HELD PRIMARILY FOR SALE

     The partnership has been organized for the purpose of acquiring and developing real estate for investment and rental purposes. If the partnership were at any time deemed for tax purposes to be a "dealer" in real property, defined as one who holds real estate primarily for sale to customers in the ordinary course of business, however, any gain recognized upon a sale of such real property would be taxable as ordinary income, rather than as capital gain, and would constitute UBTI to limited partners which are Exempt Organizations.

     Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and sale in question. The partnership intends to acquire real estate and construct improvements thereon for investment and rental only and to engage in the business of owning and operating such improvements. The partnership will sell such property only as, in the opinion of the general partners, is consistent with the partnership's investment objectives. Accordingly, the general partners do not anticipate that the partnership will be treated as a dealer with respect to any of its properties. However, there is no assurance that the IRS will not take a contrary position. Because the issue is dependent upon facts which will not be known until the time a property is sold or held for sale, and due to the lack of directly applicable judicial authority in this area, Counsel is unable to render an opinion as to whether the partnership will be considered to hold any or all of its properties primarily for sale to customers in the ordinary course of business.

     SALES OF PARTNERSHIP PROPERTIES

     Upon the sale of a property, the partnership will recognize gain or loss to the extent that the amount realized is more or less than the adjusted basis of the partnership property sold. The amount realized upon the sale of a partnership property will generally be equal to the sum of the cash received plus the amount of indebtedness encumbering the property, if any, assumed by the purchaser or to which the property remains subject upon the transfer of the property to the purchaser. The adjusted basis of partnership property will in general be equal to the original cost of the property less depreciation and cost recovery allowances allowed to the partnership with respect to such property.

     Assuming that the partnership is not deemed to be a dealer with respect to its properties (See "Property Held Primarily for Sale" above), such gain or loss will generally be taxable under Section 1231 of the Code. A limited partner's share of the gains or losses resulting from the sale of partnership properties would generally be combined with any other Section 1231 gains or losses realized by the limited partner in that year from sources other than the partnership, and the net Section 1231 gain or loss is generally treated as long-term capital gain subject to depreciation or cost recovery allowance recapture, if any, or ordinary loss, as the case may be. Investors should be aware that the amount of taxable gain allocated to a limited partner with respect to the sale of a partnership property may exceed the cash proceeds received by such limited partner with respect to such sale. (See "Risk Factors.")

SALES OF LIMITED PARTNERSHIP UNITS

     An investor may be unable to sell any of his units by reason of the nonexistence of any market therefor. In the event that units are sold, however, the selling investor will realize gain or loss equal to the difference between the gross sale price or proceeds received from sale and the investor's adjusted tax basis in his units. Assuming the investor is not a "dealer" with respect to such units and has held the units for more than 12 months, his gain or loss will be long-term capital gain or loss, except for that portion of any gain attributable to such investor's share of the partnership's "unrealized receivables" and "inventory items," as defined in Section 751 of the Code, which portion would be taxable as ordinary income. Any recapture of cost recovery allowances taken previously by the partnership with respect to personal property associated with partnership real properties will be treated as "unrealized receivables" for this purpose. Investors should note in this regard that Section 6050K of the Code requires the partnership to report any sale of units to the IRS if any portion of the gain realized upon such sale is attributable to the transferor's share of the partnership's "Section 751 property."

DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP

     A dissolution and liquidation of the partnership will involve the distribution to the partners of the cash remaining after the sale of its assets, if any, after payment of all the partnership's debts and liabilities. If an investor receives cash in excess of the adjusted basis of his units, such excess will be taxable as a gain. If an investor were to receive only cash, he would recognize a loss to the extent, if any, that the adjusted basis of his units exceeded the amount of cash received. No loss would be recognized if an investor were to receive property other than money, unrealized receivables and "inventory" as defined in Section 751 of the Code. There are a number of exceptions to these general rules, including but not limited to, (1) the effect of a special basis election under Section 732(d) of the Code for an investor who may have acquired his partnership interest within the two years prior to the dissolution, and (2) the effects of distributing one kind of property to some partners and a different kind of property to others, as determined under Section 751(b) of the Code.

CAPITAL GAINS AND LOSSES

     Ordinary income for individual taxpayers is currently taxed at a maximum marginal rate of 39.6%. Capital gains, however, are taxed at a maximum marginal rate of 20% i.e., for gains realized with respect to capital assets held for
            ----
more than 12 months. The Code also provides, however, that the portion of long-term capital gain arising from the sale or exchange of depreciable real property which constitutes depreciation recapture will be taxed at a maximum marginal rate of 25%, rather than 20%. Capital losses may generally be used to offset capital gains or may, in the absence of capital gains, be deductible against ordinary income on a dollar-for-dollar basis up to a maximum annual deduction of $3,000 ($1,500 in the case of a married individual filing a separate return).

ELECTION FOR BASIS ADJUSTMENTS

     Under Section 754 of the Code, a partnership may elect to adjust the basis of partnership property upon the transfer of an interest in the partnership so that the transferee of a partnership interest will be treated, for purposes of calculating depreciation and realizing gain, as though he had acquired a direct interest in the partnership's assets. As a result of the complexities and added expense of the tax accounting required to implement such an election, the general partners do not intend to cause the partnership to make any such election on behalf of the partnership. As a consequence, depreciation available to a transferee of units will be limited to the transferor's share of the remaining depreciable basis of properties, and upon a sale of a property, taxable income or loss to the transferee of the units will be measured by the difference between his share of the amount realized upon such sale and his share of the partnership's tax basis in the property, which may result in greater tax liability to him than if a Section 754 election had been made. The absence of such an election by the partnership may result in investors having greater difficulty in selling their units.

ALTERNATIVE MINIMUM TAX

     Alternative minimum tax is payable to the extent that a taxpayer's alternative minimum tax liability exceeds his regular federal income tax liability for the taxable year. Alternative minimum tax for individual taxpayers is a percentage of "alternative minimum taxable income" ("AMTI") in excess of certain exemption amounts. The first $175,000 of AMTI in excess of the exemption amount is taxed currently at 26%, and AMTI in excess of $175,000 over the exemption amount is taxed currently at 28%. Alternative minimum taxable income is generally computed by adding what are called "tax preference items" to the taxpayer's regular taxable income, with certain adjustments.
While it is not anticipated that an investment in the partnership will give rise to any specific tax preference items, the amount of alternative minimum tax imposed depends upon various factors unique to each particular taxpayer. Accordingly, each investor should consult with his own personal tax advisor regarding the possible application of the alternative minimum tax.

PENALTIES

     Under Section 6662 of the Code, a 20% penalty is imposed on any portion of an underpayment of tax attributable to a "substantial understatement of income tax." In general, a "substantial understatement of income tax" will exist if the actual income tax liability of the taxpayer exceeds the income tax liability shown on his return by the greater of 10% of the actual income tax liability or $5,000. Unless the understatement is attributable to a "tax shelter," the amount of an understatement is reduced by any portion of such understatement which is attributable to (1) the income tax treatment of any item shown on the return if there is "substantial authority" for the taxpayer's treatment of such item on his return or (2) any item with respect to which the taxpayer (a) adequately discloses on his return the relevant facts affecting the item's income tax treatment, and (b) there is a reasonable basis for the item's tax treatment by the taxpayer. In the case of a "tax shelter," which is defined to be, inter alia, a partnership or other entity that has as "a significant purpose" the avoidance or evasion of federal income tax, this reduction in the understatement only will apply in cases where, in addition to having "substantial authority" for treatment of the item in question, the taxpayer reasonably believed that the income tax treatment of that item was more likely than not the proper treatment.

     Based on the investment objectives of the partnership, the general partners believe there are substantial grounds for a determination that the partnership does not constitute a tax shelter; however, it is possible that the partnership may be considered a tax shelter for purposes of Section 6662 of the Code and that certain partnership tax items could be considered tax shelter items within the meaning of Section 6662. Because the issue is dependent upon facts relating to future partnership operations and other factual determinations which are not known at this time, and because of the current lack of administrative and judicial guidance as to what constitutes a "significant purpose," the interpretation of which term is uncertain, Counsel is unable to render an opinion as to whether an investment in the partnership will be considered a tax shelter for purposes of Section 6662 of the Code.

     In addition to the substantial understatement penalty, described above,
Section 6662 of the Code also imposes a 20% penalty on any portion of an underpayment of tax attributable to (1) any substantial valuation misstatement, generally where the value or adjusted basis of a property claimed on a return is 200% or more of the correct value or adjusted basis, or (2)negligence, defined as any failure to make a reasonable attempt to comply with the Code, or a careless, reckless or intentional disregard of federal income tax rules or regulations.

TAX SHELTER REGISTRATION

     Any entity deemed to be a "tax shelter," as defined in Section 6111 of the Code, is required to register with the IRS. Regulations issued under Section 6111 define a "tax shelter" as an investment in connection with which an investor can reasonably infer from the representations made that the "tax shelter ratio" may be greater than 2 to 1 as of the close of any of the first five years ending after the date in which the investment is offered for sale. The "tax shelter ratio" is generally determined by dividing the investor's share of the aggregate deductions derived from the investment, determined without regard to income, by the amount of the investor's capital contributions.

     The partnership is not intended to constitute a "tax shelter," as so defined. Further, the general partners have represented that, in the absence of events which are unlikely to occur, the aggregate amount of deductions derived from any limited partner's investment in the partnership, determined without regard to income, will not exceed twice the amount of any such limited partner's investment in the partnership as of the close of any year in the partnership's first five calendar years.

     Based upon the authority of the Regulations issued under Section 6111 and the above-described representations of the general partners, Counsel has concluded that it is more likely than not the partnership is not currently required to register as a tax shelter with the IRS under Section 6111 of the Code prior to the offer and sale of the units.

TAX RETURN, TAX INFORMATION AND AUDITS

     The partnership will furnish annually to the limited partners, but not to assignees of limited partners unless they become substitute limited partners, sufficient information from the partnership's tax return for the limited partners to prepare their own federal, state and local tax returns. An audit of the partnership may result in adjustments to the tax return of the partnership which would require adjustment to each limited partner's personal tax return. The partners of a partnership either must report partnership items on their returns consistently with treatment on the partnership information return or must file statements on Form 8082 with their returns identifying and explaining the inconsistency. Otherwise, the IRS may treat such inconsistency as a computational error, recompute and assess the tax without the usual procedural protection applicable to federal income tax deficiency proceedings, and impose penalties for negligent or intentional failure to pay tax.

     The IRS has undertaken an intensified audit program with respect to partnerships and partnership returns. While an audit of the partnership should generally not affect units which are being treated as Cash Preferred Units, prospective investors intending to elect Tax Preferred Units should be aware that deductions which are claimed on the partnership's return may be challenged and disallowed by the IRS. Any such disallowance may deprive investors holding units treated as Tax Preferred Units of some or all of the tax benefits incidental to an investment in the partnership.

     In the event of an audit of the partnership's tax return, the general partners will take primary responsibility for contesting federal income tax adjustments proposed by the IRS. The general partners may extend the statute of limitations as to all partners and, in certain circumstances, bind the limited partners to such adjustments. Although the general partners will attempt to inform each limited partner of the commencement and disposition of any such audit or subsequent proceedings, limited partners should be aware that their participation in administrative or judicial proceedings relating to partnership items will be substantially restricted. An audit of the partnership could result in substantial legal and accounting fees required to be paid to substantiate the reporting positions taken, and any such fees would reduce the cash otherwise available for distribution to the limited partners. Any such audit may result in adjustments to the tax returns of the partnership which would require adjustments to each limited partner's personal income tax return and may require such limited partners to pay additional taxes plus interest, compounded daily. In addition, any audit of a limited partner's return could result in adjustments of other items of income and deductions not related to the partnership.

     It should also be noted that in the event the general partners cause the partnership to elect to be treated as an "Electing Large Partnership" under
Section 6240 of the Code, thereby enabling the partnership to take advantage of simplified flow-through reporting of partnership items, any adjustments to the tax returns of the partnership would be accounted for in the year such adjustments take effect, rather than the tax year to which such adjustments relate. Further, the general partners will have the discretion in such circumstances either to pass along adjustments to the partners, or to cause such adjustments to be borne at the partnership level, which could reduce the cash otherwise available for distribution to limited partners. Any penalties and interest could also be borne at the partnership level. To the extent that elections to change the status of units are made between the years in which a tax benefit is claimed and an adjustment is made, holders of a particular class of units may suffer a disproportionate adverse impact with respect to any such adjustment. Potential investors are urged to consult their own tax advisors with regard to the effect of simplified pass-through reporting and the changes to partnership audit procedures in effect as a consequence thereof.

FOREIGN INVESTORS AS LIMITED PARTNERS

     Foreign investors may purchase units in the partnership. A foreign investor who purchases units and becomes a limited partner in the partnership will generally be required to file a United States tax return on which he must report his distributive share of the partnership's items of income, gain, loss, deduction and credit. A foreign investor must pay United States federal income tax at regular United States tax rates on his share of any net income, whether ordinary or capital gains. A foreign investor may also be subject to tax on his distributive share of the partnership's income and gain in his country of nationality or residence or elsewhere. In addition, distributions of net cash from operations or proceeds from the sale of properties otherwise payable to a foreign investor from the partnership or amounts payable upon the sale of a foreign investor's units may be reduced by United States tax withholdings made pursuant to applicable provisions of the Code.

     Foreign investors should consult their own tax advisors with regard to the effect of both the United States tax laws and foreign laws on an investment in the partnership and the potential that the partnership will be required to withhold federal income taxes from amounts otherwise payable to foreign investors.

TAX LEGISLATION AND REGULATORY PROPOSALS

     Significant tax legislation was enacted in both 1997 and 1998 containing provisions which altered the federal income tax laws relating to an investment in partnerships such as the partnership. In addition, legislative proposals continue to be made which could also significantly change the federal income tax laws as they relate to an investment in the partnership. It is impossible at this time, however, to predict whether or in what form any such legislation will be enacted. Further, the interpretation of changes made by the 1997 and 1998 legislation is uncertain at this time. Each prospective investor is urged to consult his own tax advisor with respect to his own tax situation, the effect of any legislative, regulatory or administrative developments or proposals on an investment in units in the partnership, or other potential changes in applicable tax laws.

STATE AND LOCAL TAXES

     In addition to the federal income tax aspects described above, prospective investors should consider potential state and local tax consequences of an investment in the partnership. This prospectus makes no attempt to summarize the state and local tax consequences to an investor in those states in which the partnership may own properties or carry on activities. Each investor is urged to consult his own tax advisor on all matters relating to state and local taxation, including the following:

     . whether the state in which he resides will impose a tax upon his share of the taxable income of the partnership;

     . whether an income tax or other return must also be filed in those states where the partnership will own properties; and

     . whether he will be subject to state income tax withholding in states where the partnership will own properties.

     Because the partnership will conduct its activities and own properties in different taxing jurisdictions, an investment in the partnership may impose upon a limited partner the obligation to file annual tax returns in a number of different states or localities, as well as the obligation to pay taxes to a number of different states or localities. Additional costs incurred in having to prepare various state and local tax returns, as well as the additional state and local tax which may be payable, should be considered by prospective investors in deciding whether to make an investment in the partnership.

     Many states have implemented or are in the process of implementing programs to require partnerships to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in their states. For example, all partnerships which own property or do business within the State of Georgia are subject to a withholding tax in the amount of 4% of distributions paid to non-resident partners who are to receive annual distributions of $1,000 or more. The Georgia withholding requirements apply to all cash distributions except distributions constituting a return of capital and may have the effect of reducing the amount of cash which the partnership would otherwise be able to distribute to non-resident limited partners. In addition, the States of California, Colorado and North Carolina have required certain of the public real estate programs previously sponsored by the general partners to withhold and pay state taxes relating to income-producing properties located in those states. In the event that the partnership is required to withhold state taxes from cash distributions otherwise payable to limited partners, the amount of the net cash from operations otherwise payable to such limited partners would likely be reduced. In addition, such collection and filing requirements at the state level may result in increases in the partnership's administrative expenses which would likely have the effect of reducing returns to the limited partners. (See "Risk Factors.")

     Each prospective purchaser of units is urged to consult with his own tax advisor with respect to the impact of applicable state and local taxes on his proposed investment in the partnership.

                             REPORTS TO INVESTORS

     Within 75 days after the end of each fiscal year of the partnership, the general partners will deliver to each investor and any assignee such information as is necessary for the preparation of his federal income tax return and state income or other tax returns with regard to jurisdictions in which partnership properties are located. Within 120 days after the end of the partnership's fiscal year, the general partners will deliver to each investor and any assignee an annual report which includes financial statements of the partnership, audited by independent certified public accountants and prepared in accordance with generally accepted accounting principles. Such financial statements will include a profit and loss statement, a balance sheet of the partnership, a cash flow statement and a statement of changes in partners' capital. The notes to the annual financial statements will contain a detailed reconciliation of the partnership's net income for financial reporting purposes to net income for tax purposes for the periods covered by the report. The annual report for each year will report on the partnership's activities for that year, identify the source of partnership distributions, set forth the compensation paid to the general partners and their affiliates and a statement of the services performed in consideration therefor, provide a category-by-category breakdown of the general and administrative expenses incurred, including a breakdown of all costs reimbursed to the general partners and their affiliates in accordance with
Section 11.4(b) of the partnership, and contain such other information as is deemed reasonably necessary by the general partners to advise the investors of the affairs of the partnership.

     For as long as the partnership is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such report shall be sent to the investors within 60 days after the end of such quarter. Whether or not such reports are required to be filed, each investor will be furnished, within 60 days after the end of each of the first three quarters of the partnership's fiscal year, an unaudited financial report for that period including a profit and loss statement, a balance sheet and a cash flow statement. The foregoing reports for any period in which fees are paid to the general partners or their affiliates for services shall set forth the fees paid and the services rendered. In addition, until all of the net proceeds from the offering are expended or committed (or used to establish a working capital reserve) or returned to the partners, each investor shall be furnished, at least quarterly within 60 days after the end of each quarter during which the partnership has acquired real property, an acquisition report describing the properties acquired since the prior special report and including a description of locations and of the market upon which the general partners are relying in projecting successful operation of the properties. The acquisition report shall include:

     . a description of the present or proposed use of the property and its suitability or adequacy for such use and the terms of any material lease affecting the property;

     . a statement of the appraised value, purchase price, terms of purchase, all costs related to the acquisition, and an estimate of all proposed subsequent expenditures for development or other improvements of the property;

     . a statement that title insurance and any required performance bonds or other assurances in accordance with Section 11.3(k) of the Partnership Agreement with respect to builders have been or will be obtained on the property; and

     . a statement regarding the amount of proceeds in both dollar amount and as a percentage of the total amount of the offering held by the partnership which remain unexpended or uncommitted.

In addition, the acquisition report will identify any real property which the general partners presently intend to be acquired by or leased to the partnership, providing its location and a description of its general character.

     The appraisal received by the partnership at the time of each acquisition of property shall be maintained in its records for at least five years thereafter and, during such time, shall be made available to the investors for inspection and duplication at reasonable times.

     The partnership will distribute annually to investors a report on the estimated value of each unit in the next annual or quarterly report on Form 10-K or Form 10-Q sent to investors following the valuation process. Such estimated value will be based upon annual appraisals of partnership properties performed by the general partners and not by an independent appraiser. The general partners are, however, required under the partnership to obtain the opinion of an independent third party that their estimate of the value of each unit is reasonable and was prepared in accordance with appropriate methods for valuing real estate. For the first three full fiscal years following the year in which the offering of units terminates, the value of the units will be deemed to be their initial purchase price of $10.00, and no valuation of partnership properties will be performed. (See "Investment by Tax-Exempt Entities and ERISA Considerations - Annual Valuation.")

     In addition, upon request from any prospective investor or limited partner, the partnership will provide without charge a copy of the NASAA Guidelines.


                             PLAN OF DISTRIBUTION

     A minimum of 125,000 units and a maximum of 3,500,000 units are being offered to the public through Wells Investment Securities, Inc. (the "Dealer Manager"), a registered broker-dealer affiliated with the general partners.
(See "Conflicts of Interest" and "Management.") The units are being offered at a price of $10.00 per unit on a "best efforts" basis, which means generally that the Dealer Manager will be required to use only its best efforts to sell the units and it has no firm commitment or obligation to purchase any of the units.

     Except as provided below, the Dealer Manager will receive selling commissions of 7% of the gross offering proceeds. The Dealer Manager will also receive 2.5% of the gross offering proceeds in the form of a dealer manager fee as compensation for acting as the Dealer Manager and for expenses incurred in connection with coordinating sales efforts, training of personnel and generally performing "wholesaling" functions. In addition, the partnership may reimburse the expenses incurred by nonaffiliated dealers for actual due diligence purposes in the maximum amount of .5% of the gross offering proceeds. The partnership will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the units. Investors who elect to participate in the distribution reinvestment plan will be charged selling commissions and dealer manager fees on units purchased pursuant to the distribution reinvestment plan on the same basis as investors purchasing units other than pursuant to the distribution reinvestment plan. Units issued by the partnership under the distribution reinvestment plan will be available only until the termination of the offering, as described above.

     The Dealer Manager may authorize certain other broker-dealers who are members of the NASD to sell units. In the event of the sale of units by such other broker-dealers, the Dealer Manager may reallow its commissions in the amount of up to 7% of the gross offering proceeds to such participating broker-dealers. In addition, the Dealer Manager, in its sole discretion, may reallow to broker-dealers participating in the offering a portion of its dealer manager fee in the aggregate amount of up to 1.5% of gross offering proceeds to be paid to such participating broker-dealer as a marketing fee, based on such factors as the number of units sold by such participating broker-dealer, the assistance of such participating broker-dealer in marketing the offering and bona fide conference fees incurred.

     In accordance with the Rules of Fair Practice of the National Association of Securities Dealers, Inc., the total underwriting compensation, including sales commissions, the dealer manager fee and underwriting expense reimbursements, may not exceed 10% of gross offering proceeds, except for the additional .5% of gross offering proceeds which may be paid by the partnership in connection with due diligence activities.

     The general partners have agreed to indemnify the participating broker-dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act of 1933, as amended.

     The broker-dealers are not obligated to obtain any subscriptions, and there is no assurance that any units will be sold.

     The general partners may at their option purchase units offered hereby at the public offering price, in which case they would expect to hold such units as limited partners for investment and not for distribution. Units purchased by the general partners or their affiliates shall not be entitled to vote on any matter presented to the limited partners for a vote. No selling commissions will be payable by the partnership in connection with any units purchased by the general partners. (See "Risk Factors.")

     Payment for units should be made by check payable to "NationsBank, N.A., as Escrow Agent." Subscriptions will be effective only upon acceptance by the general partners, and the general partners reserve the right to reject any subscription in whole or in part. In no event may a subscription for units be accepted until at least five business days after the date the subscriber receives this prospectus. Each subscriber will receive a confirmation of the investor's purchase. Except for purchases pursuant to the distribution reinvestment plan sponsored by the partnership or reinvestment plans of other public real estate programs, all accepted subscriptions will be for whole units and for not less than 100 units ($1,000). (See "Suitability Standards.")
Except in Maine, Minnesota, Nebraska and Washington, investors who have satisfied the minimum purchase requirement and have purchased units in Wells Programs or units or shares in other public real estate programs may purchase less than the minimum number of units discussed above, provided that such investors purchase a minimum of 2.5 units ($25). After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least 2.5 units ($25), except for purchases made pursuant to the distribution reinvestment plan or reinvestment plans of other public real estate programs.

     Subscription proceeds will be placed in an interest-bearing account with NationsBank, N.A., Atlanta, Georgia (the "Escrow Agent") until such subscriptions aggregating at least $1,250,000 exclusive of any subscriptions for units by the general partners or their affiliates have been received and accepted by the general partners (the "minimum offering"). Any units purchased by the general partners or their affiliates will not be counted in calculating the minimum offering. Subscription proceeds held in the escrow account will be invested in obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation, including certificates of deposit of any bank acting as depository or custodian for any such funds, as directed by the general partners. During the period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Such interest net of escrow expenses will be paid to subscribers upon the termination of the escrow period. Subscribers may not withdraw funds from the escrow account.

     Investors who desire to establish an IRA for purposes of investing in units may do so by having Wells Advisors, Inc., a qualified non-bank IRA custodian affiliated with the general partners, act as their IRA custodian. In the event that an IRA is established having Wells Advisors, Inc. as the IRA custodian, the authority of Wells Advisors, Inc. will be limited to holding the units on behalf of the beneficiary of the IRA and making distributions or reinvestments in units solely at the discretion of the beneficiary of the IRA. Wells Advisors, Inc. will not have the authority to vote any of the units held in an IRA except strictly in accordance with the written instructions of the beneficiary of the IRA. (See "Management.")

     If the minimum offering of the partnership has not been received and accepted by _____________, 1999, the escrow agent will promptly so notify the partnership and this offering will be terminated. In such event, the escrow agent is obligated to use its best efforts to obtain an executed IRS Form W-9 from each subscriber. No later than five business days after termination of the offering, the escrow agent will refund and return all monies to subscribers and any interest earned thereon after deducting escrow expenses except for investors in Maine, Missouri, Ohio and Pennsylvania who will not have escrow expenses deducted. In the event that a subscriber fails to remit an executed IRS Form W-9 to the escrow agent prior to the date the escrow agent returns the subscriber's funds, the escrow agent will be required to withhold from such funds 31% of the earnings attributable to such subscriber in accordance with IRS Regulations. Units purchased by the general partners will not be counted for the purpose of achieving the minimum offering.

     Initial subscribers may be admitted to the partnership and the payments transferred from escrow to the partnership at any time after the partnership has received and accepted the minimum offering, except that subscribers residing in New York and Pennsylvania may not be admitted to the partnership until subscriptions have been received and accepted for at least $2,500,000 from all sources. The funds representing subscriptions for units from New York and Pennsylvania residents will not be released from the escrow account until subscriptions for at least $2,500,000 have been received from all sources. Subscriptions from New York residents may not be included in determining whether subscriptions for the minimum offering have been obtained. In addition, certain other states may impose different requirements than those set forth herein. Any such additional requirements will be set forth in a supplement to this prospectus.

     The offering of units of Wells Real Estate Fund XII, L.P. will terminate upon the earlier of (1) _________________, 2000, or (2) the date on which all $35,000,000 in units of Wells Real Estate Fund XII, L.P. have been sold. The offering of units of Wells Real Estate Fund XIII, L.P. will begin immediately upon the termination of the offering of units of Wells Real Estate Fund XII, L.P. and will continue until and terminate upon the earlier of (1) _______________, 2001, or (2) the date on which all $35,0000,000 in units of
Wells Real Estate Fund XIII, L.P. have been sold; provided that if the offering of units of Wells Real Estate Fund XIII, L.P. begins before _____________, 2000, the general partners may elect to terminate the offering of Wells Real Estate Fund XIII, L.P. after one year since a number of states may limit the offering period of Wells Real Estate Fund XIII, L.P. to a maximum of one year.

     The proceeds of this offering will be received and held in trust for the benefit of purchasers of units and will be retained in trust after closing to be used only for the purposes set forth in the "Estimated Use of Proceeds" section. After the close of the minimum offering, subscriptions will be accepted or rejected within 30 days of receipt by the partnership, and if rejected, all funds shall be returned to subscribers within 10 business days. Investors whose subscriptions are accepted will be deemed admitted as limited partners of the partnership on the day on which their subscriptions are accepted.

     The general partners may sell units to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities for 93% of the public offering price in consideration of the services rendered by such broker-dealers and registered representatives in the offering. The net proceeds to the partnership from such sales will be identical to the partnership's net proceeds from other sales of units.

     In connection with sales of 25,000 or more units ($250,000) to a "purchaser" as defined below, investors may agree with their registered representatives to reduce the amount of selling commissions payable to participating broker-dealers. Such reduction will be credited to the purchaser by reducing the total purchase price payable by such purchaser. The following table illustrates the various discount levels:

DOLLAR                                       NET        DEALER      NET
VOLUME                   SALES COMMISSIONS   PURCHASE   MANAGER     PROCEEDS TO
                         -----------------
OF UNITS                                     PRICE      FEE         PARTNERSHIP
PURCHASED                PERCENT   PER UNIT  PER UNIT   PER UNIT    PER UNIT
---------                -------   --------  --------   --------    -----------
Under $250,000             7.0%    $  0.70   $ 10.00      $0.25       $9.05
$250,000-$499,999          6.0%    $0.5936   $9.8936      $0.25       $9.05
$500,000-$749,999          5.0%    $0.4895   $9.7895      $0.25       $9.05
$750,000-$999,999          3.0%    $0.2876   $9.5876      $0.25       $9.05
$1,000,000-$1,999,999      1.0%    $0.0939   $9.3939      $0.25       $9.05
Over $2,000,000            0.5%    $0.0467   $9.3467      $0.25       $9.05

For example, if an investor purchases 100,000 units in the partnership, he could pay as little as $939,390 rather than $1,000,000 for the units, in which event the commission on the sale of such units would be $9,390 ($0.0939 per unit), and the partnership would receive net proceeds of $905,000 ($9.05 per unit). The net proceeds to the partnership will not be affected by volume discounts. In addition, as stated above, the partnership may reimburse nonaffiliated broker-dealers an additional amount of up to .5% of offering proceeds for actual due diligence expenses incurred.

     Because all investors will be deemed to have contributed the same amount per unit to the partnership for purposes of tax allocations and distributions of net cash from operations and sale proceeds, an investor qualifying for a volume discount will receive a higher return on his investment in the partnership than investors who do not qualify for such discount.

     Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided all such units are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by the general partners that all of such subscriptions were made by a single "purchaser."

     For the purposes of such volume discounts, the term "purchaser" includes:

     . an individual, his or her spouse and their children under the age of 21 who purchase the units for his, her or their own accounts;

     . a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

     . an employees' trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Code; and

     .    all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales made to investors in the partnership, the general partners may, in their sole discretion, waive the "purchaser" requirements and aggregate subscriptions, including subscriptions to public real estate programs previously sponsored by the general partners, as part of a combined order for purposes of determining the number of units purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including the Dealer Manager. Any such reduction in selling commission will be prorated among the separate subscribers except that, in the case of purchases through the Dealer Manager, the Dealer Manager may allocate such reduction among separate subscribers considered to be a single "purchaser" as it deems appropriate. An investor may reduce the amount of his purchase price to the net amount shown in the foregoing table, if applicable.
If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price shall be returned to the actual separate subscribers for units. Except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

     In addition, in order to encourage purchases in amounts of 500,000 or more units, a potential purchaser who proposes to purchase at least 500,000 units in the partnership may agree with the general partners and the Dealer Manager to have the acquisition and advisory fees payable to the general partners with respect to the sale of such units reduced to 0.5%, to have the dealer manager fee payable to the Dealer Manager with respect to the sale of such units reduced to 0.5%, and to have the selling commissions payable with respect to the sale of such units reduced to 0.5%, in which event the aggregate fees payable with respect to the sale of such units would be reduced by $1.10 per unit, and the purchaser of such units would be required to pay a total of $8.90 per unit purchased, rather than $10.00 per unit. The net proceeds to the partnership would not be affected by such fee reductions. Of the $8.90 paid per unit, it is anticipated that approximately $8.40 per unit or approximately 94.4% will be used to acquire partnership properties and pay required acquisition expenses relating to the acquisition of partnership properties. All such sales must be made through registered broker-dealers.

     California residents should be aware that volume discounts will not be available in connection with the sale of units made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

     . there can be no variance in the net proceeds to the partnership from the sale of the units to different purchasers of the same offering;

     . all purchasers of the units must be informed of the availability of quantity discounts;

     . the same volume discounts must be allowed to all purchasers of units which are part of the offering;

     . the minimum amount of units as to which volume discounts are allowed cannot be less than $10,000;

     . the variance in the price of the units must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

     .    no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of units purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of units purchased.

     Investors who, in connection with their purchase of units, have engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold may agree with the participating broker-dealer selling such units and the Dealer Manager to reduce the amount of selling commissions payable with respect to such sale to zero. The net proceeds to the partnership will not be affected by eliminating the commissions payable in connection with sales to investors purchasing through such investment advisors. All such sales must be made through registered broker-dealers.

     Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in the partnership.

     In addition, subscribers for units may agree with their participating broker-dealers and the Dealer Manager to have sales commissions due with respect to the purchase of their units paid over a seven year period pursuant to a deferred commission option (the "deferred commission option"). Investors electing the deferred commission option will be required to pay a total of $9.40 per unit purchased upon subscription, rather than $10.00 per unit, with respect to which $0.10 per unit will be payable as commissions due upon subscription. For each of the six years following termination of the offering, $0.10 per unit will be paid by the partnership as deferred commissions with respect to units sold pursuant to the deferred commission option, which amounts will be deducted from and paid out of distributions of net cash from operations otherwise payable to investors holding such units. The net proceeds to the partnership will not be affected by the election of the deferred commission option. Under this arrangement, an investor electing the deferred commission option will pay a 1% commission upon subscription rather than a 7% commission and, thereafter, for the next six years, an amount equal to a 1% commission per year will be deducted from and paid by the partnership out of net cash from operations otherwise distributable to such investor. (See "Distributions and Allocations - Distributions of Net Cash From Operations.")

     Investors who want to elect the deferred commission option must make the election on their Subscription Agreement Signature Page, the form of which is included as Exhibit "B" to this prospectus. Election of the deferred commission option on the Subscription Agreement shall authorize the general partners to withhold cash distributions otherwise payable to such investor for the purpose of paying commissions due under the deferred commission option. Such cash distributions may be pledged by the Dealer Manager or the general partners to secure one or more loans, the proceeds of which would be used to satisfy sales commission obligations.

     Each investor purchasing units pursuant to the deferred commission option must elect upon subscription to have a sufficient number of units treated as Cash Preferred Units, in the discretion of the general partners, to generate at least the amount of net cash from operations distributable with respect to such units needed to satisfy the deferred commission obligations each year with respect to the total number of units purchased. In addition, investors electing the deferred commission option will have limited rights to elect to have the status of their units changed from Cash Preferred Units to Tax Preferred Units during the initial six years following termination of the offering since investors owning units purchased pursuant to the deferred commission option must own a sufficient number of units designated as Cash Preferred Units during the initial seven years of the partnership to generate enough net cash from operations to allow the partnership to satisfy the deferred commission obligations with respect to the total number of units purchased designated as Cash Preferred Units and Tax Preferred Units. (See "Description of the Units - Election of Cash Preferred Units or Tax Preferred Units.") Further, taxable participants electing the deferred commission option will incur tax liability for partnership income allocated to them with respect to their units even though distributions of net cash from operations otherwise distributable to such investors will instead be paid to third parties to satisfy the deferred commission obligations. (See "Risk Factors - Federal Income Tax Risks.")

                          SUPPLEMENTAL SALES MATERIAL

     In addition to this prospectus, the partnership may utilize certain sales material in connection with the offering of the units, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the general partners and their affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

     The offering of units in the partnership is made only by means of this prospectus. Although the information contained in such sales material does not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the Registration Statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said Registration Statement or as forming the basis of the offering of the units.


                                LEGAL OPINIONS

     The legality of the units being offered hereby has been passed upon for the partnership by Holland & Knight LLP ("Counsel"). The statements under the caption "Federal Income Tax Consequences" as they relate to federal income tax matters have been reviewed by Counsel, and Counsel has opined as to certain income tax matters relating to an investment in the partnership. Counsel has represented the general partners, as well as affiliates of the general partners, in other matters and may continue to do so in the future. (See "Conflicts of Interest.")


                                    EXPERTS

AUDITED FINANCIAL STATEMENTS

     The financial statements of Wells Real Estate Fund XII, L.P. and Wells Real Estate Fund XIII, L.P., as of September 30, 1998, the financial statements and attached schedule of Wells Partners, L.P. as of December 31, 1997 and 1996, and for each of the years in the two year period ended December 31, 1997, and the financial statements of Wells Capital, Inc. and subsidiaries as of December 31, 1997 and 1996, and for each of the years in the two year period ended December 31, 1997, included in this prospectus and elsewhere in the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

UNAUDITED FINANCIAL STATEMENTS

     The interim financial information of Wells Partners, L.P. and Wells Capital, Inc. and subsidiaries as of September 30, 1998 and for the nine month periods ended September 30, 1998 and 1997, which are included in this prospectus, have not been audited.

                            ADDITIONAL INFORMATION

     The partnership has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement under the Securities Act of 1933, as amended, with respect to the units offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the Registration Statement and the exhibits related thereto filed with the Commission, reference to which is hereby made. Copies of the Registration Statement and exhibits related thereto, as well as periodic reports and information filed by the partnership, may be obtained upon payment of the fees prescribed by the Commission, or may be examined at the offices of the Commission without charge, at:

     . the public reference facilities in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549;

     . the Northeast Regional Office in New York at 7 World Trade Center, Suite 1300, New York, New York 10048; and

     . the Midwest Regional Office in Chicago, Illinois at 500 West Madison Street, Suite 1400, Chicago, Illinois 66661-2511.

The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (the address of such site is http://www.sec.gov).


                                 GLOSSARY

     The following are definitions of certain terms used in this prospectus and not otherwise defined herein or in the partnership:

     "CASH PREFERRED UNITS" means units with respect to which the investor holding such units has made an effective election pursuant to Section 8.16 of the Partnership Agreement to have such units be treated as Cash Preferred Units for the applicable accounting period.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "EXCESS LIMITED PARTNER DISTRIBUTIONS" means any distributions to limited partners over the life of their investment in the partnership in excess of the sum of their net capital contributions plus their Preferential Limited Partner Return.

     "GENERAL PARTNERS" means Leo F. Wells, III, individually and Wells
Partners.

     "IRA" means an individual retirement account established pursuant to
Section 408 of the Code.

     "NASAA GUIDELINES" means the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc. adopted on October 9 and 12, 1988, effective January 1, 1989, as amended.

     "PARTNERSHIP" means Wells Real Estate Fund XII, L.P. and/or Wells Real Estate Fund XIII, L.P., the Georgia limited partnership which were organized pursuant to the Partnership Agreement.

     "PARTNERSHIP AGREEMENT" means the Amended and Restated Agreement of Limited Partnership in the form attached hereto as Exhibit "A" entered into by the general partners and Brian M. Conlon, as the initial limited partner, and to be adopted by each of the limited partners purchasing units in the partnership.

     "PREFERENTIAL LIMITED PARTNER RETURN" means with respect to each limited partner unit the sum of (1) a cumulative (noncompounded) 10% annual return on a limited partner's net capital contribution with respect to such unit for all periods during which such unit was treated as a Cash Preferred Unit, and (2) a cumulative (noncompounded) 15% annual return on such limited partner's net capital contribution with respect to such unit for all periods during which such unit was treated as a Tax Preferred Unit. Each limited partner's Preferential Limited Partner Return shall be calculated from the date on which such limited partner's capital contribution was made to the partnership.

     "REGISTRATION STATEMENT" means the registration statement filed by the partnership with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in order to register the units for sale to the public.

     "TAX PREFERRED UNITS" means units with respect to which the investor holding such units has made an effective election pursuant to Section 8.16 of the Partnership Agreement to have such units be treated as Tax Preferred Units for the applicable accounting period.

     "UBTI" means unrelated business taxable income, as that term is defined in Sections 511 through 514 of the Code.

     "WELLS CAPITAL" means Wells Capital, Inc., a Georgia corporation which is the sole general partner of Wells Partners, L.P.

     "WELLS PARTNERS" means Wells Partners, L.P., a Georgia limited partnership which has Wells Capital, Inc. as its sole general partner and is a General Partner of the partnership.

     "WELLS PROGRAMS" means all public real estate programs sponsored by the general partners or their affiliates in the past, present or future, including but not limited to, Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., Wells Real Estate Fund VIII, L.P., Wells Real Estate Fund IX, Wells Real Estate Fund X, L.P., Wells Real Estate Fund XI, L.P., Wells Real Estate Fund XII/XIII, L.P. and Wells Real Estate Investment Trust, Inc.

                     INDEX TO AUDITED FINANCIAL STATEMENTS

                                                                                                  Page
                                                                                                  ----
WELLS PARTNERS, L.P.
   Audited Financial Statements
      Report of Independent Public Accountants                                                    128
      Balance Sheets as of December 31, 1997 and 1996                                             129
      Statements of Loss for the years ended December 31, 1997 and 1996                           130
      Statements of Partners' Capital for the years ended December 31, 1997 and 1996              131
      Statements of Cash Flows for the years ended December 31, 1997 and 1996                     132
      Notes to Financial Statements                                                               133
      Schedule I - Market Value of Investments in Partnerships                                    135

WELLS CAPITAL, INC. AND SUBSIDIARIES
   Audited Financial Statements
      Report of Independent Public Accountants                                                    136
      Consolidated Balance Sheets as of December 31, 1997 and 1996                                137
      Consolidated Statements of (Loss) Income for the years ended
       December 31, 1997 and 1996                                                                 138
      Consolidated Statements of Stockholder's Equity for the
       years ended December 31, 1997 and 1996                                                     139
      Consolidated Statements of Cash Flows for the years ended
       December 31, 1997 and 1996                                                                 140
      Notes to Consolidated Financial Statements                                                  141

WELLS REAL ESTATE FUND XII, L.P.
   Audited Balance Sheet
      Report of Independent Public Accountants                                                    146
      Balance Sheet as of September 30, 1998                                                      147
      Notes to Balance Sheet                                                                      148

WELLS REAL ESTATE FUND XIII, L.P.
   Audited Balance Sheet
      Report of Independent Public Accountants                                                    151
      Balance Sheet as of September 30, 1998                                                      152
      Notes to Balance Sheet                                                                      153

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Partners of
Wells Partners, L.P.:


We have audited the accompanying balance sheets of WELLS PARTNERS, L.P. (a Georgia limited partnership) as of December 31, 1997 and 1996 and the related statements of loss, partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wells Partners, L.P. as of December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule I, market value of investment in partnerships, is presented for purposes of additional analysis and is not a required part of the basic financial statements. This information has not been subjected to the auditing procedures applied in our audits of the basic financial statements and, accordingly, we express no opinion on it.


ARTHUR ANDERSEN LLP


/s/ Arthur Andersen LLP

Atlanta, Georgia
January 9, 1998

                             WELLS PARTNERS, L.P.

                        (A GEORGIA LIMITED PARTNERSHIP)


                                BALANCE SHEETS

                          DECEMBER 31, 1997 AND 1996



                                    ASSETS

                                                             1997         1996
                                                          --------     --------
CASH                                                      $     70     $     70

INVESTMENT IN PARTNERSHIPS                                 127,665      128,618
                                                          --------     --------
     Total assets                                         $127,735     $128,688
                                                          ========     ========

COMMITMENTS AND CONTINGENCIES


                                   PARTNERS' CAPITAL

GENERAL PARTNER                                           $  6,761     $  6,771

LIMITED PARTNERS                                           120,974      121,917
                                                          --------     --------
      Total partners' capital                             $127,735     $128,688
                                                          ========     ========



     The accompanying notes are an integral part of these balance sheets.

                             WELLS PARTNERS, L.P.

                        (A GEORGIA LIMITED PARTNERSHIP)


                              STATEMENTS OF LOSS

                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996




                                                              1997        1996
                                                             -----       ------
EQUITY IN LOSS OF PARTNERSHIPS                               $ 953       $1,126
                                                             =====       ======



       The accompanying notes are an integral part of these statements.

                             WELLS PARTNERS, L.P.

                        (A GEORGIA LIMITED PARTNERSHIP)


                        STATEMENTS OF PARTNERS' CAPITAL

                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996




                                           GENERAL      LIMITED
                                           PARTNER      PARTNERS      TOTAL
                                           -------      --------      -----
BALANCE AT DECEMBER 31, 1995               $5,982      $123,032     $129,014

  Capital contribution                        800             0          800
  Net loss                                    (11)       (1,115)      (1,126)
                                           ------      --------     --------
BALANCE AT DECEMBER 31, 1996                6,771       121,917      128,688

  Net loss                                    (10)         (943)        (953)
                                           ------      --------     --------
BALANCE AT DECEMBER 31, 1997               $6,761      $120,974     $127,735
                                           ======      ========     ========



       The accompanying notes are an integral part of these statements.

                             WELLS PARTNERS, L.P.

                        (A GEORGIA LIMITED PARTNERSHIP)


                           STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996




                                                                                   1997        1996
                                                                                  -----       ------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                        $(953)      $(1,126)
  Adjustment to reconcile net loss to net cash used by operating activities:
     Equity in loss of partnerships                                                 953         1,126
                                                                                  -----       -------
       Net cash used by operating activities                                          0             0

CASH FLOWS USED IN INVESTING ACTIVITIES:
  Investment in limited partnership                                                   0          (800)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
  General partner contributions                                                       0           800
                                                                                  -----       -------
NET CHANGE IN CASH                                                                    0             0

CASH AT BEGINNING OF YEAR                                                            70            70
                                                                                  -----       -------
CASH AT END OF YEAR                                                               $  70       $    70
                                                                                  =====       =======



       The accompanying notes are an integral part of these statements.

                             WELLS PARTNERS, L.P.

                        (A GEORGIA LIMITED PARTNERSHIP)


                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1997 AND 1996



 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION AND BUSINESS

    Wells Partners, L.P. (the "Partnership") is a limited partnership under the laws of the state of Georgia. The general partner is Wells Capital, Inc. ("Wells Capital"), a Georgia corporation. The Partnership serves as the general partner in several affiliated limited partnerships. The Partnership is currently a general partner in Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., Wells Real Estate Fund VIII, L.P., Wells Real Estate Fund IX, L.P. ("Fund IX"), Wells Real Estate Fund X, L.P. ("Fund X"), and Wells Real Estate Fund XI, L.P. ("Fund XI"), collectively referred to as the "Funds". The Partnership also owns limited partnership interests in Beaver Ruin--Arc Way, Ltd. ("Beaver Ruin") and Carter Boulevard, Ltd. ("Carter Boulevard").

    Although, as set forth above, the Partnership is a general partner in the Funds, Wells Capital performs certain administrative services for the Funds on behalf of the Partnership.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    INCOME TAXES

    The Partnership is not subject to federal or state income taxes, and therefore, none have been provided for in the accompanying financial statements. The partners are required to include their respective share of profits and losses in their individual income tax returns.

 2. INVESTMENT IN PARTNERSHIPS

    The Partnership does not control the Funds, Beaver Ruin, or Carter Boulevard; however, it does exercise significant influence. Accordingly, investment in partnerships is recorded using the equity method of accounting. Each of the partnerships in which the Partnership invests, except for Beaver Ruin and Carter Boulevard, has been formed with the purpose to acquire and operate commercial real properties, including both properties which are to be developed or are under development and properties which are newly constructed or have operating histories. Beaver Ruin and Carter Boulevard were formed to acquire and eventually sell the Beaver Ruin and Carter Boulevard properties. The Partnership's investment in partnerships at December 31, 1997 and 1996 includes the following:

                                                            1997         1996
                                                          --------     --------
       18.8% ownership interest in Beaver Ruin            $ 81,529     $ 81,781
       51.27% ownership interest in Carter Boulevard
                                                            45,535       45,873
       Fund IX                                                   0          164
       Fund X                                                  201          400
       Fund XI                                                 400          400
                                                          --------     --------
                                                          $127,665     $128,618
                                                          ========     ========

    The assets of Beaver Ruin consist primarily of a parcel of undeveloped land. The assets of Carter Boulevard are comprised primarily of an investment in Beaver Ruin. Carter Boulevard's ownership interest in Beaver Ruin is 12.3%. Wells Capital is also one of the general partners of Beaver Ruin.

    Fund IX owns all of its properties through an investment in two joint ventures which, as of December 31, 1997, owned an interest in five office buildings.

    Fund X owns an office building through an investment in a joint venture as of December 31, 1997.

    Fund XI had no operations during the year ended December 31, 1997.

    The Partnership is entitled to share in the allocation of cash distributions and net income (loss) of the Funds based on the ownership percentages outlined in the partnership agreements.

 3. INCOME TAXES

    The Partnership will not request a ruling from the Internal Revenue Service to the effect that it will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes. The Partnership has requested an opinion of legal counsel as to its tax status but such an opinion is not binding upon the Internal Revenue Service.

 4. COMMITMENTS AND CONTINGENCIES

    Management, after consultation with counsel, is not aware of any significant litigation or claims against the Partnership. In the normal course of business, the Partnership may be subject to litigation or claims.

                                                                      SCHEDULE I



                             WELLS PARTNERS, L.P.

                        (A GEORGIA LIMITED PARTNERSHIP)


                MARKET VALUE OF INVESTMENT IN PARTNERSHIPS (A)

                            AS OF DECEMBER 31, 1997

                                  (UNAUDITED)



*   18.8% OWNERSHIP INTEREST IN BEAVER RUIN ARC WAY, LTD.            $  752,000

*   51.27% OWNERSHIP INTEREST IN CARTER BOULEVARD, LTD.                 252,000

    OWNERSHIP INTEREST IN WELLS REAL ESTATE FUND X, L.P.                    201

    OWNERSHIP INTEREST IN WELLS REAL ESTATE FUND XI, L.P.                   400
                                                                     ----------
                                                                     $1,004,601
                                                                     ==========



          (a) UNAUDITED SUBSEQUENT EVENT. The undeveloped land owned by Beaver Ruin and Carter Boulevard was sold in June 1998. The proceeds, net of closing costs, received by Wells Partners through its investment in Beaver Ruin and Carter Boulevard were approximately $667,000, which is $337,000 less than the estimated market value of Wells Partners' investment in Beaver Ruin and Carter Boulevard as of December 31, 1997.

          *The market value of the undeveloped land owned by Beaver
           Ruin and Carter Boulevard is based on an appraisal by an outside party.

         The accompanying notes are an integral part of this schedule.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholder of
Wells Capital, Inc.:


We have audited the accompanying consolidated balance sheets of WELLS CAPITAL, INC. (a Georgia corporation) AND SUBSIDIARIES as of December 31, 1997 and 1996 and the related consolidated statements of (loss) income, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wells Capital, Inc. and subsidiaries as of December 31, 1997 and 1996 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP


/s/ Arthur Andersen LLP

Atlanta, Georgia
January 9, 1998

                     WELLS CAPITAL, INC. AND SUBSIDIARIES


                          CONSOLIDATED BALANCE SHEETS

                          DECEMBER 31, 1997 AND 1996


                                    ASSETS

                                                             1997         1996
                                                         ----------   ----------
CURRENT ASSETS:
  Cash                                                   $  313,093   $  148,873
  Due from affiliates                                       360,023      872,843
  Other receivables                                               0       31,300
                                                         ----------   ----------
     Total current assets                                   673,116    1,053,016

DEFERRED OFFERING COSTS                                     328,333            0

INVESTMENT IN PARTNERSHIPS                                   16,898       16,995
                                                         ----------   ----------
     Total assets                                        $1,018,347   $1,070,011
                                                         ==========   ==========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
  Accounts payable                                       $   34,621   $  204,340
  Due to affiliates                                         579,638            0
                                                         ----------   ----------
     Total liabilities                                      614,259      204,340
                                                         ----------   ----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
  Common stock, $1 par value; 100,000 shares authorized,
   600 shares issued and outstanding                            600          600
  Contributed capital                                       306,541      306,541
  Retained earnings                                          96,947      558,530
                                                         ----------   ----------
     Total stockholder's equity                             404,088      865,671
                                                         ----------   ----------
     Total liabilities and stockholder's equity          $1,018,347   $1,070,011
                                                         ==========   ==========



  The accompanying notes are an integral part of these consolidated balance sheets.

                     WELLS CAPITAL, INC. AND SUBSIDIARIES


                   CONSOLIDATED STATEMENTS OF (LOSS) INCOME

                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996




                                                       1997            1996
                                                    ----------      ----------
REVENUES:
   Acquisition and advisory fees                    $1,085,157      $1,608,952
   Equity in loss of limited partnerships                  (10)              0
                                                    ----------      ----------
                                                     1,085,147       1,608,952
                                                    ----------      ----------
EXPENSES:
   Salaries and wages                                1,086,698         811,754
   Occupancy                                            24,277          26,484
   General and administrative                          435,755         281,852
                                                    ----------      ----------
                                                     1,546,730       1,120,090
                                                    ----------      ----------
NET (LOSS) INCOME                                   $ (461,583)     $  488,862
                                                    ==========      ==========



 The accompanying notes are an integral part of these consolidated statements.

                     WELLS CAPITAL, INC. AND SUBSIDIARIES


                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996




                                                                       TOTAL
                             COMMON STOCK   CONTRIBUTED  RETAINED  STOCKHOLDER'S
                            --------------
                            SHARES  AMOUNT    CAPITAL    EARNINGS     EQUITY
                            ------  ------  -----------  --------  -------------
BALANCE, DECEMBER 31, 1995   600     $600    $306,541    $ 69,668    $ 376,809

  Net income                   0        0           0     488,862      488,862
                            ------  ------  -----------  --------  -------------
BALANCE, DECEMBER 31, 1996   600      600     306,541     558,530      865,671

  Net loss                     0        0           0    (461,583)    (461,583)
                            ------  ------  -----------  --------  -------------
BALANCE, DECEMBER 31, 1997   600     $600    $306,541    $ 96,947    $ 404,088
                            ======  ======  ===========  ========  =============



 The accompanying notes are an integral part of these consolidated statements.

                     WELLS CAPITAL, INC. AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996




                                                                                  1997            1996
                                                                               ----------       ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income                                                            $(461,583)       $ 488,862
                                                                               ----------       ----------
  Adjustments to reconcile net (loss) income to net cash provided by operating activities:
     Equity in loss of limited partnerships                                           10                0
     Changes in assets and liabilities:
     Due from affiliates                                                         512,820         (566,614)
     Deferred offering costs                                                    (328,333)               0
     Other receivables                                                            31,300          (22,767)
     Accounts payable                                                           (169,719)         119,447
     Due to affiliates                                                           579,638                0
                                                                               ----------       ----------
         Total adjustments                                                       625,716         (469,934)
                                                                               ----------       ----------
         Net cash provided by operating activities                               164,133           18,928
                                                                               ----------       ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Distributions from limited partnerships                                             87              288
  Additional investment in limited partnerships                                        0             (800)
                                                                               ----------       ----------
         Net cash provided by (used in) investing activities                          87             (512)
                                                                               ----------       ----------
NET INCREASE IN CASH                                                             164,220           18,416

CASH AT BEGINNING OF YEAR                                                        148,873          130,457
                                                                               ----------       ----------
CASH AT END OF YEAR                                                            $ 313,093        $ 148,873
                                                                               ==========       ==========



 The accompanying notes are an integral part of these consolidated statements.

                     WELLS CAPITAL, INC. AND SUBSIDIARIES


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          DECEMBER 31, 1997 AND 1996


 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION AND BUSINESS

    Wells Capital, Inc. (the "Company") was organized on April 18, 1984 as a corporation under the Georgia Business Corporation Code. The Company is primarily in the business of serving as a general partner in public limited partnerships. As a general partner, the Company performs certain administrative services for the Wells Real Estate Funds, such as accounting and other administration, and incurs the related expenses. Such expenses are allocated among the various Wells Real Estate Funds based on time spent on each fund by individual administrative personnel. The sole stockholder of the Company is Leo F. Wells, III.

    The Company is a general partner in Wells Real Estate Fund I ("Fund I"), Wells Real Estate Fund II ("Fund II"), Wells Real Estate Fund II-OW ("Fund II-OW"), and Wells Real Estate Fund III, L.P. ("Fund III"), all of which are Georgia public limited partnerships, and Wells Partners, L.P. ("Wells Partners"), a Georgia limited partnership. The Company is also a limited partner in Fund I and Fund II. The Company does not have control over the operations of these partnerships; however, it does exercise significant influence. Accordingly, investment in partnerships is recorded using the equity method of accounting. Each of the partnerships, except for Wells Partners, has been formed to acquire and operate commercial real properties, including both properties which are to be developed or are under development and properties which are newly constructed or have operating histories. Wells Partners was formed during 1990 to act as a general partner for all other Wells Real Estate Funds. Wells Partners serves as a general partner for Wells Real Estate Fund IV, L.P. ("Fund IV"), Wells Real Estate Fund V, L.P. ("Fund V"), Wells Real Estate Fund VI, L.P. ("Fund VI"), Wells Real Estate Fund VII, L.P. ("Fund VII"), Wells Real Estate Fund VIII, L.P. ("Fund VIII"), Wells Real Estate Fund IX, L.P. ("Fund IX"), Wells Real Estate Fund X, L.P. ("Fund X"), and Wells Real Estate Fund XI, L.P. ("Fund XI"). Funds IV, V, VI, VII, VIII, IX, X and XI have the same investment objectives as Funds I, II, II-OW, and III.

    During 1997, the Company became the sole shareholder in Wells Real Estate Investment Trust, Inc. ("Wells REIT"), a Maryland corporation, that intends to qualify as a real estate investment trust, as well as the sole shareholder in Wells S&P REIT Index Fund ("Mutual Fund"). The Mutual Fund's objective is to provide investment results corresponding to the performance of the S&P Real Estate Investment Trust Composite Price Index (the "Index"). Wells REIT and Mutual Fund are in the initial stages of formation; neither entity had operations during 1997. Since the Company owns 100% of Wells REIT and Mutual Fund, these entities have been consolidated in the Company's financial statements, and the accompanying balance sheet includes all assets and liabilities of Wells REIT and Mutual Fund. All intercompany transactions and balances have been eliminated.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    INCOME TAXES

    The Company elected to be treated as an S corporation effective January 1, 1987. No provision for income taxes is recorded, as any income tax liability is the responsibility of the stockholder.

    RECLASSIFICATIONS

    Certain prior year items have been reclassified to conform with current year financial statement presentation.

 2. RELATED-PARTY TRANSACTIONS

    The Company is entitled to share in the allocation of cash distributions and net income (loss) from the Wells Real Estate Funds based on the percentages outlined in the partnership agreements. The Company, as general partner, paid all the organization and offering expenses for Fund I, Fund II, Fund II-OW, and Fund III and was reimbursed pursuant to the partnership agreements, which provided that the partnerships could reimburse the Company up to 5% of total limited partners' contributions in organization and offering expenses. The Company also paid, or is currently paying, on behalf of Wells Partners, the organization and offering expenses for Fund IV, Fund V, Fund VI, Fund VII, Fund VIII, Fund IX, Fund X, and Fund XI. Pursuant to the partnership agreements of Fund IV, Fund V, and Fund XI, these three partnerships can only pay up to 3% of total limited partners' contributions in organization and offering expenses. The remaining partnerships can reimburse the Company up to 5% of total limited partners' contributions in organization and offering costs pursuant to the partnership agreements.

    During the years ended December 31, 1997 and 1996, the Company paid organization and offering costs related to Fund VIII of $0 and $64,620, respectively. As of December 31, 1996, the Company had a receivable for unreimbursed acquisition and advisory fees (Note 4) related to Fund VIII totaling $152,501, which is included in due from affiliates; the entire receivable was collected during 1997. During 1997 and 1996, the Company expensed $0 and $66,684, respectively, of organization and offering costs related to Fund VIII, which exceeded the 5% reimbursement limitation.

    During the years ended December 31, 1997 and 1996, the Company paid organization and offering costs related to Fund IX of $24,486 and $1,785,104, respectively, of which $5,938 and $84,800, respectively, was paid to related parties. As of December 31, 1996, the Company had a receivable for unreimbursed organization and offering costs and acquisition and advisory fees (Note 4) related to Fund IX totaling $422,996, which is included in due from affiliates; the entire receivable was collected during 1997. During 1997 and 1996, the Company expensed $24,486 and $73,296, respectively, of organization and offering costs related to Fund IX, which exceeded the 5% reimbursement limitation.

    During the years ended December 31, 1997 and 1996, the Company paid organization and offering costs related to Fund X of $1,516,779 and $97,691, respectively, of which $23,961 and $0, respectively, was paid to related parties. As of December 31, 1997 and 1996, the Company had a receivable for unreimbursed organization and offering costs and acquisition and advisory fees (Note 4) related to Fund X totaling $105,008 and $97,691, respectively, which is included in due from affiliates. During 1997 and 1996, the Company expensed $258,023 and $0, respectively, of organization and offering costs related to Fund X which exceeded the 5% reimbursement limitation.

    During the years ended December 31, 1997 and 1996, the Company paid organization and offering costs related to Fund XI of $109,442 and $84,578, respectively, none of which was paid to related parties. As of December 31, 1997 and 1996, the Company had a receivable for unreimbursed organization and offering costs related to Fund XI of $194,020 and $84,578, respectively, which is included in due from affiliates. Fund X and Fund XI filed a registration statement with the Securities and Exchange Commission ("SEC") for the offering and sale of their limited partnership units, which became effective on December 31, 1996. Amendments to the registration statement covering only Fund XI were filed with the SEC during 1997 and were declared effective by the SEC on December 31, 1997. In order for the Company to be reimbursed for any portion of these expenses, Fund XI will need to receive approximately $1,250,000 in limited partners' contributions. At this time, the Company believes that all of the foregoing organization and offering expenses will be reimbursed.

    Due from affiliates at December 31, 1997 and 1996 represents primarily organization and offering expenses and acquisition and advisory fees paid by the Company on behalf of Fund VIII, Fund IX, Fund X, and Fund XI. In addition, Wells Investment Securities, Inc. agreed to reimburse the Company for a portion of Fund IX's organization and offering expenses totaling $104,037, which is included in due from affiliates at December 31, 1996. The remaining due from affiliates represents operating expenses paid by the Company on behalf of the affiliates and receivable from the Company's shareholder. The following is a detail of due from affiliates at December 31:

                                                        1997           1996
                                                      --------       --------
         Fund VIII                                    $      0       $152,501
         Fund IX                                             0        422,996
         Fund X                                        105,008         97,691
         Fund XI                                       194,020         84,578
         Wells Management Company, Inc.                      0          2,113
         Wells Investment Securities, Inc.                   0        104,037
         Shareholder                                    60,000              0
         Other affiliates                                  995          8,927
                                                      --------       --------
                                                      $360,023       $872,843
                                                      ========       ========

    Due to affiliates includes advances from Wells Management Company, Inc., an affiliate of the Company. Of these advances, $279,638 was used to fund the general operations of the Company, and the remaining $300,000 was used to fund the Company's investment in Wells REIT and Mutual Fund. The Company anticipates repaying the entire obligation to Wells Management Company, Inc. during 1998.

    The Company's capital contribution to Wells REIT and Mutual Fund was $201,000 and $100,000, respectively, which is included in cash in the accompanying balance sheet. Certain regulations require the Company to maintain these cash balances at Wells REIT and Mutual Fund;

    consequently, $300,000 of the Company's total cash is not available to fund the general operations of the Company.

 3. INVESTMENT IN PARTNERSHIPS

    The following is a rollforward of the Company's investment in partnerships as of December 31, 1997 and 1996:

                                                              1997      1996
                                                            -------    -------
         Investment in partnerships, beginning of year      $16,995    $16,483
         Contribution to partnerships                             0        800
         Equity in loss of partnerships                         (10)         0
         Distributions from partnerships                        (87)      (288)
                                                            -------    -------
         Investment in partnerships, end of year            $16,898    $16,995
                                                            =======    =======


    The Company's investment in each partnership at December 31, 1997 and 1996 is as follows:

                                                     1997          1996
                                                   -------       -------
         Fund I                                    $11,027       $11,027
         Fund II                                     2,721         2,808
         Wells Partners                              3,150         3,160
                                                   -------       -------
                                                   $16,898       $16,995
                                                   =======       =======

    As of December 31, 1997 and 1996, Fund I owned interests in a medical office building, two commercial office buildings, three retail shopping centers, and a project consisting of seven office buildings and a shopping center.

    Fund II owns all of its properties through a joint venture, which, as of December 31, 1997 and 1996, owned interests in a retail shopping center, a project consisting of seven office buildings and a shopping center, two office buildings, and a parcel of land on which a restaurant and a retail shopping center were developed.

 4. ACQUISITION AND ADVISORY FEES

    Acquisition and advisory fees totaling $1,085,517 were earned from Fund X in 1997, and acquisition and advisory fees of $218,897 and $1,390,055, respectively, were earned from Fund VIII and Fund IX in 1996. Pursuant to the partnership agreements of Fund VIII, Fund IX, and Fund X, total fees earned may not exceed 5% of limited partners' contributions. As of December 31, 1996, $152,501 of Fund VIII fees and $271,266 of Fund IX fees remained uncollected and are included in due from affiliate. As of December 31, 1997, $46,670 of Fund X fees remained uncollected and are included in due from affiliates.

 5. COMMITMENTS AND CONTINGENCIES

    The Company has guaranteed the indebtedness of an affiliate, Wells Management Company, Inc. ("Wells Management"), for an amount not to exceed $200,000. Management believes, however, that Wells Management has sufficient resources to pay its indebtedness and does not anticipate that it will incur a loss as a result of this guarantee.

    Management, after consultation with counsel, is not aware of any significant litigation or claims against the Company. In the normal course of business, the Company may be subject to litigation or claims.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Wells Real Estate Fund XII, L.P.:

We have audited the accompanying balance sheet of WELLS REAL ESTATE FUND XII, L.P. (a Georgia public limited partnership) as of September 30, 1998. This balance sheet is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Wells Real Estate Fund XII, L.P. as of September 30, 1998 in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP


/s/ Arthur Andersen LLP

Atlanta, Georgia
October 12, 1998

                       WELLS REAL ESTATE FUND XII, L.P.

                    (A GEORGIA PUBLIC LIMITED PARTNERSHIP)


                                 BALANCE SHEET

                              SEPTEMBER 30, 1998



                                    ASSETS

CASH                                                                     $600
                                                                         ====


                               PARTNERS' CAPITAL

PARTNERS' CAPITAL:
  General partners                                                       $500
  Limited partner                                                         100
                                                                         ----
     Total partners' capital                                             $600
                                                                         ====

      The accompanying notes are an integral part of this balance sheet.

                       WELLS REAL ESTATE FUND XII, L.P.

                    (A GEORGIA PUBLIC LIMITED PARTNERSHIP)


                            NOTES TO BALANCE SHEET

                              SEPTEMBER 30, 1998

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION AND BUSINESS

     Wells Real Estate Fund XII, L.P. (the "Partnership") is a public limited partnership organized on September 15, 1998 under the laws of the state of Georgia. The general partners are Leo F. Wells, III and Wells Partners, L.P. Brian M. Conlon is the initial limited partner. The Partnership has two classes of limited partnership units. Upon subscription for units, each limited partner must elect whether to have their units treated as Class A units or Class B units. Thereafter, limited partners shall have the right to change their prior elections to have some or all of their units treated as Class A units or Class B units one time during each quarterly accounting period. Limited partners may vote to, among other things, (a) amend the partnership agreement, subject to certain limitations; (b) change the business purpose or investment objectives of the Partnership; (c) remove a general partner; (d) elect a new general partner; (e) dissolve the Partnership; and (f) approve a sale of assets, subject to certain limitations. Each limited partnership unit has equal voting rights, regardless of class. The Partnership had no operations as of September 30, 1998.

     The Partnership was formed to acquire and operate commercial real estate properties, including properties which are either to be developed, currently under development or construction, newly constructed, or have operating histories.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     DISTRIBUTIONS OF NET CASH FROM OPERATIONS

     Cash available for distribution, as defined by the partnership agreement, will be distributed to the limited partners on a quarterly basis. In accordance with the partnership agreement, distributions are paid first to limited partners holding Class A units until they have received a 10% per annum return on their net capital contributions, as defined. Then, such distributions are paid to the general partners until they have received 10% of the total amount distributed thus far. Any remaining cash available for distribution is split 90% to the limited partners holding Class A units and 10% to the general partners. No such distributions will be made to the limited partners holding Class B units.

     DISTRIBUTION OF SALE PROCEEDS

     Upon the sale of properties, the net sale proceeds will be distributed in the following order:


          . To limited partners holding units which at any time have been treated as Class B units until they receive an amount necessary to equal the net cash available for distribution received by the limited partners holding Class A units;

          . To limited partners on a per unit basis until each limited partner has received 100% of their net capital contributions, as defined;

          . To all limited partners on a per unit basis until they receive a cumulative 10% per annum return on their net capital contributions, as defined;

          . To limited partners on a per unit basis until they receive an amount equal to their preferential limited partner return (defined as the sum of a 10% per annum cumulative return on net capital contributions for all periods during which the units were treated as Class A units and a 15% per annum cumulative return on net capital contributions for all periods during which the units were treated as Class B units);

          . To the general partners until they have received 100% of their capital contributions, as defined;

          . Then, if limited partners have received any excess limited partner distributions (defined as distributions to limited partners over the life of their investment in the Partnership in excess of their net capital contributions, as defined, plus their preferential limited partner return), to the general partners until they have received distributions equal to 20% of the sum of any such excess limited partner distributions plus distributions made to the general partners pursuant to this provision;

          . Thereafter, 80% to the limited partners on a per unit basis and 20% to the general partners.

     ALLOCATION OF NET INCOME, NET LOSS, AND GAIN ON SALE

     Net income is defined as net income recognized by the Partnership, excluding deductions for depreciation, amortization, and cost recovery. Net income, as defined, of the Partnership will be allocated each year in the same proportion that net cash from operations is distributed to the partners. To the extent the Partnership's net income in any year exceeds net cash from operations, it will be allocated 99% to the limited partners holding Class A units and 1% to the general partners.

     Net loss, depreciation, amortization, and cost recovery deductions for each fiscal year will be allocated as follows: (a) 99% to the limited partners holding Class B units and 1% to the general partners until their capital accounts are reduced to zero, (b) then to any partner having a positive balance in his capital account in an amount not to exceed such positive balance, and (c) thereafter to the general partners.

     Gain on the sale or exchange of the Partnership's properties will be allocated generally in the same manner that the net proceeds from such sale are distributed to partners after the following allocations are made, if applicable: (a) allocations made pursuant to the qualified income offset provisions of the partnership agreement; (b) allocations to partners having negative capital accounts until all negative capital accounts have been restored to zero; and (c) allocations to limited partners holding Class B units in amounts equal to the deductions for depreciation, amortization, and cost recovery previously allocated to them with respect to the specific partnership property sold, but not in excess of the amount of gain on sale recognized by the Partnership with respect to the sale of such property.

2.   DEFERRED OFFERING COSTS

     Organization and offering expenses, to the extent they exceed 3% of gross proceeds, will be paid by Wells Capital, Inc. and not by the Partnership. Organization and offering expenses do not include sales or underwriting commissions but do include such costs as legal and accounting fees, printing costs, and other offering expenses. There were no organization and offering expenses incurred or paid as of September 30, 1998.

3.   RELATED-PARTY TRANSACTIONS

     The Partnership may enter into a property management agreement with Wells Management Company, Inc. ("Wells Management"), an affiliate of the general partners. In consideration for supervising the management and leasing of the Partnership's properties, the Partnership will pay Wells Management management and leasing fees equal to the lesser of (a) fees that would be paid to a comparable outside firm or (b) 4.5% of the gross revenues generally paid over the life of the lease plus a separate competitive fee for the one-time initial lease-up of newly constructed properties generally paid in conjunction with the receipt of the first month's rent. In the case of commercial properties which are leased on a long-term net basis (ten or more years), the maximum property management fee from such leases shall be 1% of the gross revenues generally paid over the life of the leases, except for a one-time initial leasing fee of 3% of the gross revenues on each lease payable over the first five full years of the original lease term.

     The general partners are also general partners in other Wells Real Estate Funds. As such, there may exist conflicts of interest where the general partners, while serving in the capacity as general partners for other Wells Real Estate Funds, may be in competition with the Partnership for tenants in similar geographic markets.

4.   INCOME TAXES

     The Partnership will not request a ruling from the Internal Revenue Service to the effect that it will be treated as a partnership and not as an association taxable as a corporation for federal income tax purposes. The Partnership received an opinion from legal counsel as to its tax status as a partnership, but such an opinion is not binding upon the Internal Revenue Service. Based on this opinion from legal counsel, the general partners contend that the Partnership is not subject to federal or state income taxes, and therefore, none have been provided for in the accompanying balance sheet. The partners are required to include their respective share of profits and losses in their individual income tax returns.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Wells Real Estate Fund XIII, L.P.:

We have audited the accompanying balance sheet of WELLS REAL ESTATE FUND XIII, L.P. (a Georgia public limited partnership) as of September 30, 1998. This balance sheet is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Wells Real Estate Fund XIII, L.P. as of September 30, 1998 in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP


/s/ Arthur Andersen LLP

Atlanta, Georgia
October 12, 1998

                       WELLS REAL ESTATE FUND XIII, L.P.

                     (A GEORGIA PUBLIC LIMITED PARTNERSHIP)


                                 BALANCE SHEET

                               SEPTEMBER 30, 1998




                                    ASSETS

CASH                                                                  $600
                                                                      ====
                               PARTNERS' CAPITAL

PARTNERS' CAPITAL:
   General partners                                                   $500
   Limited partner                                                     100
                                                                      ----
        Total partners' capital                                       $600
                                                                      ====



       The accompanying notes are an integral part of this balance sheet.

                       WELLS REAL ESTATE FUND XIII, L.P.

                     (A GEORGIA PUBLIC LIMITED PARTNERSHIP)


                             NOTES TO BALANCE SHEET

                               SEPTEMBER 30, 1998


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   ORGANIZATION AND BUSINESS

   Wells Real Estate Fund XIII, L.P. (the "Partnership") is a public limited partnership organized on September 15, 1998 under the laws of the state of Georgia. The general partners are Leo F. Wells, III and Wells Partners, L.P. Brian M. Conlon is the initial limited partner. The Partnership has two classes of limited partnership units. Upon subscription for units, each limited partner must elect whether to have their units treated as Class A units or Class B units. Thereafter, limited partners shall have the right to change their prior elections to have some or all of their units treated as Class A units or Class B units one time during each quarterly accounting period. Limited partners may vote to, among other things, (a) amend the partnership agreement, subject to certain limitations; (b) change the business purpose or investment objectives of the Partnership; (c) remove a general partner; (d) elect a new general partner; (e) dissolve the Partnership; and (f) approve a sale of assets, subject to certain limitations. Each limited partnership unit has equal voting rights, regardless of class. The Partnership had no operations as of September 30, 1998.

   The Partnership was formed to acquire and operate commercial real estate properties, including properties which are either to be developed, currently under development or construction, newly constructed, or have operating histories.

   USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   DISTRIBUTIONS OF NET CASH FROM OPERATIONS

   Cash available for distribution, as defined by the partnership agreement, will be distributed to the limited partners on a quarterly basis. In accordance with the partnership agreement, distributions are paid first to limited partners holding Class A units until they have received a 10% per annum return on their net capital contributions, as defined. Then, such distributions are paid to the general partners until they have received 10% of the total amount distributed thus far. Any remaining cash available for distribution is split 90% to the limited partners holding Class A units and 10% to the general partners. No such distributions will be made to the limited partners holding Class B units.

   DISTRIBUTION OF SALE PROCEEDS

   Upon the sale of properties, the net sale proceeds will be distributed in the following order:

          . To limited partners holding units which at any time have been treated as Class B units until they receive an amount necessary to equal the net cash available for distribution received by the limited partners holding Class A units;

          . To limited partners on a per unit basis until each limited partner has received 100% of their net capital contributions, as defined;

          . To all limited partners on a per unit basis until they receive a cumulative 10% per annum return on their net capital contributions, as defined;

          . To limited partners on a per unit basis until they receive an amount equal to their preferential limited partner return (defined as the sum of a 10% per annum cumulative return on net capital contributions for all periods during which the units were treated as Class A units and a 15% per annum cumulative return on net capital contributions for all periods during which the units were treated as Class B units);

          . To the general partners until they have received 100% of their capital contributions, as defined;

          . Then, if limited partners have received any excess limited partner distributions (defined as distributions to limited partners over the life of their investment in the Partnership in excess of their net capital contributions, as defined, plus their preferential limited partner return), to the general partners until they have received distributions equal to 20% of the sum of any such excess limited partner distributions plus distributions made to the general partners pursuant to this provision;

          . Thereafter, 80% to the limited partners on a per unit basis and 20% to the general partners.

   ALLOCATION OF NET INCOME, NET LOSS, AND GAIN ON SALE

   Net income is defined as net income recognized by the Partnership, excluding deductions for depreciation, amortization, and cost recovery. Net income, as defined, of the Partnership will be allocated each year in the same proportion that net cash from operations is distributed to the partners. To the extent the Partnership's net income in any year exceeds net cash from operations, it will be allocated 99% to the limited partners holding Class A units and 1% to the general partners.

   Net loss, depreciation, amortization, and cost recovery deductions for each fiscal year will be allocated as follows: (a) 99% to the limited partners holding Class B units and 1% to the general partners until their capital accounts are reduced to zero, (b) then to any partner having a positive balance in his capital account in an amount not to exceed such positive balance, and (c) thereafter to the general partners.

   Gain on the sale or exchange of the Partnership's properties will be allocated generally in the same manner that the net proceeds from such sale are distributed to partners after the following allocations are made, if applicable: (a) allocations made pursuant to the qualified income offset provisions of the partnership agreement; (b) allocations to partners having negative capital accounts until all negative capital accounts have been restored to zero; and (c) allocations to limited partners holding Class B units in amounts equal to the deductions for depreciation, amortization, and cost recovery previously allocated to them with respect to the specific partnership property sold, but not in excess of the amount of gain on sale recognized by the Partnership with respect to the sale of such property.

2. DEFERRED OFFERING COSTS

   Organization and offering expenses, to the extent they exceed 3% of gross proceeds, will be paid by Wells Capital, Inc. and not by the Partnership. Organization and offering expenses do not include sales or underwriting commissions but do include such costs as legal and accounting fees, printing costs, and other offering expenses. There were no organization and offering expenses incurred or paid as of September 30, 1998.

3. RELATED-PARTY TRANSACTIONS

   The Partnership may enter into a property management agreement with Wells Management Company, Inc. ("Wells Management"), an affiliate of the general partners. In consideration for supervising the management and leasing of the Partnership's properties, the Partnership will pay Wells Management management and leasing fees equal to the lesser of (a) fees that would be paid to a comparable outside firm or (b) 4.5% of the gross revenues generally paid over the life of the lease plus a separate competitive fee for the one-time initial lease-up of newly constructed properties generally paid in conjunction with the receipt of the first month's rent. In the case of commercial properties which are leased on a long-term net basis (ten or more years), the maximum property management fee from such leases shall be 1% of the gross revenues generally paid over the life of the leases, except for a one-time initial leasing fee of 3% of the gross revenues on each lease payable over the first five full years of the original lease term.

   The general partners are also general partners in other Wells Real Estate Funds. As such, there may exist conflicts of interest where the general partners, while serving in the capacity as general partners for other Wells Real Estate Funds, may be in competition with the Partnership for tenants in similar geographic markets.

4. INCOME TAXES

   The Partnership will not request a ruling from the Internal Revenue Service to the effect that it will be treated as a partnership and not as an association taxable as a corporation for federal income tax purposes. The Partnership received an opinion from legal counsel as to its tax status as a partnership, but such an opinion is not binding upon the Internal Revenue Service. Based on this opinion from legal counsel, the general partners contend that the Partnership is not subject to federal or state income taxes, and therefore, none have been provided for in the accompanying balance sheet. The partners are required to include their respective share of profits and losses in their individual income tax returns.

                    INDEX TO UNAUDITED FINANCIAL STATEMENTS


                                                                                        Page
                                                                                        ----
WELLS PARTNERS, L.P.
   Unaudited Financial Statements
      Balance Sheets as of September 30, 1998 and December 31, 1997....................  157
      Statements of Operations for the nine months ended September 30, 1998 and 1997...  158
      Statement of Partners' Capital for the nine months ended September 30, 1998 and the year ended December 31, 1997................................................  159
      Statements of Cash Flows for the nine months ended September 30, 1998 and 1997...  160
      Condensed Notes to Financial Statements..........................................  161

WELLS CAPITAL, INC.
   Unaudited Financial Statements
      Balance Sheets as of September 30, 1998 and December 31, 1997....................  164
      Statements of Operations for the nine months ended September 30, 1998 and 1997...  165
      Statement of Stockholder's Equity for the nine months ended September 30, 1998 and the year ended December 31, 1997............................................  166
      Statements of Cash Flow for the nine months ended September 30, 1998 and 1997....  167
      Condensed Notes to Financial Statements..........................................  168

                             WELLS PARTNERS, L.P.
                        (a Georgia Limited Partnership)

                                Balance Sheets

                                                          (Unaudited)             (Unaudited)
                                                       September 30, 1998      December 31, 1997
                                                       ------------------      -----------------
                      Assets
                      ------
Cash                                                       $       70              $       70
Investments in limited partnerships (note 2)                  667,993                 127,665
                                                           ----------              ----------

  Total Assets                                             $  668,063              $  127,735
                                                           ==========              ==========

                  Partners' Capital
                  -----------------

General Partner                                            $   12,957              $    6,761
Limited Partners                                              655,106                 120,974
                                                           ----------              ----------

  Total Partners' Capital                                  $  668,063              $  127,735
                                                           ==========              ==========

See accompanying condensed notes to financial statements.

                             WELLS PARTNERS, L.P.
                            (a Limited Partnership)

                           Statements of Operations
                                  (Unaudited)

                                                              Nine Months Ended
                                                   ---------------------------------------
                                                   September 30, 1998  September 30, 1997
                                                   ------------------  -------------------
Equity in income (loss) of partnership                 $  541,032           $    (416)
                                                       ----------           ----------

  Net income (loss)                                    $  541,032           $    (416)
                                                       ==========           ==========

See accompanying condensed notes to financial statements.

                             WELLS PARTNERS, L.P.
                            (a Limited Partnership)

                        Statement of Partners' Capital
                     For the Year Ended December 31, 1997
                 and the Nine Months Ended September 30, 1998
                                  (Unaudited)


                                               General              Limited
                                               Partner             Partners               Total
                                               -------             --------               -----
Balance at December 31, 1996                   $ 6,771             $121,917             $128,688

Net Loss                                           (10)                (943)                (953)
                                                ------             --------              --------

Balance at December 31, 1997                   $ 6,761             $120,974             $127,735
  Capital Contribution                             800                    0                  800
  Net Income                                     5,396              534,132              539,528
                                               -------             --------             --------

Balance at September 30, 1998                  $12,957             $655,106             $668,063
                                               =======             ========             ========


           See accompanying condensed notes to financial statements

                             WELLS PARTNERS, L.P.
                            (a Limited Partnership)

                           Statements of Cash Flows
                                  (Unaudited)



                                                                           Nine Months Ended
                                                                           -----------------
                                                                September 30,           September 30,
                                                                ------------            ------------
                                                                   1998                   1997
                                                                   ----                   ----
Cash flows from operating activities:

  Net income (loss)                                               $ 541,032              $  (416)
     Adjustments to reconcile net loss to net cash used
     by operating activities-equity in income (loss) of
     limited partnership                                           (541,032)                (416)
                                                                  ---------             --------
  Net Cash used in operating activities                                   0                    0
                                                                  ---------             --------

Net change in cash                                                        0                    0

Cash at beginning of year                                                70                   70
                                                                  ---------             --------

Cash at end of period                                             $      70              $    70
                                                                  =========             ========

See accompanying condensed notes to financial statements.

                             WELLS PARTNERS, L.P.

                    Condensed Notes to Financial Statements
                                  (Unaudited)


(1)  General
     -------

     The financial statements of Wells Partners, L.P. (the Partnership) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These interim statements have not been examined by independent accountants, but in the opinion of the General Partner of the Partnership, the statements for the unaudited interim periods presented include only adjustments, which are of normal and recurring nature, necessary to present a fair presentation of the results for such periods. For further information, refer to the financial statements and footnotes included in the audited Partnership report for the year ended December 31, 1997.

     Although the Partnership is a general partner in Wells Real Estate Fund IV, L.P. (Fund IV), Wells Real Estate Fund V, L.P. (Fund V), Wells Real Estate Fund VI, L.P. (Fund VI), Wells Real Estate Fund VII, L.P. (Fund VII), Wells Real Estate Fund VIII, L.P. (Fund VIII), Wells Real Estate Fund IX, L.P. (Fund IX), Wells Real Estate Fund X, L.P. (Fund X), Wells Real Estate Fund XI, L.P. (Fund XI), Wells Real Estate Fund XII, L.P. (Fund XII) and Wells Real Estate Fund XIII, L.P. (Fund XIII) (collectively, the "Funds"), its general partner, Wells Capital, Inc., has acted on behalf of the Partnership as the general partner of such partnerships. Accordingly, all revenues and expenses relating to the offering of the limited partnership units of the Funds were recorded by Wells Capital, Inc. The Partnership also owns limited partnership interests in Beaver Ruin - Arc Way, Ltd. (Beaver Ruin) and Carter Boulevard, Ltd. (Carter Boulevard).

(2)  Investment in Partnerships
     --------------------------

     The Partnership does not control the Funds, Beaver Ruin, or Carter Boulevard; however, it does exercise significant influence. Accordingly, investments in partnerships are recorded using the equity method of accounting. Each of the Funds has been formed to acquire and operate commercial real properties, including both properties which are to be developed or are under development and properties which are newly constructed or have operating histories. Beaver Ruin and Carter Boulevard were formed to acquire and eventually sell the Beaver Ruin and Carter Boulevard properties. The Partnership's investments in partnerships at September 30, 1998 and December 31, 1997 are as follows:

                                             September 30, 1998              December 31, 1997
                                             ------------------              -----------------
                                            Cost           Market           Cost          Market
                                            ----           ------           -----         ------
18.8% ownership interest in Beaver
  Ruin - Arc Way, Ltd.                     $ 502,230       $ 502,230       $  81,529      $  752,000

51.27% ownership interest in Carter
  Boulevard, Ltd.                            164,833         164,833          45,535         252,000

Wells Real Estate Fund VI, L.P.                    0               0               0               0

Wells Real Estate Fund VII, L.P.                   0               0               0               0

Wells Real Estate Fund VIII, L.P.                  0               0               0               0

Wells Real Estate Fund IX, L.P.                    0               0               0               0

Wells Real Estate Fund X, L.P.                     0               0             201             201

Wells Real Estate Fund XI, L.P.                  130             130             400             400

Wells Real Estate Fund XII, L.P.                 400             400               0               0

Wells Real Estate Fund XIII, L.P.                400             400               0               0
                                           ---------       ---------       ---------      ----------

                                           $ 667,993       $ 667,933       $ 127,665      $1,004,601

The assets of Beaver Ruin and Carter Boulevard are comprised primarily of an investment in a parcel of underdeveloped land. The general partner of the Partnership is also the general partner of Beaver Ruin and Carter Boulevard. In June 1998, the entire parcel of land was sold to an unrelated third party for a sale price of $3,112,875 less closing costs to the seller of $501,297. Wells Partners' share of net proceeds of $502,230 through its 18.8% interest in Beaver Ruin and $164,833 through its 51.27% interest in Carter Boulevard was forwarded to an escrow agent for use in a Section 1031 exchange which is anticipated to take place before the end of 1998. The Partnership recognized a gain of approximately $540,000 for GAAP purposes. The market value at December 31, 1997 of this land was based on an appraisal dated June, 1996.

Fund VI owns all of its properties through an investment in six joint ventures which, as of September 30, 1998, owned interests in three commercial office buildings, five retail centers and an office/retail center.

Fund VII owns all of its properties through an investment in five joint ventures which, as of September 30, 1998, owned interests in three commercial office buildings, four retail centers and two office/retail centers.

Fund VIII owns all of its properties through an investment in three joint ventures which, as of September 30, 1998, owned interests in three commercial office buildings, one retail center and an office/retail center.

Fund IX owns all of its properties through an investment in two joint ventures which, as of September 30, 1998, owned interests in eight commercial office buildings.

Fund X owns all of its properties through an investment in two joint ventures which, as of September 30, 1998, owned interests in six commercial office buildings.

Fund XI owns all of its properties through an investment in a joint venture which, as of September 30, 1998, owned interests in three commercial office buildings.

In addition, the Partnership owns interest in Fund IV and Fund V. Fund IV owns all of its properties through investments in two joint ventures which, as of September 30, 1998, owned interests in a retail shopping center, two commercial office buildings, and a medical center development comprising two office buildings. Fund V owns all of its properties through investments in three joint ventures which, as of September 30, 1998, owned interests in three commercial office building, two retail buildings, and a medical center development comprising two office buildings. The Partnership's investments in Fund IV and Fund V were $0 at September 30, 1998 and December 31, 1997.

The Partnership is entitled to share in the allocation of cash distributions and net income (losses) of the foregoing partnership investments based on ownership percentages outlined in the partnership agreements.





                 [Remainder of page intentionally left blank.]

                              WELLS CAPITAL, INC.

                                Balance Sheets
                As of September 30, 1998 and December 31, 1997


                                                             (Unaudited)         (Unaudited)
                        Assets                             Sept. 30, 1998      December 31, 1997
                        ------                             ----------------    -----------------
Current Assets:
  Cash                                                       $       31,419           $  313,093
  Due from affiliates                                                     0              360,023
                                                             --------------           ----------

  Total Current Assets                                               31,419              673,116

Deferred offering costs                                           1,392,246              328,333
Investments in partnerships                                         318,698               16,898
                                                             --------------           ----------

        Total Assets                                         $    1,742,363           $1,018,347
                                                             ==============           ==========

          Liabilities and Shareholders' Equity
          ------------------------------------

Accounts payable                                             $       15,737           $   34,621
Due to affiliates                                                 1,640,048              579,638
                                                             --------------           ----------

        Total liabilities                                         1,655,785              614,259
                                                             --------------           ----------

Shareholders' equity:
  Common shares, $1par value. Authorized
   100,000 shares; issued 600 shares                                    600                  600
  Contributed capital                                               306,541              306,541
  Accumulated (deficit) earnings                                   (220,563)              96,947
                                                             --------------           ----------

        Total Stockholder's Equity                                   86,578              404,088
                                                             --------------           ----------

        Total Liabilities and Stockholder's  Equity          $    1,742,363           $1,018,347
                                                             ==============           ==========

           See accompanying condensed notes to financial statements.

                              WELLS CAPITAL, INC.

                           Statements of Operations
                                  (Unaudited)
          For the Nine Month Period Ended September 30, 1998 and 1997


                                                  Nine Months Ended
                                                  -----------------
                                            Sept. 30, 1998   Sept. 30, 1997
                                            --------------   ---------------
Revenues-Acquisition and Advisory Fees         $  750,560        $  758,253
                                               ----------        ----------

Expenses:
  Legal and Accounting                             19,006            82,748
  Salaries and Wages                            1,047,392           906,398
  Rent                                                  0            17,656
  General and Administrative                        1,672            70,656
                                               ----------        ----------
     Total Expenses                             1,068,070         1,077,458

Net Loss                                       $ (317,510)       $ (319,205)
                                               ==========        ==========

           See accompanying condensed notes to financial statements.

                              WELLS CAPITAL, INC.

                       Statement of Stockholder's Equity
                                  (Unaudited)

 For the Nine Months Ended September 30, 1998 and the Year Ended December 31,
                                     1997

                                                     Accumulated     Total
                              Common   Contributed    (Deficit)   Stockholder's
                               Stock     Capital       Earnings      Equity
                               -----     -------       --------   -------------
Balance at December 31, 1996    $600     $306,541     $ 558,530    $ 865,671
Net Loss                           0            0      (461,583)    (461,583)
                                ----     --------     ---------    ---------

Balance at December 31, 1997     600      306,541        96,947      404,088
Net Loss                           0            0      (317,510)    (317,510)
                                ----     --------     ---------    ---------

Balance at September 30, 1998   $600     $306,541     $(220,563)   $  86,578
                                ====     ========     =========    =========

           See accompanying condensed notes to financial statements.

                              WELLS CAPITAL, INC.

                            Statements of Cash Flow
                                  (Unaudited)
          For the Nine Month Period Ended September 30, 1998 and 1997


                                                                          Nine Months Ended
                                                                          -----------------
                                                              September 30, 1998          September  30, 1997
                                                              -------------------         -------------------
Cash flows from operating activities:
     Net loss                                                     $  (317,510)                $  (319,205)
                                                                  -----------                 -----------

Adjustments to reconcile net loss to net cash provided by
operating activities:
  Due from affiliates                                                 360,023                     872,843
  Deferred offering costs                                          (1,063,913)                   (676,019)
  Accounts receivable                                                       0                      29,300
  Accounts payable                                                    (18,884)                   (171,183)
  Due to affiliates                                                 1,060,410                     135,335
                                                                  -----------                 -----------
     Total adjustments                                                337,636                     190,276
                                                                  -----------                 -----------
     Net Cash provided by Operating Activities                         20,126                     128,929
                                                                  -----------                 -----------

Cash flows from investing activities:
  Additional investments                                             (301,800)                       (972)
                                                                  -----------                 -----------
     Net cash used in investing activities                           (301,800)                       (972)
                                                                  -----------                 -----------

     Net decrease in cash                                            (281,674)                   (129,901)

Cash at beginning of year                                             313,093                     148,873
                                                                  -----------                 -----------

Cash at end of period                                             $    31,419                 $    18,972
                                                                  ===========                 ===========

           See accompanying condensed notes to financial statements.

                              WELLS CAPITAL, INC.

                    Condensed Notes to Financial Statements
                                  (Unaudited)
                                  -----------


(1)  General
     -------

          The financial statements of Wells Capital, Inc. (the Company) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These interim statements have not been examined by independent accountants, but in the opinion of the management, the statements for the unaudited interim periods presented include only adjustments, which are of normal and recurring nature, necessary to present a fair presentation of the results for such periods. For further information, refer to the financial statements and footnotes included in the audited report of the Company for the year ended December 31, 1997.

          The Company is 100% owned by Wells Real Estate Funds, Inc. which is a Georgia corporation formed on February 17, 1997, having Leo F. Wells III as the sole share owner. The Company is a general partner in Wells Real Estate Fund I (Fund I), Wells Real Estate Fund II (Fund II), Wells Real Estate Fund II-OW (Fund II-OW), Wells Real Estate Fund III, L.P. (Fund III), and Wells Partners, L.P., each a Georgia limited partnership. The Company, as general partner, paid all organizational and offering expenses for Fund I, Fund II, Fund II-OW, and Fund III and was reimbursed pursuant to such partnerships' respective partnership agreements, each of which provided that the partnerships could reimburse the Company up to 5% of total limited partners' contributions for organizational and offering expenses. The Company is the sole general partner of Wells Partners, L.P., which is a general partner of Wells Real Estate Fund IV, L.P. (Fund (IV), Wells Real Estate Fund V, L.P. (Fund V), Wells Real Estate Fund VI, L.P. (Fund
          VI), Wells Real Estate Fund VII, L.P. (Fund VII), Wells Real Estate Fund VIII, L.P. (Fund VIII) Wells Real Estate Fund IX, L.P. (Fund IX), Wells Real Estate Fund X, L.P. (Fund X), Wells Real Estate Fund XI, L.P. (Fund XI), Wells Real Estate Fund XII, L.P. (Fund XII) and Wells Real Estate Fund XIII, L.P. (Fund XIII), and as such, the Company also paid or is currently paying on behalf of Wells Partners, L.P. the offering and organizational expenses for Fund IV, Fund V, Fund VI, Fund VII, Fund VIII, Fund IX, Fund X and Fund XI. Pursuant to the partnership agreements of Fund IV, Fund V, and Fund XI, these three partnerships can only reimburse the Company for up to 3% of total limited partners' contributions in offering and organizational expenses. Pursuant to the partnership agreements of Fund VI, Fund VII, Fund VIII, Fund IX, and Fund X, these partnerships can reimburse the Company for up to 5% of total limited partners' contributions in offering and organizational expenses. The Company is the advisor of Wells Real Estate Investment Trust, Inc. (Wells REIT) and is currently paying the offering and organizational expenses, on behalf of Wells REIT for which Wells REIT, pursuant to the agreement, can only reimburse the Company for up to 3% of total shareholders' contributions.

                            PRIOR PERFORMANCE TABLES


   The following Prior Performance Tables (the "Tables") provide information relating to real estate investment programs sponsored by the general partners or their affiliates ("Wells Programs") which have investment objectives similar to the partnership.

   Prospective investors should read these Tables carefully together with the summary information concerning the Wells Programs as set forth in the "Prior Performance Summary" section of this prospectus.

   Investors in the partnership will not own any interest in the other Wells Programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Wells Programs.

   These Tables present actual results of Wells Programs that have investment objectives similar to those of the partnership. The partnership's investment objectives are to maximize net cash from operations; to preserve original capital contributions; and to realize capital appreciation over a period of time. (See "Investment Objectives and Criteria.") All of the Wells Programs, except the Wells REIT, have used a substantial amount of capital and no acquisition indebtedness to acquire their properties.

   The general partners are responsible for the acquisition, operation, maintenance and resale of the real estate properties. The financial results of the Wells Programs thus provide an indication of the general partners' performance of their obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

   The following tables are included in this prospectus:

   TABLE I - Experience in Raising and Investing Funds (As a Percentage of Investment)

   TABLE II - Compensation to Sponsor (in Dollars)

   TABLE III - Annual Operating Results of Wells Programs

   TABLE IV (Results of completed programs) and TABLE V (sales or disposals of property) have been omitted since none of the Wells Programs have sold any of their properties to date.

   Additional information relating to the acquisition of properties by the Wells Programs is contained in TABLE VI, which is included in Part II of the Registration Statement which the partnership has filed with the Securities and Exchange Commission. As described above, no Wells Program has sold or disposed of any property held by it. Copies of any or all information will be provided to prospective investors at no charge upon request.

   The following are definitions of certain terms used in the Tables:

   "ACQUISITION FEES" shall mean fees and commissions paid by a partnership in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the partnership or with a general partner of the partnership in connection with the actual development of a project after acquisition of the land by the partnership.

   "ORGANIZATION EXPENSES" shall include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the general partners or their affiliates in connection with the planning and formation of the partnership.

   "UNDERWRITING FEES" shall include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

                                    TABLE I
                                  (UNAUDITED)

                   EXPERIENCE IN RAISING AND INVESTING FUNDS

   This Table provides a summary of the experience of the general partners and their affiliates in Wells Programs for which offerings have been completed since December 31, 1994. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.

                                                            Wells Real         Wells Real         Wells Real         Wells Real
                                                           Estate Fund        Estate Fund        Estate Fund        Estate Fund
                                                            VII, L.P.         VIII, L.P.          IX, L.P.            X, L.P.
                                                         ----------------  ----------------  ----------------    ----------------
Dollar Amount Raised                                     $24,180,174/(3)/   $32,042,689/(4)/   $35,000,000/(5)/   $27,128,912/(6)/
                                                         ================   ================   ================   ================

Percentage Amount Raised                                       100.0%/(3)/        100.0%/(4)/        100.0%/(5)/        100.0%/(6)/

Less Offering Expenses
  Underwriting Fees                                             10.0%              10.0%              10.0%              10.0%
  Organizational Expenses                                        5.0%               5.0%               5.0%               5.0%
Reserves/(1)/                                                    1.0%               0.0%               0.0%               0.0%
                                                         ----------------   ----------------   ----------------   ----------------
  Percent Available for Investment                              84.0%              85.0%              85.0%              85.0%

Acquisition and Development Costs
  Prepaid Items and Fees related to Purchase of Property         0.0%               0.2%               0.0%               0.0%
  Cash Down Payment                                             16.3%              29.2%               0.0%               0.0%
  Acquisition Fees/(2)/                                          3.5%               4.5%               4.5%               4.5%
  Development and Construction Costs                            64.2%              48.0%              50.4%              14.4%

Reserve for Payment of Indebtedness                              0.0%               0.0%               0.0%               0.0%
                                                         ----------------   ----------------   ----------------   ----------------

Total Acquisition and Development Cost                          84.0%              81.9%              54.9%              18.9%
                                                         ----------------   ----------------   ----------------   ----------------

Percent Leveraged                                                0.0%               0.0%               0.0%              0.00%
                                                         ================   ================   ================   ================

Date Offering Began                                            04/05/94           01/06/95           01/05/96           12/31/96

Length of Offering                                             12 mo.             12 mo.             12 mo.             12 mo.
Months to Invest 90% of Amount Available for Investment
 (Measured from Beginning of Offering)                         12 mo.             17 mo.              /(7)/              /(8)/


Number of Investors                                            1,917              2,242              2,115              1,806

__________________

(1)  Does not include General Partner contributions held as part of reserves.
(2) Includes acquisition fees, real estate commissions, general contractor fees and/or architectural fees paid to affiliates of the General Partners.
(3) Total dollar amount registered and available to be offered was $25,000,000. Wells Real Estate Fund VII, L.P. closed its offering on January 5, 1995, and the total dollar amount raised was $24,180,174.
(4) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund VIII, L.P. closed its offering on January 4, 1996, and the total dollar amount raised was $32,042,689.
(5) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund IX, L.P. closed its offering on December 30, 1996, and the total dollar amount raised was $35,000,000.

(6) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund X, L.P. closed its offering on December 30, 1997, and the total dollar amount raised was $27,128,912.
(7) As of December 31, 1997, Wells Real Estate Fund IX, L.P. had not yet invested 90% of the amount available for investment. The amount invested in properties (including acquisition fees paid but not yet associated with a specific property) at December 31, 1997 was 70.3% of the total dollar amount raised. The amount invested and/or committed to be invested in properties (including acquisition fees paid but not yet associated with a specific property) at December 31, 1997 was 83.5% of the total dollar amount raised.
(8) As of December 31, 1997, Wells Real Estate Fund X, L.P. had not yet invested 90% of the amount available for investment. The amount invested in properties (including acquisition fees paid but not yet associated with a specific property) at December 31, 1997 was 17.7% of the total dollar amount raised. The amount invested and/or committed to be invested in properties (including acquisition fees paid but not yet associated with a specific property) at December 31, 1997 was 32.8% of the total dollar amount raised.

                                    TABLE II
                                  (UNAUDITED)

                            COMPENSATION TO SPONSOR

     The following sets forth the compensation received by the general partners or their affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Wells Programs having similar or identical investment objectives the offerings of which have been completed since December 31, 1994. These partnerships have not sold or refinanced any of their properties to date. All figures are as of December 31, 1997.

                                                          Wells Real    Wells Real    Wells Real    Wells Real       Other
                                                         Estate Fund   Estate Fund   Estate Fund   Estate Fund      Public
                                                          VII, L.P.     VIII, L.P.     IX, L.P.      X, L.P.     Programs/(1)/
                                                         ------------  ------------  ------------  ------------  -------------
Date Offering Commenced                                      04/05/94      01/06/95      01/05/96      12/31/96             --

Dollar Amount Raised                                      $24,180,174   $32,042,689   $35,000,000   $27,128,912   $150,018,232
 to Sponsor from Proceeds of Offering:
  Underwriting Fees/(2)/                                  $   178,122   $   174,295   $   309,556   $   260,748   $    571,739
  Acquisition Fees
   Real Estate Commissions                                         --            --            --            --             --
   Acquisition and Advisory Fees/(3)/                     $   846,306   $ 1,281,708   $ 1,400,000   $ 1,085,157   $  8,031,385

Dollar Amount of Cash Generated from Operations
 Before Deducting Payments to Sponsor/(4)/                $ 3,850,827   $ 1,630,740   $ 1,305,840   $   438,195   $ 29,081,439

Amount Paid to Sponsor from Operations:
 Property Management Fee/(1)/                             $   124,934   $    85,523   $    19,539   $         0   $    857,695
 Partnership Management Fee                                        --            --            --            --             --
 Reimbursements                                           $   159,036   $   112,773   $    32,349   $    11,137   $  1,187,273
 Leasing Commissions                                      $    97,856   $    91,566   $    29,162   $         0   $    800,710
 General Partner Distributions                                     --            --            --            --         15,205
 Other                                                             --            --            --            --             --

Dollar Amount of Property Sales and Refinancing
 Payments to Sponsors:
  Cash                                                             --            --            --            --             --
  Notes                                                            --            --            --            --             --

Amount Paid to Sponsor from Property Sales
 and Refinancing:
  Real Estate Commissions                                          --            --            --            --             --
  Incentive Fees                                                   --            --            --            --             --
  Other                                                            --            --            --            --             --

________________

(1) Includes compensation paid to General Partners from Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P. and Wells Real Estate Fund VI, L.P. during the past three years. In addition to the amounts shown, affiliates of the General Partners of Wells Real Estate Fund I are entitled to certain property management and leasing fees but have elected to defer the payment of such fees until a later year on properties owned by Wells Real Estate Fund I. At December 31, 1997, the amount of such fees due the General Partners totaled $2,088,727.
(2) Includes net underwriting compensation and commissions paid to Wells Investment Securities, Inc. in connection with the offerings of Wells Real Estate Funds VII, VIII, IX and X, which were not reallowed to participating broker-dealers.
(3) Fees paid to the General Partners or their affiliates for acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions.

(4) Includes $409,361 in net cash provided by operating activities, $3,059,640 in distributions to limited partners and $381,826 in payments to sponsor for Wells Real Estate Fund VII, L.P.; $464,964 in net cash provided by operating activities, $875,914 in distributions to limited partners and $289,862 in payments to sponsor for Wells Real Estate Fund VIII, L.P.; $2,540 in net cash provided by operating activities, $1,221,764 in distributions to limited partners and $81,536 in payments to sponsor for Wells Real Estate Fund IX, L.P.; $449,332 in net cash used by operating activities, $0 in distributions to limited partners and $11,137 in payments to sponsor for Wells Real Estate Fund X, L.P.; and $855,331 in net cash provided by operating activities, $19,618,669 in distributions to limited partners and $2,748,101 in payments to sponsor for other public programs.

                                   TABLE III
                                  (UNAUDITED)

          The following six (6) tables set forth operating results of prior programs sponsored by the general partners the offerings of which have been completed since December 31, 1992. The information relates only to public programs with investment objectives similar to those of the partnership. All figures are as of December 31 of the year indicated.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF WELLS PROGRAMS
                         WELLS REAL ESTATE FUND V, L.P.

                                                                  1997          1996         1995          1994           1993
                                                              ------------  ------------  -----------  -------------  -------------
Gross Revenues/(1)/                                            $  633,247    $  590,839   $  764,624    $   656,958    $   458,213
Profit on Sale of Properties                                           --            --           --             --             --
Less: Operating Expenses/(2)/                                      72,404        78,939       68,735         88,987         96,964
  Depreciation and Amortization/(3)/                                1,042         6,250        6,250          6,250          6,250
                                                               ----------    ----------   ----------    -----------    -----------
Net Income (Loss) GAAP Basis/(4)/                              $  559,801    $  505,650   $  689,639    $   561,721    $   354,999
Taxable Income (Loss): Operations                              ==========    ==========   ==========    ===========    ===========
Cash Generated (Used By):                                      $  763,486    $  666,780   $  676,367    $   528,025    $   280,000
  Operations                                                   ==========    ==========   ==========    ===========    ===========
  Joint Ventures
                                                                  (66,556)      (65,728)     (46,235)       (10,395)       112,594
                                                                1,121,000     1,072,835    1,020,905        653,729         54,154
Less Cash Distributions to Investors:                          ----------    ----------   ----------    -----------    -----------
  Operating Cash Flow                                          $1,054,444    $1,007,107   $  974,670    $   643,334    $   166,748
  Return of Capital
  Undistributed Cash Flow from Prior Year Operations            1,054,444     1,007,107      969,011        643,334        151,336
                                                                    4,487            --           --         44,257             --
Cash Generated (Deficiency) after Cash Distributions                1,987         3,672           --         15,412             --
                                                               ----------    ----------   ----------    -----------    -----------
                                                               $   (6,474)   $   (3,672)  $    5,659    $   (59,669)   $    15,412
Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                       __            --           --             --             --
   Increase in Limited Partner Contributions                           --            --           --             --      5,589,786
                                                               ----------   -----------   ----------    -----------    -----------
                                                               $       __   $   (3, 672)       5,659    $   (59,669)   $ 5,605,198
Use of Funds:
  Sales Commissions and Offering Expenses                                            --           --             --        764,599
  Return of Original Limited Partner's Investment                                    --           --             --             --
  Property Acquisitions and Deferred Project Costs               (154,131)         (225)    (233,501)     2,366,507      7,755,116
Cash Generated (Deficiency) after Cash Distributions and       ----------    ----------   ----------    -----------    -----------
  Special Items
                                                               $ (160,605)   $   (3,897)  $ (227,842)   $(2,426,176)   $(2,914,517)
                                                               ==========    ==========   ==========    ===========    ===========
Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                         36            71           73             58             29
    - Operations Class B Units                                          0          (378)        (272)          (180)           (54)
   Capital Gain (Loss)                                                 --            --           --             --             --
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                         74            69           69             55             36
    - Operations Class B Units                                       (256)         (260)        (246)          (181)           (58)
   Capital Gain (Loss)                                                                                           --             --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                    36            65           63             46             10
  - Return of Capital Class A Units                                    32            --           --             --             --
  - Return of Capital Class B Units                                    --            --           --             --             --
 Source (on Cash Basis)
  - Operations Class A Units                                           68            65           63             43             10
  - Return of Capital Class A Units                                    --            --           --              3             --
  - Operations Class B Units                                           --            --           --             --             --
Amount (in Percentage Terms) Remaining Invested in Program
 Properties at the end of the Last Year Reported in the Table         100%

___________________
(1) Includes $207,234 in equity in earnings of joint ventures and $250,979 from investment of reserve funds in 1993; $592,902 in equity in earnings of joint ventures and $64,056 from investment of reserve funds in 1994; $745,173 in equity in earnings of joint ventures and $19,451 from investment of reserve funds in 1995; $577,128 in equity in earnings of joint ventures and $13,711 from investment of reserve funds in 1996; and $623,249 in equity in earnings of joint ventures and $9,998 from investment of reserve funds in 1997. At December 31, 1997, the leasing status of all developed property was 95%.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenue is depreciation and amortization of $100,796 for 1993, $324,578 for 1994, $440,333 for 1995, $592,281 for 1996, and $735,315 for 1997.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated as follows: $442,135 to Class A Limited Partners, $(87,868) to Class B Limited Partners and $732 to General Partners for 1993; $879,232 to Class A Limited Partners, $(316,460) to Class B Limited Partners and $(1,051) to General Partners for 1994; $1,124,203 to Class A Limited Partners, $(434,564) to Class B Limited Partners and $0 to General Partners for 1995; $1,095,296 to Class A Limited Partners, $(589,646) to Class B Limited Partners and $0 to General Partners for 1996; and $559,801 to Class A Limited Partners, $0 to Class B Limited Partners and $0 to General Partners in 1997.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF WELLS PROGRAMS
                        WELLS REAL ESTATE FUND VI, L.P.

                                                                  1997           1996           1995         1994          1993
                                                               ------------  ------------  --------------  ----------   -----------
Gross Revenues/(1)/                                            $  884,802    $  675,782    $  1,002,567    $  819,535   $    82,723
Profit on Sale of Properties                                           --            --              --            --            --
Less: Operating Expenses/(2)/                                      82,898        80,479          94,489       112,389        46,608
  Depreciation and Amortization/(3)/                                6,250         6,250           6,250         6,250         4,687
                                                               ----------    ----------    ------------    ----------   -----------
Net Income GAAP Basis/(4)/                                     $  795,654    $  589,053    $    901,828    $  700,896   $    31,428
Taxable Income: Operations                                     ==========    ==========    ============    ==========   ===========
Cash Generated (Used By):                                      $1,091,770    $  809,389    $    916,531    $  667,682   $    31,428
  Operations                                                   ==========    ==========    ============    ==========   ===========

  Joint Ventures
                                                                  (57,206)       (2,716)        278,728    $  276,376        (2,478)

                                                                1,500,023     1,044,891         766,212    $  203,543            --
Less Cash Distributions to Investors:                           ---------    ----------    ------------    ----------   -----------
  Operating Cash Flow                                          $1,442,817    $1,042,175    $  1,044,940    $  479,919   $    (2,478)
  Return of Capital                                                                                                              --
                                                                1,442,817     1,042,175       1,044,940       245,800            --
  Undistributed Cash Flow from Prior Year Operations                9,986       125,314              --    $  234,119            --
                                                                       --        18,027    $    216,092            --            --
                                                                             ----------    ------------    ----------   -----------
Cash Generated (Deficiency) after Cash Distributions           $   (9,986)   $ (143,341)       (216,092)   $  234,119   $    (2,478)


Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                       --            --              --            --            --
   Increase in Limited Partner Contributions                           --            --              --    12,163,461   $12,836,539

                                                               ----------    ----------    ------------    ----------   -----------
                                                               $   (9,986)   $ (143,341)   $   (216,092)   $12,397,580  $12,834,061

Use of Funds:
  Sales Commissions and Offering Expenses                                            --              --     1,776,909     1,781,724
  Return of Original Limited Partner's Investment                                    --              --            --           100
  Property Acquisitions and Deferred Project Costs                310,759       234,924      10,721,376     5,912,454     3,856,239
                                                               ----------    ----------    ------------    ----------   -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                $ (320,745)   $ (378,265)   $(10,937,468)   $4,708,217   $ 7,195,998
                                                               ==========    ==========    ============    ==========   ===========

Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                         78            59              57           43              9
    - Operations Class B Units                                       (247)         (160)            (60)         (12)            (5)
   Capital Gain (Loss)                                                 --            --              --           --              0
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                         75            56              56           41              1
    - Operations Class B Units                                       (150)          (99)            (51)         (22)            --
   Capital Gain (Loss)                                                 --            --              --           --             --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                    67            56              57           14             --
  - Return of Capital Class A Units                                    --            --               4           --             --
  - Return of Capital Class B Units                                    --            --              --           --             --
 Source (on Cash Basis)
  - Operations Class A Units                                           67            50              61           14             --
  - Return of Capital Class A Units                                     0             6              --           --             --
  - Operations Class B Units                                           --            --
Amount (in Percentage Terms) Remaining Invested in Program
 Properties at the end of the Last Year Reported in the Table
                                                                      100%

_______________________
(1) Includes $3,436 in equity in loss of joint ventures and $86,159 from investment of reserve funds in 1993, $285,711 in equity in earnings of joint ventures and $533,824 from investment of reserve funds in 1994, $681,033 in equity in earnings of joint ventures and $321,534 from investment of reserve funds in 1995, $607,214 in equity in earnings of joint ventures and $68,568 from investment of reserve funds in 1996, and $856,710 in equity in earnings of joint ventures and $28,092 from investment of reserve funds in 1997. At December 31, 1997, the leasing status was 94%.
(2)  Includes partnership administrative expenses.
(3) Included in equity in loss of joint ventures in gross revenues is depreciation of $3,436 for 1993, $107,807 for 1994, $264,866 for 1995,
     $648,478 for 1996, and $896,753 for 1997.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $39,551 to Class A Limited Partners, $(8,042) to Class B Limited Partners and $(81) to the General Partner for 1993; $762,218 to Class A Limited Partners, $(62,731) to Class B Limited Partners and $1,409 to the General Partners for 1994; $1,172,944 to Class A Limited Partners, $(269,288) to Class B Limited Partners and $(1,828) to the General Partners for 1995; $1,234,717 to Class A Limited Partners, $(645,664) to Class B Limited Partners and $0 to the General Partners for 1996; and $1,677,826 to Class A Limited Partners, $(882,172) to Class B Limited Partners and $0 to the General Partners for 1997.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF WELLS PROGRAMS
                       WELLS REAL ESTATE FUND VII, L.P.

                                                                       1997         1996           1995           1994       1993
                                                                   ------------  -----------  --------------  -------------  ----
Gross Revenues/(1)/                                                 $  816,237    $ 543,291    $    925,246    $   286,371   N/A
Profit on Sale of Properties                                                --                                          --
Less: Operating Expenses/(2)/                                           76,838       84,265         114,953         78,420
  Depreciation and Amortization/(3)/                                     6,250        6,250           6,250          4,688
                                                                    ----------    ---------    ------------    -----------
Net Income GAAP Basis/(4)/                                          $  733,149    $ 452,776    $    804,043    $   203,263
                                                                    ==========    =========    ============    ===========
Taxable Income: Operations                                          $1,008,368    $ 657,443    $    812,402    $   195,067
                                                                    ==========    =========    ============    ===========
Cash Generated (Used By):
  Operations                                                           (43,250)      20,883         431,728         47,595
  Joint Ventures                                                     1,420,126      760,628         424,304         14,243
                                                                    ----------    ---------    ------------    -----------
                                                                    $1,376,876    $ 781,511    $    856,032    $    61,838

Less Cash Distributions to Investors:
  Operating Cash Flow                                                1,376,876      781,511         856,032         52,195
  Return of Capital                                                      2,709       10,805          22,064             --
  Undistributed Cash Flow from Prior Year Operations                        --           --           9,643             --
                                                                    ----------    ---------    ------------    -----------
Cash Generated (Deficiency) after Cash Distributions                $   (2,709)   $ (10,805)   $    (31,707)   $     9,643

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                                         --              --             --
   Increase in Limited Partner Contributions                       $        --   $       --    $    805,212    $23,374,961
                                                                   -----------   ----------    ------------    -----------
                                                                    $   (2,709)   $ (10,805)   $    773,505    $23,384,604

Use of Funds:
  Sales Commissions and Offering Expenses                                   --           --         244,207    $ 3,351,569
  Return of Original Limited Partner's Investment                           --           --             100             --
  Property Acquisitions and Deferred Project Costs                     169,172      736,960      14,971,002      4,477,765
                                                                    ----------    ---------    ------------    -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                     $ (171,881)   $(747,765)   $(14,441,804)   $15,555,270
                                                                    ==========    =========    ============    ===========

Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                              86           62              57             29
    - Operations Class B Units                                            (168)         (98)            (20)            (9)
   Capital Gain (Loss)                                                      --           --              --             --
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                              78           55              55             28
    - Operations Class B Units                                            (111)         (58)            (16)            17
   Capital Gain (Loss)                                                      --           --              --             --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                        805           43              52              7
  - Return of Capital Class A Units                                         --           --              --             --
  - Return of Capital Class B Units                                         --           --              --             --
 Source (on Cash Basis)
  - Operations Class A Units                                                70           42              51              7
  - Return of Capital Class A Units                                         --            1               1             --
  - Operations Class B Units                                                --           --              --             --
 Source (on a Priority Distribution Basis)/(5)/
  - Investment income Class A Units                                         54           29              30              4
  - Return of Capital Class A Units                                         16           14              22              3
  - Return of Capital Class B Units                                         --           --              --             --

Amount (in Percentage Terms) Remaining Invested in Program
 Properties at the end of the Last Year Reported in the Table              100%

----------------------------------
(1) Includes $78,799 in equity in earnings of joint ventures and $207,572 from investment of reserve funds in 1994, $403,325 in equity in earnings of joint ventures and $521,921 from investment of reserve funds in 1995, $457,144 in equity in earnings of joint ventures and $86,147 from investment of reserve funds in 1996, and $785,398 in equity in earnings of joint ventures and $30,839 from investment of reserve funds in 1997. At December 31, 1997, the leasing status was 92% including developed property in initial lease up.
(2)  Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $25,468 for 1994, $140,533 for 1995, $605,247 for 1996, and
     $877,869 for 1997.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $233,337 to Class A Limited Partners, $(29,854) to Class B Limited Partners and $(220) to the General Partner for 1994; $950,826 to Class A Limited Partners, $(146,503) to Class B Limited Partners and $(280) to the General Partners for 1995; $1,062,605 to Class A Limited Partners, $(609,829) to Class B Limited Partners and $0 to the General Partners for 1996; and $1,615,965 to class A Limited Partners, $(882,816) to Class B Limited Partners and $0 to the General Partners for 1997.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1997, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $972,030.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF WELLS PROGRAMS
                       WELLS REAL ESTATE FUND VIII, L.P.

                                                                        1997           1996           1995      1994  1993
                                                                   --------------  -------------  ------------  ----  ----
Gross Revenues/(1)/                                                 $  1,204,018    $ 1,057,694   $   402,428   N/A   N/A
Profit on Sale of Properties                                                  --
Less: Operating Expenses/(2)/                                             95,201        114,854       122,264
  Depreciation and Amortization/(3)/                                       6,250          6,250         6,250
                                                                    ------------    -----------   -----------
Net Income GAAP Basis/(4)/                                          $  1,102,567    $   936,590       273,914
                                                                    ============    ===========   ===========
Taxable Income: Operations                                          $  1,213,524    $ 1,001,974       404,348
                                                                    ============    ===========   ===========
Cash Generated (Used By):
  Operations                                                               7,909        623,268       204,790
  Joint Ventures                                                       1,229,282        279,984        20,287
                                                                    ------------    -----------   -----------
                                                                    $  1,237,191    $   903,252       225,077
Less Cash Distributions to Investors:
  Operating Cash Flow                                                  1,237,191        903,252            --
  Return of Capital                                                      183,315          2,443            --
  Undistributed Cash Flow from Prior Year Operations                          --        225,077            --
                                                                    ------------    -----------   -----------
                                                                    $   (183,315)   $  (227,520)      225,077
Cash Generated (Deficiency) after Cash Distributions

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                              --             --            --
   Increase in Limited Partner Contributions/(5)/                             --      1,898,147    30,144,542
                                                                    ------------    -----------   -----------
                                                                    $   (183,315)   $ 1,670,627    30,369,619
Use of Funds:
  Sales Commissions and Offering Expenses                                     --        464,760     4,310,028
  Return of Limited Partner's Investment                                   8,600             --            --
  Property Acquisitions and Deferred Project Costs                    10,675,811      7,931,566     6,618,273
                                                                    ------------    -----------   -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                     $(10,867,726)   $(6,725,699)   19,441,318
                                                                    ============    ===========   ===========

Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                                73             46            28
    - Operations Class B Units                                              (150)           (47)           (3)
   Capital Gain (Loss)

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                                65             46            17
    - Operations Class B Units                                               (95)           (33)           (3)
   Capital Gain (Loss)                                                        --

Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                           54             43            --
  - Return of Capital Class A Units                                           --             --            --
  - Return of Capital Class B Units                                           --             --            --
 Source (on Cash Basis)
  - Operations Class A Units                                                  47             43            --
  - Return of Capital Class A Units                                            7              0            --
  - Operations Class B Units                                                  --             --            --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                            42             33            --
 - Return of Capital Class A Units                                            12             10            --
 - Return of Capital Class B Units                                            --             --            --

Amount (in Percentage Terms) Remaining Invested in Program
 Properties at the end of the Last Year Reported in the Table                100%

----------------------------------
(1) Includes $28,377 in equity in earnings of joint ventures and $374,051 from investment of reserve funds in 1995, $241,819 in equity in earnings of joint ventures and $815,875 from investment of reserve funds in 1996, and $1,034,907 in equity in earnings of joint ventures and $169,111 from investment of reserve funds in 1997. At December 31, 1997, the leasing status was 96% including developed property in initial lease up.
(2)  Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $14,058 for 1995, $265,259 for 1996, and $841,666 for
     1997.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $294,221 to Class A Limited Partners, $(20,104) to Class B Limited Partners and $(203) to the General Partners for 1995; $1,207,540 to Class A Limited Partners, $(270,653) to Class B Limited Partners and $(297) to the General Partners for 1996; and $1,947,536 to Class A Limited Partners, $(844,969) to Class B Limited Partners and $0 to the General Partners for 1997.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1997, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $551,455.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF WELLS PROGRAMS
                        WELLS REAL ESTATE FUND IX, L.P.

                                                                        1997           1996       1995  1994  1993
                                                                   --------------  -------------  ----  ----  ----
Gross Revenues/(1)/                                                 $  1,199,300    $   406,891   N/A   N/A   N/A
Profit on Sale of Properties                                                  --             --
Less: Operating Expenses/(2)/                                            101,284        101,885
  Depreciation and Amortization/(3)/                                       6,250          6,250
                                                                    ------------    -----------
Net Income GAAP Basis/(4)/                                          $  1,091,766    $   298,756
                                                                    ============    ===========
Taxable Income: Operations                                          $  1,083,824    $   304,552
                                                                    ============    ===========
Cash Generated (Used By):
  Operations                                                        $    501,390    $   151,150
  Joint Ventures                                                         527,390             --
                                                                    ------------    -----------
                                                                    $  1,028,780    $   151,150
Less Cash Distributions to Investors:
  Operating Cash Flow                                               $  1,028,780        149,425
  Return of Capital                                                 $     41,834    $        --
  Undistributed Cash Flow From Prior Year Operations                       1,725             --
                                                                    ------------    -----------
Cash Generated (Deficiency) after Cash Distributions                $    (43,559)   $     1,725


Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                              --             --
   Increase in Limited Partner Contributions                                  --     35,000,000
                                                                    ------------    -----------
                                                                    $    (43,559)   $35,001,725
Use of Funds:
  Sales Commissions and Offering Expenses                                323,039      4,900,321
  Return of Original Limited Partner's Investment                            100             --
  Property Acquisitions and Deferred Project Costs                    13,427,158      6,544,019
                                                                    ------------    -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                     $(13,793,856)   $23,557,385
                                                                    ============    ===========

Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                                53             28
    - Operations Class B Units                                               (77)           (11)
   Capital Gain (Loss)                                                        --             --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                                46             26
    - Operations Class B Units                                               (47)           (48)
   Capital Gain (Loss)                                                        --             --

Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                           36             13
  - Return of Capital Class A Units                                           --             --
  - Return of Capital Class B Units                                           --             --
 Source (on Cash Basis)
  - Operations Class A Units                                                  35             13
  - Return of Capital Class A Units                                            1             --
  - Operations Class B Units                                                  --             --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                            29             10
 - Return of Capital Class A Units                                             7              3
 - Return of Capital Class B Units                                            --             --

Amount (in Percentage Terms) Remaining Invested in Program
 Properties at the end of the Last Year Reported in the Table                100%

_____________________________________
(1) Includes $23,077 in equity in earnings of joint ventures and $383,884 from investment of reserve funds in 1996, and $593,914 in equity in earnings of joint ventures and $605,386 from investment of reserve funds in 1997. At December 31, 1997, the leasing status was 93% including developed property in initial lease up.
(2)  Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $25,286 for 1996, and $469,126 for 1997.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $330,270 to Class A Limited Partners, $(31,220) to Class B Limited Partners and $(294) to the General Partners for 1996; and $1,564,778 to Class A Limited Partners, $(472,806) to Class B Limited Partners and $(206) to the General Partners for 1997.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1997, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $236,379.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF WELLS PROGRAMS
                        WELLS REAL ESTATE FUND X, L.P.

                                                                       1997       1996  1995  1994  1993
                                                                   -------------  ----  ----  ----  ----
Gross Revenues/(1)/                                                 $   372,507   N/A   N/A   N/A   N/A
Profit on Sale of Properties                                                 --
Less: Operating Expenses/(2)/                                            88,232
  Depreciation and Amortization/(3)/                                      6,250
                                                                    -----------
Net Income GAAP Basis/(4)/                                          $   278,025
                                                                    ===========
Taxable Income: Operations                                          $   382,543
                                                                    ===========
Cash Generated (Used By):
  Operations                                                        $   200,668
  Joint Ventures                                                    -----------
                                                                    $   200,668

Less Cash Distributions to Investors:
  Operating Cash Flow                                                        --
  Return of Capital                                                          --
  Undistributed Cash Flow From Prior Year Operations                         --
                                                                    -----------
Cash Generated (Deficiency) after Cash Distributions                $   200,668

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                             --
   Increase in Limited Partner Contributions                         27,128,912
                                                                    -----------
                                                                    $27,329,580
Use of Funds:
  Sales Commissions and Offering Expenses                             3,737,363
  Return of Original Limited Partner's Investment                           100
  Property Acquisitions and Deferred Project Costs                    5,188,485
                                                                    -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                     $18,403,632
                                                                    ===========
Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                               28
    - Operations Class B Units                                               (9)
   Capital Gain (Loss)                                                       --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                               35
    - Operations Class B Units                                                0
   Capital Gain (Loss)                                                       --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                          __
  - Return of Capital Class A Units                                          --
  - Return of Capital Class B Units                                          --
 Source (on Cash Basis)
  - Operations Class A Units                                                 __
  - Return of Capital Class A Units                                          --
  - Operations Class B Units                                                 --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                           __
 - Return of Capital Class A Units                                           __
 - Return of Capital Class B Units                                           --
Amount (in Percentage Terms) Remaining Invested in Program
 Properties at the end of the Last Year Reported in the Table               100%

__________________________________
(1) Includes $(10,035) in equity in earnings of joint ventures and $382,542 from investment of reserve funds in 1997. At December 31, 1997, the leasing status was 67% including developed property in initial lease up.
(2)  Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $18,675 for 1997.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $302,862 to Class A Limited Partners, $(24,675) to Class B Limited Partners and $(162) to the General Partners for 1997.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1997, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $0.

                                   EXHIBIT A

                    FORM OF AMENDED AND RESTATED AGREEMENT
                           OF LIMITED PARTNERSHIP OF
                     WELLS REAL ESTATE FUND XII/XIII, L.P.

                     WELLS REAL ESTATE FUND XII/XIII, L.P.

                  TABLE OF CONTENTS TO PARTNERSHIP AGREEMENT

Article                                                                 Page
-------                                                                 ----
I          FORMATION.................................................... A-1

II         NAME......................................................... A-1

III        DEFINITIONS.................................................. A-2

IV         BUSINESS..................................................... A-8

V          NAMES AND ADDRESSES OF PARTNERS.............................. A-9

VI         TERM......................................................... A-9

VII        PRINCIPAL AND REGISTERED OFFICE AND REGISTERED AGENT......... A-9

VIII       CAPITAL CONTRIBUTIONS........................................ A-9

IX         DISTRIBUTIONS............................................... A-16

X          ALLOCATIONS................................................. A-19

XI         MANAGEMENT OF THE PARTNERSHIP............................... A-24

XII        SERVICES TO PARTNERSHIP BY GENERAL PARTNERS................. A-35

XIII       TRANSACTIONS BETWEEN GENERAL PARTNERS AND THE PARTNERSHIP... A-38

XIV        INDEPENDENT ACTIVITIES OF PARTNERS.......................... A-39

XV         BOOKS, REPORTS, FISCAL AND TAX MATTERS...................... A-39

XVI        RIGHTS AND LIABILITIES OF THE LIMITED PARTNERS.............. A-44

XVII       WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS;
           ASSIGNABILITY OF GENERAL PARTNERS'
           AND LIMITED PARTNERS' INTERESTS............................. A-45

XVIII      LOANS TO PARTNERSHIP........................................ A-49

XIX        POWER OF ATTORNEY, CERTIFICATES AND OTHER DOCUMENTS......... A-49

XX         DISSOLUTION AND TERMINATION OF THE PARTNERSHIP.............. A-52

XXI        DISTRIBUTION ON TERMINATION OF PARTNERSHIP.................. A-55

XXII       GENERAL PROVISIONS.......................................... A-56

                         FORM OF AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                     WELLS REAL ESTATE FUND XII/XIII, L.P.


     THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is made and entered into effective as of the _____ day of _______________, 1999, by and among LEO F. WELLS, III, a Georgia resident, and WELLS PARTNERS, L.P., a Georgia limited partnership, as the General Partners, and BRIAN M. CONLON, a Georgia resident, as the Initial Limited Partner, and those parties who from time to time become Limited Partners as provided in this Agreement, as the Limited Partners.

     WHEREAS, on September 15, 1998, a Certificate of Limited Partnership was filed with the Secretary of State of the State of Georgia, pursuant to which the General Partners and the Initial Limited Partner formed a limited partnership (the "Partnership") under the Georgia Revised Uniform Limited Partnership Act, O.C.G.A. (S) 14-9-100, et seq. (the "Act"); and

     WHEREAS, the parties hereto desire to amend, restate and supersede in its entirety the original partnership agreement pursuant to the terms and provisions of this Amended and Restated Agreement of Limited Partnership.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions herein contained, the parties hereto hereby agree, and the limited partnership agreement of the Partnership shall hereafter be restated and amended in its entirety, as follows:


                                  ARTICLE I

                                  FORMATION

     The General Partners have executed and filed a Certificate of Limited Partnership dated June 20, 1996, with the Secretary of State of the State of Georgia in accordance with the provisions of Section 14-9-201 of the Act, pursuant to which the parties hereto have previously formed the Partnership.


                                 ARTICLE II

                                     NAME

     The business of the Partnership shall be conducted under the name of "WELLS REAL ESTATE FUND ___, L.P." or such other name as the General Partners shall hereafter designate in their discretion from time to time.

                                 ARTICLE III

                                 DEFINITIONS

     3.1 "ACT" shall mean the provisions of the Georgia Revised Uniform Limited Partnership Act, O.C.G.A. (S)14-9-100, et seq.

     3.2 "ACQUISITION EXPENSES" shall mean expenses, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

     3.3 "ACQUISITION FEES" shall mean the total of all fees and commissions paid by any party to any Person in connection with the purchase, development or construction of property by the Partnership, including the Acquisition and Advisory Fees payable to the General Partners or their Affiliates, real estate brokerage commissions, investment advisory fees, finder's fees, selection fees, Development Fees, Construction Fees, nonrecurring management fees, or any other fees of a similar nature, however designated, but excluding any Development Fees and Construction Fees paid to a Person not affiliated with the Sponsor in connection with the actual development or construction of a property.

     3.4 "ACQUISITION AND ADVISORY FEE" shall mean the fee payable to the General Partners or their Affiliates pursuant to Section 12.1 hereof for performing acquisition advisory services in connection with the review and evaluation of potential real property acquisitions for the Partnership.

     3.5 "ADDITIONAL LIMITED PARTNERS" shall refer to all persons who are admitted as Limited Partners pursuant to the provisions hereof.

     3.6 "AFFILIATE" shall mean (a) any Person directly or indirectly controlling, controlled by or under common control with a General Partner, (b) any Person owning or controlling 10% or more of the outstanding voting securities of a General Partner, (c) any officer, director or partner of a General Partner, and (d) if such other Person is an officer, director or partner, any company for which a General Partner acts in any such capacity.

     3.7 "AGREEMENT" shall mean this Agreement of Limited Partnership as amended, modified or supplemented from time to time.

     3.8 "ASSIGNEE" shall mean a Person who has acquired a Limited Partner's beneficial interest in one or more Units and has not become a substituted Limited Partner.

     3.9 "CAPITAL ACCOUNT" shall mean the account established and maintained for each Partner pursuant to Section 8.1 hereof.

     3.10 "CAPITAL CONTRIBUTION" shall mean, in the case of the General Partners, the aggregate amount of cash contributed by the General Partners to the Partnership and, in the case of a Limited Partner, the gross amount of investment in the Partnership by such Limited Partner, which shall be an amount equal to $10.00 multiplied by the number of Units purchased by such Limited Partner.

     3.11 "CASH FLOW" shall mean cash funds from operations of the Partnership, including without limitation interest and other investment income but excluding Capital Contributions and without deduction for depreciation or amortization, after deducting funds used to pay or to provide for the payment of all operating expenses of the Partnership and each Partnership Property and debt service, if any, capital improvements and replacements.

     3.12 "CASH PREFERRED UNIT" shall mean a Unit with respect to which the Limited Partner holding such Unit has made an effective election pursuant to
Section 8.16 hereof to be treated as a Cash Preferred Unit for the applicable accounting period.

     3.13 "CERTIFICATE" shall mean the Certificate of Limited Partnership filed by the General Partners with the Secretary of State of Georgia dated September 15, 1998.

     3.14 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     3.15 "CONSTRUCTION FEES" shall mean any fees or other remuneration for acting as general contractor and/or construction manager to construct, supervise and/or coordinate improvements in connection with the actual development or construction of a Partnership Property.

     3.16 "DEVELOPMENT FEES" shall mean any fees or other remuneration for the packaging of a Partnership Property, including negotiating and approving plans, assisting in obtaining zoning and necessary variances for a specific property, and related matters.

     3.17 "DISSENTING LIMITED PARTNER" shall mean any Limited Partner who casts a vote against a Roll-Up; except that, for purposes of a transaction constituting a Roll-Up which involves an exchange or a tender offer, Dissenting Limited Partner shall mean any person who files a dissent from the terms of the transaction with the party responsible for tabulating the votes or tenders to be received in connection with the transaction during the period in which the offer is outstanding.

     3.18 "DISTRIBUTION REINVESTMENT PLAN" shall mean the plan established pursuant to Section 8.15 hereof.

     3.19 "EVENT OF WITHDRAWAL" shall mean, as to the General Partners (a) the dissolution, death or permanent disability of a General Partner; (b) if such General Partner (i) makes an assignment for the benefit of the creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudicated a bankrupt or insolvent; (iv) files a petition or answer speaking for himself or itself in the reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of the petition filed against him or it in any proceeding of this nature; (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such General Partner of all or a substantial part of his or its property; or (c) upon (i) the filing of a certificate of dissolution of a General Partner or the revocation of a General Partner's charter and lapse of 90 days after notice to the General Partner of revocation without reinstatement of its charter; (ii) 120 days after the commencement of any proceeding against a General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed; or (iii) the expiration of 90 days after the appointment without such General Partner's consent or acquiescence of a trustee, receiver or liquidator of such General Partner or of all or any substantial part of its properties, the appointment of which is not vacated or stayed within 90 days after the expiration of any stay or, if within 90 days after the expiration of any stay the appointment is not vacated. If there is at least one remaining General Partner, an Event of Withdrawal of a General Partner shall be effective as of the date of any such event; however, if an Event of Withdrawal shall occur with respect to the last remaining General Partner, the Event of Withdrawal shall not be effective until 120 days after the event giving rise to the Event of Withdrawal has occurred.

     3.20 "EXPIRATION DATE" shall mean the date on which the Offering terminates as provided in the Prospectus.

     3.21 "FRONT-END FEES" shall mean fees and expenses paid by any party for any services rendered during the Partnership's organizational or acquisition phase including Organization and Offering Expenses, Acquisition Fees (including Acquisition and Advisory Fees), Acquisition Expenses, interest on deferred fees and expenses, if applicable, and any other similar fees, however designated.

     3.22 "GAIN ON SALE" shall mean the taxable income or gain for federal income tax purposes (including gain exempt from tax) in the aggregate for each fiscal year from the sale, exchange or other disposition of all or any portion of a Partnership asset after netting losses from such sales, exchanges or other dispositions against the gains from such transactions.

     3.23 "GENERAL PARTNERS" shall refer collectively to Leo F. Wells, III and Wells Partners, or any other Person or Persons who succeed any or all of them in that capacity.

     3.24 "GROSS REVENUES" shall mean all amounts actually collected as rents or other charges for the use and occupancy of Partnership Properties, but shall exclude interest and other investment income of the Partnership and proceeds received by the Partnership from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Partnership.

     3.25 "IRS" means Internal Revenue Service.

     3.26 "INITIAL LIMITED PARTNER" shall mean Brian M. Conlon.

     3.27 "INDEPENDENT EXPERT" shall mean a Person with no material current or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership and who is qualified to perform such work.

     3.28 "INVESTMENT IN PROPERTIES" shall mean the amount of Capital Contributions actually paid or allocated to the purchase, development, construction or improvement of properties acquired by the Partnership (including the purchase of properties, working capital reserves allocable thereto [except that working capital reserves in excess of 5% shall not be included] and other cash payments such as interest and taxes, but excluding Front-End Fees).

     3.29 "LIMITED PARTNERS" shall refer to the Initial Limited Partner, the Additional Limited Partners and to all other Persons who are admitted to the Partnership as additional or substituted Limited Partners.

     3.30 "LIQUIDATING DISTRIBUTIONS" shall mean the net cash proceeds received by the Partnership from (a) the sale, exchange, condemnation, eminent domain taking, casualty or other disposition of substantially all of the assets of the Partnership or the last remaining assets of the Partnership or (b) a liquidation of the Partnership's assets in connection with a dissolution of the Partnership, after (i) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty or other disposition or liquidation, including real estate commissions, if applicable, (ii) the payment of any outstanding indebtedness and other liabilities of the Partnership, (iii) any amounts used to restore any such assets of the Partnership, and (iv) any amounts set aside as reserves which the General Partners in their sole discretion may deem necessary or desirable.

     3.31 "MAJORITY VOTE" shall mean the affirmative vote or written consent of Limited Partners then owning of record more than 50% of the outstanding Units of the Partnership, without distinction as to the class of such Units; provided, however, that any Units owned or otherwise controlled by the General Partners or their Affiliates may not be voted and will not be included in the total number of outstanding Units for purposes of this definition.

     3.32 "MINIMUM GAIN" shall have the meaning set forth in Treasury Regulations Section 1.704-2(d).

     3.33 "MINIMUM OFFERING" shall mean the receipt and acceptance by the General Partners of subscriptions for Units aggregating at least $1,250,000 in offering proceeds.

     3.34 "MINIMUM OFFERING EXPIRATION DATE" shall mean six (6) months after the commencement of the Offering of the Units.

     3.35 "NASAA GUIDELINES" shall mean the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc. adopted on October 9 and 12, 1988, effective January 1, 1989, as amended.

     3.36 "NET CAPITAL CONTRIBUTION" shall mean, with respect to any Partner, the Partner's Capital Contribution as reduced from time to time by distributions to such Partner constituting a return of unused capital pursuant to Section 8.10 hereof or by distributions to such Partner of Nonliquidating Net Sale Proceeds and Liquidating Distributions pursuant to Sections 9.2 and 9.4 hereof, but excluding distributions made to Limited Partners pursuant to Section 9.2(a) hereof, and without reduction for distributions of Net Cash From Operations made pursuant to Section 9.1 hereof.

     3.37 "NET CASH FROM OPERATIONS" shall mean Cash Flow, less adequate cash reserves for other obligations of the Partnership for which there is no provision and the Repurchase Reserve, if any.

     3.38 "NET INCOME" or "NET LOSS" shall mean the net income or loss realized or recognized by the Partnership for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation, amortization and cost recovery and Gain on Sale.

     3.39 "NONLIQUIDATING NET SALE PROCEEDS" shall mean the net cash proceeds received by the Partnership from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Partnership, which does not constitute substantially all of the remaining assets of the Partnership, after (a) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty or other disposition, including real estate commissions, if applicable, (b) the payment of any outstanding indebtedness and other Partnership liabilities relating to such assets, (c) any amounts used to restore any such assets of the Partnership, and (d) any amounts set aside as reserves which the General Partners in their sole discretion may deem necessary or desirable.

     3.40 "OFFERING" shall mean the offering and sale of Units to the public pursuant to the terms and conditions set forth in the Prospectus.

     3.41 "ORGANIZATION AND OFFERING EXPENSES" shall mean those expenses incurred in connection with organizing the Partnership, preparing the Partnership for registration and subsequently offering and distributing the Units to the public, including without limitation, legal and accounting fees, sales commissions paid to broker-dealers in connection with the distribution of the Units and all advertising expenses.

     3.42 "PARTICIPATING PERCENTAGE" shall mean at any given time, as to each holder of a Unit or Units, the percentage of that Person's Unit or Units to the total Units being measured and shall be determined by dividing the total number of Units held by such Person by the total number of outstanding Units in the class or classes being measured and multiplying the quotient thereof by 100.

     3.43 "PARTNERS" shall refer collectively to the General Partners and to the Limited Partners, and reference to a "Partner" shall be to any one of the Partners.

     3.44 "PARTNERSHIP" shall refer to the limited partnership created under this Agreement.

     3.45 "PARTNERSHIP PROPERTY" or "PARTNERSHIP PROPERTIES" shall mean any and all land and improvements purchased or constructed by the Partnership and all repairs, replacements or renewals thereof, together with all personal property acquired by the Partnership which is from time to time located thereon or specifically used in connection therewith.

     3.46 "PERSON" shall mean any natural person, partnership, corporation, association, or other legal entity, including without limitation, qualified pension and profit sharing trusts.

     3.47 "PREFERENTIAL LIMITED PARTNER RETURN" shall mean with respect to each Limited Partner Unit the sum of (a) a cumulative (but not compounded) 10% per annum return on a Limited Partner's Net Capital Contribution with respect to such Unit for all periods during which such Unit was treated as a Class A Status Unit, and (b) a cumulative (but not compounded) 15% per annum return on such Limited Partner's Net Capital Contribution with respect to such Unit for all periods during which such Unit was treated as a Class B Status Unit. Each Limited Partner's Preferential Limited Partner Return shall be calculated from the date on which such Limited Partner's initial Capital Contribution was made to the Partnership.

     3.48 "PRIOR WELLS PUBLIC PROGRAMS" shall mean public real estate limited partnerships or other publicly registered programs or entities previously or currently sponsored by the General Partners or their Affiliates having substantially identical investment objectives as the Partnership.

     3.49 "PROSPECTUS" shall mean the prospectus used by the Partnership in connection with its offer and sale of Units pursuant to a Registration Statement filed under the Securities Act of 1933, as amended.

     3.50 "PURCHASE PRICE" shall mean the sum of the prices paid for all properties by the Partnership (including all Acquisition Fees, liens and mortgages on the properties, but excluding points and prepaid interest) plus all costs of improvements, if any, reasonably and properly allocable to the properties.

     3.51 "REGISTRATION STATEMENT" shall mean the registration statement filed by the Partnership with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in order to register the Units for sale to the public.

     3.52 "REPURCHASE RESERVE" shall mean the cash reserve established under
Section 11.3(h) hereof, which may be used to repurchase Units from the Limited Partners in accordance with Section 8.11 hereof.

     3.53 "RETIREMENT PLANS" shall mean Individual Retirement Accounts established under Section 408 of the Code and Keogh or corporate pension or profit sharing plans established under Section 401(a) of the Code.

     3.54 "ROLL-UP" shall mean any transaction or series of transactions that through acquisition or otherwise involves the combination, reorganization, merger, conversion or consolidation, either directly or indirectly, of the Partnership and either the offer, sale or issuance of securities of a Roll-Up Entity or the acquisition of the Roll-Up Entity's securities by the Partnership; provided, however, that such term does not include a transaction that (a) involves securities of the Partnership that have been listed for at least 12 months on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or
(b) involves the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (i) Limited Partners' voting rights, (ii) the term of existence of the Partnership, (iii) compensation to the General Partners or their Affiliates, or (iv) the Partnership's investment objectives.

     3.55 "ROLL-UP ENTITY" shall mean a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

     3.56 "ROLL-UP TRANSACTION COSTS" shall mean the costs of printing and mailing the proxy, prospectus, or other documents; legal fees; financial advisory fees; investment banking fees; appraisal fees; accounting fees; independent committee expenses; travel expenses; and all other fees relating to the preparatory work of the transaction, but not including costs that would have otherwise been incurred by the subject limited partnerships in the ordinary course of business.

     3.57 "SALE DATE" shall mean the day on which the Partnership realizes any gain or loss from the sale, exchange or other disposition of Partnership assets which it is required to allocate to the Partners under Section 10.4 hereof.

     3.58 "SPONSOR" shall mean any individual, partnership, corporation or other legal entity which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Partnership, (ii) will manage or participate in the management of the Partnership, and any Affiliate of any such Person, other than a Person whose only relationship with the Partnership is that of an independent property manager, whose only compensation is as such, (iii) takes the initiative, directly or indirectly, in founding or organizing the Partnership, either alone or in conjunction with one or more other Persons,
(iv) receives a material participation in the Partnership in connection with the founding or organizing of the business of the Partnership, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Partnership, (vi) possesses significant rights to control Partnership Properties, (vii) receives fees for providing services to the Partnership which are paid on a basis that is not customary in the industry, or (viii) provides goods or services to the Partnership on a basis which was not negotiated at arm's-length with the Partnership.

     3.59 "TAX PREFERRED UNIT" shall mean a Unit with respect to which the Limited Partner holding such Unit has made an effective election pursuant to
Section 8.16 hereof to be treated as a Class B Status Unit for the applicable accounting period.

     3.60 "TREASURY REGULATIONS" shall mean the Income Tax Regulations promulgated under the Code by the United States Treasury Department.

     3.61 "UNIT" shall mean the limited partnership interest entitling the holder thereof to all rights and benefits under this Agreement including, but not limited to, an interest in the income, loss, distributions and capital of the Partnership to be allocated to holders of Units, as set forth in Articles IX and X hereof. Limited Partners holding Units shall have the right to elect to have their Units treated as Cash Preferred Units or Tax Preferred Units pursuant to the provisions of Section 8.16 hereof. All Units, whether they be treated as Cash Preferred Units or Tax Preferred Units, shall represent a Capital Contribution of $10.00 each (irrespective of the fact that because of discounts in sales commissions and other fees under certain circumstances, certain Units may be sold and issued for a gross consideration of less than $10.00 per Unit), shall be issued as fully paid and nonassessable and shall have the same rights, privileges and preferences except as expressly provided herein.

     3.62 "WELLS CAPITAL" shall mean Wells Capital, Inc., a Georgia corporation.

     3.63 "WELLS PARTNERS" shall mean Wells Partners, L.P., a Georgia limited partnership.


                                 ARTICLE IV

                                  BUSINESS

     4.1  PURPOSE.  The principal purpose of the Partnership is to acquire,
          -------
develop, construct, own, operate, improve, lease and otherwise manage for investment purposes, either alone or in association with others, a diversified portfolio of income-producing commercial or industrial properties as shall from time to time be acquired by the Partnership and to engage in any or all general business activities related to or incidental to such principal purpose.

     4.2  OBJECTIVES.  The business of the Partnership shall be conducted with
          ----------
the following objectives:

          (a)  To maximize Net Cash From Operations;

          (b) To preserve, protect and return the Partners' investment in the Partnership; and

          (c)  To realize appreciation in value of Partnership Properties.


                                 ARTICLE V

                        NAMES AND ADDRESSES OF PARTNERS

     The names of the General Partners are Wells Partners, L.P., a Georgia limited partnership, and Leo F. Wells, III. The name of the Initial Limited Partner is Brian M. Conlon. The business address of the General Partners and the Initial Limited Partner is 3885 Holcomb Bridge Road, Norcross, Georgia 30092. The names and addresses of all the Additional Limited Partners shall be set forth in the books and records of the Partnership.


                                 ARTICLE VI

                                    TERM

     The Partnership term commenced upon the filing of the Certificate and shall continue until December 31, 2030, unless sooner terminated as hereinafter provided.


                                 ARTICLE VII

             PRINCIPAL AND REGISTERED OFFICE AND REGISTERED AGENT

     The principal and registered office of the Partnership shall be 3885 Holcomb Bridge Road, Norcross, Georgia 30092. The General Partners may from time to time change the principal place of business and, in such event, shall notify the Limited Partners in writing of the change and the effective date of such change. The registered agent for the Partnership at such address shall be Wells Capital, Inc.


                                 ARTICLE VIII

                             CAPITAL CONTRIBUTIONS

     8.1  CAPITAL ACCOUNTS.  A separate Capital Account shall be maintained for
          ----------------
each Partner. The Capital Accounts of the Partners shall be determined and maintained throughout the term of the Partnership in accordance with the capital accounting rules of Treasury Regulations Section 1.704-1(b), as it may be amended or revised from time to time.

     8.2  GENERAL PARTNERS.  The General Partners shall make Capital
          ----------------
Contributions to the Partnership as follows:

                    Name                      Dollar Amount
                    ----                      -------------

               Wells Partners, L.P.                 $400
               Leo F. Wells, III                     100
                                                    ----

               Total                                $500

     8.3  GENERAL PARTNER PURCHASE OF UNITS.  The Capital Contributions of the
          ---------------------------------
General Partners, together with the Capital Contribution of the Initial Limited Partner, shall constitute the initial capital of the Partnership and shall not entitle the General Partners to any Units. The General Partners may, in their discretion, make additional Capital Contributions to the capital of the Partnership in exchange for the purchase of Units. Any General Partner who purchases Units shall continue, in all respects, to be treated as a General Partner but shall receive the income, losses and cash distributions with respect to any Units purchased by such General Partner on the same basis as other Partners may receive with respect to their Units. Units purchased by the General Partners or their Affiliates shall not be entitled to vote on any transaction requiring Limited Partner approval.

     8.4  INITIAL LIMITED PARTNER.  The Initial Limited Partner shall contribute
          -----------------------
$100 in cash to the Partnership and agrees that his interest shall automatically be redeemed for $100 upon the admission of any Additional Limited Partners to the Partnership.

     8.5  LIMITED PARTNER CONTRIBUTIONS.  The General Partners are authorized
          -----------------------------
and directed to raise capital for the Partnership as provided in the Prospectus by offering and selling not more than an aggregate of 3,500,000 Units as follows:

          (a) Each Unit shall be issued for a purchase price of $10.00 less any discounts authorized in the Prospectus.

          (b) Except as set forth below, the minimum purchase of either class or combination of Units shall be 100 Units (or such greater minimum number of Units as may be required under applicable state or federal laws). Except in certain states, subscribers who have satisfied the minimum purchase requirements and have purchased units in Prior Wells Public Programs or units or shares of other public real estate programs may purchase less than the minimum number of Units described above, but in no event less than 2.5 Units. In addition, after subscribers have satisfied the minimum purchase requirements, the minimum additional investment in the Partnership shall not be less than 2.5 Units. Fractional Units may be sold at the discretion of the General Partners. Notwithstanding the foregoing, the provisions set forth above relating to the minimum number of Units which may be purchased shall not apply to purchases of Units pursuant to the Distribution Reinvestment Plan described in Section 8.15 hereof or a qualified Distribution Reinvestment Plan authorized by the partnership agreement of one of the Prior Wells Public Programs or reinvestment plans of other public real estate programs. The suitability standards set forth in the Prospectus will not be decreased with respect to any investment in Units of the Partnership.

          (c) The General Partners may refuse to accept subscriptions for Units and contributions tendered therewith for any reason whatsoever. Subscriptions shall be so accepted or rejected by the General Partners within 30 days of their receipt. If rejected, all funds will be returned to the subscriber within ten business days. Once accepted, such subscription amounts shall be deposited in escrow within 48 hours or deposited to the Partnership's account, as may then be appropriate under this Agreement.

          (d) Each Unit sold to a subscriber shall be fully paid and nonassessable.

     8.6  ADMISSION OF LIMITED PARTNERS.  No action or consent by any Limited
          -----------------------------
Partners shall be required for the admission of Additional Limited Partners to the Partnership, provided that the Partnership may not issue more than 3,500,000 Units. Funds of subscribers for Units shall be held in the escrow account described in Section 8.8 below. Such funds shall not be released from escrow, and no subscribers for Units shall be admitted to the Partnership unless and until the receipt and acceptance by the Partnership of the Minimum Offering. At any time thereafter, the Capital Contributions of such subscribers may be released directly to the Partnership, provided that such subscribers shall be admitted to the Partnership within 15 days after such release. Subscriptions from subsequent subscribers shall be accepted or rejected within 30 days of receipt by the Partnership, and if rejected, all funds shall be returned to
subscribers within 10 business days.   Subsequent subscribers shall be deemed
admitted as Limited Partners of the Partnership on the day on which the subscriptions from such Persons are accepted by the Partnership.

     No Person shall be admitted as a Limited Partner who has not executed and delivered to the Partnership the Subscription Agreement specified in the Prospectus, together with such other documents and instruments as the General Partners may deem necessary or desirable to effect such admission, including, but not limited to, the written acceptance and agreement by such Person to be bound by the terms and conditions of this Agreement.

     8.7  MINIMUM CAPITALIZATION.  The Offering will terminate if the
          ----------------------
Partnership has not received and accepted subscriptions for the Minimum Offering on or before the Minimum Offering Expiration Date.

     8.8  ESCROW.  Until subscriptions for the Minimum Offering are received and
          ------
accepted by the General Partners, or until the Minimum Offering Expiration Date, whichever first occurs, all subscription proceeds shall be held in an escrow account separate and apart from all other funds and invested in obligations of, or obligations guaranteed by, the United States government, or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds), which mature on or before the Minimum Offering Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Minimum Offering Expiration Date without any dissipation of the subscription proceeds invested, all in the discretion of such escrow agent or agents appointed by the General Partners. All moneys tendered by Persons whose subscriptions are rejected shall be returned, without interest, to such Persons promptly after such rejection. If subscriptions for the Minimum Offering are not received and accepted before the Minimum Offering Expiration Date, those subscriptions and funds in escrow on such date shall be returned to the subscribers, together with any interest earned thereon after deducting escrow expenses (except for Maine, Missouri, Ohio and Pennsylvania residents). Notwithstanding the above, subscriptions from residents of New York and Pennsylvania may not be released from escrow to the Partnership until the receipt and acceptance by the General Partners of subscriptions from all sources for not less than 250,000 Units.

     8.9  PUBLIC OFFERING.  Except as otherwise provided in this Agreement, the
          ---------------
General Partners shall have sole and complete discretion in determining the terms and conditions of the offer and sale of Units and are hereby authorized and directed to do all things which they deem to be necessary, convenient, appropriate and advisable in connection therewith, including, but not limited to, the preparation and filing of the Registration Statement with the Securities and Exchange Commission and the securities commissioners (or similar agencies or officers) of such jurisdictions as the General Partners shall determine, and the execution or performance of agreements with selling agents and others concerning the marketing of the Units, all on such basis and upon such terms as the General Partners shall determine.

     8.10 RETURN AND WITHDRAWAL OF CAPITAL.
          --------------------------------

          (a) Any proceeds of the Offering of the Units not invested or committed to the acquisition or development of specific real properties within the later of two years from the effective date of the Registration Statement or one year after the termination of the Offering (except for necessary operating expenses and any reserves under Section 11.3(h) of this Agreement) shall be distributed pro rata to the Limited Partners as a return of capital. In such event, the amount paid to the Limited Partners shall include Front-End Fees but only to the extent such fees exceed the adjusted allowable Front-End Fees based on the obligation of the General Partners pursuant to Section 12.2(b) hereof to commit at least 84% of the remaining Capital Contributions to Investment in Properties. For purposes of the foregoing, funds will be deemed to have been committed and will not be distributed to the extent such funds would be required to acquire property with respect to which contracts, agreements in principle or letters of understanding have been executed, regardless of whether such property is actually acquired, and to the extent such funds have been reserved to make contingent payments in connection with the acquisition, development or improvement of any property, whether or not any such payments are made. No such return shall be made until this Agreement has been amended to reflect such reduction of capital. Any distribution pursuant to this Section 8.10(a) shall be deemed to have been consented to by the Limited Partners.

          (b) No Partner, including a withdrawing Partner, shall have any right to withdraw or make a demand for withdrawal of any such Partner's Capital Contribution (or the capital interest reflected in such Partner's Capital Account) until the full and complete winding up and liquidation of the business of the Partnership unless such withdrawal is provided for herein.

     8.11 REPURCHASE OF UNITS.  After one year following the termination of the
          -------------------
Offering of Units, the Partnership shall have the right, in the sole discretion of the General Partners, to use funds held in the Repurchase Reserve to purchase Units upon written request of a Limited Partner. The establishment of a Repurchase Reserve is in the sole discretion of the General Partners, and if established, the Repurchase Reserve may be terminated and/or reestablished at any time in the sole discretion of the General Partners.

          (a) In no event shall the Repurchase Reserve exceed 5% of the Cash Flow in any given year.

          (b) A Limited Partner wishing to have his Units repurchased must mail or deliver a written request to the Partnership (executed by the trustee or authorized agent in the case of Retirement Plans) indicating his desire to have such Units repurchased. Such requests will be considered by the General Partners in the order in which they are received.

          (c) In the event that the General Partners decide to honor a request, they will notify the requesting Limited Partner in writing of such fact, of the purchase price for the repurchased Units and of the effective date of the repurchase transaction (which shall be not less than 60 nor more than 75 calendar days following the receipt of the written request by the Partnership) and will forward to such Limited Partner the documents necessary to effect such repurchase transaction.

          (d) Fully executed documents to effect the repurchase transaction must be returned to the Partnership at least 30 days prior to the effective date of the repurchase transaction.

          (e) The purchase price for the repurchased Units shall be established by the Partnership no more often than on a quarterly basis.

          (f) The purchase price for repurchased Units will be equal to 85% of the fair market value of the Units until three years from the effective date of the Registration Statement, and 90% of the fair market value of the Units thereafter. The fair market value utilized for the purpose of establishing the purchase price will be the estimated unit value obtained annually pursuant to
Section 15.2(f) hereof.

          (g) Only amounts then held in the Repurchase Reserve may be used to repurchase Units.

          (h) Upon receipt of the required documentation, the Partnership will, on the effective date of the repurchase transaction, repurchase the Units of the Limited Partner, provided that if sufficient amounts are not then available in the Repurchase Reserve to repurchase all of such Units, only a portion of such Units will be repurchased; and provided further, that the Partnership may not repurchase any Units of such Limited Partner if, as a result thereof, the Limited Partner would own less than the minimum investment. Units repurchased by the Partnership pursuant to this Section 8.11 shall be promptly canceled.

          (i) In the event that insufficient funds are available in the Repurchase Reserve to repurchase all of such Units, the Limited Partner will be deemed to have priority for subsequent Partnership repurchases over Limited Partners who subsequently request repurchases.

          (j) Repurchases of Units out of the Repurchase Reserve shall be subject to the restrictions set forth in Section 17.3(g) hereof.

          (k) In addition to the restrictions set forth in Section 17.3(g) hereof, (i) repurchases out of the Repurchase Reserve may not exceed in the aggregate more than 2% of total Capital Contributions throughout the life of the Partnership excluding repurchases of Units relating to the death or legal incapacity of the owner or a substantial reduction in the owner's net worth or income (defined to mean an involuntary loss of not less than 50% of income or net worth during the year in which such repurchase occurs); and (ii) not more than 2% of the outstanding Units may be purchased in any year, provided in each case that the Partnership has sufficient cash to make the purchase and that the purchase will not be in violation of any other applicable legal requirements.

          (l) In no event shall Units owned by the General Partners or their Affiliates be repurchased by the Partnership.

     8.12 INTEREST ON CAPITAL CONTRIBUTIONS.  No interest shall be paid on any
          ---------------------------------
Capital Contributions.

     8.13 OWNERSHIP BY LIMITED PARTNER OF INTEREST IN AFFILIATES OF GENERAL
          -----------------------------------------------------------------
PARTNERS.  No Limited Partner (other than a General Partner, in the event that
--------
he or it is also a Limited Partner) shall at any time, either directly or indirectly, own any stock or other interest in any Affiliate of any General Partner if such ownership, by itself or in conjunction with the stock or other interest owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. The General Partners shall be entitled to make such reasonable inquiry of the Limited Partners and prospective Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section 8.13.

     8.14 DEFICIT CAPITAL ACCOUNTS.  The Limited Partners shall not be required
          ------------------------
to reimburse the Partnership or any other Partner for deficiencies in their Capital Accounts. In addition, except as may be required under state law, the General Partners shall not be required to reimburse the Partnership or the Limited Partners for deficiencies in their Capital Accounts.

     8.15 DISTRIBUTION REINVESTMENT PLAN.
          ------------------------------

          (a) A Limited Partner who acquired his Units in the Offering may elect to participate in a program for the reinvestment of his distributions (the "Distribution Reinvestment Plan") and have his distributions of Net Cash From Operations reinvested in Units of the Partnership during the offering period or in units issued by a subsequent limited partnership sponsored by the General Partners or their Affiliates which has substantially identical investment objectives as the Partnership. A Limited Partner who acquired his Units by transfer from a former Limited Partner is not eligible to have his distributions of Net Cash From Operations reinvested in Units of the Partnership, but may participate in the Distribution Reinvestment Plan with respect to reinvestment in units issued by a subsequent limited partnership sponsored by the General Partners or their Affiliates which has substantially identical investment objectives as the Partnership. Limited Partners participating in the Distribution Reinvestment Plan may purchase fractional Units and shall not be subject to minimum investment requirements, although the General Partners may, at their option, impose certain minimum investment requirements or restrictions with respect to purchases of Units pursuant to the Distribution Reinvestment Plan. Each Limited Partner electing to have such distributions of Net Cash From Operations reinvested will receive, with each confirmation of distributions, a notice advising such Limited Partner that he is entitled to change his election with respect to subsequent distributions by return of a notice to the Partnership by a date to be specified by the General Partners.

          (b) If a Limited Partner withdraws from participation in the Distribution Reinvestment Plan, such withdrawal shall be effective only with respect to distributions made more than 30 days following receipt by the General Partners of written notice of such withdrawal. In the event a Limited Partner transfers his Units, such transfer shall terminate the Limited Partner's participation in the plan as of the first day of the quarter in which such transfer is effective.

          (c) Distributions may be reinvested in a subsequent limited partnership only if (i) prior to the time of such reinvestment, the Limited Partner has received the final prospectus (and any supplements thereto) offering interests in the subsequent limited partnership and such prospectus allows investment pursuant to a distribution reinvestment plan; (ii) a registration statement covering the interests in the subsequent limited partnership has been declared effective under the Securities Act of 1933; (iii) the offer or sale of such interests is qualified for sale under the applicable state securities laws; (iv) the participant executes the subscription agreement included with the prospectus for the subsequent limited partnership; (v) the participant qualifies under the applicable investor suitability standards as contained in the prospectus for the subsequent limited partnership; and (vi) the subsequent limited partnership has substantially identical investment objectives as the Partnership. If (A) any of the foregoing conditions are not satisfied at the time of a distribution or (B) no interests are available to be purchased, such distributions will be paid in cash.

          (d) Each Limited Partner electing to participate in the Distribution Reinvestment Plan hereby agrees that his investment in this Partnership or any subsequent limited partnership sponsored by the General Partners or their Affiliates shall be deemed to constitute his agreement to be a limited partner of the partnership in which such investment is made and to be bound by the terms and conditions of the agreement of limited partnership of such partnership, and if, at any time, he fails to meet the applicable limited partnership investor suitability standards or cannot make the other investor representations or warranties set forth in the then current limited partnership prospectus, partnership agreement or subscription agreement relating thereto, he will promptly notify the General Partners in writing.

          (e) The General Partners may, at their option, elect not to provide the Distribution Reinvestment Plan or terminate any such plan at any time without notice to the Limited Partners.

     8.16 CASH PREFERRED UNITS AND TAX PREFERRED UNITS.  Upon subscription for
          --------------------------------------------
Units, each Limited Partner shall elect to have his Units treated either as Cash Preferred Units or Tax Preferred Units, or a combination thereof. Notwithstanding the foregoing, each Limited Partner purchasing Units pursuant to the Deferred Commission Option, as defined in the Prospectus, must elect upon subscription to have a sufficient number of Units treated as Cash Preferred Units, in the discretion of the General Partners, to generate at least the amount of Net Cash From Operations distributable with respect to such Units needed to satisfy the deferred commission obligations each year with respect to the total number of Units purchased by such Limited Partner pursuant to the Deferred Commission Option. Elections to be treated as Cash Preferred Units or Tax Preferred Units will be in effect for each fiscal year of the Partnership, or such shorter applicable accounting period as the General Partners, in their sole discretion, may determine and use for accounting purposes. Units with respect to which the Limited Partner owning such Units has elected to be treated as Cash Preferred Units with respect to an accounting period shall be referred to as herein as "Cash Preferred Units" for such accounting period, and Units with respect to which the Limited Partner owning such Units has elected to have treated as Tax Preferred Units with respect to an accounting period shall be referred to herein as "Tax Preferred Units" for such accounting period. Limited Partners holding Cash Preferred Units and Limited Partners holding Tax Preferred Units shall have such interests in the income, distributions, allocations and capital of the Partnership as are described in Articles IX and X below. Except as specifically described in Articles IX and X below, all Limited Partners shall have the same rights under this Agreement as all other Limited Partners regardless of whether their Units are treated as Cash Preferred Units or Tax Preferred Units. Limited Partners shall initially elect to have their Units treated as Cash Preferred Units or Tax Preferred Units in their Subscription Agreement for Units. Thereafter, except as set forth below or as may be otherwise limited or prohibited by applicable state law, Limited Partners may change their election by mailing or delivering written notice to the Partnership (executed by the trustee or authorized agent in the case of Retirement Plans). Elections made in Subscription Agreements shall be effective immediately upon acceptance. Thereafter, Limited Partners shall have the right to change their prior election with respect to the treatment of their Units as Cash Preferred Units or Tax Preferred Units (except where prohibited by applicable state law) one time during each accounting period, and any such election shall be effective commencing as of the first day of the next succeeding accounting period following the receipt by the Partnership of written notice of such election. Any such election to be treated as Cash Preferred Units or Tax Preferred Units shall remain in effect until the first day of the next succeeding accounting period following receipt by the Partnership of written notice to change such election, and all such elections shall be binding upon the Limited Partner's successors and assigns. Notwithstanding the foregoing, during the initial six years following termination of the Offering, Limited Partners purchasing Units pursuant to the Deferred Commission Option, as defined in the Prospectus, will be permitted to elect to have their Cash Preferred Units treated as Tax Preferred Units only to the extent that such Limited Partners at all times maintain a sufficient number of Cash Preferred Units during such initial six year period, in the discretion of the General Partners, to generate enough Net Cash From Operations to allow the Partnership to satisfy the deferred commission obligations relating to the total number of Units purchased by such Limited Partners pursuant to the Deferred Commission Option. Notwithstanding anything to the contrary contained herein, Units acquired and held by the General Partners or their Affiliates shall at all times be treated as Cash Preferred Units, and neither the General Partners nor their Affiliates shall have the right to make an election to have Units beneficially owned by them treated as Tax Preferred Units.


                                 ARTICLE IX

                               DISTRIBUTIONS

     9.1  NET CASH FROM OPERATIONS.  Except as otherwise provided for in a
          ------------------------
liquidation in Sections 9.3 and 9.4 hereof, Net Cash From Operations for each applicable accounting period shall be distributed to the Partners as follows:

          (a) First, to the Limited Partners holding Cash Preferred Units on a per Unit basis until each of such Limited Partners has received distributions of Net Cash From Operations with respect to such fiscal year, or applicable portion thereof, equal to 10% per annum of his Net Capital Contribution;

          (b) Then, to the General Partners until they have received distributions of Net Cash From Operations with respect to such fiscal year equal to 10% of the total distributions under Section 9.1(a) above and this Section 9.1(b) with respect to such fiscal year; and

          (c) Thereafter, 90% to the Limited Partners holding Cash Preferred Units on a per Unit basis, and 10% to the General Partners.

     Notwithstanding the foregoing, Limited Partners holding Cash Preferred Units who purchased Units pursuant to the Deferred Commission Option, as defined in the Prospectus, shall for a period of six years following termination of the Offering have deducted and withheld from distributions of Net Cash From Operations otherwise payable to such Limited Partners an annual amount equal to $0.10 per Unit purchased pursuant to said Deferred Commission Option, which amounts shall be used by the Partnership to pay commissions due with respect to such Units. All such amounts withheld from Net Cash From Operations shall be deemed to have been distributed to, and be deemed to have been received by, such Limited Partners as Net Cash From Operations.

     The General Partners shall be prohibited from making any distributions of Net Cash From Operations out of Capital Contributions, and distributions of Net Cash From Operations shall not reduce

Partners' Net Capital Contributions. No distributions of Net Cash From Operations will be made with respect to Tax Preferred Units.

     The General Partners shall not incur any liability as a result of their determination to distribute Net Cash From Operations, even though such distribution may result in the Partnership's retaining insufficient funds for the operation of its business, provided their determination was made in good faith and not as a result of their negligence or misconduct.

     9.2  NONLIQUIDATING NET SALE PROCEEDS.  Except as otherwise provided for in
          --------------------------------
Sections 9.3 and 9.4 hereof and except for the potential reinvestment of Nonliquidating Net Sale Proceeds as provided in Section 11.3(f) hereof, Nonliquidating Net Sale Proceeds, after the payment of all Partnership debts and liabilities and the establishment of any reserves which the General Partners in their sole discretion may deem reasonably necessary or desirable, shall be distributed to the Partners as follows:

          (a) To Limited Partners holding Units which at any time have been treated as Tax Preferred Units on a per Unit basis, such amounts as may be necessary to give each such Limited Partner an amount of Nonliquidating Net Sale Proceeds which, when added to distributions received or deemed received by such Limited Partner with respect to any period during which his Units were treated as Cash Preferred Units, would be equal on a per Unit basis to the Net Cash From Operations allocated and distributed pursuant to Section 9.1 hereof received or deemed received by Limited Partners holding Units which at all times have been treated as Cash Preferred Units, assuming such Limited Partners purchased an equivalent number of Units on the same date (it being the intent of the Partners that the distribution preference provided by Section 9.1 hereof be only a timing preference on distributions and that this provision have the effect of equalizing distributions to Limited Partners on a per Unit basis so that, after receipt of distributions under this Section 9.2(a), all Limited Partners, to the extent possible, be in the receipt of the same aggregate amount of distributions under this Article IX on a per Unit basis);

          (b) Then, to the Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received distributions under Section 8.10 hereof, this Section 9.2(b) and Section 9.4 hereof totalling 100% of his Net Capital Contribution;

          (c) Then, to the Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received aggregate distributions under Sections 9.1, 9.2(a) and this 9.2(c) equal to a cumulative (but not compounded) 10% per annum return on his Net Capital Contribution;

          (d) Then, to the Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received aggregate distributions under Sections 9.1, 9.2(a), 9.2(c) and this 9.2(d) equal to his Preferential Limited Partner Return, as defined in Section 3.48 hereof;

          (e) Then, to the General Partners until the General Partners have received distributions totalling 100% of their Capital Contributions;

          (f) Then, if and only in the event that Limited Partners have received Excess Limited Partner Distributions, as hereinafter defined, to the General Partners until they have received distributions of Nonliquidating Net Sale Proceeds equal to 20% of the sum of any such Excess Limited Partner Distributions and distributions to the General Partners pursuant to this Section 9.2(f) (the term "Excess Limited Partner Distributions" means any distributions to Limited Partners over the life of their investment in the Partnership in excess of the sum of their Net Capital Contributions plus their Preferential Limited Partner Return); and

          (g) Thereafter, 80% to the Limited Partners on a per Unit basis and 20% to the General Partners; provided, however, that in no event will the General Partners be allocated or receive distributions in excess of the NASAA Guidelines Resale Proceeds Maximum Amount, as defined herein. It is the intent of the foregoing proviso that the General Partners receive no more of the net proceeds from the sale or financing of Partnership Properties than is allowed pursuant to Article IV, Section E.2.b. of the NASAA Guidelines, and in the event the allocations pursuant to this Article IX would otherwise result in the General Partners receiving any such excess distributions, such excess distributions otherwise distributable to the General Partners will instead be reallocated in favor of and distributed to the Limited Partners on a per Unit basis. As used herein, the term "NASAA Guidelines Resale Proceeds Maximum Amount" means an amount equal to 15% of aggregate Nonliquidating Net Sale Proceeds and Liquidating Distributions remaining after payments to all Limited Partners from such proceeds of amounts equal to 100% of their Net Capital Contributions plus amounts equal to a 6% per annum return on their Net Capital Contributions, calculated on a cumulative (noncompounded) basis.

     Notwithstanding the foregoing, in the event that the Partnership sells any Partnership Property at a sale price which is less than the Purchase Price originally paid for such Partnership Property, then prior to the distribution of Nonliquidating Net Sale Proceeds under Section 9.2(a) above, the Limited Partners holding Cash Preferred Units shall first receive distributions of Nonliquidating Net Sale Proceeds in an amount equal to the excess of the original Purchase Price of such Partnership Property sold over the sale price of such Partnership Property, but not in excess of the amount of the special allocations of deductions for depreciation, amortization and cost recovery with respect to such Partnership Property previously made to the Limited Partners holding Tax Preferred Units made pursuant to Sections 10.2(a) and 10.2(b) hereof.

     9.3  DISSOLUTION.  Upon dissolution, the Partnership shall proceed to
          -----------
liquidate its assets as follows:

          (a) Subject to any applicable limitations of law, upon dissolution of the Partnership, the assets of the Partnership shall be converted to cash. The Partnership shall be given adequate time to collect any notes received with respect to the sale of such assets and collect any other debts outstanding. All cash on hand, including all cash received after the happening of an event of dissolution set forth in Section 20.1 hereof, shall be applied and distributed as follows:

               (i) All of the debts and liabilities of the Partnership, except indebtedness to Partners, shall first be paid and satisfied or adequate provision, including the setting up of any reserves which the General Partners in their sole discretion deem reasonably necessary or desirable, shall be made for the payment or satisfaction thereof;

               (ii) All debts of the Partnership to Partners shall next be paid on a pro rata basis without respect to the date on which such debts were incurred;

               (iii)  Any fees due to the General Partners shall next be paid;
and

               (iv) The balance of the assets of the Partnership shall be distributed to each Partner in accordance with the positive balance in his Capital Account as of the date of distribution, as provided in Section 9.4 below.

          (b) Upon dissolution, each Limited Partner shall look solely to the assets of the Partnership for the return of his investment, and if the Partnership Property remaining after payment or discharge of the debts and liabilities of the Partnership, including debts and liabilities owed to one or more of the Partners, is insufficient to return the aggregate Capital Contributions of each Limited Partner, such Limited Partners shall have no recourse against the General Partners or any other Limited Partner.

     9.4  LIQUIDATING DISTRIBUTIONS.  After the payment of all Partnership debts
          -------------------------
and liabilities and the establishment of any reserves which the General Partners in their sole discretion may deem reasonably necessary or desirable, Liquidating Distributions shall be distributed to each Partner in accordance with the positive balance in his Capital Account as of the date of distribution (after allocation of the Gain on Sale as provided in Section 10.4 hereof).

     9.5  DISTRIBUTION DATES.  Partnership distributions under this Article IX
          ------------------
will be made at least quarterly, but no more often than monthly, in the discretion of the General Partners (the "Distribution Period").

     9.6  ALLOCATION AMONG GENERAL PARTNERS.  All amounts distributed to the
          ---------------------------------
General Partners under this Article IX shall be apportioned among the General Partners in such percentages as they may from time to time agree upon among themselves.

     9.7  ALLOCATION AMONG LIMITED PARTNERS.  All allocations and distributions
          ---------------------------------
made to the Limited Partners pursuant to this Article IX shall be paid to those Persons who were Limited Partners or Assignees as of the last day of the Distribution Period preceding the time of the distribution (the "Allocation Date") on a pro rata basis according to the number of Units held on the Allocation Date; provided, however, with respect to any Unit issued by the Partnership during such Distribution Period, allocations and distributions made with respect to such Unit for such Distribution Period shall be equal to the pro rata share for such Unit determined in accordance with the first clause of this
Section 9.7 multiplied by a fraction, the numerator of which is the number of days contained in the Distribution Period during which the Unit in question was issued, and the denominator of which is the total number of days contained in such Distribution Period.


                                 ARTICLE X

                                ALLOCATIONS

     10.1 NET LOSS.  Net Loss for each applicable accounting period shall be
          --------
allocated to the Partners as follows:

          (a) 99% to the Limited Partners holding Tax Preferred Units with respect to such accounting period on a per Unit basis, and 1% to the General Partners until the Capital Accounts of all such Partners have been reduced to zero;

          (b) Then, to any Partner having a positive balance in his Capital Account (in proportion to the aggregate positive balances in all Capital Accounts) in an amount not to exceed such positive balance as of the last day of the fiscal year; and

          (c)  Then, 100% to the General Partners.

     Notwithstanding the foregoing, in any fiscal year with respect to which the Partnership incurs an aggregate Net Loss, interest income of the Partnership shall be specially allocated to the Limited Partners holding Cash Preferred Units with respect to such accounting period on a per Unit basis, and Net Loss of the Partnership for such accounting period shall be determined without regard to such interest income.

     10.2 DEPRECIATION, AMORTIZATION AND COST RECOVERY DEDUCTIONS.  All
          -------------------------------------------------------
deductions for depreciation, amortization and cost recovery for each applicable accounting period shall be allocated to the Partners as follows:

          (a) 99% to the Limited Partners holding Tax Preferred Units with respect to such accounting period on a per Unit basis, and 1% to the General Partners until the Capital Accounts of all such Partners have been reduced to zero;

          (b) Then, to any Partner having a positive balance in his Capital Account (in proportion to the aggregate positive balances in all Capital Accounts) in an amount not to exceed such positive balance as of the last day of the fiscal year; and

          (c)  Then, 100% to the General Partners.

     This Section 10.2 notwithstanding, all Net Loss and Net Income for each fiscal year shall be allocated to the Partners in the manner provided in Sections 10.1 and 10.3 hereof and shall be reflected in each Partner's Capital Account as of the last day of such fiscal year before any allocation of depreciation, amortization or cost recovery deductions is made to the Partners under this Section 10.2.

     10.3 NET INCOME.  Subject to the Qualified Income Offset provisions of
          ----------
Section 10.5 hereof, Net Income for each applicable accounting period shall be allocated to the Partners as follows:

          (a) To the General Partners and the Limited Partners holding Cash Preferred Units with respect to such accounting period on a per Unit basis, in the same proportion as, and to the extent that, Net Cash From Operations is distributed or deemed distributed to them under Section 9.1 hereof with respect to such accounting period; and

          (b) Then, to the extent Net Income exceeds the actual distribution of Net Cash From Operations with respect to such accounting period, such excess Net Income shall be allocated 99% to the Limited Partners holding Cash Preferred Units with respect to such accounting period on a per Unit basis, and 1% to the General Partners.

     10.4 GAIN ON SALE.  Gain on Sale for each applicable accounting period
          ------------
shall be allocated to the Partners as follows:

          (a) First, to the extent applicable, pursuant to the Qualified Income Offset provisions of Section 10.5 hereof;

          (b) Then, to those Partners having negative Capital Accounts, if any, in the ratio that the negative Capital Account of each Partner having a negative Capital Account bears to the aggregate amount of negative Capital Accounts of all such Partners until all negative Capital Accounts have been restored to zero;

          (c) Then, to Limited Partners holding Units which at any time have been treated as Tax Preferred Units, in amounts equal to the deductions for depreciation, amortization and cost recovery specially allocated to such Limited Partners pursuant to Section 10.2(a) hereof, with respect to the specific Partnership Property, the sale, exchange or other disposition of which resulted in the allocation of Gain on Sale hereunder, but not in excess of the amount of Gain on Sale recognized by the Partnership pursuant to the sale, exchange or other disposition of said specific Partnership Property;

          (d) Then, to the Limited Partners in amounts equal to the deductions for depreciation, amortization and cost recovery allocated to such Limited Partners pursuant to Section 10.2(b) hereof with respect to the specific Partnership Property, the sale, exchange or other disposition of which resulted in the allocation of Gain on Sale hereunder;

          (e) Then, to Limited Partners holding Units which at any time have been treated as Tax Preferred Units on a per Unit basis, such amounts as may be necessary to give each such Limited Partner, after the allocation of Gain on Sale under this Section 10.4(e), distributions which, when added to distributions received or deemed received by such Limited Partner with respect to any period during which his Units were treated as Cash Preferred Units, would be equal on a per Unit basis to the Net Cash From Operations allocated and distributed pursuant to Section 9.1 hereof received or deemed received by Limited Partners holding Units which at all times have been treated as Cash Preferred Units, assuming said Limited Partners purchased an equivalent number of Units on the same day (it being the intent of the Partners that the distribution preference provided in Section 9.1 hereof be only a timing preference on distributions and that Section 9.2(a) hereof and this provision have the effect of equalizing distributions to Limited Partners on a per Unit basis so that, after receipt of distributions under Section 9.2(a) hereof and distributions resulting from the allocation of Gain on Sale pursuant to this
Section 10.4(e), all Limited Partners, to the extent possible, be in receipt of the same aggregate amount of distributions under Article IX on a per Unit basis);

          (f) Then, to the Limited Partners on a per Unit basis until each Limited Partner has been allocated an amount equal to the excess of each Limited Partner's Net Capital Contribution over prior distributions received or deemed received by such Limited Partner under Sections 8.10, 9.2(b) and 9.4 hereof;

          (g) Then, to the Limited Partners on a per Unit basis until each Limited Partner has been allocated an amount equal to the excess of a cumulative (but not compounded) 10% per annum return on his Net Capital Contribution over prior distributions received or deemed received by such Limited Partner under Sections 9.1, 9.2(a), 9.2(c), 9.2(d) and 9.4 hereof;

          (h) Then, to the Limited Partners on a per Unit basis until each Limited Partner has been allocated an aggregate amount equal to the excess of his Preferential Limited Partner Return, as defined in Section 3.48 hereof, over prior distributions received or deemed received by each such Limited Partner under Sections 9.1, 9.2(a), 9.2(c), 9.2(d) and 9.4 hereof;

          (i) Then, to the General Partners, until the General Partners have been allocated amounts equal to the excess of 100% of their Capital Contributions;

          (j) Then, if and only in the event that Limited Partners have received any Excess Limited Partner Distributions, as defined in Section 9.2(f) hereof, to the General Partners, until the General Partners have been allocated Gain on Sale under this Section 10.4(j) equal to 20% of the sum of any such Excess Limited Partner Distributions plus any Gain on Sale allocated to the General Partners pursuant to this Section 10.4(j); and

          (k) Thereafter, 80% to the Limited Partners on a per Unit basis and 20% to the General Partners; provided, however, that in no event will the General Partners be allocated Gain on Sale pursuant to this Section 10.4 which would result in the General Partners receiving distributions in excess of the NASAA Guidelines Resale Proceeds Maximum Amount, as defined in Section 9.2(g) hereof. It is the intent of the foregoing proviso that the General Partners receive no more of the net proceeds from the sale or financing of Partnership Properties than is allowed pursuant to Article IV, Section E.2.b. of the NASAA Guidelines, and in the event the allocations pursuant to this Article X would otherwise result in the General Partners receiving any such excess distributions, such excess allocations of Gain on Sale otherwise allocable to the General Partners will instead be reallocated in favor of and to the Limited Partners on a per Unit basis.

     Notwithstanding the foregoing, in the event that the Partnership sells the last remaining Partnership Property at a sale price which is less than the Purchase Price originally paid for such Partnership Property, then, after the allocation of Gain on Sale derived from any such sale pursuant to Sections 10.4(a) and 10.4(b) above, and prior to the allocation of Gain on Sale pursuant to Section 10.4(c) above, Limited Partners holding Cash Preferred Units shall first be allocated Gain on Sale derived from any such sale in an amount equal to the excess of the original Purchase Price of such Partnership Property sold over the sale price of such Partnership Property, but not in excess of the amount of the special allocations of deductions for depreciation, amortization and cost recovery with respect to such Partnership Property previously made to Limited Partners holding Tax Preferred Units pursuant to Sections 10.2(a) and 10.2(b) hereof.

     10.5 QUALIFIED INCOME OFFSET.  Notwithstanding any provision to the
          -----------------------
contrary contained herein, in the event that any Partner receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which causes a deficit balance in such Partner's Capital Account, such Partner will be allocated items of income or gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible, all in accordance with Treasury Regulations Section 1.704-1(b)(2)(ii)(d). (It is the intent of the Partners that the foregoing provision constitute a "Qualified Income Offset," as defined in Treasury Regulations Section 1.704-1(b)(2)(ii)(d), and the foregoing provision shall in all events be interpreted so as to constitute a valid "Qualified Income Offset.")

     10.6 ALLOCATION AMONG LIMITED PARTNERS.  Except as otherwise provided in
          ---------------------------------
this Article X, all allocations made to the Limited Partners as a group under this Article X shall be apportioned among the Limited Partners according to each Limited Partner's Participating Percentage. Except as otherwise provided in this
Article X, all allocations made among Limited Partners holding Cash Preferred Units shall be apportioned according to a percentage, the numerator of which shall be the number of Cash Preferred Units held by each such Limited Partner, and the denominator of which shall be the total number of Cash Preferred Units held by all Limited Partners, and all allocations made among Limited Partners holding Tax Preferred Units shall be apportioned among such Limited Partners according to a percentage, the numerator of which shall be the number of Tax Preferred Units held by each such Limited Partner, and the denominator of which shall be the total number of Tax Preferred Units held by all Limited Partners. If, however, Limited Partners are admitted to the Partnership pursuant to Article VIII on different dates during any fiscal year, such allocations under this Article X for such fiscal year (and, if necessary, subsequent years) shall be divided among the Persons who own Units from time to time during such year in accordance with Section 706 of the Code, using any conventions permitted by law and selected by the General Partners, in their sole discretion. In addition, if elections to be treated as Cash Preferred Units or Tax Preferred Units are deemed to be effective during any fiscal year, allocations under this Article X for such fiscal year (and, if necessary, subsequent years) shall be divided among the Limited Partners in accordance with
Section 706 of the Code, using any conventions permitted by law and selected by the General Partners, in th eir sole discretion.

     10.7 ALLOCATION AMONG GENERAL PARTNERS.  All allocations made under this
          ---------------------------------
Article X to the General Partners shall be apportioned among the General Partners in such percentages as they may from time to time agree among themselves.

     10.8 ITEM PRORATIONS.  Any fiscal year of the Partnership in which the
          ---------------
Partnership realizes any Gain on Sale shall be divided into multiple accounting periods, the first of which shall begin on the first day of such fiscal year and shall end on the Sale Date, and the second of which shall begin on the day following such Sale Date and shall end on the following Sale Date, if any, and if no further Sale Date occurs, then on the last day of such fiscal year. Any Net Income realized by the Partnership in any of such accounting periods shall be allocated to the Partners in the manner provided in Section 10.3 hereof as if such accounting period were a complete fiscal year of the Partnership. Any Net Loss, depreciation, amortization or cost recovery deductions incurred by the Partnership in any of such accounting periods shall be allocated to the Partners in the manner provided in Sections 10.1 and 10.2 hereof as if such accounting period were a complete fiscal year of the Partnership. The Net Income, Net Loss, depreciation, amortization and cost recovery deductions so allocated to the Partners shall be reflected in their respective Capital Accounts before any Gain on Sale realized by the Partnership during such accounting period is allocated to the Partners under Section 10.4 hereof.

     10.9 ALLOCATIONS IN RESPECT TO TRANSFERRED UNITS.  If any Units are
          -------------------------------------------
transferred during any fiscal year, all items attributable to such Units for such year shall be allocated between the transferor and the transferee by taking into account their varying interests during the year in accordance with Section 706(d) of the Code, utilizing any conventions permitted by law and selected by the General Partners, in their sole and absolute discretion. Solely for purposes of making such allocations, the Partnership shall recognize the transfer of such Units as of the end of the calendar quarter during which it receives written notice of such transfer, provided that if the Partnership does not receive a written notice stating the date such Units were transferred and such other information as may be required by this Agreement or as the General Partners may reasonably require within 30 days after the end of the year during which the transfer occurs, then all such items shall be allocated to the Person who, according to the books and records of the Partnership, on the last day of the year during which the transfer occurs, was the owner of the Units. The General Partners and the Partnership shall incur no liability for making allocations in accordance with the provisions of this Section 10.9, whether or not the General Partners or the Partnership have knowledge of any transfer of ownership of any Units.

     10.10  ALLOCATIONS IN RESPECT TO REPURCHASED UNITS.  If any Units are
            -------------------------------------------
repurchased pursuant to Section 8.11 hereof during any fiscal year, all items attributable to such Units for such year shall be determined by the General Partners (a) pro rata with respect to the number of months such Units were outstanding during such year, (b) on the basis of an interim closing of the Partnership books, or (c) in accordance with any other method established by the General Partners in accordance with applicable provisions of the Code and Treasury Regulations.

     10.11  DISPUTES.  Except with respect to matters as to which the General
            --------
Partners are granted discretion hereunder, the opinion of the independent public accountants retained by the Partnership from time to time shall be final and binding with respect to all disputes and uncertainties as to all computations and determinations required to be made under Articles IX and X hereof (including but not limited to any computations and determinations in connection with any distribution or allocation pursuant to a dissolution and liquidation).


                                 ARTICLE XI

                         MANAGEMENT OF THE PARTNERSHIP

     11.1 MANAGEMENT.  The General Partners shall conduct the business of the
          ----------
Partnership, devoting such time thereto as they, in their sole discretion, shall determine to be necessary to manage Partnership business and affairs in an efficient manner. Any action required to be taken by the General Partners pursuant to this Agreement shall be duly taken only if it is approved, in writing or otherwise, by all the General Partners, unless the General Partners agree among themselves to a different arrangement for said approval.

     11.2 POWERS OF THE GENERAL PARTNERS.  The General Partners shall have full
          ------------------------------
charge of overall management, conduct and operation of the Partnership, and shall have the authority to act on behalf of the Partnership in all matters respecting the Partnership, its business and its property, and, without limiting in any manner the foregoing, authority:

          (a) To do on behalf of the Partnership all things which, in their sole judgment, are necessary, proper or desirable to carry out the Partnership's business, including, but not limited to, the right, power and authority: (i) to execute all agreements and other documents necessary to implement the purposes of the Partnership, to take such action as may be necessary to consummate the transactions contemplated hereby and by the Prospectus, and to make all reasonably necessary arrangements to carry out the Partnership's obligations in connection therewith; (ii) to employ, oversee and dismiss from employment any and all employees, agents, independent contractors, real estate managers, contractors, engineers, architects, developers, designers, brokers, attorneys and accountants; (iii) to sell, exchange or grant an option for the sale of all or substantially all (subject to the requirement to obtain a Majority Vote of the Limited Partners pursuant to Section 16.1 hereof with respect to a sale of all or substantially all of the real properties acquired by the Partnership) or any portion of the real and personal property of the Partnership, at such price or amount, for cash, securities or other property and upon such other terms as the General Partners, in their sole discretion, deem proper; (iv) to let or lease all or any portion of the Partnership Properties for any purpose and without limit as to the term thereof, whether or not such term (including renewal terms) shall extend beyond the date of the termination of the Partnership and whether or not the portion so leased is to be occupied by the lessee or, in turn, subleased in whole or in part to others; (v) to create, by grant or otherwise, easements and servitudes; (vi) to borrow money and incur indebtedness; provided, however, the Partnership shall not be permitted to incur any indebtedness except as authorized in Section 11.3(e) hereof; (vii) to draw, make, accept, endorse, sign and deliver any notes, drafts or other negotiable instruments or commercial paper; (viii) to execute such agreements and instruments as may be necessary, in their discretion, to operate, manage and promote the Partnership assets and business; (ix) to construct, alter, improve, repair, raze, replace or rebuild all or any portion of the Partnership Properties; (x) to submit to arbitration any claim, liability or dispute involving the Partnership (provided that such claims will be limited to actions against the Partnership not involving securities claims by the Limited Partners and provided further that no claim, liability or dispute of a Limited Partner will be subject to mandatory arbitration); (xi) to compromise any claim or liability due to the Partnership; (xii) to execute, acknowledge or verify and file any notification, application, statement and other filing which the General Partners consider either required or desirable to be filed with any state or federal securities administrator or commission; (xiii) to make any tax elections to be made by the Partnership; (xiv) to place record title to any of its assets in the name of a nominee, agent or a trustee; (xv) to do any or all of the foregoing, discretionary or otherwise, through agents selected by the General Partners, whether compensated or uncompensated by the Partnership; (xvi) to execute and file of record all instruments and documents which are deemed by the General Partners to be necessary to enable the Partnership properly and legally to do business in the State of Georgia or any other jurisdiction deemed advisable; (xvii) to monitor the transfer of Partnership interests to determine if such interests are being traded on "an established securities market or a secondary market (or the substantial equivalent thereof)" within the meaning of
Section 7704 of the Code, and take (and cause Affiliates to take) all steps reasonably necessary or appropriate to prevent any such trading of interests, including without limitation, voiding transfers if the General Partners reasonably believe such transfers will cause the Partnership to be treated as a "publicly traded partnership" under the Code or Treasury Regulations thereunder; (xviii) at the appropriate time, to register the Units with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934; and (xix) to do any or all of the foregoing for such consideration and upon such other terms or conditions as the General Partners, in their discretion, determine to be appropriate; provided, however, in no event shall the General Partners or their Affiliates receive compensation from the Partnership unless specifically authorized by Article XII hereof, by Articles IX and X hereof or by the "Compensation of the General Partners and Affiliates" section of the Prospectus.

          (b) Notwithstanding anything contained herein to the contrary, subject to the provisions contained in Section 16.2 hereof, to amend this Agreement without the consent or vote of any of the Limited Partners: (i) to reflect the addition or substitution of Limited Partners or the reduction of Capital Accounts upon the return of capital to Partners; (ii) to add to the representations, duties or obligations of the General Partners or their Affiliates or surrender any right or power granted herein to the General Partners or their Affiliates for the benefit of the Limited Partners; (iii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; (iv) to delete or add any provision from or to this Agreement requested to be so deleted or added by the staff of the Securities and Exchange Commission or by the staff of any state regulatory agency, the deletion or addition of which provision is deemed by the staff of any such regulatory agency to be for the general benefit or protection of the Limited Partners; and (v) to attempt to have the provisions of this Agreement comply with federal income tax law and regulations thereunder.

          (c) To possess and exercise, as may be required, all of the rights and powers of general partners as more particularly provided by the Act, except to the extent that any of such rights may be limited or restricted by the express provisions of this Agreement.

          (d) To execute, acknowledge and deliver any and all instruments and take such other steps as are necessary to effectuate the foregoing. Any such instruments may be executed on behalf of the Partnership by either of the General Partners, except that any instrument pursuant to which the Partnership acquires or disposes of any interest in real property shall require the signature, personally or by attorney-in-fact, of each of the General Partners.

     11.3 LIMITATIONS ON POWERS OF THE GENERAL PARTNERS.  The General Partners
          ---------------------------------------------
shall observe the following policies in connection with Partnership operations:

          (a) Pending initial investment of its funds, or to provide a source from which to meet contingencies, including, without limitation, the working capital reserve and Repurchase Reserve, the Partnership may temporarily invest its funds in short-term, highly liquid investments where there is appropriate safety of principal, such as government obligations, bank or savings and loan association certificates of deposit, short-term debt obligations and interest-bearing accounts; provided that, following one year after the commencement of the operations of the Partnership, no more than 45% of the value (as defined in Section 2(a)(41) of the Investment Company Act of 1940, as amended) of the Partnership's total assets (exclusive of government securities and cash items) will consist of, and no more than 45% of the Partnership's net income after taxes (for any four consecutive fiscal quarters combined) will be derived from, securities other than (i) government securities; (ii) securities issued by majority owned subsidiaries of the Partnership which are not investment companies; and (iii) securities issued by companies, which are controlled primarily by the Partnership, through which the Partnership engages in a business other than that of investing, reinvesting, owning, holding or trading in securities, and which are not investment companies.

          (b) The Partnership shall not acquire unimproved or non-income producing property, except in amounts and upon terms which can be financed by the Offering proceeds or from Cash Flow and provided investment in such properties shall not exceed 15% of net Offering proceeds available for Investment in Properties. Properties shall not be considered non-income producing if they are expected to produce income within two years after their acquisition.

          (c) All real property acquisitions must be supported by an appraisal which shall be prepared by a competent, independent appraiser. The appraisal shall be maintained in the Partnership's records for at least five years and shall be available for inspection and duplication by any Limited Partner. The Purchase Price paid by the Partnership for each property shall not exceed the appraised value of such property.

          (d) The General Partners shall not have the authority to incur indebtedness which is secured by the Partnership Properties or assets, except as specifically authorized pursuant to Section 11.3(e) below.

          (e) The General Partners shall have the authority to borrow funds (i) for Partnership operating purposes in the event of unforeseen or unexpected circumstances in which the Partnership's working capital reserves and other cash resources available to the Partnership are deemed insufficient for the maintenance and repair of Partnership Properties or for the protection or replacement of the Partnership's assets, and (ii) in order to finance improvement of and improvements to Partnership Properties at such time as the General Partners may deem such improvements to be necessary or appropriate to protect capital previously invested in such Partnership Properties, to protect the value of the Partnership's investment in a particular Partnership Property, or to make a particular Partnership

Property more attractive for sale or lease; provided, however, that the aggregate amount of Partnership borrowings shall at no time exceed 25% of the total purchase price of Partnership Properties. The Partnership may borrow such funds from the General Partners, their Affiliates or others, provided that if any such borrowing is from the General Partners or their Affiliates, (i) such borrowing may not constitute a "financing" as that term is defined under the NASAA Guidelines (i.e., all indebtedness encumbering Partnership Properties or incurred by the Partnership, "the principal amount of which is scheduled to be paid over a period of not less than 48 months, and not more than 50 percent of the principal amount of which is scheduled to be paid during the first 24 months"); (ii) interest and other financing charges or fees charged on any such borrowing may not exceed amounts which would be charged by unrelated lending institutions on comparable financing for the same purpose in the same locality as the Partnership's principal place of business; and (iii) no prepayment charge or penalty shall be required with respect to any such borrowing.

          (f) The Partnership shall not reinvest Cash Flow or any proceeds from the sale of a Partnership Property in new properties except that if the Partnership requires funds to exercise an option to acquire property under lease or to purchase from any co-venturer an interest in a property that the Partnership owns jointly with such Person, the Partnership may either distribute the net proceeds of any sale of Partnership Property to the Partners or may reinvest such proceeds for the aforementioned purposes; provided, however, that in any event, a portion of such proceeds sufficient to cover any increase in Limited Partners' federal and state income taxes attributable to the sale (assuming a 30% combined federal and state tax bracket) shall be distributed in time to pay such increase.

          (g) The General Partners shall exercise their fiduciary duty for the safekeeping and use of all funds and assets of the Partnership, whether or not in their immediate possession or control, and shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership. In addition, the Partnership shall not permit the Partners to contract away the fiduciary duty owed to the Partners by the General Partners under common law.

          (h) The Partnership may maintain reasonable reserves for normal repairs, replacements and contingencies or for specified or unspecified tenant improvements or leasing commissions relating to Partnership Properties, in such amounts as the General Partners in their sole and absolute discretion determine from time to time to be adequate, appropriate or advisable in connection with the operations of the Partnership. In the event expenditures are made from any such reserves, future operating revenues may be allocated to such reserve to the extent deemed necessary by the General Partners for the maintenance of reasonable reserves. In addition, one year after the termination of the Offering, the Partnership may at the sole discretion of the General Partners maintain a Repurchase Reserve of up to 5% of Cash Flow in any year. Such funds may be used to repurchase Units as described in Section 8.11 hereof.

          (i) The Partnership shall not own or lease property jointly or in partnership with unrelated entities except in general partnerships or joint ventures which own and operate one or more particular properties, unless (i) such unrelated entity has substantially identical investment objectives as those of the Partnership; (ii) the management of such partnership or joint ownership is under the control of the Partnership in that the Partnership or an Affiliate of the Partnership possesses the power to direct or to cause the direction of the management and policies of any such partnership or joint venture; (iii) the Partnership, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services; (iv) the joint ownership or partnership does not authorize or require the Partnership to do anything as a partner or joint venturer with respect to the property which the Partnership or the General Partners could not do directly because of this Agreement; and (v) the General Partners and their Affiliates are prohibited from receiving any compensation, fees or expenses which are not permitted to be paid under this Agreement.

          The Partnership may not own or lease property jointly or in a partnership or joint venture with an Affiliate of the General Partners unless such property is owned or leased by a joint venture or general partnership with a publicly registered Affiliate, and unless (i) such Affiliate has substantially identical investment objectives as those of the Partnership; (ii) the Partnership, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services; (iii) the compensation payable to the General Partners and their Affiliates is substantially identical in each program; (iv) the Partnership will have a right of first refusal to buy the property held by such joint venture in the event that such Affiliate elects to sell its interest in the joint venture; and (v) the investment by the Partnership and such Affiliate are on substantially the same terms and conditions.

          The ownership of the common areas located on property through a condominium association or other similar form of real property ownership shall not be considered a joint ownership of property for purposes of this paragraph.

          (j) Investments by the Partnership in limited partnership interests of other partnerships shall be prohibited.

          (k) The completion of improvements which are to be constructed or are under construction on Partnership Property shall be guaranteed at the price contracted either by an adequate completion bond or by other satisfactory assurances; provided, however, that such other satisfactory assurances shall include at least one of the following: (i) a written personal guarantee of one or more of the general contractor's principals accompanied by the financial statements of such guarantor indicating a substantial net worth; (ii) a written fixed price contract with a general contractor that has a substantial net worth;
(iii) a retention of a reasonable portion of the Purchase Price as a potential offset to such Purchase Price in the event the seller does not perform in accordance with the purchase and sale agreement; or (iv) a program of disbursements control which provides for direct payments to subcontractors and suppliers.

          (l) The Partnership shall make no construction loans to builders of Partnership Properties and shall make no periodic progress or other advance payments to such builders unless the Partnership has first received an architect's certification as to the percentage of the project which has been completed and as to the dollar amount of the construction then completed.

          (m)  The Partnership shall not acquire property in exchange for Units.

          (n) The Partnership shall not obtain nonrecourse financing from a Limited Partner or any party affiliated with a Limited Partner.

          (o) The Partnership shall not purchase a Partnership Property if (i) the acquisition price of such Partnership Property is not a fixed amount determined as of the date of acquisition; or (ii) any amount payable in connection with such acquisition or the time for making payments thereunder is dependent, in whole or in part, upon revenues, income or profits derived from the Partnership Property.

          (p) The Partnership shall not take back an "all-inclusive" or "wraparound" note in connection with the sale or other disposition of a Partnership Property.

          (q) The Partnership's business purposes and objectives, as set forth in Article IV, shall not be changed unless approved by a Majority Vote of the Limited Partners.

          (r) The Partnership shall not invest in junior trust deeds and other similar obligations.

          (s) The General Partners shall not have the authority on behalf of the Partnership to:

               (i) list, recognize or facilitate the trading of Units (or any interest therein) on any "established securities market (or the equivalent thereof)" within the meaning of Section 7704 of the Code, or permit any of their Affiliates to take such actions, if as a result thereof, the Partnership would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a "publicly traded partnership;" or

               (ii) create for the Units (or any interest therein) a "secondary market (or the equivalent thereof)" within the meaning of Section 7704 of the Code or otherwise permit, recognize or facilitate the trading of any such Units (or any interest therein) on any such market or permit any of their Affiliates to take such actions, if as a result thereof, the Partnership would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a "publicly traded partnership."

          (t) The funds of the Partnership shall not be commingled with the funds of any other Person, except in the case of making capital contributions to a joint venture or partnership permitted pursuant to the provisions of Section 11.3(i) above.

          (u) The General Partners hereby agree that they shall not initiate a transaction wherein the Partnership is merged or consolidated with another partnership or corporation, and the General Partners shall not be authorized to merge or consolidate the Partnership with any other partnership or corporation or to convert the Partnership to a real estate investment trust unless first obtaining a Majority Vote of the Limited Partners to any such transaction. In addition, the General Partners shall not be authorized to enter into or effect any Roll-Up unless such Roll-Up complies with the following terms and conditions:

               (i) An appraisal of all assets of the Partnership shall be obtained from a competent Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering. The assets of the Partnership shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information and shall indicate the current value of the Partnership's assets as of a date immediately prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of the Partnership's assets over a 12 month period, shall consider other balance sheet items, and shall be net of the assumed cost of sale. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with the proposed Roll-Up.

               (ii) In connection with the proposed Roll-Up, the person sponsoring the Roll-Up shall provide each Limited Partner with a document which instructs the Limited Partner on the proper procedure for voting against or dissenting from the Roll-Up and shall offer to Dissenting Limited Partners the choice of: (A) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up which have substantially the same terms and conditions as the security originally held, provided that the receipt or retention of that security is not a step in a series of subsequent transactions that directly or indirectly through acquisition or otherwise involves future contributions or reorganizations involving the Roll-Up Entity; or (B) one of the following: (I) remaining as Limited Partners in the Partnership and preserving their interests therein on the same terms and conditions as existed previously, or (II) receiving cash in an amount equal to the Limited Partners' pro rata share of the appraised value of the net assets of the Partnership.

               (iii) Securities of the Roll-Up Entity received in the Roll-Up will be considered to have the same terms and conditions as the security originally held if: (A) there is no material adverse change to Dissenting Limited Partners' rights, including but not limited to, rights with respect to voting, the business plan, or the investment, distribution, management compensation and liquidation policies of the Roll-Up Entity; and (B) the Dissenting Limited Partners receive the same preferences, privileges and priorities as they had pursuant to the security originally held.

               (iv) The Partnership may not participate in any proposed Roll-Up in which any General Partner converts an equity interest in the Partnership for which consideration was not paid and which was not otherwise provided for in this Agreement and disclosed to the Limited Partners, into a voting interest in the Roll-Up Entity, provided, however, an interest originally obtained in order to comply with the provisions of IRS Revenue Procedure 89-12 may be converted into a voting interest in the Roll-Up Entity not to exceed a one percent (1%) interest in the assets and income of such entity.

               (v) The Partnership may not participate in any proposed Roll-Up in which a General Partner does not utilize an independent third party to receive and tabulate all votes and dissents, and require that the third party make the tabulation available to the General Partners and any Limited Partner upon request at any time during and after voting occurs.

               (vi) The Partnership may not participate in any proposed Roll-Up which would result in the Limited Partners having (A) voting rights which do not generally follow the voting rights of the Limited Partners pursuant to this Agreement or (B) democracy rights in the Roll-Up Entity which are less than those provided for under Sections VII.A. and VII.B. of the NASAA Guidelines. If the Roll-Up Entity is a corporation, the voting rights shall correspond to the voting rights provided for in the NASAA Guidelines to the greatest extent possible.

               (vii) The Partnership may not participate in any proposed Roll-Up which includes provisions which would otherwise materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Partnership may not participate in any proposed Roll-Up which would limit the ability of a Limited Partner to exercise the voting rights of his securities in the Roll-Up Entity on the basis of the limited partnership interests or other indicia of ownership held by that Limited Partner.

               (viii) The Partnership may not participate in any proposed Roll-Up in which the Limited Partners' rights of access to the records of the Roll-Up Entity will be less than those provided for under Section VII.D. of the NASAA Guidelines.

               (ix) The Partnership may not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Partnership if the proposed Roll-Up is not approved by a Majority Vote of the Limited Partners.

               (x) The Partnership may not participate in any proposed Roll-Up in which the rights of Limited Partners are not protected as to fees of General Partners. The rights of Limited Partners shall be presumed not to be protected as to fees of General Partners if: (A) General Partners are not prevented from receiving both unearned management fees discounted to a present value, if those fees were not previously provided for in this Agreement and disclosed to Limited Partners, and new asset-based fees; (B) property management fees and other management fees are not appropriate, not reasonable and greater than what would be paid to third parties for performing similar services; or (C) changes in fees which are substantial and adverse to Limited Partners are not approved by an independent committee according to the facts and circumstances of each transaction. For purposes of this provision, "management fee" means a fee paid to the General Partners, their Affiliates, or other persons for management and administration of the limited partnership Roll-Up Entity.

               (xi) The Person proposing a Roll-Up shall pay all solicitation expenses related to the transaction, including all preparatory work related thereto, in the event the Roll-Up is not approved. For purposes of this provision, "solicitation expenses" include direct marketing expenses such as telephone calls, broker-dealer fact sheets, legal and other fees related to the solicitation, as well as direct solicitation compensation to brokers and dealers.

               (xii) The Partnership may not participate in any proposed Roll-Up in which a broker or dealer receives compensation for soliciting votes or tenders from Limited Partners in connection with the Roll-Up unless that compensation: (A) is payable and equal in amount regardless of whether the Limited Partner votes affirmatively or negatively in the proposed Roll-Up; (B) in the aggregate, does not exceed 2% of the exchange value of the newly created securities; and (C) is paid regardless of whether the Limited Partners reject the proposed Roll-Up.

     11.4 EXPENSES OF THE PARTNERSHIP.
          ---------------------------

          (a) Subject to Sections 11.4(b) and 11.4(c) below, the Partnership shall reimburse the General Partners for (i) all Organization and Offering Expenses incurred by them, and (ii) the actual cost to them of goods and materials used for or by the Partnership and obtained from entities unaffiliated with the General Partners.

          (b) Except as provided below and in Sections 11.4(a) and 11.4(c), all of the Partnership's expenses shall be billed directly to and paid by the Partnership. The General Partners may be reimbursed for the administrative services necessary to the prudent operation of the Partnership provided that the reimbursement shall be at the lower of the General Partners' actual cost or the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographic location. No payment or reimbursement will be made for services for which the General Partners are entitled to compensation by way of a separate fee. Excluded from allowable reimbursements shall be: (i) rent or depreciation, utilities, capital equipment, other administrative items;

and (ii) salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any controlling Persons of the General Partners or their Affiliates. A controlling Person, for purposes of this Section 11.4(b), shall be deemed to include, but not be limited to, any Person, whatever his title, who performs functions for the General Partners similar to those of:
(A) chairman or member of the Board of Directors; (B) executive management, including the President, Vice President or Senior Vice President, Corporate Secretary and Treasurer; (C) senior management, such as the Vice President of an operating division who reports directly to executive management; or (D) those holding a 5% or more equity interest in Wells Partners, L.P. or Wells Capital, Inc. or a Person having the power to direct or cause the direction of the General Partners, whether through the ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, secretary or treasurer be considered a controlling Person. The General Partners believe that their employees and those of their Affiliates who will perform services for the Partnership for which reimbursement is allowed pursuant to this Section 11.4(b) have the experience and educational background, in their respective fields of expertise, appropriate for the performance of such services.

     The annual report to investors shall include a breakdown of the costs reimbursed to the General Partners pursuant to this subsection. Within the scope of the annual audit of the General Partners' financial statements, the independent certified public accountant must verify the allocation of such costs to the Partnership. The method of verification shall at a minimum provide:

                         (I)  A review of the time records of individual
employees, the cost of whose services were reimbursed; and

                         (II) A review of the specific nature of the work
performed by each such employee. The methods of verification shall be in accordance with generally accepted auditing standards and shall, accordingly, include such tests of the accounting records and such other auditing procedures which the General Partners' independent certified public accountant considers appropriate under the circumstances. The additional cost of such verification will be itemized by said accountants on a program-by-program basis and may be reimbursed to the General Partners by the Partnership in accordance with this subsection only to the extent that such reimbursement when added to the cost for services rendered does not exceed the allowable rate for such services as determined above.

          (c) The General Partners or their Affiliates shall pay, at no additional cost to the Partnership (i) overhead expenses of the General Partners and their Affiliates; (ii) expenses and salaries related to the performance of those services for which the General Partners and their Affiliates are entitled to compensation by way of Acquisition and Advisory Fees, Partnership and property management fees or real estate brokerage commissions related to the resale of Partnership Properties (provided, however, that the foregoing shall in no way limit the payment or reimbursement of legal, travel, employee-related expenses and other out-of-pocket expenses which are directly related to a particular Partnership Property and not prohibited by Section 11.4(b) above); and (iii) all other administrative expenses which are unrelated to the business of the Partnership. The General Partners or their Affiliates shall pay, at no additional cost to the Partnership, Partnership Organization and Offering Expenses (other than commissions paid to broker-dealers and other underwriting compensation) to the extent they exceed 3% of the gross proceeds of the Offering of Units.

          (d)  Subject to the provisions of paragraphs (b) and (c) of this
Section 11.4, the Partnership shall pay the following expenses of the
Partnership:

               (i) Partnership Organization and Offering Expenses (other than commissions paid to broker-dealers and other underwriting compensation) which do not exceed 3% of the gross proceeds of the Offering of Units;

               (ii) underwriting compensation, including broker-dealer selling commissions and the dealer manager fee, payable in an amount not to exceed 10% of the gross proceeds of the Offering of Units, plus a maximum of .5% of the gross proceeds of the Offering of Units for reimbursement of bona fide due diligence expenses to be paid out of Organization and Offering Expenses subject to the limitation of Section 11.4(d)(i) above.

               (iii) All operational expenses of the Partnership, which may include, but are not limited to: (A) all costs of personnel employed by the Partnership or directly involved in the business of the Partnership, including Persons who may also be employees of the General Partners or their Affiliates, including but not limited to, salaries and other employee-related expenses, travel and other out-of-pocket expenses of such personnel which are directly related to a particular Partnership Property; (B) all costs of borrowed money, taxes and assessments on Partnership Properties and other taxes applicable to the Partnership; (C) legal, accounting, audit, brokerage and other fees; (D) fees and expenses paid to independent contractors, brokers and servicers, leasing agents, consultants, on-site managers, real estate brokers, mortgage brokers, insurance brokers and other agents; and (E) expenses in connection with the disposition, replacement, alteration, repair, remodeling, refurbishment, leasing and operation of Partnership Properties (including the costs and expenses of foreclosures, legal and accounting fees, insurance premiums, real estate brokerage and leasing commissions and maintenance connected with such Property); and

               (iv) All accounting, documentation, professional and reporting expenses of the Partnership, which may include, but are not limited to: (A) preparation and documentation of Partnership bookkeeping, accounting and audits;
(B) preparation and documentation of budgets, economic surveys, Cash Flow projections and Repurchase Reserve and working capital requirements; (C) preparation and documentation of Partnership federal and state tax returns; (D) printing, engraving and other expenses and documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership; (E) expenses of insurance as required in connection with the business of the Partnership, including, without limitation, life and disability insurance with respect to any individual General Partner; (F) expenses in connection with distributions made by the Partnership to, and communications, bookkeeping and clerical work necessary in maintaining relations with, Limited Partners, including the costs of printing and mailing to such Persons certificates for the Units and reports of the Partnership, and of preparing proxy statements and soliciting proxies in connection therewith; (G) expenses in connection with preparing and mailing reports required to be furnished to Limited Partners for investing, tax reporting or other purposes, including reports required to be filed with the Securities and Exchange Commission and other federal or state regulatory agencies, or expenses associated with furnishing reports to Limited Partners which the General Partners deem to be in the best interests of the Partnership; (H) expenses of revising, amending, converting, modifying or terminating the Partnership; (I) costs incurred in connection with any litigation in which the Partnership is involved as well as any examination, investigation or other proceedings conducted of the Partnership by any regulatory agency, including legal and accounting fees incurred in connection therewith; (J) costs of any computer equipment or services used for or by the Partnership; (K) costs of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership; (L) costs of preparation and dissemination of information and documentation relating to potential sale, financing or other disposition of Partnership Properties; and (M) supervision and expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants and appraisers.

     11.5 LIMITATION ON LIABILITY OF THE GENERAL PARTNERS; INDEMNIFICATION OF
          -------------------------------------------------------------------
THE GENERAL PARTNERS.
--------------------

          (a) Neither the General Partners nor any of their Affiliates (hereinafter, an "Indemnified Party") shall be liable, responsible or accountable in damages or otherwise to any other Partner, the Partnership, its receiver or trustee (the Partnership, its receiver or trustee are hereinafter referred to as "Indemnitors") for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each Indemnified Party (on the demand of such Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such Indemnified Party or the Partnership and all reasonable costs of investigation in connection therewith) (collectively referred to as "Liabilities" for the remainder of this Section) which may be imposed on, incurred by, or asserted against such Indemnified Party or the Partnership in any way relating to or arising out of any action or inaction on the part of the Partnership or on the part of such Indemnified Party in connection with services to or on behalf of the Partnership (and with respect to an Indemnified Party which is an Affiliate of the General Partners for an act which the General Partners would be entitled to indemnification if such act were performed by them) which such Indemnified Party in good faith determined was in the best interest of the Partnership. Notwithstanding the foregoing, each Indemnified Party shall be liable, responsible and accountable, and neither the Partnership nor any Indemnitor shall be liable to an Indemnified Party, for any portion of such Liabilities which resulted from such Indemnified Party's (i) own fraud, negligence, misconduct or knowing violation of law, (ii) breach of fiduciary duty to the Partnership or any Partner, or (iii) breach of this Agreement, regardless of whether or not any such act was first determined by the Indemnified Party, in good faith, to be in the best interest of the Partnership. If any action, suit or proceeding shall be pending against the Partnership or any Indemnified Party relating to or arising out of any such action or inaction, such Indemnified Party shall have the right to employ, at the reasonable expense of the Partnership (subject to the provisions of Section 11.5(b) below), separate counsel of such Indemnified Party's choice in such action, suit or proceeding. The satisfaction of the obligations of the Partnership under this Section shall be from and limited to the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof.

          (b) Cash advances from Partnership funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnified Party by a Limited Partner are prohibited. Cash advances from Partnership funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if (i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner; and (iii) the Indemnified Party undertakes to repay any funds advanced pursuant to this Section in the cases in which such Indemnified Party would not be entitled to indemnification under Section 11.5(a) above. If advances are permissible under this Section, the Indemnified Party shall have the right to bill the Partnership for, or otherwise request the Partnership to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payment therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under Section 11.5(a) above. The Partnership shall pay any and all such bills and honor any and all such requests for payment within 60 days after such bill or request is received. In the event that a final determination is made that the Partnership is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within 60 days of such final determination, and in the event that a final determination is made that the Partnership is so obligated for any amount not paid by the Partnership to a particular Indemnified Party, the Partnership will pay such amount to such Indemnified Party within 60 days of such final determination.

          (c) Notwithstanding anything to the contrary contained in Section 11.5(a) above, neither the General Partners nor any of their Affiliates nor any Person acting as a broker-dealer with respect to the Units shall be indemnified from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and related costs should be made. Prior to seeking a court approval for indemnification, the General Partners shall undertake to cause the party seeking indemnification to apprise the court of the position of the Securities and Exchange Commission, the California Commissioner of the Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Nebraska Bureau of Securities, the Oklahoma Department of Securities, the Pennsylvania Securities Commission, the Tennessee Securities Division and the Texas State Securities Board with respect to indemnification for securities violations.

          (d) The Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified as set forth above.

          (e) For purposes of this Section 11.5, an Affiliate of the General Partner shall be indemnified by the Partnership only in circumstances where the Affiliate has performed an act on behalf of the Partnership or the General Partners within the scope of the authority of the General Partners and for which the General Partners would have been entitled to indemnification had such act been performed by them.


                                 ARTICLE XII

                  SERVICES TO PARTNERSHIP BY GENERAL PARTNERS

     12.1 ACQUISITION AND ADVISORY SERVICES.  The General Partners and their
          ---------------------------------
Affiliates shall perform acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions for the Partnership, which services shall include, but shall not be limited to, an analysis of: (a) the geographic market in which any such property is located, including market demand analyses; (b) the physical condition of any existing structures, appurtenances and service systems; (c) the availability of contractors and engineers; (d) zoning and other governmental restrictions applicable to the use or development of the property; and (e) income and expense forecasts. In consideration for such services, including services rendered with respect to properties which are considered for acquisition by the Partnership but are not acquired, the General Partners and their Affiliates shall be paid Acquisition and Advisory Fees in an amount of up to 3% of Capital Contributions, provided that such amount does not exceed the limitations set forth in Section 12.2 hereof. The Acquisition and Advisory Fee shall be accrued as Units are sold by the Partnership and shall be payable upon receipt by the Partnership of such Capital Contributions, whether such fees relate to properties which are acquired which are income-producing properties or raw land to be developed or to properties which are not acquired. The General Partners shall refund to the Partnership any such fees which are received in advance of the services to be rendered and for which services are not subsequently rendered. In addition to such fees, the Partnership shall bear any expenses of independent appraisers, market analysts or other such Persons not affiliated with the General Partners who may be engaged to evaluate potential real estate acquisitions and developments by or on behalf of the Partnership.

     12.2 LIMITATIONS ON ACQUISITION FEES.
          -------------------------------

          (a) Acquisition and Advisory Fees paid in connection with the organization of the Partnership and the purchase and development of Partnership Properties and with respect to each particular Partnership Property shall be paid only for services actually rendered, and in no event will the total of all Acquisition Fees, including the Acquisition and Advisory Fees paid to the General Partners or their Affiliates, exceed the compensation customarily charged in arm's-length transactions by others rendering similar services as an ongoing public activity in the same geographic location and for comparable property. The limitation imposed hereby will be complied with at any given time on an ongoing basis. Within 30 days after completion of the last acquisition, the General Partners shall forward to the California Commissioner of the Department of Corporations a schedule, verified under penalties of perjury, reflecting:

               (i)    each acquisition made;

               (ii)   the purchase price paid;

               (iii) the aggregate of all Acquisition Fees paid on each transaction; and

               (iv) a computation showing compliance with Rule 260.140.113.3 adopted pursuant to the California Corporate Securities Law of 1968.

          (b) The General Partners intend to acquire Partnership Properties on an all cash basis and shall commit a percentage of Capital Contributions to Investment in Properties acquired by the Partnership in an amount which is equal to at least 80% of Capital Contributions. For such purposes, working capital reserves in an aggregate amount not in excess of 5% of Capital Contributions shall be deemed to be committed to the purchase, development, construction or improvement of properties acquired by the Partnership. Anything contained in this Agreement to the contrary notwithstanding, at a minimum the General Partners shall commit a percentage of the Capital Contributions to Investment in Properties which is equal to at least 80% of the Capital Contributions.

     12.3 PROPERTY MANAGEMENT SERVICES.  The General Partners shall cause the
          ----------------------------
Partnership to employ a property management company (which may be an Affiliate of the General Partners) to perform professional property management services for the Partnership. In the event the property management company is an Affiliate of the General Partners, the compensation payable to such Affiliate shall be equal to the lesser of (a) fees which would be charged by Persons who are not affiliated with the General Partners rendering comparable services in the same geographic area, or (b) 4.5% of Gross Revenues of the properties managed. The foregoing limitation will include all leasing, re-leasing and leasing related services. In the case of industrial and commercial properties which are leased on a long-term (ten or more years) net lease basis, the maximum property management fee from such leases shall be 1% of Gross Revenues, except for a one time initial leasing fee of 3% of Gross Revenues on each lease payable over the first five full years of the original term of the lease. Included within such fees should be bookkeeping services and fees paid to non-related Persons for property management services. In addition, in connection with the initial lease-up of newly constructed properties, the Partnership may also pay a separate competitive fee for the one time initial rent-up or leasing-up of a newly constructed property, provided such services are not included in the Purchase Price of the property.

     12.4 INSURANCE SERVICES PROHIBITED.  Neither the General Partners nor any
          -----------------------------
of their Affiliates may receive an insurance brokerage fee or write any insurance policy covering the Partnership or any Partnership Properties.

     12.5 DEVELOPMENT AND CONSTRUCTION SERVICES PROHIBITED.  Neither the General
          ------------------------------------------------
Partners nor any of their Affiliates (except any Persons affiliated with the General Partners only through their employment by the Partnership) may receive any development or construction fees or any other fees or other compensation from the Partnership in connection with the development or construction of Partnership Properties, except with respect to expense reimbursements specifically authorized under Section 11.4 hereof.

     12.6 REAL ESTATE COMMISSIONS ON RESALE OF PROPERTIES.  The General Partners
          -----------------------------------------------
and their Affiliates may perform real estate brokerage services for the Partnership in connection with the resale of property by the Partnership; provided that the compensation therefor to the General Partners or their Affiliates in connection with the sale of a particular property shall not exceed the lesser of (a) 50% of the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (b) 3% of the gross sales price of the property; and provided, further, that payments of said compensation shall be made only after the Partnership has distributed to each Limited Partner or his Assignee from Nonliquidating Distributions or Liquidating Distributions, as the case may be, an aggregate amount in cash which is equal to 100% of his Capital Contribution (less all amounts, if any, theretofore distributed as a return of unused capital pursuant to Section 8.10), and has distributed to each Limited Partner or Assignee from all sources an additional amount equal to a 6% per annum cumulative (but not compounded) return on his Net Capital Contribution, calculated from the date of his admission into the Partnership; and provided, further, that the General Partners and their Affiliates may receive such real estate commission only if they provide substantial services in connection with the sales effort. The aggregate real estate commission paid to all parties involved in the sale of a Partnership Property shall not exceed the lesser of: (a) the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (b) 6% of the gross sales price of such property.

     Notwithstanding the foregoing, neither the General Partners nor any of their Affiliates shall be granted an exclusive right to sell or exclusive employment to sell any property on behalf of the Partnership.

     12.7 REBATES, GIVE-UPS AND RECIPROCAL ARRANGEMENTS.
          ---------------------------------------------

          (a) No rebates or give-ups may be received by any of the General Partners or their Affiliates nor may the General Partners or their Affiliates participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement.

          (b) None of the General Partners nor any of their Affiliates shall, or shall knowingly permit any underwriter, dealer or salesman to, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to recommend the purchase of interests in the Partnership; provided, however, that this clause shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed Person (including the General Partners and their Affiliates) for selling Partnership Units.

     12.8 OTHER SERVICES.  Other than as specifically provided in this Agreement
          --------------
or in the Prospectus, neither the General Partners nor their Affiliates shall be compensated for services rendered to the Partnership. The General Partners and their Affiliates cannot receive any fees or other compensation from the Partnership except as specifically provided for in this Article XII, in Articles IX, X or XI hereof or in the "Compensation of the General Partners and Affiliates" section of the Prospectus.


                                 ARTICLE XIII

           TRANSACTIONS BETWEEN GENERAL PARTNERS AND THE PARTNERSHIP

     13.1 SALES AND LEASES TO THE PARTNERSHIP.  The Partnership shall not
          -----------------------------------
purchase or lease investment properties, other than as provided in Section 11.3(i) hereof, in which any of the General Partners or their Affiliates have an interest or from any entity in which the General Partners or their Affiliates have an interest. The provisions of this Section 13.1 notwithstanding, the General Partners or their Affiliates may temporarily enter into contracts relating to investment properties to be assigned to the Partnership prior to closing or may purchase property in their own names and temporarily hold title thereto for the purpose of facilitating the acquisition of such property for the Partnership, provided that such property is purchased by the Partnership for a price no greater than the cost of such property to the General Partners or their Affiliates (including closing and carrying costs), that in no event shall the Partnership purchase property from the General Partners or their Affiliates if such entity has held title to such property for more than 12 months prior to the commencement of the Offering, that the General Partners or their Affiliates shall not sell property to the Partnership if the cost of the property exceeds the funds reasonably anticipated to be available to the Partnership to purchase such property, and that all profits and losses during the period any such property is held by the General Partners or their Affiliates will accrue to the Partnership and such profits shall be deemed to be included as Partnership Cash Flow for the purpose of computing distributions of Net Cash From Operations under Article IX hereof; and provided further, that there is no other benefit to the General Partners or any Affiliate of the General Partners apart from compensation otherwise permitted by this Agreement.

     13.2 SALES AND LEASES TO THE GENERAL PARTNERS.  The Partnership shall not
          ----------------------------------------
sell or lease any Partnership Property to the General Partners or their Affiliates.

     13.3 LOANS.  No loans may be made by the Partnership to any of the General
          -----
Partners or their Affiliates.

     13.4 DEALINGS WITH RELATED PROGRAMS.  Except as permitted by Sections
          ------------------------------
11.3(i) and 13.1 hereof, the Partnership shall not acquire property from or sell property to any Person in whom any of the General Partners or any of their Affiliates have an interest.

     13.5 COMMISSIONS ON REINVESTMENT OR DISTRIBUTION.  The Partnership shall
          -------------------------------------------
not pay, directly or indirectly, a commission or fee (except as permitted under Article XII hereof) to a General Partner in connection with the reinvestment or distribution of the proceeds of the sale, exchange or financing of Partnership Properties.


                                 ARTICLE XIV

                      INDEPENDENT ACTIVITIES OF PARTNERS

     Any of the Partners may engage in or possess an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, management, syndication, brokerage and development of real property of any kind whatsoever (including properties which may be similar to those owned by the Partnership), and neither the Partnership nor any of the Partners shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom, provided that the General Partners shall in no way be relieved of their fiduciary duty owed to the Partnership. In the event that the Partnership, the General Partners or any Affiliate or any entity formed or managed by the General Partners or their Affiliates is in the market for similar properties, the General Partners will review the investment portfolio of each partnership and each such affiliated entity and will decide which entity will acquire a particular property on the basis of such factors as, among others, anticipated cash flow, the effect of the purchase price on diversification of the portfolio of each such entity, the estimated income tax effects of the purchase on each such entity, the amount of funds which each such entity has available for investment, and the length of time funds of each such entity have been available for investment.


                                 ARTICLE XV

                    BOOKS, REPORTS, FISCAL AND TAX MATTERS

     15.1 BOOKS.  The General Partners shall maintain full and complete books
          -----
and records for the Partnership at its principal office, and all Limited Partners and their designated representatives shall have the right to inspect, examine and copy at their reasonable cost such books at reasonable times. The books of account for financial accounting purposes shall be kept in accordance with generally accepted accounting principles. The books of account for income tax purposes shall be kept on a cash or an accrual basis, as determined in the discretion of the General Partners. Limited Partner suitability records shall be maintained for at least six years. In addition, the General Partners shall maintain an alphabetical list of the names, addresses and business telephone numbers of the Limited Partners of the Partnership along with the number of Units held by each of them (the "Participant List") as a part of the books and records of the Partnership which shall be available for inspection by any Limited Partner or his designated representative at the home office of the Partnership upon the request of the Limited Partner. The

Participant List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Participant List shall be mailed to any Limited Partner requesting the Participant List within ten (10) days of the request. The copy of the Participant List to be mailed to a Limited Partner shall be printed in alphabetical order, on white paper, and in readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership. The purposes for which a Limited Partner may request a copy of the Participant List include, without limitation, matters relating to the Limited Partners' voting rights under this Agreement and the exercise of the Limited Partners' rights under federal proxy laws. If the General Partners of the Partnership neglect or refuse to exhibit, produce or mail a copy of the Participant List as requested, they shall be liable to the Limited Partner requesting the list for the costs, including attorneys' fees, incurred by that Limited Partner for compelling the production of the Participant List and for actual damages suffered by the Limited Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for a request for inspection of or a request for a copy of the Participant List is to secure such list of Limited Partners or other information for the purpose of selling such list or copies thereof or for the purpose of using the same for a commercial purpose other than in the interest of the applicant as a Limited Partner relative to the affairs of the Partnership. The General Partners may require any Limited Partner requesting the Participant List to represent that the list is not requested for a commercial purpose unrelated to such Limited Partner's interest in the Partnership. The remedies provided hereunder to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or under the laws of any state.

     15.2 REPORTS.  The General Partners shall prepare or cause to be prepared
          -------
the following reports:

          (a)  ACQUISITION REPORTS.  At least quarterly within 60 days after the
               -------------------
end of each quarter during which the Partnership has acquired real property, an "Acquisition Report" of any real property acquisitions within the prior quarter shall be sent to all Limited Partners. Such report shall describe the real properties and all improvements contemplated to be developed thereon and include a description of the geographic locale and of the market upon which the General Partners are relying in projecting successful development and operation of the properties. All facts which reasonably appear to the General Partners to influence materially the value of the property shall be disclosed, including the present or proposed use of the property and its suitability or adequacy for such use and the terms of any material lease affecting the property. The Acquisition Report shall also include, by way of illustration and not of limitation, a statement of the date and amount of the appraised value, a statement of the actual Purchase Price including terms of the purchase and an estimate of all proposed subsequent expenditures for development or other improvement of the property, a statement that title insurance and any required performance bonds or other assurances in accordance with Section 11.3(k) hereof with respect to builders have been or will be obtained on the property, a statement of the total amount of cash expended by the Partnership to acquire each Partnership Property, and a statement regarding the amount of proceeds of the Offering of Units (in both dollar amount and as a percentage of the net proceeds of the Offering of Units available for investment) which remain unexpended or uncommitted. In addition, the Acquisition Report shall identify any real properties, by location and a description of their general character, which the General Partners presently intend to be acquired by or leased to the Partnership.

          (b)  ANNUAL REPORT. Within 120 days after the end of each fiscal year,
               -------------
an annual report shall be sent to all the Limited Partners and Assignees which shall include (i) a balance sheet as of the end of such fiscal year, together with a profit and loss statement, a statement of cash flows and a statement of Partners' capital for such year, which financial statements shall be prepared in accordance with generally accepted accounting principles and shall be accompanied by an auditor's report containing an opinion of the independent certified public accountant for the Partnership; (ii) a Cash Flow statement (which need not be audited); (iii) a report of the activities of the Partnership for such year;
(iv) a report on the distributions from (A) Cash Flow during such period, (B) Cash Flow from prior periods, (C) proceeds from the disposition of Partnership Property and investments, (D) reserves from the proceeds of the Offering of Units, and (E) lease payments on net leases with builders and sellers; and (v) a report setting forth the compensation paid to the General Partners and their Affiliates during such year and a statement of the services performed in consideration therefor. In addition, commencing eight years after termination of the Offering, such annual report shall include a notification to the Limited Partners of their right pursuant to Section 20.2 hereof to request that the General Partners formally proxy the Limited Partners to determine whether the assets of the Partnership should be liquidated. Such annual report shall also include such other information as is deemed reasonably necessary by the General Partners to advise the Limited Partners of the affairs of the Partnership.

          (c)  QUARTERLY REPORTS.  If and for as long as the Partnership is
               -----------------
required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such report for a quarter shall be sent to the Limited Partners within 60 days after the end of such quarter. Whether or not such reports are required to be filed, each Limited Partner will be furnished within 60 days after the end of each of the first three quarters of each Partnership fiscal year an unaudited financial report for that quarter including a profit and loss statement, a balance sheet and a cash flow statement. Such reports shall also include such other information as is deemed reasonably necessary by the General Partners to advise the Limited Partners of the affairs of the Partnership.

          (d)  REPORT OF FEES. The Partnership's annual and quarterly reports on
               --------------
Form 10-K and 10-Q for any period during which the General Partners or any of their Affiliates receive fees for services from the Partnership shall set forth
(i) a statement of the services rendered, and (ii) the amount of fees received.

          (e)  TAX INFORMATION. Within 75 days after the end of each fiscal year
               ---------------
(in the event that the fiscal year of the Partnership remains on a calendar year basis, and within 120 days after the end of each fiscal year in the event that the Partnership's fiscal year is changed to some annual period other than a calendar year pursuant to Section 15.3 hereof), there shall be sent to all the Limited Partners and Assignees all information necessary for the preparation of each Limited Partner's federal income tax return and state income and other tax returns in regard to jurisdictions where Partnership Properties are located.

          (f)  ERISA REPORT.  The General Partners shall furnish each Limited
               ------------
Partner an annual statement of estimated Unit value. Such annual statement shall report the value of each Unit based upon the General Partners' estimate of the amount a holder thereof would receive if Partnership Properties were sold as of the close of the Partnership's fiscal year and if the proceeds therefrom (without reduction for selling expenses), together with any other funds of the Partnership, were distributed in a liquidation of the Partnership (provided that, with respect to the first three full fiscal years following termination of the Offering the value of a Unit shall be deemed to be $10.00). In addition, the General Partners shall obtain the opinion of an independent third party that their estimate of Unit value is reasonable and was prepared in accordance with appropriate methods for valuing real estate. The estimated Unit value shall be reported to the Limited Partners in the next annual or quarterly report on Form 10-K or 10-Q sent to the Limited Partners following the completion of the valuation process.

          (g)  PERFORMANCE REPORTING.  The Partnership's annual and quarterly
               ---------------------
reports on Form 10-K and 10-Q shall set forth the year-to-date amount of cash flow available for distribution, as such term is generally defined in existing Guidelines for Partnership Agreement Provisions issued by the International Association for Financial Planning, and shall contain a detailed reconciliation of the Partnership's net income for financial reporting purposes to the Partnership's cash flow available for distribution for the periods covered by the report. In addition, the notes to the Partnership's financial statements included in its annual reports on Form 10-K shall contain a detailed reconciliation of the Partnership's net income for financial reporting purposes to net income for tax purposes for the periods covered by the report.

          (h)  EXPENSE REPORTING.  The notes to the Partnership's financial
               -----------------
statements included in its annual reports on Form 10-K shall contain a category-by-category breakdown of the general and administrative expenses incurred by the Partnership for the periods covered by the report. This breakdown shall reflect each type of general and administrative expense incurred by the Partnership (e.g. investor relations, independent accountants, salaries, rent, utilities, insurance, filing fees, legal fees, etc.) and the amount charged to the Partnership for each category of expense incurred.

          (i)  OTHER REPORTS.  The General Partners shall cause to be prepared
               -------------
and timely filed with appropriate federal and state regulatory and administrative bodies all reports to be filed with such entities under then currently applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Limited Partner shall be provided with a copy of any such report upon request without expense to him.

          (j)  CESSATION OF REPORTS.  In the event the Securities and Exchange
               --------------------
Commission promulgates rules that allow a reduction in reporting requirements, the Partnership may cease preparing and filing certain of the above reports if the General Partners determine such action to be in the best interests of the Partnership; provided, however, that the Partnership will continue to file any reports mandated under state law.

     15.3 FISCAL YEAR.  The Partnership shall adopt a fiscal year beginning on
          -----------
the first day of January and ending on the last day of December of each year; provided, however, that the General Partners in their sole discretion may, subject to approval by the IRS, at any time without the approval of the Limited Partners, change the Partnership's fiscal year to a period to be determined by the General Partners.

     15.4 TAX ELECTIONS.
          -------------

          (a) No election shall be made by the Partnership or any Partner to be excluded from the application of the provisions of Subchapter K of the Code or from any similar provisions of state or local income tax laws.

          (b) Upon the transfer of all or part of a Partner's or Assignee's interest in the Partnership or upon the death of an individual Limited Partner or Assignee, or upon the distribution of any property to any Partner or Assignee, the Partnership, at the General Partners' option and in their sole discretion, may file an election, in accordance with applicable Treasury Regulations, to cause the basis of Partnership Property to be adjusted for federal income tax purposes, as provided by Sections 734, 743 and 754 of the Code; and similar elections under provisions of state and local income tax laws may, at the General Partners' option, also be made.

     15.5 BANK ACCOUNTS.  The cash funds of the Partnership shall be deposited
          -------------
in commercial bank account(s) at such banks or other institutions insured by the Federal Deposit Insurance Corporation as the General Partners shall determine. Disbursements therefrom shall be made by the General Partners in conformity with this Agreement. The funds of the Partnership shall not be commingled with the funds of any other Person, except in the case of funds held by a joint venture or partnership permitted pursuant to the provisions of Section 11.3(i) above.

     15.6 INSURANCE.  The Partnership shall at all times maintain comprehensive
          ---------
insurance, including fire, liability and extended coverage insurance in amounts determined by the General Partners to be adequate for the protection of the Partnership. In addition, the Partnership shall carry appropriate worker's compensation insurance and such other insurance with respect to the real property owned by it as shall be customary for similar property, similarly located, from time to time.

     15.7 TAXATION AS PARTNERSHIP.  The General Partners, while serving as such,
          -----------------------
agree to use their best efforts to cause compliance at all times with the conditions to the continued effectiveness of any opinion of counsel obtained by the Partnership to the effect that the Partnership will be classified as a partnership for federal income tax purposes.

     15.8 TAX MATTERS.
          -----------

          (a) The General Partners may or may not, in their sole and absolute discretion, make any or all elections which they are entitled to make on behalf of the Partnership and the Partners for federal, state and local tax purposes, including, without limitation, any election, if permitted by applicable law: (i) to extend the statute of limitations for assessment of tax deficiencies against Partners with respect to adjustments to the Partnership's federal, state or local tax returns; and (ii) to represent the Partnership and the Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting the Partnership and the Partners in their capacity as Partners and to execute any agreements or other documents relating to or settling such tax matters, including agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of the Partnership or the Partners.

          (b) Wells Partners is designated as the "Tax Matters Partner" in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given thereunder, shall have all other powers needed to perform fully hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to manage administrative tax proceedings conducted at the partnership level by the IRS with respect to Partnership matters. Any Partner has the right to participate in such administrative proceedings relating to the determination of partnership items at the Partnership level. Expenses of such administrative proceedings undertaken by the Tax Matters Partner will be paid for out of the assets of the Partnership. Each Limited Partner who elects to participate in such proceedings will be responsible for any expense incurred by such Limited Partner in connection with such participation. Further, the cost to a Limited Partner of any adjustment and the cost of any resulting audit or adjustment of a Limited Partner's return will be borne solely by the affected Limited Partner. The designation made in this Section 15.8(b) is expressly consented to by each Partner as an express condition to becoming a Partner. The Partnership hereby indemnifies Wells Partners from and against any damage or loss (including attorneys' fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence, breach of fiduciary duty or misconduct. In the event the Partnership should become required to register with the IRS as a tax shelter, Wells Partners shall be the "designated organizer" of the Partnership and the "designated person" for maintaining lists of investors in the Partnership, and shall take such actions as shall be required to register the Partnership and to maintain lists of investors in the Partnership as may be required pursuant to Sections 6111 and 6112 of the Code.

                                 ARTICLE XVI

                RIGHTS AND LIABILITIES OF THE LIMITED PARTNERS

     16.1 POWERS OF THE LIMITED PARTNERS.  The Limited Partners shall take no
          ------------------------------
part in the management of the business or transact any business for the Partnership and shall have no power to sign for or bind the Partnership; provided, however, that the Limited Partners, by a Majority Vote, without the concurrence of the General Partners, shall have the right to:

          (a)  Amend this Agreement, but not as to the matters specified in
Section 11.2(b) hereof, which matters the General Partners alone may amend without vote of the Limited Partners;

          (b)  Dissolve the Partnership;

          (c)  Remove a General Partner or any successor General Partner;

          (d) Elect a new General Partner or General Partners upon the removal of a General Partner or any successor General Partner, or upon the occurrence of an Event of Withdrawal or death of a General Partner or any successor General Partner;

          (e) Approve or disapprove a transaction entailing the sale of all or substantially all of the real properties acquired by the Partnership, except in connection with the orderly liquidation and winding up of the business of the Partnership upon its termination and dissolution; and

          (f) Change the business purpose or investment objectives of the Partnership.

     16.2 RESTRICTIONS ON POWER TO AMEND.  Notwithstanding Section 16.1 hereof,
          ------------------------------
this Agreement shall in no event be amended to change the limited liability of the Limited Partners without the vote or consent of all of the Limited Partners, nor shall this Agreement be amended to diminish the rights or benefits to which any of the General Partners or Limited Partners are entitled under the provisions of this Agreement, without the consent of a majority of the Units held by the Partners who would be adversely affected thereby, and in the case of the General Partners being singularly affected, then by a majority vote of the General Partners.

     16.3 LIMITED LIABILITY.  No Limited Partner shall be liable for any debts
          -----------------
or obligations of the Partnership in excess of his or its Capital Contribution.

     16.4 MEETINGS OF, OR ACTIONS BY, THE LIMITED PARTNERS.
          ------------------------------------------------

          (a) Meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement may be called at any time by any of the General Partners and shall be called by the General Partners upon the written request of Limited Partners holding 10% or more of the outstanding Units by delivering written notice within ten days after receipt of such written request, either in person or by certified mail, to the Limited Partners entitled to vote at such meeting to the effect that a meeting will be held at a reasonable time and place convenient to the Limited Partners and which is not less than 15 days nor more than 60 days after the receipt of such request; provided, however, that such maximum periods for the giving of notice and the holding of meetings may be extended for an additional 60 days if such extension is necessary to obtain qualification or clearance under any applicable securities laws of the matters to be acted upon at such meeting or clearance by the appropriate governing agency of the solicitation materials to be forwarded to the Limited Partners in connection with such meeting. The General Partners agree to use their best efforts to obtain such qualifications and clearances. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording on any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Partnership.

          (b) A Limited Partner shall be entitled to cast one vote for each Unit that he owns. Attendance by a Limited Partner at any meeting and voting in person shall revoke any written proxy submitted with respect to action proposed to be taken at such meeting. Any matter as to which the Limited Partners are authorized to take action under this Agreement or under law may be acted upon by the Limited Partners without a meeting and any such action shall be as valid and effective as action taken by the Limited Partners at a meeting assembled, if written consents to such action by the Limited Partners are signed by the Limited Partners entitled to vote upon such action at a meeting who hold the number of Units required to authorize such action and are delivered to a General Partner.

          (c) The General Partners shall be responsible for enacting all needed rules of order for conducting all meetings and shall keep, or cause to be kept, at the expense of the Partnership, an accurate record of all matters discussed and action taken at all meetings or by written consent. The records of all said meetings and written consents shall be maintained at the principal place of business of the Partnership and shall be available for inspection by any Partner at reasonable times.


                                 ARTICLE XVII

                  WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS;
                      ASSIGNABILITY OF GENERAL PARTNERS'
                        AND LIMITED PARTNERS' INTERESTS

     17.1 WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS; ADMISSION OF SUCCESSOR OR
          --------------------------------------------------------------------
ADDITIONAL GENERAL PARTNERS.
---------------------------

          (a) Except as provided in this Article XVII, until the dissolution of the Partnership, neither General Partner shall take any voluntary step to dissolve itself or to withdraw from the Partnership. In addition, Leo F. Wells, III hereby agrees with the Partnership and its Partners that he will not sell or otherwise voluntarily transfer or convey a majority or controlling interest in the outstanding stock of Wells Real Estate Funds, Inc. to any non-affiliated person or entity without first obtaining a Majority Vote of the Limited Partners consenting to any such sale, transfer or conveyance.

          (b) With the consent of all the other General Partners and a Majority Vote of the Limited Partners after being given 90 days written notice, any General Partner may at any time designate one or more Persons to be additional General Partners, with such participation in such General Partner's interest as such General Partner and such successor or additional General Partners may agree upon, provided that the interests of the Limited Partners shall not be affected thereby.

          (c) Except in connection with the admission of an additional General Partner pursuant to paragraph (b) of this Section 17.1, no General Partner shall have any right to retire or withdraw voluntarily from the Partnership, to dissolve itself or to sell, transfer or assign the General Partner's interest without the concurrence of the Limited Partners by a Majority Vote; provided, however, that any General Partner may, without the consent of any other General Partner or the Limited Partners to the extent permitted by law and consistent with Section 17.1(a) hereof (i) substitute in its stead as General Partner any entity which has, by merger, consolidation or otherwise, acquired substantially all of such General Partner's assets, stock or other evidence of equity interest and continued its business, and (ii) cause to be admitted to the Partnership an additional General Partner or Partners if it deems such admission to be necessary or desirable to enable the General Partner to use its best efforts to maintain its net worth at a level sufficient to assure that the Partnership will be classified as a partnership for federal income tax purposes; provided, however, that such additional General Partner or Partners shall have no authority to manage or control the Partnership under this Agreement, there is no change in the identity of the persons who have authority to manage or control the Partnership, and the admission of such additional General Partner or Partners does not materially adversely affect the Limited Partners.

          (d) A General Partner may be removed from the Partnership upon the Majority Vote of the Limited Partners; provided, however, that if such General Partner is the last remaining General Partner, such removal shall not be effective until 90 days after the notice of removal has been sent to such General Partner. In the event of the removal of the last remaining General Partner, the Limited Partners may by Majority Vote elect a new General Partner at any time prior to the effective date of the removal of said last remaining General Partner.

          (e) Any voluntary withdrawal by any General Partner from the Partnership or any sale, transfer or assignment by such General Partner of his interest in the Partnership shall be effective only upon the admission in accordance with paragraph (b) of this Section 17.1 of an additional General Partner.

          (f) A General Partner shall cease to be such upon the occurrence of an Event of Withdrawal of such General Partner; provided, however, the last remaining General Partner shall not cease to be a General Partner until 120 days after the occurrence of an Event of Withdrawal.

     17.2 LIMITED  PARTNERS'  INTEREST.  Except as specifically provided in this
          ----------------------------
Article XVII, none of the Limited Partners shall sell, transfer, encumber or otherwise dispose of, by operation of law or otherwise, all or any part of his or its interest in the Partnership. No assignment shall be valid or effective unless in compliance with the conditions contained in this Agreement, and any unauthorized transfer or assignment shall be void ab initio.

     17.3 RESTRICTIONS ON TRANSFERS.
          -------------------------

          (a) No Unit may be transferred, sold, assigned or exchanged if the transfer or sale of such Unit, when added to the total of all other transfers or sales of Units within the period of 12 consecutive months prior to the proposed date of sale or exchange, would, in the opinion of counsel for the Partnership, result in the termination of the Partnership under Section 708 of the Code unless the

Partnership and the transferring holder shall have received a ruling from the IRS that the proposed sale or exchange will not cause such termination.

          (b) No transfer or assignment may be made if, as a result of such transfer, a Limited Partner (other than one transferring all of his Units) will own fewer than the minimum number of Units required to be purchased under
Section 8.5(b) hereof, unless such transfer is made on behalf of a Retirement Plan, or such transfer is made by gift, inheritance, intra-family transfer, family dissolution or to an Affiliate.

          (c) No transfer or assignment of any Unit may be made if counsel for the Partnership is of the opinion that such transfer or assignment would be in violation of any state securities or "Blue Sky" laws (including investment suitability standards) applicable to the Partnership.

          (d) All Units originally issued pursuant to qualification under the California Corporate Securities Law of 1968 shall be subject to, and all documents of assignment and transfer evidencing such Units shall bear, the following legend condition:

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

          (e) No transfer or assignment of any interest in the Partnership shall be made (i) in the case of Units subject to Section 17.3(d) hereof, unless the transferor shall have obtained, if necessary, the consent of the California Commissioner of the Department of Corporations to such transfer, (ii) unless the transferee shall have paid or, at the election of the General Partners, obligated himself to pay, all reasonable expenses connected with such transfer, substitution and admission, including, but not limited to, the cost of preparing an appropriate amendment to this Agreement to effectuate the transferee's admission as a substituted Limited Partner pursuant to Section 17.4 hereof, or
(iii) where the assignor and Assignee agree in connection therewith that the assignor shall exercise any residual powers remaining in him as a Limited Partner in favor of or in the interest or at the direction of the Assignee.

          (f) With the exception of intra-family transfers or transfers made by gift, inheritance or family dissolution, no transfer or assignment of any interest in the Partnership shall be made unless the transferee has either (i) a net worth of at least $45,000 and an annual gross income of at least $45,000 or
(ii) a net worth of at least $150,000 or (iii) satisfied any higher suitability standards that may apply in the transferee's state of primary residence. For purposes of the foregoing standards, net worth is computed exclusive of home, furnishings and automobiles. Each transferee will be required to represent that he complies with the applicable standards, that he is purchasing in a fiduciary capacity for a Person meeting such standards, or that he is purchasing with funds directly or indirectly supplied by a donor who meets such standards. No transfer may be made to any Person who does not make such representation.

          (g) No Limited Partner may transfer or assign any Units or beneficial ownership interests therein (whether by sale, exchange, repurchase, redemption, pledge, hypothecation or liquidation), and any such purported transfer shall be void ab initio and shall not be recognized by the Partnership or be effective for any purpose unless (i) the General Partners determine, in their sole discretion, that the Partnership would be able to satisfy any of the secondary market safe harbors contained in Treasury Regulations Section 1.7704-1 (or any other applicable safe harbor from publicly traded partnership status which may be adopted by the IRS) for the Partnership's taxable year in which such transfer otherwise would be effective, or (ii) the Partnership has received an opinion of counsel satisfactory to the General Partners or a favorable IRS ruling that any such transfer will not result in the Partnership's being classified as a publicly traded partnership for federal income tax purposes. The Limited Partners agree to provide all information with respect to a proposed transfer that the General Partners deem necessary or desirable in order to make such determination, including but not limited to, information as to whether the transfer occurred on a secondary market (or the substantial equivalent thereof).

          (h) During the initial six years following the termination of the Offering, Limited Partners purchasing Units pursuant to the Deferred Commission Option, as defined in the Prospectus, will only be permitted to transfer or assign Cash Preferred Units in the event that they retain and maintain at all times at least such minimum number of Cash Preferred Units during such initial six year period, in the discretion of the General Partners, to generate sufficient Net Cash From Operations to allow the Partnership to satisfy the deferred commission obligations relating to the total number of Units purchased by such Limited Partners pursuant to the Deferred Commission Option.

          (i) Any purported transfer or assignment not satisfying all of the foregoing conditions shall be void ab initio, and no purported transfer or assignment shall be of any effect unless all of the foregoing conditions have been satisfied.

     17.4 SUBSTITUTED LIMITED PARTNERS.  Except as otherwise provided in this
          ----------------------------
Agreement, an Assignee of the whole or any portion of a Limited Partner's interest in the Partnership shall not have the right to become a substituted Limited Partner in place of his assignor unless (a) the assignment instrument shall have been in form and substance satisfactory to the General Partners; (b) the assignor and Assignee named therein shall have executed and acknowledged such other instrument or instruments as the General Partners may deem necessary or desirable to effectuate such admission, including but not limited to, the Assignee's agreement in writing that he will not, directly or indirectly, create for the Partnership, or facilitate the trading of such interest on, a secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code; and (c) the Assignee shall have accepted, adopted and approved in writing all of the terms and provisions of this Agreement, as the same may have been amended. Assignees of Units will be recognized by the Partnership as substituted Limited Partners as of the commencement of the first fiscal quarter of the Partnership following the fiscal quarter which includes the effective date of the assignment and in which the foregoing conditions are satisfied, notwithstanding the time consumed in preparing the documents necessary to effectuate the substitution.

     17.5 ASSIGNMENT OF LIMITED PARTNERSHIP INTEREST WITHOUT SUBSTITUTION.
          ---------------------------------------------------------------
Subject to the transfer restrictions of Section 17.3, a Limited Partner shall have the right to assign all or part of such Limited Partner's interest in Units by a written instrument of assignment. The assigning Limited Partner shall deliver to the General Partners a written instrument of assignment in form and substance satisfactory to the General Partners, duly executed by the assigning Limited Partner or his personal representative or authorized agent, including an executed acceptance by the Assignee of all the terms and provisions of this Agreement and the representations of the assignor and Assignee that the assignment was made in accordance with all applicable laws and regulations (including investment suitability requirements). Said assignment shall be accompanied by such assurance of genuineness and effectiveness and by such consents or authorizations of any governmental or other authorities as may be reasonably required by the General Partners. The Partnership shall recognize any such assignment not later than the last day of the calendar month following receipt of notice of the assignment and all required documentation, and an Assignee shall be entitled to receive distributions and allocations from the Partnership attributable to the Partnership interest acquired by reason of any such assignment from and after the first day of the fiscal quarter following the fiscal quarter in which the assignment of such interest takes place. The Partnership and the General Partners shall be entitled to treat the assignor of such Partnership interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to such assignor, until such time as the written instrument of assignment has been received by the Partnership and recorded on its books.

     17.6 WITHDRAWAL OF LIMITED PARTNER.  Except as otherwise specifically
          -----------------------------
permitted by this Agreement, no Limited Partner shall be entitled to withdraw or retire from the Partnership.

     17.7 DEATH, LEGAL INCOMPETENCY OR DISSOLUTION OF LIMITED PARTNER.  Upon the
          -----------------------------------------------------------
death, legal incompetency or dissolution of a Limited Partner, the estate, personal representative, guardian or other successor in interest of such Limited Partner shall have all of the rights and be liable for all the obligations of the Limited Partner in the Partnership to the extent of such Limited Partner's interest therein, subject to the terms and conditions of this Agreement, and, with the prior written consent of the General Partners, which may be withheld at their sole discretion, may be substituted for such Limited Partner.

     17.8 ELIMINATION OR MODIFICATION OF RESTRICTIONS.  Notwithstanding any of
          -------------------------------------------
the foregoing provisions of this Article XVII, the General Partners may amend this Agreement to eliminate or modify any restriction on substitution or assignment at such time as the restriction is no longer necessary.


                                ARTICLE XVIII

                             LOANS TO PARTNERSHIP

     18.1 AUTHORITY TO BORROW.  The General Partners shall cause the Partnership
          -------------------
to purchase and own all Partnership Properties on an unleveraged basis, and the Partnership shall not incur any indebtedness except for loans which are authorized pursuant to Section 11.3(e) hereof.

     18.2 LOANS FROM PARTNERS.  If any Partner shall make any loan or loans to
          -------------------
the Partnership or advance money on its behalf pursuant to Section 11.3(e) hereof, the amount of any such loan or advance shall not be deemed to be an additional Capital Contribution by the lending Partner or entitle such lending Partner to an increase in his share of the distributions of the Partnership, or subject such Partner to any greater proportion of the losses which the Partnership may sustain. The amount of any such loan or advance shall be a debt due from the Partnership to such lending Partner repayable upon such terms and conditions and bearing interest at such rates as shall be mutually agreed upon by the lending Partner and the General Partners; provided, however, that a General Partner as a lending Partner may not receive interest and other financing charges or fees in excess of the amount which would be charged by unrelated banks on comparable loans for the same purpose in the same area. No prepayment charge or penalty shall be required by a General Partner on a loan to the Partnership. Notwithstanding the foregoing, (a) no Partner shall be under any obligation whatsoever to make any such loan or advance to the Partnership, and (b) neither the General Partners nor any of their Affiliates shall provide permanent financing to the Partnership.

                                 ARTICLE XIX

              POWER OF ATTORNEY, CERTIFICATES AND OTHER DOCUMENTS

     19.1 POWER OF ATTORNEY.  Each Limited Partner, by becoming a Limited
          -----------------
Partner and adopting this Agreement, constitutes and appoints the General Partners and each of them and any successor to the General Partners as his true and lawful attorney-in-fact, in his name, place and stead, from time to time:

          (a) To execute, acknowledge, swear to, file and/or record all agreements amending this Agreement that may be appropriate:

              (i) To reflect a change of the name or the location of the principal place of business of the Partnership;

              (ii) To reflect the disposal by any Limited Partner of his interest in the Partnership, or any Units constituting a part thereof, in any manner permitted by this Agreement, and any return of the Capital Contribution of a Limited Partner (or any part thereof) provided for by this Agreement;

              (iii) To reflect a Person's becoming a Limited Partner of the Partnership as permitted by this Agreement;

              (iv) To reflect a change in any provision of this Agreement or the exercise by any Person of any right or rights hereunder not requiring the consent of said Limited Partner;

              (v) To reflect the addition or substitution of Limited Partners or the reduction of Capital Accounts upon the return of capital to Partners;

              (vi) To add to the representations, duties or obligations of the General Partners or their Affiliates or surrender any right or power granted to the General Partners or their Affiliates herein for the benefit of the Limited Partners;

              (vii) To cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with law or with any other provision herein, or to make any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with law or with the provisions of this Agreement;

              (viii) To delete, add or modify any provision to this Agreement required to be so deleted, added or modified by the staff of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or by a State Securities Commissioner or similar such official, which addition, deletion or modification is deemed by such Commission or official to be for the benefit or protection of the Limited Partners;

              (ix) To make all filings as may be necessary or proper to provide that this Agreement shall constitute, for all purposes, an agreement of limited partnership under the laws of the State of Georgia as they may be amended from time to time;

              (x) Upon notice to all Limited Partners, to amend the provisions of Article X of this Agreement, or any other related provision of this Agreement (provided, however, the General Partners shall first have received an opinion of counsel to the Partnership that such amendment will not materially adversely diminish the interests of the Limited Partners) to ensure that (A) the allocations and distributions contained in Article X comply with Treasury Regulations relating to Section 704 of the Code or any other statute, regulation or judicial interpretation relating to such allocations, or (B) the periodic allocations set forth in Article X will be respected under Section 706 of the Code or any other statute, regulation or judicial interpretation relating to such periodic allocations, or (C) the provisions of this Agreement will comply with any applicable federal or state legislation enacted after the date of this Agreement; to take such steps as the General Partners determine are advisable or necessary in order to preserve the tax status of the Partnership as an entity which is not taxable as a corporation for federal income tax purposes including, without limitation, to compel a dissolution and termination of the Partnership; to terminate the Offering of Units; to compel a dissolution and termination of the Partnership or to restructure the Partnership's activities to the extent the General Partners deem necessary (after consulting with counsel) to comply with any exemption in the "plan asset" regulations adopted by the Department of Labor in the event that either (I) the assets of the Partnership would constitute "plan assets" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (II) the transactions contemplated hereunder would constitute "prohibited transactions" under ERISA or the Code and an exemption for such transactions is not obtainable or not sought by the General Partners from the United States Department of Labor; provided, the General Partners are empowered to amend such provisions only to the minimum extent necessary (in accordance with the advice of accountants and counsel) to comply with any applicable federal or state legislation, rules, regulations or administrative interpretations thereof after the date of this Agreement, and that any such amendment(s) made by the General Partners shall be deemed to be made pursuant to the fiduciary obligations of the General Partners to the Partnership; and

              (xi) To eliminate or modify any restriction on substitution or assignment contained in Article XVII at such time as the restriction is no longer necessary.

          (b) To execute, acknowledge, swear to, file or record such certificates, instruments and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction, or as may be appropriate for the Limited Partners to execute, acknowledge, swear to, file or record to reflect:

              (i) Any changes or amendments of this Agreement, or pertaining to the Partnership, of any kind referred to in paragraph (a) of this Section 19.1; or

              (ii) Any other changes in, or amendments of, this Agreement, but only if and when the consent of a Majority Vote or other required percentage of the Limited Partners has been obtained.

     Each of such agreements, certificates, instruments and documents shall be in such form as the General Partners and legal counsel for the Partnership shall deem appropriate. Each Limited Partner hereby authorizes the General Partners to take any further action which the General Partners shall consider necessary or convenient in connection with any of the foregoing, hereby giving said attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or convenient to be done in and about the foregoing as fully as said Limited Partner might or could do if personally present and hereby ratifies and confirms all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. The power hereby conferred shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partners to act as contemplated by this Agreement in any filing and other action by them on behalf of the Partnership, and shall survive the bankruptcy, death, adjudication of incompetence or insanity, or dissolution of any Person hereby giving such power and the transfer or assignment of all or any part of the Units of such Person; provided, however, that in the event of the transfer by a Limited Partner of all of his Units, the foregoing power of attorney of a transferor Limited Partner shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a substituted Limited Partner and all required documents and instruments shall have been duly executed, sworn to, filed and recorded to effect such substitution.

     19.2 REQUIRED SIGNATURES.  Any writing to amend this Agreement to reflect
          -------------------
the addition of a Limited Partner need be signed only by a General Partner, by the Limited Partner who is disposing of his interest in the Partnership, if any, and by the Person to be substituted or added as a Limited Partner. The General Partners, or either of them, may sign for either or both of said Limited Partners as their attorney-in-fact pursuant to paragraph (a) of Section 19.1 hereof. Any writing to amend this Agreement to reflect the removal or withdrawal of a General Partner in the event the business of the Partnership is continued pursuant to the terms of this Agreement need be signed only by a remaining or a new General Partner.

     19.3 ADDITIONAL DOCUMENTS.  Each Partner, upon the request of the others,
          --------------------
agrees to perform any further acts and execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Agreement.


                                 ARTICLE XX

                DISSOLUTION AND TERMINATION OF THE PARTNERSHIP

     20.1 DISSOLUTION.  Except as otherwise provided in this Section 20.1, no
          -----------
Partner shall have the right to cause dissolution of the Partnership before the expiration of the term for which it is formed. The Partnership shall be dissolved and terminated upon the happening of any of the following events:

          (a) The expiration of the term of the Partnership as specified in
Article VI hereof;

          (b) The decision by Majority Vote of the Limited Partners to dissolve and terminate the Partnership;

          (c) The entry of a decree of judicial dissolution by a court of competent jurisdiction, provided that the foregoing shall not apply if the Partnership files a voluntary petition seeking reorganization under the bankruptcy laws;

          (d) The retirement or withdrawal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within 90 days from the date of such event, or (ii) if there is no remaining General Partner, the Limited Partners, within 120 days from the date of such event, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

          (e) The effective date of the removal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within 90 days from the date of such event, or (ii) if there is no remaining General Partner, Limited Partners, prior to the effective date of such removal, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

          (f) The effective date of an Event of Withdrawal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within 90 days from the date of such Event of Withdrawal, or (ii) if there is no remaining General Partner, the Limited Partners, within 120 days from the date of such Event of Withdrawal, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

          (g) The sale or other disposition of all of the interests in real estate (including, without limitation, purchase money security interests and interests in joint ventures or other entities owning interests in real estate) of the Partnership; or

          (h) The election by the General Partners to terminate the Partnership, without the consent of any Limited Partner, in the event that either (i) the Partnership's assets constitute "plan assets," as such term is defined for purposes of ERISA, or (ii) any of the transactions contemplated by this Agreement constitute a "prohibited transaction" under ERISA or the Code and no exemption for such transaction is obtainable from the United States Department of Labor or the General Partners determine in their discretion not to seek such an exemption.

     In the Event of Withdrawal of a General Partner resulting in only one General Partner remaining, such remaining General Partner shall be obligated to elect to continue the business of the Partnership within 90 days from the date of such Event of Withdrawal.

     The Partnership shall not be dissolved or terminated by the admission of any new Limited Partner or by the withdrawal, expulsion, death, insolvency, bankruptcy or disability of a Limited Partner.

     20.2 PROXY TO LIQUIDATE.  At any time commencing eight years after the
          ------------------
termination of the Offering, upon receipt by the General Partners of written requests from Limited Partners holding 10% or more of the outstanding Units (the "Proxy Request") directing that the General Partners formally proxy the Limited Partners to determine whether the assets of the Partnership should be liquidated (the "Proxy to Liquidate"), the General Partners shall send a Proxy to Liquidate to each Limited Partner within 60 days of receipt of the Proxy Request, or as soon as reasonably practicable thereafter following the receipt of independent appraisals of Partnership Properties which the Partnership shall obtain as part of this proxy process, and the filing and review of such Proxy to Liquidate by the Securities and Exchange Commission. The General Partners shall not be required to send Proxies to Liquidate to Limited Partners more frequently than once during every two (2) year period. To insure that Limited Partners are adequately informed when casting their votes, the Proxy to Liquidate furnished to each Limited Partner shall include financial information setting forth per Unit pro forma tax and financial projections which assume that all Partnership Properties will be sold immediately at prices consistent with their appraised values, or such other information as the General Partners deem appropriate and informative, provided in all such cases that the furnishing of such information to Limited Partners shall not contravene applicable law or applicable rules and regulations of the Securities and Exchange Commission regarding the solicitation of proxies. The Proxy to Liquidate shall contain a 45 day voting deadline, and the actual voting results shall be tabulated by the Partnership's independent accountants who will receive the votes directly from the Limited Partners. The General Partners shall disclose the complete voting results for the Proxy to Liquidate in the Partnership's next annual or quarterly report on Form 10-K or 10-Q sent to the Limited Partners for the period following the date on which voting was completed. If a Majority Vote of the Limited Partners is cast in favor of a liquidation of the Partnership, the assets of the Partnership shall be fully liquidated within 30 months from the close of the voting deadline applicable to the Proxy to Liquidate. Under no circumstances, however, shall the General Partners direct the Partnership to make distributions "in kind" of any Partnership Properties to the Limited Partners.

     20.3  LIMITED PARTNERS' RIGHT TO CONTINUE THE BUSINESS OF THE PARTNERSHIP.
           -------------------------------------------------------------------
Upon the occurrence of an event specified in paragraphs (d), (e) or (f) of
Section 20.1 above with respect to the last remaining General Partner, the Limited Partners shall have a right prior to the effective date of the occurrence of any such event to elect to continue the business of the Partnership pursuant to the provisions of this Section 20.3. The effective date of the events specified in paragraphs (d), (e) and (f) of Section 20.1 above with respect to the last remaining General Partner shall be 120 days after the date of any such event. In the case of the occurrence of an event specified in paragraphs (d), (e) or (f) of Section 20.1 above, the Limited Partners may elect, by Majority Vote within 120 days from the date of such event, to continue the business of the Partnership and elect one or more new General Partners. The new General Partner or General Partners so elected shall execute, deliver, acknowledge and record an amendment to the Certificate and such other documents and instruments as may be necessary or appropriate to effect such change.

     20.4 PAYMENT TO WITHDRAWN OR REMOVED GENERAL PARTNER.  Upon the retirement,
          -----------------------------------------------
removal or Event of Withdrawal of a General Partner, the Partnership shall be required to pay such General Partner any amounts then accrued and owing to such General Partner under this Agreement. The method of payment to any such General Partner must be fair and must protect the solvency and liquidity of the Partnership. In addition, the Partnership shall have the right, but not the obligation, to terminate any such General Partner's interest in Partnership income, losses, distributions and capital upon payment to him of an amount equal to the value of his interest in Partnership income, losses, distributions and capital on the date of such retirement, removal or Event of Withdrawal. Such interest shall be computed taking into account the General Partner's economic interest in the Partnership under Articles IX and X hereof, and shall be based upon the market value of the assets of the Partnership determined as if such assets were sold on the date of such retirement, removal or Event of Withdrawal. In the event such General Partner (or his representative) and the Partnership cannot mutually agree upon such value within 90 days following such removal or withdrawal, such value shall be determined by arbitration before a panel of three appraisers, one of whom shall be selected by such General Partner (or his representative) and one by the Partnership, and the third of whom shall be selected by the two appraisers so selected by the parties. Such arbitration shall take place in Atlanta, Georgia and shall be in accordance with the rules and regulations of the American Arbitration Association then in force and effect. The expense of arbitration shall be borne equally by such General Partner and the Partnership. Payment to such General Partner of the value of his interest in Partnership income, losses, distributions and capital shall be made by the delivery of a promissory note (i) if the termination was voluntary, being unsecured, bearing no interest and having principal payable, if at all, from distributions which the General Partner would have otherwise received under this Agreement had the General Partner not terminated; or (ii) if the termination was involuntary, coming due in not less than five years and bearing interest at the rate of 9% per annum, with principal and interest payable annually in equal installments. In addition, within 120 days after the determination of the fair market value of the former General Partner's interest, upon the vote of a majority of the Limited Partners, the Partnership may sell such interest to one or more Persons who may be Affiliates of the remaining General Partner or General Partners and admit such Person or Persons to the Partnership as substitute General Partner or Partners; provided, however, that the purchase price to be paid to the Partnership for the Partnership interest of the former General Partner shall not be less than its fair market value as determined by the appraisal described above. Such substitute General Partner or Partners may pay said purchase price in installments in the manner set forth above. In the event that such General Partner's interest is not terminated by the Partnership pursuant to the provisions set forth above, such interest shall convert automatically to a special limited partnership interest having the same interest in the Partnership's income, losses, distributions and capital as was attributable to such interest as a General Partner. In either event, any such General Partner who has retired, has been removed or with respect to which an Event of Withdrawal has occurred shall have no further right to participate in the management of the Partnership.

     20.5 TERMINATION OF EXECUTORY CONTRACTS.  Upon the removal or occurrence of
          ----------------------------------
an Event of Withdrawal of a General Partner, all executory contracts between the Partnership and such General Partner or any Affiliate thereof (unless such Affiliate is also an Affiliate of a remaining or new General Partner or General Partners) may be terminated and canceled by the Partnership without prior notice or penalty. Such General Partner or any Affiliate thereof (unless such Affiliate is also an Affiliate of a remaining or new General Partner or General Partners) may also terminate and cancel any such executory contract effective upon 60 days prior written notice of such termination and cancellation to the remaining or new General Partner or General Partners, if any, or to the Partnership.


                                 ARTICLE XXI

                  DISTRIBUTION ON TERMINATION OF PARTNERSHIP

     21.1 LIQUIDATION DISTRIBUTION.  Upon a dissolution and final termination of
          ------------------------
the Partnership, the General Partners (or in the event of a General Partner's removal or termination and, if there is no remaining General Partner, any other Person selected by the Limited Partners) shall take account of the Partnership assets and liabilities, and the assets shall be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in accordance with Section 9.4 hereof.

     21.2 TIME OF LIQUIDATION.  A reasonable time shall be allowed for the
          -------------------
orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partners to minimize the losses upon a liquidation.

     21.3 LIQUIDATION STATEMENT.  Each of the Partners shall be furnished with a
          ---------------------
statement prepared or caused to be prepared by the General Partners, which shall set forth the assets and liabilities of the Partnership as of the date of complete liquidation. Upon compliance with the foregoing distribution plan, the Limited Partners shall cease to be such, and the General Partners, as the sole remaining Partners of the Partnership, shall execute, acknowledge and cause to be filed a Certificate of Cancellation of the Partnership.

     21.4 NO LIABILITY FOR RETURN OF CAPITAL.  The General Partners shall not be
          ----------------------------------
personally liable for the return of all or any part of the Capital Contributions of the Limited Partners. Any such return shall be made solely from Partnership assets.

     21.5 NO RIGHT OF PARTITION.  The Partners and Assignees shall have no right
          ---------------------
to receive Partnership Property in kind, nor shall such Partners or Assignees have the right to partition the Partnership Property, whether or not upon the dissolution and termination of the Partnership.

     21.6 PRIORITY; RETURN OF CAPITAL.  Except as provided in this Agreement, no
          ---------------------------
Limited Partner shall have priority over any other Limited Partner either as to the return of Capital Contributions or as to allocations of income and losses or payments of distributions. Other than upon the dissolution and termination of the Partnership as provided by this Agreement, there has been no time agreed upon when the Capital Contribution of each Limited Partner is to be returned.

     21.7 ESCHEAT OF DISTRIBUTIONS.  If, upon termination and dissolution of the
          ------------------------
Partnership, there remains outstanding on the books of the Partnership (after a reasonable period of time determined in the sole discretion of the General Partners) a material amount of distribution checks which have not been negotiated for payment by the Limited Partners, the General Partners may, if deemed to be in the best interest of the Partnership, cause such amounts to be redistributed pro rata to Limited Partners of record on such final distribution date who have previously cashed all of their distribution checks; provided, however, that neither the General Partners nor the Partnership shall be liable for any subsequent claims for payment of such redistributed distributions. The General Partners are not required to make such a redistribution, in which case such amounts may eventually escheat to the appropriate state. Notwithstanding the foregoing, the proceeds of distribution checks payable to Ohio residents which have not been negotiated for payment within one year of the distribution date shall be submitted to the Ohio Division of Unclaimed Funds in accordance with the Ohio Unclaimed Funds statute, Chapter 169 of the Ohio Revised Code.


                                 ARTICLE XXII

                              GENERAL PROVISIONS

     22.1 NOTICES.  Except as otherwise provided herein, any notice, payment,
          -------
distribution or other communication which shall be required to be given to any Partner in connection with the business of the Partnership shall be in writing and any such notice shall become effective (a) upon personal delivery thereof, including by overnight mail and courier service, or (b) four days after it shall have been mailed by United States mail, first class with postage prepaid; in each case, if to a Limited Partner, addressed to the last address furnished for such purpose by the Limited Partner to whom it is authorized to be given as of the time sent for delivery or as of the time of such mailing; and if to a General Partner or the Partnership, at the principal office of the Partnership, or at such other address as such General Partner may hereafter specify in a notice duly given as provided herein.

     22.2 SURVIVAL OF RIGHTS.  This Agreement shall be binding upon and inure to
          ------------------
benefit of the Partners and their respective heirs, legatees, legal representatives, successors and assigns.

     22.3 AMENDMENT.  Except as specifically provided herein, following the
          ---------
admission of Additional Limited Partners to the Partnership, this Agreement may be amended, modified and changed only after obtaining a Majority Vote of the Limited Partners. When voting on whether to approve or reject proposed changes to this Agreement, Limited Partners shall be permitted to vote separately on each significant proposed change.

     22.4 HEADINGS.  The captions of the articles and sections of this Agreement
          --------
are for convenience only and shall not be deemed part of the text of this Agreement.

     22.5 AGREEMENT IN COUNTERPARTS.  This Agreement, or any amendment hereto,
          -------------------------
may be executed in counterparts each of which shall be deemed an original Agreement, and all of which shall constitute one agreement, by each of the Partners hereto on the dates respectively indicated in the acknowledgements of said Partners, notwithstanding that all of the Partners are not signatories to the original or the same counterpart, to be effective as of the day and year first above written.

     22.6 GOVERNING LAW.  This Agreement shall be governed and construed
          -------------
according to the laws of the State of Georgia governing partnerships; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 22.6.

     22.7 TIME.  Time is of the essence in this Agreement.
          ----

     22.8 PRONOUNS.  All pronouns and any variations thereof shall be deemed to
          --------
refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

     22.9 SEPARABILITY OF PROVISIONS.  Each provision of this Agreement shall be
          --------------------------
considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation, or affect those portions, of this Agreement which are valid.

     22.10  NO MANDATORY ARBITRATION OF DISPUTES.  Except as may be permitted or
            ------------------------------------
required pursuant to Section 20.4 hereof, nothing in this Agreement or the Subscription Agreement to be executed by each Limited Partner shall be deemed to require the mandatory arbitration of disputes between a Limited Partner and the Partnership or any Sponsor. Nothing contained in this Section 22.10 is intended to apply to preexisting contracts between broker-dealers and Limited Partners.



             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned hereby execute this Amended and Restated Agreement of Limited Partnership under seal as of the date and year first above written.

                              INITIAL LIMITED PARTNER:


                              _________________________________________(SEAL)
                              Brian M. Conlon


                              GENERAL PARTNERS:

                              WELLS PARTNERS, L.P.
                              A Georgia Limited Partnership

                              By:   WELLS CAPITAL, INC.
                                    A Georgia Corporation
Attest:                             (As General Partner)


By:___________________________________   By:____________________________________
     Name:____________________________         Leo F. Wells, III
     Title:___________________________         President



                              _________________________________________(SEAL)
                              LEO F. WELLS, III

                                   EXHIBIT B


                      FORM OF SUBSCRIPTION AGREEMENT AND
                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE

                                  EXHIBIT "B"

                            SUBSCRIPTION AGREEMENT



To:  WELLS REAL ESTATE FUND XII/XIII, L.P.
     3885 Holcomb Bridge Road
     Norcross, Georgia 30092


Ladies and Gentlemen:

     The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of units of limited partnership interest ("Units") in Wells Real Estate Fund XII/XIII, L.P., a Georgia limited partnership (the "Partnership"), set forth on such Subscription Agreement Signature Page. Payment for the units is hereby made by check payable to "NationsBank, N.A., as Escrow Agent."

     Payments for units will be held in escrow until the Partnership has received and accepted subscriptions for 125,000 units ($1,250,000), except with respect to residents of the States of New York and Pennsylvania, whose payments for units will be held in escrow until the Partnership has received and accepted subscriptions for 250,000 units ($2,500,000) from all investors.

     I hereby acknowledge receipt of the Prospectus of the Partnership dated _______________, 1999 (the "Prospectus"), which includes the Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") in the form attached as Exhibit A to the Prospectus.

     I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus and that, if admitted to the Partnership, I shall be bound by the terms and conditions of the Partnership Agreement, including the power of attorney granted to the General Partners in Section 19.1 thereof. Subscriptions may be rejected in whole or in part by the General Partners in their sole and absolute discretion.

     Prospective investors are hereby advised of the following:

     (a) The assignability and transferability of the units is restricted and will be governed by the Partnership Agreement and all applicable laws as described in the Prospectus.

     (b) Prospective investors should not invest in units unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

     (c) There will be no public market for the units, and accordingly, it may not be possible to readily liquidate an investment in the Partnership.

     I hereby constitute and appoint Wells Partners, L.P. and Leo F. Wells, III, and each of them acting singly, with full power of substitution, my true and lawful attorney-in-fact in my name, place and stead and for my use and benefit
(a) to sign, execute, deliver, certify, acknowledge, file and record a Partnership Agreement in substantially the form attached as Exhibit A to the Prospectus; and (b) to sign, execute, certify, acknowledge, swear to, file, record and publish any other certificates, instruments and documents which may be required of the Partnership under the laws of the State of Georgia or the laws of any state or any governmental agency, or which such attorney-in-fact deems necessary or advisable to file, record, publish, or deliver. The foregoing grant of authority (a) is a special power of attorney coupled with an interest, (b) is irrevocable and shall survive my death or disability, and (c) may be exercised by such attorney-in-fact by listing my name along with the names of all other persons for whom such attorney-in-fact is acting and executing the Partnership Agreement and such other certificates, instruments and documents with the single signature of a duly-authorized officer or agent of such attorney-in-fact for all of the persons whose names are so listed.

                 SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
                      CONDITIONS RESTRICTING TRANSFER OF
                           LIMITED PARTNERSHIP UNITS


     260.141.11 RESTRICTIONS ON TRANSFER.
                ------------------------

     (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

     (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

          (1)  to the issuer;

          (2)  pursuant to the order or process of any court;

          (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

          (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

          (5)  to holders of securities of the same class of the same issuer;

          (6)  by way of gift or donation inter vivos or on death;

          (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

          (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

          (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

          (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

          (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

          (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

          (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

          (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

          (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision
(f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

     (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

[Last amended effective January 21, 1988.]


     SPECIAL NOTICE FOR MASSACHUSETTS, MAINE AND NEBRASKA RESIDENTS ONLY

     In no event may a subscription for units be accepted until at least five business days after the date the subscriber receives the Prospectus. Residents of the States of Massachusetts, Maine and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the General Partners within five days of the date of subscription.

                      STANDARD REGISTRATION REQUIREMENTS


     The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

1.   INDIVIDUAL:  One signature required.

2.   JOINT TENANTS WITH RIGHT OF SURVIVORSHIP:  All parties must sign.

3.   TENANTS IN COMMON:  All parties must sign.

4.   COMMUNITY PROPERTY:  Only one investor signature required.

5.   PENSION OR PROFIT SHARING PLANS:  The trustee signs the Signature Page.

6. TRUST: The trustee signs the Signature Page. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

7. PARTNERSHIP: Identify whether the entity is a general or limited partnership. The general partners must be identified and their signatures obtained on the Signature Page. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner" has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

8. CORPORATION: The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of the Board of Directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board's resolution authorizing the investment.

9. IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

10.  KEOGH (HR 10):  Same rules as those applicable to IRAs.

11.  UNIFORM GIFT TO MINORS ACT (UGMA) or UNIFORM TRANSFERS TO MINORS ACT
     (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

             INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE
        TO WELLS REAL ESTATE FUND XII/XIII, L.P. SUBSCRIPTION AGREEMENT


--------------------------------------------------------------------------------
INVESTOR                      PLEASE FOLLOW THESE INSTRUCTIONS CAREFULLY.
INSTRUCTIONS                  FAILURE TO DO SO MAY RESULT IN THE REJECTION OF
                              YOUR SUBSCRIPTION. ALL INFORMATION ON THE
                              SUBSCRIPTION AGREEMENT SIGNATURE PAGE SHOULD BE
                              COMPLETED AS FOLLOWS:
--------------------------------------------------------------------------------
1.   INVESTMENT               a.   GENERAL: A minimum investment of $1,000 (100
                                   units) is required, except for certain states which require a higher minimum investment. A
                                   CHECK FOR THE FULL PURCHASE PRICE OF THE
                                   UNITS SUBSCRIBED FOR SHOULD BE MADE PAYABLE
                                   TO THE ORDER OF "NATIONSBANK, N.A., AS ESCROW
                                   AGENT." Investors who have satisfied the minimum purchase requirements in Wells Real
                                   Estate Fund I, Wells Real Estate Fund II,
                                   Wells Real Estate Fund II-OW, Wells Real
                                   Estate Fund III, L.P., Wells Real Estate Fund
                                   IV, L.P., Wells Real Estate Fund V, L.P.,
                                   Wells Real Estate Fund VI, L.P., Wells Real
                                   Estate Fund VII, L.P., Wells Real Estate Fund
                                   VIII, L.P., Wells Real Estate Fund IX, L.P.,
                                   Wells Real Estate Fund X, L.P., Wells Real
                                   Estate Fund XI, L.P. or Wells Real Estate
                                   Investment Trust, Inc. or in any other public real estate program may invest as little as $25 (2.5 units) except for residents of Maine, Minnesota, Nebraska or Washington.
                                   Units may be purchased only by persons
                                   meeting the standards set forth under the Section of the Prospectus entitled
                                   "Suitability Standards." Please indicate the state in which the sale was made.

                              b.   DEFERRED COMMISSION OPTION: Please check the
                                   box if you have agreed with your Broker-
                                   Dealer to elect the deferred commission
                                   option, as described in the prospectus. By
                                   electing the deferred commission option, you
                                   are required to pay only $9.40 per Unit
                                   purchased upon subscription. For the next six years following termination of the offering, you will have a 1% sales commission ($.10 per
                                   Unit) deducted from and paid out of net cash
                                   from operations otherwise distributable to
                                   you. Election of the deferred commission
                                   option shall authorize the general partners
                                   to withhold such amounts from cash
                                   distributions otherwise payable to you.
--------------------------------------------------------------------------------
2.   CLASS STATUS OF UNITS    Please check the appropriate box to identify the
                              status of units (Cash Preferred Units or Tax
                              Preferred Units) desired. These classes of units
                              entitle holders to different rights under the
                              Partnership Agreement. For a more complete
                              description of the differences between the two
                              classes of units, see "Description of the Units"
                              in the Prospectus. If electing Cash Preferred
                              Units for some units and Tax Preferred Units for
                              the remaining units being purchased, please
                              complete a separate Subscription Agreement
                              Signature Page for each class of units.
--------------------------------------------------------------------------------
3.  TYPE OF OWNERSHIP         Please check the appropriate box to indicate the
                              type of entity or type of individuals subscribing.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
4.  REGISTRATION NAME AND     Please enter the exact name in which the Units are
    ADDRESS                   to be held. For joint tenants with right of
                              survivorship or tenants in common, include the
                              names of both investors. In the case of
                              partnerships or corporations, include the name of
                              an individual to whom correspondence will be
                              addressed. Trusts should include the name of the
                              trustee. All investors must complete the space
                              provided for taxpayer identification number or
                              social security number. By signing in Section 6,
                              the investor is certifying that this number is
                              correct. Enter the mailing address and telephone
                              numbers of the registered owner of this
                              investment. In the case of a Qualified Plan or
                              trust, this will be the address of the trustee.
                              Indicate the birthdate and occupation of the
                              registered owner unless the registered owner is a
                              partnership, corporation or trust.
--------------------------------------------------------------------------------
5.  INVESTOR NAME AND ADDRESS Complete this Section only if the investor's name and address is different from the registration
                              name and address provided in Section 4. If the
                              units are registered in the name of a trust, enter
                              the name, address, telephone number, social
                              security number, birthdate and occupation of the
                              beneficial owner of the trust.
--------------------------------------------------------------------------------
6.  SUBSCRIBER SIGNATURES     Please separately initial each representation made
                              by the investor where indicated. Except in the
                              case of fiduciary accounts, the investor may not
                              grant any person a power of attorney to make such
                              representations on his or her behalf. Each
                              investor must sign and date this Section. If title
                              is to be held jointly, all parties must sign. If
                              the registered owner is a partnership, corporation
                              or trust, a general partner, officer or trustee of
                              the entity must sign. PLEASE NOTE THAT THESE
                              SIGNATURES DO NOT HAVE TO BE NOTARIZED.
--------------------------------------------------------------------------------
7.  ADDITIONAL INVESTMENTS    Please check if you plan to make one or more
                              additional investments in the Partnership. All
                              additional investments must be in increments of at
                              least $25 and, unless otherwise indicated on a new
                              Subscription Agreement Signature Page, you will be
                              deemed to have elected the same status of units
                              (Cash Preferred Units or Tax Preferred Units) you
                              check in Section 2. Additional investments by
                              residents of Maine must be for the minimum amounts
                              stated under "Suitability Standards" in the
                              Prospectus, and residents of Maine must execute a
                              new Subscription Agreement Signature Page to make
                              additional investments in the Partnership. If
                              additional investments in the Partnership are
                              made, the investor agrees to notify the General
                              Partners and the Broker-Dealer named on the
                              Subscription Agreement Signature Page in writing
                              if at any time he fails to meet the applicable
                              suitability standards or he is unable to make any
                              other representations or warranties set forth in
                              the Prospectus or the Subscription Agreement. The
                              investor acknowledges that the Broker-Dealer named
                              in the Subscription Agreement Signature Page may
                              receive a commission not to exceed 7% of any such
                              additional investments in the Partnership.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
8.  DISTRIBUTIONS             a.   DISTRIBUTION REINVESTMENT PLAN: By electing
                                   the distribution reinvestment plan, the
                                   investor elects to reinvest all distributions of net cash from operations in the Partnership and to have the option in the future to invest net cash from operations in limited partnerships sponsored by the General
                                   Partners or their affiliates which have
                                   substantially identical investment objectives as the Partnership. Unless the General
                                   Partners are otherwise notified in writing, units purchased pursuant to the distribution reinvestment plan will initially be treated as Cash Preferred Units. The investor agrees to notify the General Partners and the Broker-Dealer named on the Subscription
                                   Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription
                                   Agreement or in the prospectus and
                                   subscription agreement of any future limited partnerships sponsored by the General
                                   Partners or their affiliates. The investor acknowledges that the Broker-Dealer named in the Subscription Agreement Signature Page may receive a commission not to exceed 7% of any reinvested distributions.

                              b.   DISTRIBUTION ADDRESS: If cash distributions
                                   are to be sent to an address other than that
                                   provided in Section 5 (i.e., a bank,
                                   brokerage firm or savings and loan, etc.),
                                   please provide the name, account number and
                                   address.
--------------------------------------------------------------------------------
9.  BROKER-DEALER             This Section is to be completed by the Registered
                              Representative. Please complete all BROKER-DEALER
                              information contained in Section 9 including
                              suitability certification. SIGNATURE PAGE MUST BE
                              SIGNED BY AN AUTHORIZED REPRESENTATIVE.
--------------------------------------------------------------------------------

     The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Partnership.


               IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS
                    SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
                          PLEASE CALL 1-800-448-1010

                                                                  ---------------------------------------------------------------
SEE PRECEDING PAGE                                                Special Instructions:
FOR INSTRUCTIONS
                                                                  ---------------------------------------------------------------

                                                WELLS REAL ESTATE FUND ___, L.P.
                                             SUBSCRIPTION AGREEMENT SIGNATURE PAGE

(1)  ===== INVESTMENT ==========================================================================================================

         ------------------------------------------------------

           ____________________       ______________________                     Make Investment Check Payable to:
                # of Units               Total $ Invested                                NationsBank, N.A.,
                                                                                          as Escrow Agent
                                                                      --------------------------------------------------------

                    (# Units x $10 = $ Invested)                       [_]  Initial Investment (Minimum $1,000)
                                                                       [_]  Additional Investment (Minimum $25)
           Minimum purchase $1,000 or 100 units                             State in which sale was made _________________
         ------------------------------------------------------       --------------------------------------------------------

                  Check the following box to elect the deferred
                    commission option:                               [_]
                                    (This election must be agreed to by the Broker-Dealer listed below)

(2)  ===== CLASS STATUS OF UNITS =============================================================================================
         Check appropriate box.
         If electing both Cash Preferred Units and Tax Preferred Units, please complete a separate Signature Page for each type of investment.
                    [_] CASH PREFERRED UNITS                                                [_] TAX PREFERRED UNITS
         (Entitled to first priority on distributions of cash flow     (Allocated certain tax deductions but no distributions
           from operations)                                              of cash flow from operations)

(3)  ===== TYPE OF OWNERSHIP =================================================================================================

         [_] IRA (06)                                                  [_] Individual (01)
         [_] Keogh (10)                                                [_] Joint Tenants With Right of Survivorship (02)
         [_] Qualified Pension Plan (11)                               [_] Community Property (03)
         [_] Qualified Profit Sharing Plan (12)                        [_] Tenants in Common (04)
         [_] Other Trust ___________________________________           [_] Custodian: A Custodian for ________________________
             For the Benefit of                                            under the Uniform Gift to Minors Act or the Uniform
         [_] Partnership (15)                                              Transfers to Minors Act of the State of
                                                                           __________________________ (08)
                                                                       [_] Other ______________________________________________

(4)  ===== REGISTRATION NAME AND ADDRESS ======================================================================================

         Please print name(s) in which Units are to be registered. Include trust name if applicable.
         [_] Mr    [_] Mrs    [_] Ms    [_] MD    [_] PhD    [_] DDS    [_] Other ___________________

         ----------------------------------------------------------
                                                                        Taxpayer Identification Number
                                                                        [_] [_]-[_] [_] [_] [_] [_] [_] [_]
         ----------------------------------------------------------
                                                                        Social Security Number
                                                                        [_] [_] [_]-[_] [_]-[_] [_] [_]
         ----------------------------------------------------------

                            ---------------------------------------------------------------------------------------------------
           Street Address
           or P.O. Box
                            ---------------------------------------------------------------------------------------------------
           City                                                   State                     Zip Code
                            ----------------------------------            --------------              -------------------------
                            ----------------------------------                  -----------------------------------------------
           Home                                                   Business
           Telephone No.     (        )                           Telephone No.     (        )
                            ----------------------------------                  -----------------------------------------------
                            ----------------------------------                  -----------------------------------------------
           Birthdate                                              Occupation
                            ----------------------------------                  -----------------------------------------------

(5)  ===== INVESTOR NAME AND ADDRESS ==========================================================================================
                                 (COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS)

         [_] Mr    [_] Mrs    [_] Ms    [_] MD    [_] PhD    [_] DDS    [_] Other _________________________

            Name                                                                Social Security Number
         ----------------------------------------------------------
                                                                                [_] [_] [_]-[_] [_]-[_] [_] [_]
         ----------------------------------------------------------

                            ---------------------------------------------------------------------------------------------------
           Street Address
           or P.O. Box
                            ---------------------------------------------------------------------------------------------------
           City                                                   State                     Zip Code
                            ----------------------------------            --------------              -------------------------
                            ----------------------------------                  -----------------------------------------------
           Home                                                   Business
           Telephone No.     (        )                           Telephone No.     (        )
                            ----------------------------------                  -----------------------------------------------
                            ----------------------------------                  -----------------------------------------------
           Birthdate                                              Occupation
                            ----------------------------------                  -----------------------------------------------
===============================================================================================================================
                                                  (REVERSE SIDE MUST BE COMPLETED)

(6)  ===== SUBSCRIBER SIGNATURES ==========================================================================================

         Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the
         General Partners to accept this subscription, I hereby represent and warrant to you as follows:
                                          (REVERSE SIDE MUST BE COMPLETED)

           (a)  I have received the Prospectus and the Partnership Agreement.        ______________      ______________
                                                                                         Initials            Initials
           (b)  I accept and agree to be bound by the terms and conditions of the
                Partnership Agreement.                                               ______________      ______________
                                                                                         Initials            Initials

           (c)  I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more; or (ii) a net worth (as described above) of at Initials least $45,000 and had during the last tax year or estimate that I will have during Initials the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under
                "Suitability Standards."                                             ______________      ______________
                                                                                         Initials            Initials

           (d)  If I am a California resident or if the Person to whom
                I subsequently propose to assign or transfer any units is a
                California resident, I may not consummate a sale or transfer of my units, or any interest therein, or receive Initials any consideration therefor, without the prior written consent of the
                Commissioner of Initials the Department of Corporations of the
                State of California, except as permitted in the Commissioner's
                Rules, and I understand that my units, or any document
                evidencing my units, will bear a legend reflecting the substance of the foregoing understanding.
                                                                                     ______________      ______________
                                                                                        Initials             Initials
           (e)  ARKANSAS AND TEXAS RESIDENTS ONLY: I am purchasing the units for my own account and acknowledge that the investment is not liquid.
                                                                                     ______________      ______________
                                                                                        Initials             Initials

         I declare that the information supplied above is true and correct and may be relied upon by the General Partners in connection with my investment as a limited partner in the Partnership. Under penalties of perjury, by signing this
         Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b)
         I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal
         Revenue Service has notified me that I am no longer subject to back-up withholding.
         ----------------------------------------        -----------------------------------------       ---------------------

         ----------------------------------------        -----------------------------------------       ---------------------
              Signature of Investor or Trustee            Signature of Joint Owner, if applicable                 Date
                                      (MUST BE SIGNED BY TRUSTEE(S) IF IRA, KEOGH OR QUALIFIED PLAN.)

(7)  ===== ADDITIONAL INVESTMENTS ============================================================================================

         Please check if you plan to make additional investments in the Partnership: [_]
         [If additional investments are made, please include social security number or other taxpayer identification number on your check.]
         [All additional investments must be made in increments of at least $25.]

(8)  ===== DISTRIBUTIONS =====================================================================================================

         8a. Check the following box to participate in the distribution reinvestment plan:  [_]

         8b. Complete the following section only to direct distributions to a party other than registered owner:

                                       ----------------------------------------------------------------------------------------
          Name
                                       ----------------------------------------------------------------------------------------
          Account Number
                                       ----------------------------------------------------------------------------------------
          Street Address or P.O. Box
                                       ----------------------------------------------------------------------------------------
          City                                                                       State           Zip Code
                                       --------------------------------------------        ------              ----------------
(9)  ===== BROKER-DEALER  =====================================================================================================
                                            (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

         The Broker-Dealer or authorized representative must sign below to complete order. Broker-Dealer warrants that it is a duly licensed Broker-Dealer and may lawfully offer Units in the state designated as the investor's address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of Appendix F and that he has informed subscriber of all aspects of liquidity and marketability of this investment as required by
         Section 4 of Appendix F (Attachment No. 1 to Dealer Agreement).

                                       ------------------------------------------------------                 ----------------
          Broker-Dealer Name                                                                    Telephone No.  (      )
                                       ---------------------------------------------------------------------------------------
          Broker-Dealer Street
          Address or P.O. Box
                                       ----------------------------------------------------------------------------------------
          City                                                      State                           Zip Code
                                       --------------------------         -------------------                ------------------
          Registered
          Representative Name                                                                   Telephone No.  (      )
                                       ----------------------------------------------------------------------------------------
          Reg. Rep. Street
          Address or P.O. Box
                                       ----------------------------------------------------------------------------------------
          City                                                      State                           Zip Code
          ---------------------------------------------------------       -----------------------------------------------------
          ----------------------------------------------------------       ----------------------------------------------------
              Broker-Dealer Signature, if required                                 Registered Representative Signature

                     Please mail completed Subscription Agreement (with all signatures) and check(s) made payable to
                                                 NationsBank, N.A., as Escrow Agent to:
                                                    Wells Investment Securities, Inc.
                                                        3885 Holcomb Bridge Road
                                                         Norcross, Georgia 30092
                                                      800-448-1010 or 770-449-7800
         Overnight address:                                                                                     Mailing address:
         3885 Holcomb Bridge Road                                                                                P.O. Box 926040
         Norcross, Georgia 30092                                                                    Norcross, Georgia 30092-9209
         FOR GENERAL PARTNER USE ONLY:
         -----------------------------------------------------------------------------------------------------------------------
           ACCEPTANCE BY GENERAL PARTNERS        Amount__________________        Date _______________________________________
           Received and Subscription Accepted:   Check No.                       Certificate No._____________________________
           By:________________________________   Wells Real Estate Fund ___, L.P.
           ___________________________    ___________________________________________________________   _____________________
                    Broker-Dealer #                      Registered Representative #                         Account #
         ------------------------------------------------------------------------------------------------------------------------

                              ALPHABETICAL INDEX

                                                                 Page
                                                                 ----
Additional Information........................................... 125

Compensation of the General Partners and Affiliates..............  47

Conflicts of Interest............................................  50

Description of the Units.........................................  66

Distributions and Allocations....................................  69

Estimated Use of Proceeds........................................  45

Experts.......................................................... 124

Federal Income Tax Consequences..................................  94

Fiduciary Duty of the General Partners...........................  55

Financial Statements............................................. 127

Glossary......................................................... 125

Investment by Tax-Exempt Entities and ERISA
     Considerations..............................................  88

Investment Objectives and Criteria...............................  30

Legal Opinions................................................... 124

Management.......................................................  41

Management's Discussion and Analysis of Financial
     Condition and Results of Operations.........................  76

Plan of Distribution............................................. 117

Prior Performance Summary........................................  57

Prior Performance Tables......................................... 169

Real Property Investments........................................  75

Reports to Investors............................................. 116

Risk Factors.....................................................   9

Suitability Standards............................................  26

Summary of the Offering..........................................   1

Summary of Partnership Agreement.................................  78

Supplemental Sales Material...................................... 124


UNTIL ______________, 1999 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS SOLICITING DEALERS.


                          ---------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                          ---------------------------

                       WELLS REAL ESTATE FUND XII, L.P.
                                      and
                       WELLS REAL ESTATE FUND XIII, L.P.


                        Minimum Offering of $1,250,000
                             for each Partnership

                          ---------------------------

                                  PROSPECTUS

                          ---------------------------


                               WELLS INVESTMENT
                               SECURITIES, INC.


                             _______________, 1999

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31   Other Expenses of Issuance and Distribution
          -------------------------------------------

          Following is an itemized statement of the expenses of the offering and distribution of the securities to be registered, other than underwriting commissions:

                                             Amount
                                          -----------
          SEC Registration Fee             $   19,460
          NASD Filing Fee                       7,500
          Printing Expenses                   300,000
          Legal Fees and Expenses             250,000
          Accounting Fees and Expenses         25,000
          Blue Sky Fees and Expenses          175,000
          Miscellaneous                     1,323,040
                                           ----------

               Total                       $2,100,000
                                           ==========

          * To be filed by Amendment.

Item 32   Sales to Special Parties
          ------------------------

          Not Applicable

Item 33   Recent Sales of Unregistered Securities
          ---------------------------------------

          Not Applicable

Item 34   Indemnification of the General Partners
          ---------------------------------------

          The Partnership shall indemnify and hold harmless each General Partner from any loss, liability or damage incurred or suffered by any such General Partner by reason of any act performed or omitted to be performed by such General Partner in connection with the business of the Partnership, including attorneys' fees incurred by such General Partner in connection with the defense of any claim or action based on any such act or omission, which attorneys' fees may be paid as incurred, except to the extent indemnification is prohibited by law; provided however, that any such indemnification shall only be from the assets of the Partnership and not from the limited partners. Any indemnification required herein to be made by the Partnership shall be made promptly following the fixing of the loss, liability or damage incurred or suffered by a final judgment of any court, settlement, contract or otherwise. A General Partner (a) shall be entitled to the foregoing indemnification, and (b) shall not be liable to the Partnership for any loss, liability or damage suffered or incurred by the Partnership, directly or indirectly, in connection with the activities of such General Partner; provided that no General Partner whose action or omission to act caused the loss, liability or damage incurred or suffered may receive indemnification or avoid liability unless such General Partner determined in good faith that such course of conduct was in the best interest of the Partnership, and such course of conduct did not constitute (i) fraud, negligence, misconduct or knowing violation of law, (ii) a breach of fiduciary duty to the Partnership or any partner, or (iii) a breach of the Partnership Agreement. The Partnership shall not pay for any insurance covering liability of a General Partner for actions or omissions for which indemnification is not permitted under the Partnership Agreement. Nothing contained in the Partnership Agreement shall constitute a waiver by any limited partner of any right which he may have against any party under federal or state securities laws.

          Indemnification of the General Partners will not be allowed for any liability, loss or damage incurred by them arising under federal and state securities laws unless (i) there has been a successful adjudication of the merits of each count involving alleged securities law violations as to the General Partner seeking indemnification, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the General Partner seeking indemnification, or (iii) a court of competent jurisdiction approves a settlement of the claims against a General Partner seeking indemnification and finds that indemnification of the settlement and related costs should be made. Prior to seeking a court approval for indemnification, the General Partner shall apprise the court of the position of the Securities and Exchange Commission, the California Commissioner of the Development of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Nebraska Bureau of Securities, the Oklahoma Department of Securities, the Pennsylvania Securities Commission, the Tennessee Securities Division and the Texas State Securities Board regarding indemnification for violations of securities laws.

Item 35   Treatment of Proceeds from Stock Being Registered
          -------------------------------------------------

          Not Applicable

Item 36   Financial Statements and Exhibits.
          ---------------------------------

          (a)  Financial Statements:
               --------------------

               The following financial statements of Wells Real Estate Fund XII, L.P. are included in the Prospectus:

                    Audited Balance Sheet
                    (1)  Report of Independent Public Accountants,
                    (2)  Balance Sheet as of September 30, 1998, and
                    (3)  Notes to Balance Sheet.

               The following financial statements of Wells Real Estate Fund XIII, L.P. are included in the Prospectus:

                    Audited Balance Sheet
                    (1)  Report of Independent Public Accountants,
                    (2)  Balance Sheet as of September 30, 1998, and
                    (3)  Notes to Balance Sheet.

               The following financial statements of Wells Partners, L.P. are included in the Prospectus:

                    Audited Financial Statements
                    (1) Report of Independent Public Accountants,
                    (2)  Balance Sheets as of December 31, 1997 and 1996,
                    (3) Statements of Loss for the years ended December 31, 1997 and 1996,
                    (4) Statements of Partners' Capital for the years ended December 31, 1997 and 1996,
                    (5) Statements of Cash Flows for the years ended December 31, 1997 and 1996,
                    (6)  Notes to Financial Statements, and
                    (7)  Schedule I - Market Value of Investments in
                         Partnerships.

                    Unaudited Financial Statements
                    (1) Balance Sheets as of September 30, 1998 and December 31, 1997,
                    (2) Statements of Operations for the nine months ended September 30, 1998 and 1997,
                    (3) Statement of Partners' Capital for the nine months ended September 30, 1998 and the year ended December 31, 1997,
                    (4) Statements of Cash Flows for the nine months ended September 30, 1998 and 1997, and

                    (5) Condensed Notes to Financial Statements.

               The following financial statements of Wells Capital, Inc. and Subsidiaries are included in the Prospectus:

                    Audited Financial Statements
                    (1) Report of Independent Public Accountants,
                    (2) Consolidated Balance Sheets as of December 31, 1997 and
                        1996,
                    (3) Consolidated Statements of (Loss) Income for the years ended December 31, 1997 and 1996,
                    (4) Consolidated Statements of Stockholder's Equity for the
                        years ended December 31, 1997 and 1996,
                    (5) Consolidated Statements of Cash Flows for the years
                        ended December 31, 1997 and 1996, and
                    (6) Notes to Consolidated Financial Statements.

                    Unaudited Financial Statements
                    (1) Balance Sheets as of September 30, 1998 and December 31,
                        1997,
                    (2) Statements of Operations for the nine months ended
                        September 30, 1998 and 1997,
                    (3) Statement of Stockholder's Equity for the nine months
                        ended September 30, 1998 and the year ended December 31, 1997,
                    (4) Statements of Cash Flow for the nine months ended
                        September 30, 1998 and 1997, and
                    (5) Condensed Notes to Financial Statements.

             (b) Exhibits (See Exhibit Index):
                 ----------------------------

Exhibit No.  Description
-----------  -----------

1* Form of Dealer Manager Distribution Agreement between Registrant and Wells Investment Securities, Inc.

3.1 Form of Amended and Restated Agreement of Limited Partnership of Wells Real Estate Fund XII/XIII, L.P. (included as Exhibit A to Prospectus)

3.2* Certificate of Limited Partnership of Wells Real Estate Fund XII, L.P. dated September 15, 1998

3.3* Certificate of Limited Partnership of Wells Real Estate Fund XIII, L.P. dated September 15, 1998

4 Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit B to Prospectus)

5.1* Opinion of Holland & Knight LLP regarding the legality of the securities of Wells Real Estate Fund XII, L.P. to be offered

5.2* Opinion of Holland & Knight LLP regarding the legality of the securities of Wells Real Estate Fund XIII, L.P. to be offered

8*           Opinion of Holland & Knight LLP regarding tax matters

10.1         Form of Escrow Agreement between Registrant and NationsBank, N.A.

10.2* Form of Leasing and Tenant Coordinating Agreement between Registrant and Wells Management Company, Inc.

__________________________
* Previously filed in the Registrant's Registration Statement, Commision File No. 33-66657, on November 2, 1998.

10.3* Form of Management Agreement between Registrant and Wells Management Company, Inc.

23.1      Consent of Holland & Knight LLP (included in Exhibits 5.1, 5.2 and 8)

23.2      Consent of Arthur Andersen LLP


Item 37   Undertakings
          ------------

               (a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by
          Section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

               (b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment may be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (c) The Registrant undertakes to send to each limited partner, at least on an annual basis, a detailed statement of any transactions with the General Partners or their affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the General Partners or their affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

               (d) To file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing limited partners; each sticker supplement should disclose all compensation and fees received by the General Partners and their affiliates in connection with any such acquisition; the post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

               (e) To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the limited partners at least once each quarter after the distribution period of the offering has ended.

__________________________
* Previously filed in the Registrant's Registration Statement, Commision File No. 33-66657, on November 2, 1998.

               (f) The Registrant undertakes to file the financial statements as required by Form 10-K for the first full fiscal year of operations and to provide each limited partner the financial statements required by Form 10-K for such year.

               (g) The Registrant undertakes to distribute to each limited partner, within sixty (60) days after the close of each quarterly period, a copy of each report on Form 10-Q which is required to be filed with the Commission or a quarterly report containing at least as much information as the report on Form 10-Q.

               (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

               (i) The Registrant undertakes that the prospectus will be supplemented at the close of the offering of Wells Real Estate Fund XII, L.P. to state the number of participants purchasing units, the amount of units sold, the cumulative amount of units sold under this Registration Statement and the amount of interests to be offered in Wells Real Estate Fund XIII, L.P.

               (j) Wells Real Estate Fund XIII, L.P. undertakes that if at the commencement of the offering of the units of Wells Real Estate Fund XIII, L.P. (which will not take place until the completion of the offering of Wells Real Estate Fund XII, L.P. and the filing of the supplement contemplated by the preceding undertaking), Wells Real Estate Fund XIII, L.P. will not commence until after a post-effective amendment to the Registration Statement has been filed and declared effective. Any such post-effective amendment shall contain such information as would be required in an original registration statement with respect to the property being acquired (including audited financial statements of the property to be acquired meeting the requirements of Rule 3-14 of Regulation S-X).

                                   TABLE VI
                    ACQUISITIONS OF PROPERTIES BY PROGRAMS

The information contained on the following pages relates to acquisitions of properties within the past three (3) years by six (6) prior programs with which the General Partners and their affiliates have been affiliated and which have substantially similar investment objectives to the Partnership. This table provides the potential investor with information regarding the general nature and location of the properties and the manner in which the properties were acquired. None of the information in Table VI has been audited.

                                   TABLE VI
                                   --------

                           Wells Funds VII and VIII
                           ------------------------


Name of property           CH2M Hill Building

Location of property       3011 S.W. Williston Road
                           Gainesville, Alachua County, Florida

Type of property           Two-story office building

Size of parcel             5 acres

Gross leasable space       62,000 sq. feet

Date of commencement of    Fund VII  - April 26, 1994
operations/1/              Fund VIII - February 24, 1995

Date of purchase           January 20, 1995

Mortgage financing at
date of purchase           N/A

Cash down payment          $222,627

Contract purchase price
plus acquisition fee       $4,668,308

Other cash expenditures
expensed                   N/A

Other cash expenditures
capitalized/2/             $648,744

Total Acquisition Cost     $5,317,052

___________________

     /1/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /2/ Includes improvements made after acquisitions through September 30, 1998.

                             --------------------

                         Wells Funds VI, VII and VIII
                         ----------------------------


Name of property         BellSouth Building

Location of property     10375 Centurion Parkway North
                         Jacksonville, Florida

Type of property         Four-story office building

Size of parcel           5.55 acres

Gross leasable space     97,075 sq. feet

Date of commencement of  Fund VI   - May 17, 1993
operations/1/            Fund VII  - April 26, 1994
                         Fund VIII - February 24, 1995

Date of purchase         April 25, 1995

Mortgage financing at
date of purchase         N/A

Cash down payment        $15,000

Contract purchase price
plus acquisition fee     $1,245,049

Other cash expenditures
expensed                 N/A

Other cash expenditures
capitalized/2/           $7,359,984

Total Acquisition Cost   $8,605,033

_____________________

     /1/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /2/ Includes improvements made after acquisitions through September 30, 1998.

                             --------------------

                         Wells Funds VI, VII and VIII
                         ----------------------------


Name of property         Tanglewood Commons Shopping Center

Location of property     45 Highway 158 & State Road 1101 (Harper Road)
                         Clemmons, Forsyth County, North Carolina

Type of property         Retail shopping center

Size of parcel           14.683 acres

Gross leasable space     81,000 sq. feet

Date of commencement of  Fund VI   - May 17, 1993
operations/1/            Fund VII  - April 26, 1994
                         Fund VIII - February 24, 1995

Date of purchase         May 31, 1995

Mortgage financing at
date of purchase         N/A

Cash down payment        $50,000

Contract purchase price
plus acquisition fee     $2,954,724

Other cash expenditures
expensed                 N/A

Other cash expenditures
capitalized/2/           $5,745,739

Total Acquisition Cost   $8,700,463

____________________

     /1/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /2/ Includes improvements made after acquisitions through September 30, 1998.

                             --------------------

                            Wells Funds VI and VII
                            ----------------------


Name of property            Stockbridge Village I Expansion

Location of property        3576 Highway 138
                            Stockbridge, Clayton County, Georgia

Type of property            Multi-tenant shopping center

Size of parcel              3.38 acres

Gross leasable space        29,200 sq. feet

Date of commencement of     Fund VI  - May 17, 1993
operations/1/               Fund VII - April 26, 1994

Date of purchase            June 7, 1995

Mortgage financing at
date of purchase            N/A

Cash down payment           $675,200

Contract purchase price
plus acquisition fee        $718,489

Other cash expenditures
expensed                    N/A

Other cash expenditures
capitalized/2/              $2,342,483

Total Acquisition Cost      $3,060,972

______________________

     /1/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /2/ Includes improvements made after acquisitions through September 30, 1998.

                             --------------------

                            Wells Funds VIII and IX
                            -----------------------

Name of property            Cellular One Building

Location of property        The American Center, Interstate 90/94 and U.S.
                            Highway 151 Madison, Dade County, Wisconsin

Type of property            Four-story office building

Size of parcel              7.09 acres

Gross leasable space        96,750 sq. feet

Date of commencement of     Fund VIII - February 24, 1995
operations/1/               Fund IX   - February 12, 1996

Date of purchase            June 19, 1996

Mortgage financing at
date of purchase            N/A

Cash down payment           $25,000

Contract purchase price
plus acquisition fee        $949,887

Other cash expenditures
expensed                    N/A

Other cash expenditures
capitalized/2/              $9,936,117

Total Acquisition Cost      $10,886,004

________________________

     /1/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /2/ Includes improvements made after acquisitions through September 30, 1998.

                              --------------------

                            Wells Funds VIII and IX
                            -----------------------


Name of property            TCI Building

Location of property        1565 Chenault Street, Farmers Branch, Dallas County,
                            Texas

Type of property            One-story office building

Size of parcel              4.864 acres

Gross leasable space        40,000 sq. feet

Date of commencement of     Fund VIII - February 24, 1995
operations/1/               Fund IX   - February 12, 1996

Date of purchase            October 10, 1996

Mortgage financing at
date of purchase            N/A

Cash down payment           $4,473,060

Contract purchase price
plus acquisition fee        $4,473,060

Other cash expenditures
expensed                    N/A

Other cash expenditures
capitalized/2/              $193,806

Total Acquisition Cost      $4,666,866

_______________
     /1/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /2/ Includes improvements made after acquisitions through September 30, 1998.

                              --------------------

                           Wells Funds X, XI and REIT
                           --------------------------


Name of property             ABB Building

Location of property         1409 Centerpoint Boulevard, Knoxville, Knox County,
                             Tennessee

Type of property             Three-story office building

Size of parcel               5.62 acres

Gross leasable space         83,885 sq. feet

Date of commencement of      Fund IX - February 12, 1996
operations/1/                Fund X - February 4, 1997
                             Fund XI - March 3, 1998
                             REIT - June 5, 1998

Date of purchase/2/          December 31, 1996

Mortgage financing at
date of purchase             N/A

Cash down payment            $671,248

Contract purchase price
plus acquisition fee         $671,248

Other cash expenditures
expensed                     N/A

Other cash expenditures
capitalized/3/               $7,208,631

Total Acquisition Cost       $7,879,879


_________________
     /1/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /2/ Wells Fund IX originally purchased the ABB Building on December 31, 1996. On March 26, 1997, Wells Fund IX contributed its interest in the ABB Building to the Fund IX-X Joint Venture and on June 11, 1998, Wells Fund XI and Wells OP (the operating partnership for the Wells REIT) were admitted to the Fund IX-X Joint Venture as joint venture partners.

     /3/ Includes improvements made after acquisitions through September 30, 1998.

                              --------------------

                            Wells Funds VIII and IX
                            -----------------------


Name of property           Matsushita Building

Location of property       15233 Bake Parkway, Irvine, Orange County, California

Type of property           Two-story office building

Size of parcel             4.4 acres

Gross leasable space       65,006 sq. feet

Date of commencement of    Fund VIII - February 24, 1995
operations/1/              Fund IX   - February 12, 1996

Date of purchase           January 10, 1997

Mortgage financing at
date of purchase           N/A

Cash down payment          $100,000

Contract purchase price
plus acquisition fee       $7,211,145

Other cash expenditures
expensed                   N/A

Other cash expenditures
capitalized/2/             $401,588

Total Acquisition Cost     $7,612,733

________________
     /1/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /2/ Includes improvements made after acquisitions through September 30, 1998.

                              --------------------

                            Wells Funds VIII and IX
                            -----------------------


Name of property            Cirrus Logic Building

Location of property        305 Interlocken Parkway, Broomfield, Boulder County,
                            Colorado

Type of property            Two-story office building

Size of parcel              4.26 acres

Gross leasable space        49,460 sq. feet

Date of commencement of     Fund VIII - February 24, 1995
operations/1/               Fund IX   - February 12, 1996

Date of purchase            February 20, 1997

Mortgage financing at
date of purchase            N/A

Cash down payment           $50,000

Contract purchase price
plus acquisition fee        $7,064,550

Other cash expenditures
expensed                    N/A

Other cash expenditures
capitalized/3/              $402,096

Total Acquisition Cost      $7,466,646

_________________
     /1/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /2/ Includes improvements made after acquisitions through September 30, 1998.

                              --------------------

                         Wells Funds IX, X, XI and REIT
                         ------------------------------


Name of property                 Ohmeda Building

Location of property             Centennial Parkway, Louisville, Boulder County,
                                 Colorado

Type of property                 Two-story office building

Size of parcel                   15 acres

Gross leasable space             106,750 sq. feet

Date of commencement of          Fund IX   - February 12, 1996
operations/1/                    Fund X - February 4, 1997
                                 Fund XI - March 3, 1998
                                 REIT - June 5, 1998

Date of purchase/2/              February 13, 1998

Mortgage financing at
date of purchase                 N/A

Cash down payment                $100,000

Contract purchase price
plus acquisition fee             $10,331,644

Other cash expenditures
expensed                         N/A

Other cash expenditures
capitalized/3/                   $572,851

Total Acquisition Cost           $10,904,495

_______________
     /1/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /2/ The Fund IX-X Joint Venture acquired the Ohmeda Building on February 13, 1998, and on June 11, 1998, Wells Fund XI and Wells OP (the operating partnership of the Wells REIT) were admitted to the Fund IX-X Joint Venture as joint venture partners.

     /3/ Includes improvements made after acquisitions through September 30, 1998.

                              --------------------

                         Wells Funds IX, X, XI and REIT
                         ------------------------------

Name of property                Interlocken Building

Location of property            Highway 36, Broomfield, Boulder County, Colorado

Type of property                Three-story multi-tenant office building

Size of parcel                  5.1 acres

Gross leasable space            51,974 sq. feet

Date of commencement of         Fund IX - February 12, 1996
operations/1/                   Fund X  - February 4, 1997
                                Fund XI - March 3, 1998
                                REIT - June 5, 1998

Date of purchase/2/             March 20, 1998

Mortgage financing at
date of purchase                N/A

Cash down payment               $50,000

Contract purchase price
plus acquisition fee            $8,293,000

Other cash expenditures
expensed                        N/A

Other cash expenditures
capitalized/3/                  $447,766

Total Acquisition Cost          $8,740,766

_________________
     /1/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /2/ The Fund IX-X Joint Venture acquired the Interlocken Building on March 20, 1998, and on June 11, 1998, Wells Fund XI and Wells OP (the operating partnership of the Wells REIT) were admitted to the Fund IX-X Joint Venture as joint venture partners.

     /3/ Includes improvements made after acquisitions through September 30, 1998.

                              --------------------

                         Wells Funds IX, X, XI and REIT
                         ------------------------------


Name of property              Iomega Building

Location of property          2976 South Commerce Way, Ogden, Weber County, Utah

Type of property              One-story warehouse and office building

Size of parcel                8.03 acres

Gross leasable space          100,000 sq. feet

Date of commencement of       Fund IX - February 12, 1996
operations/1/                 Fund X  - February 4, 1997
                              Fund XI - March 3, 1998
                              REIT - June 5, 1998

Date of purchase/2/           April 1, 1998

Mortgage financing at
date of purchase              N/A

Cash down payment             $ 50,000

Contract purchase price
plus acquisition fee          $ 5,050,425

Other cash expenditures
expensed                      N/A

Other cash expenditures
capitalized/3/                $ 202,571

Total Acquisition Cost        $ 5,252,996

______________
     /1/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /2/ Wells Fund X acquired the Iomega Building on April 1, 1998, and on June 24, 1998, Wells Fund X contributed the Iomega Building to the Fund IX-X-XI-REIT Joint Venture.

     /3/ Includes improvements made after acquisitions through September 30, 1998.

                              --------------------

                         Wells Funds IX, X, XI and REIT
                         ------------------------------


Name of property               Lucent Building

Location of property           14400 Hertz Quail Springs Parkway, Oklahoma City,
                               Oklahoma

Type of property               One-story office building

Size of parcel                 5.3 acres

Gross leasable space           57,186 sq. feet

Date of commencement of        Fund IX - February 12, 1996
operations/1/                  Fund X  - February 4, 1997
                               Fund XI - March 3, 1998
                                  REIT - June 5, 1998

Date of purchase               June 24, 1998

Mortgage financing at
date of purchase               N/A

Cash down payment              $1,600,000

Contract purchase price
plus acquisition fee           $5,504,276

Other cash expenditures
expensed                       N/A

Other cash expenditures
capitalized/2/                 $121,802

Total Acquisition Cost         $5,626,078

_______________
     /1/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /2/ Includes improvements made after acquisitions through September 30, 1998.

                              --------------------

                           Wells Funds X, XI and REIT
                           --------------------------


Name of property           Cort Furniture Building

Location of property       10700 Spencer Avenue, Fountain Valley, Orange County,
                           California

Type of property           One-story office and warehouse building

Size of parcel             3.65 acres

Gross leasable space       52,000 sq. feet

Date of commencement of    Fund  X - February 4, 1997
operations/1/              Fund XI - March 3, 1998
                           REIT - June 5, 1998

Date of purchase/2/        July 31, 1998

Mortgage financing at
date of purchase           N/A

Cash down payment          $100,000

Contract purchase price
plus acquisition fee       $6,548,000

Other cash expenditures
expensed                   N/A

Other cash expenditures
capitalized/3/             $303,616

Total Acquisition Cost     $6,851,616

________________
     /1/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /2/ The Cort Joint Venture (consisting of the Wells REIT and Wells Development Corporation) acquired the Cort Furniture Building on July 31, 1998, and on September 1, 1998, the Fund X-XI Joint Venture purchased Wells Development Corporation's entire equity interest in the Cort Joint Venture.

     /3/ Includes improvements made after acquisitions through September 30, 1998.

                              --------------------

                           Wells Funds X, XI and REIT
                           --------------------------


Name of property           Fairchild Building

Location of property       47320 Kato Road, Fremont, Alameda County, California

Type of property           Two-story office and manufacturing building

Size of parcel             3.05 acres

Gross leasable space       58,424 sq. feet

Date of commencement of    Fund  X - February 4, 1997
operations/1/              Fund XI - March 3, 1998
                           REIT - June 5, 1998

Date of purchase/2/        July 21, 1998

Mortgage financing at
date of purchase           N/A

Cash down payment          $100,000

Contract purchase price
plus acquisition fee       $8,960,000

Other cash expenditures
expensed                   N/A

Other cash expenditures
capitalized/3/             $242,825

Total Acquisition Cost     $9,202,825

________________
     /1/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /2/ The Fremont Joint Venture (consisting of the Wells REIT and Wells Development Corporation) acquired the Fairchild Building on July 21, 1998, and on October 8, 1998, the Fund X-XI Joint Venture purchased Wells Development Corporation's entire equity interest in the Fremont Joint Venture.

     /3/ Includes improvements made after acquisitions through September 30, 1998.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, and State of Georgia, on the 7th day of January, 1999.


                              WELLS REAL ESTATE FUND XII, L.P.
                              (Registrant)

                              By:   Wells Partners, L.P.
                                    General Partner

                                    By:  Wells Capital, Inc.
                                         General Partner

                                         By:  /s/ Leo F. Wells, III
                                              -------------------------------
                                              Leo F. Wells, III
                                              President


                              By:   /s/ Leo F. Wells, III
                                    -----------------------------------------
                                    Leo F. Wells, III
                                    General Partner


                              WELLS REAL ESTATE FUND XIII, L.P.
                              (Registrant)

                              By:   Wells Partners, L.P.
                                    General Partner

                                    By:  Wells Capital, Inc.
                                         General Partner

                                         By:  /s/ Leo F. Wells, III
                                              -------------------------------
                                              Leo F. Wells, III
                                              President


                              By:   /s/ Leo F. Wells, III
                                   -------------------------------------------
                                   Leo F. Wells, III
                                   General Partner

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacity and on the date indicated.


Signatures                            Title                                Date
----------                            -----                                ----



/s/ Leo F. Wells, III    President (Chief Executive Officer),    January 7, 1999
----------------------   Treasurer and Sole Director of Wells
Leo F. Wells, III        Capital, Inc., the sole general partner
                         of Wells Partners, L.P.

                                 EXHIBIT INDEX
                                 -------------

Sequential
Exhibit No.
----------

      1* Form of Dealer Manager Distribution Agreement between Registrant and Wells Investment Securities, Inc.

      3.1 Form of Amended and Restated Agreement of Limited Partnership of Wells Real Estate Fund XII/XIII, L.P. (included as Exhibit A to Prospectus)

      3.2* Certificate of Limited Partnership of Wells Real Estate Fund XII, L.P. dated September 15, 1998

      3.3* Certificate of Limited Partnership of Wells Real Estate Fund XIII, L.P. dated September 15, 1998

      4 Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit B to Prospectus)

      5.1* Opinion of Holland & Knight LLP regarding the legality of the securities of Wells Real Estate Fund XII, L.P. to be offered

      5.2* Opinion of Holland & Knight LLP regarding the legality of securities of Wells Real Estate Fund XIII, L.P. to be offered

      8*       Opinion of Holland & Knight LLP regarding tax matters

     10.1      Form of Escrow Agreement between Registrant and NationsBank, N.A.

     10.2* Form of Leasing and Tenant Coordinating Agreement between Registrant and Wells Management Company, Inc.

     10.3* Form of Management Agreement between Registrant and Wells Management Company, Inc.

     23.1      Consent of Holland & Knight LLP (included in Exhibits 5.1, 5.2 and 8)

     23.2      Consent of Arthur Andersen LLP



* Previously filed in the Registrant's Registration Statement, Commission File No. 33-66657, on November 2, 1998.